                                                                  EXECUTION COPY

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
              MASTER SERVICER AND SERVICED WHOLE LOAN PAYING AGENT,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                SPECIAL SERVICER,

                                       AND

                             WELLS FARGO BANK, N.A.,
                                     TRUSTEE

                         POOLING AND SERVICING AGREEMENT

                          DATED AS OF DECEMBER 1, 2004

                      ------------------------------------

                                 $1,251,090,921
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

         Section 2.03          Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects
                               in Mortgage Files and Breaches of Representations and Warranties................112

         Section 2.04          Issuance of Class R-I Certificates; Creation of REMIC I Regular Interests.......117

         Section 2.05          Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee..117

         Section 3.03          Collection of Taxes, Assessments and Similar Items; Servicing Accounts and
                               Reserve Accounts................................................................122

         Section 3.04          Certificate Account, Distribution Account and Serviced Whole Loan Custodial
                               Accounts........................................................................124

         Section 3.05          Permitted Withdrawals From the Certificate Account, the Distribution Account,
                               the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account
                               and Serviced Whole Loan Custodial Accounts; Establishment of Serviced Companion
                               Loan Distribution Accounts......................................................129

                                       -i-

                                   (continued)

                                                                                                              PAGE

         Section 3.06          Investment of Funds in the Certificate Account, the Distribution Account,
                               the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account,
                               the REO Account and the Serviced Whole Loan Custodial Accounts..................141

         Section 3.07          Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage...143

         Section 3.08          Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate

         Section 3.22          Transfer of Servicing Between Master Servicer and Special Servicer; Record
                               Keeping.........................................................................181

         Section 3.23          Sub-Servicing Agreements........................................................182

         Section 3.24          Designation of Special Servicer by the Majority Certificateholder of the
                               Controlling Class...............................................................184

         Section 3.25          Lock-Box Accounts and Servicing Accounts........................................188

         Section 3.26          Representations and Warranties of the Master Servicer and the Special Servicer..188

                                      -ii-

                                   (continued)

         Section 4.02          Statements to Certificateholders; Certain Reports by the Master Servicer and

         Section 6.02          Merger, Consolidation or Conversion of the Depositor, the Master Servicer and
                               the Special Servicer; Assignment of Rights and Delegation of Duties by the
                               Master Servicer and the Special Servicer........................................237

         Section 6.03          Limitation on Liability of the Depositor, the Master Servicer, the Special
                               Servicer and Others.............................................................238

         Section 6.04          Depositor, Master Servicer and Special Servicer Not to Resign...................239

         Section 6.05          Rights of the Depositor in Respect of the Master Servicer and the Special

                                     -iii-

                                   (continued)

         Section 8.03          Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage

                                      -iv-

                                   (continued)

                                      -v-

                                   (continued)

                                                                                                              PAGE

Exhibit A-1                Form of Class A-1 Certificate                                                      A-1-1
Exhibit A-2                Form of Class A-1A Certificate                                                     A-2-1
Exhibit A-3                Form of Class A-2 Certificate                                                      A-3-1
Exhibit A-4                Form of Class A-3 Certificate                                                      A-4-1
Exhibit A-5                Form of Class A-4 Certificate                                                      A-5-1
Exhibit A-6                Form of Class A-AB Certificate                                                     A-6-1
Exhibit A-7                Form of Class A-5 Certificate                                                      A-7-1
Exhibit A-8                Form of Class A-J Certificate                                                      A-8-1
Exhibit A-9                Form of Class B Certificate                                                        A-9-1
Exhibit A-10               Form of Class C Certificate                                                       A-10-1
Exhibit A-11               Form of Class D Certificate                                                       A-11-1
Exhibit A-12               Form of Class E Certificate                                                       A-12-1
Exhibit A-13               Form of Class F Certificate                                                       A-13-1
Exhibit A-14               Form of Class G Certificate                                                       A-14-1
Exhibit A-15               Form of Class H Certificate                                                       A-15-1
Exhibit A-16               Form of Class J Certificate                                                       A-16-1
Exhibit A-17               Form of Class K Certificate                                                       A-17-1
Exhibit A-18               Form of Class L Certificate                                                       A-18-1
Exhibit A-19               Form of Class M Certificate                                                       A-19-1
Exhibit A-20               Form of Class N Certificate                                                       A-20-1
Exhibit A-21               Form of Class O Certificate                                                       A-21-1
Exhibit A-22               Form of Class P Certificate                                                       A-22-1
Exhibit A-23               Form of Class Q Certificate                                                       A-23-1
Exhibit A-24               Form of Class R-I Certificate                                                     A-24-1
Exhibit A-25               Form of Class R-II Certificate                                                    A-25-1
Exhibit A-26               Form of Class R-III Certificate                                                   A-26-1
Exhibit A-27               Form of Class X-1 Certificate                                                     A-27-1
Exhibit A-28               Form of Class X-2 Certificate                                                     A-28-1
Exhibit B-1                Form of Transferor Certificate                                                     B-1-1
Exhibit B-2                Form of Transferee Certificate                                                     B-2-1
Exhibit C-1                Form of Transfer Affidavit and Agreement                                           C-1-1
Exhibit C-2                Form of Transferor Certificate                                                     C-2-1
Exhibit D                  Form of Request for Release                                                          D-1
Exhibit E                  Form of UCC-1 Financing Statement                                                    E-1
Exhibit F                  Methodology to Normalize Net Operating Income
                           and Debt Service Coverage                                                            F-1
Exhibit G                  Form of Distribution Date Statement                                                  G-1
Exhibit H-1                Form of Investor Certification                                                     H-1-1
Exhibit H-2                Form of Confidentiality Agreement                                                  H-2-1
Exhibit I                  Form of Notice and Certification regarding Defeasance
                           of Mortgage Loans                                                                    I-1
Exhibit J                  Form of Insurance Summary Report                                                     J-1
Exhibit K                  Monthly Additional Report on Recoveries and Reimbursements                           K-1
Exhibit L-1                Closing Mortgage File Review Certification                                           L-1
Exhibit L-2                Post-Closing Mortgage File Review Certification                                      L-2

                                      -vi-

                                   (continued)

                                                                                                              PAGE

Exhibit M-1                Form 10-K Certification                                                            M-1-1
Exhibit M-2                Back-up Certificate for Form 10-K Certification from Trustee                       M-2-1
Exhibit M-3                Back-up Certificate for Form 10-K Certification
                           from Master Servicer/Special Servicer                                              M-3-1
Exhibit M-4                Sub-Servicer Backup Certification                                                  M-4-1

                                     -vii-

                                   (continued)

                                                                                                              PAGE

Schedule I                 Mortgage Loan Schedule                                                          Sch. I-1
Schedule II                Environmental Policy Mortgage Loans                                            Sch. II-1
Schedule III               Class X-2 Strip Rate Calculation Schedule                                     Sch. III-1
Schedule IV                Class A-AB Planned Principal Balance                                           Sch. IV-1
Schedule V                 Specified Earnout Reserve Loans                                                 Sch. V-1
Schedule VI                Master Servicing Fee and Servicing Fee Rates
                           for the Mortgage Loans                                                         Sch. VI-1

                                     -viii-

         This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of December 1, 2004, among GMAC COMMERCIAL MORTGAGE SECURITIES,
INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer and
Serviced Whole Loan Paying Agent, GMAC COMMERCIAL MORTGAGE CORPORATION, as
Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Cut-off Date
Principal Balances of the Mortgage Loans is approximately $1,251,090,921.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of interest payments thereon that constitute Excess Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I."
The Class R-I Certificates will represent the sole class of "residual interests"
in REMIC I for purposes of the REMIC Provisions under federal income tax law.
With respect to each Mortgage Loan, there shall be a corresponding REMIC I
Regular Interest. The designation for each such REMIC I Regular Interest shall be the control number for the related Mortgage Loan set forth on the schedule attached hereto as Schedule I. The REMIC I Remittance Rate (as defined herein)
and the initial Uncertificated Principal Balance of each such REMIC I Regular
Interest shall be based on the Net Mortgage Rate as of the Cut-off Date and the
Cut-off Date Principal Balance, respectively, for the related Mortgage Loan.
Determined solely for purposes of satisfying Treasury Regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I
Regular Interest shall be the first Distribution Date that follows the Stated
Maturity Date for the related Mortgage Loan. None of the REMIC I Regular
Interests will be certificated.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC II." The Class R-II Certificates will represent the sole class of
"residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC II Remittance Rate and the initial Uncertificated Principal
Balance for each of the REMIC II Regular Interests. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the
"latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing
Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC II Regular Interests will be certificated.

                                 REMIC II              INITIAL UNCERTIFICATED
   DESIGNATION               REMITTANCE RATE              PRINCIPAL BALANCE
----------------------   --------------------------    ------------------------
LA-1-1                    Variable (*)                       $7,072,000
LA-1-2-A                  Variable (*)                       $8,428,000
LA-1A-1                   Variable (*)                       $4,647,000
LA-1A-2-A                 Variable (*)                       $8,145,000
LA-1A-2-B                 Variable (*)                       $8,837,000
LA-1A-2-C                 Variable (*)                       $8,902,000
LA-1A-2-D                 Variable (*)                       $8,401,000
LA-1A-2-E                 Variable (*)                       $8,397,000
LA-1A-2-F                 Variable (*)                       $8,004,000
LA-1A-2-G                 Variable (*)                       $7,770,000
LA-1A-2-H                 Variable (*)                      $88,160,000
LA-1A-2-I                 Variable (*)                       $5,131,000
LA-1A-2-J                 Variable (*)                       $4,748,000
LA-1A-2-K                 Variable (*)                       $8,133,000
LA-1A-2-L                 Variable (*)                      $46,161,000
LA-1A-2-M                 Variable (*)                     $136,005,000
LA-2-A                    Variable (*)                      $10,581,000
LA-2-B                    Variable (*)                      $18,119,000
LA-3-A                    Variable (*)                       $4,341,000
LA-3-B                    Variable (*)                      $43,677,000
LA-3-C                    Variable (*)                      $41,894,000
LA-3-D                    Variable (*)                      $37,193,000
LA-3-E                    Variable (*)                      $10,795,000
LA-4-A                    Variable (*)                      $21,867,000
LA-4-B                    Variable (*)                      $31,658,000
LA-4-C                    Variable (*)                     $119,619,000
LA-4-D                    Variable (*)                      $18,213,000
LA-4-E                    Variable (*)                      $14,232,000
LA-4-F                    Variable (*)                      $34,119,000
LA-4-G                    Variable (*)                      $26,292,000
LA-AB-A                   Variable (*)                       $3,660,000
LA-AB-B                   Variable (*)                       $5,268,000
LA-AB-C                   Variable (*)                       $5,671,000
LA-AB-D                   Variable (*)                      $48,132,000
--------------------

(*)  Calculated in accordance with the definition of "REMIC II Remittance Rate."

                                 REMIC II              INITIAL UNCERTIFICATED
   DESIGNATION               REMITTANCE RATE              PRINCIPAL BALANCE
----------------------   --------------------------    ------------------------
LA-5-A                    Variable (*)                      $11,410,000
LA-5-B                    Variable (*)                     $127,190,000
LA-J                      Variable (*)                      $82,885,000
LB                        Variable (*)                      $31,277,000
LC                        Variable (*)                      $14,075,000
LD-A                      Variable (*)                         $377,000
LD-B                      Variable (*)                       $6,281,000
LD-C                      Variable (*)                       $5,837,000
LD-D                      Variable (*)                       $7,835,000
LE-A                      Variable (*)                       $6,267,000
LE-B                      Variable (*)                       $6,244,000
LF-A                      Variable (*)                       $5,552,000
LF-B                      Variable (*)                       $9,228,000
LF-C                      Variable (*)                         $859,000
LG-A                      Variable (*)                       $6,554,000
LG-B                      Variable (*)                       $4,393,000
LH-A                      Variable (*)                       $5,135,000
LH-B                      Variable (*)                      $11,206,000
LH-C                      Variable (*)                       $3,989,000
LJ-A                      Variable (*)                       $3,128,000
LK-A                      Variable (*)                       $2,792,000
LK-B                      Variable (*)                       $3,463,000
LL-A                      Variable (*)                       $4,692,000
LM                        Variable (*)                       $4,691,000
LN                        Variable (*)                       $3,128,000
LO                        Variable (*)                       $3,128,000
LP                        Variable (*)                      $17,202,921

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC III." The Class R-III Certificates will represent the sole class of
"residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing
Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                                CERTIFICATE                    INITIAL CLASS
   DESIGNATION               PASS-THROUGH RATE               PRINCIPAL BALANCE
----------------------   --------------------------    ------------------------
Class A-1                  3.106% (1)                            $15,500,000
Class A-1A                 4.586% (1)                           $351,441,000
Class A-2                  3.950% (1)                            $28,700,000
Class A-3                  4.207% (1)                           $137,900,000
Class A-4                  4.547% (1)                           $266,000,000
Class A-AB                 4.702% (1)                            $62,731,000
Class A-5                  4.864% (1)                           $138,600,000
Class A-J                  4.915% (1)                            $82,885,000
Class B                    4.965% (1)                            $31,277,000
Class C                    4.984% (2)                            $14,075,000
Class D                    5.044% (2)                            $20,330,000
Class E                    5.142% (2)                            $12,511,000
Class F                    5.280% (2)                            $15,639,000
Class G                    5.280% (2)                            $10,947,000
Class H                    5.407% (3)                            $20,330,000
Class J                    4.724% (2)                             $3,128,000
Class K                    4.724% (2)                             $6,255,000
Class L                    4.724% (2)                             $4,692,000
Class M                    4.724% (2)                             $4,691,000
Class N                    4.724% (2)                             $3,128,000
Class O                    4.724% (2)                             $3,128,000
Class P                    4.724% (2)                            $17,202,921

-----------------------

(1)  The Pass-through Rate is a fixed rate.

(2)  Initial Pass-Through Rate. The Pass-Through Rate is the lesser of the specified fixed rate and the Weighted Average Net Mortgage Rate.

(3)  Approximate initial Pass-Through Rate. The Pass-Through Rate is the
     Weighted Average Net Mortgage Rate.

Class X-1                  0.060% (4)  N/A (5)
Class X-2                  0.749% (4)  N/A (6)

         Each Class X Component that corresponds to both the Class X-1
Certificates and the Class X-2 Certificates is comprised of two uncertificated
REMIC III Regular Interests, each of which is hereby designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the related Component Class
X-1 Strip Rate or Component Class X-2 Strip Rate, as applicable, and the
Uncertificated Principal Balance of the related REMIC II Regular Interest (as specified in the chart under the definition of "REMIC II Regular Interest")
outstanding from time to time.

         As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I, REMIC II or REMIC III. The Class Q Certificates
evidence solely undivided beneficial interests in the Excess Interest, if any, comprising the Grantor Trust Assets in the Grantor Trust.

         The Mortgaged Property that secures the Mortgage Loan identified by control number 1 on the Mortgage Loan Schedule (the "Houston Center Mortgage
Loan"), also secures three (3) separate pari passu mortgage loans to the same
Mortgagor (each a "Houston Center Companion Loan"). The Houston Center Mortgage
Loan and the Houston Center Companion Loans are collectively referred to herein as the "Houston Center Whole Loan" and will be serviced pursuant to this
Agreement and the Houston Center Intercreditor Agreement.

         The Mortgaged Property that secures the Mortgage Loan identified by control number 13 on the Mortgage Loan Schedule (the "Strategic Hotel Portfolio
Mortgage Loan"), also secures three (3) separate pari passu mortgage loans to the same Mortgagor (each, a "Strategic Hotel Portfolio Companion Loan") and four
(4) additional mortgage notes (the "Strategic Hotel Portfolio B Notes") that are subordinate to the Strategic Hotel Portfolio Mortgage Loan and the Strategic
Hotel Portfolio Companion Loans. The Strategic Hotel Portfolio Mortgage Loan,
the Strategic Hotel Portfolio Companion Loans and the Strategic Hotel Portfolio
B Notes are collectively referred to herein as the "Strategic Hotel Portfolio
Whole Loan" and will be serviced

-----------------------
(4)  Approximate initial Pass-Through Rate. The Pass-Through Rate for each of the Class X-1 and Class X-2 Certificates is as described herein.

(5)  The Class X-1 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal. The Class X-1
     Certificates will have an original Class X-1 Notional Amount of
     $1,251,090,921.

(6)  The Class X-2 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal. The Class X-2
     Certificates will have an original Class X-2 Notional Amount of
     $1,211,222,000.

pursuant to the GE 2004-C3 Pooling and Servicing Agreement and the Strategic
Hotel Portfolio Intercreditor Agreements.

         As and to the extent provided herein, the Houston Center Whole Loan will be serviced and administered in accordance with this Agreement and the related Intercreditor Agreement. Accordingly, the Houston Center Companion Loans
will be serviced and administered in accordance with this Agreement and the related Intercreditor Agreement. Amounts attributable to the Houston Center
Companion Loans will not be assets of the Trust Fund, REMIC I, REMIC II or REMIC
III and will be beneficially owned by the companion lender.

         Capitalized terms used in this Preliminary Statement are defined in
Article I hereof.

         In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Serviced Whole Loan Paying Agent, the
Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      Defined Terms.

         Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "Accrued Certificate Interest": With respect to any Class of REMIC III
Regular Certificates (other than the Class X Certificates) for any Distribution
Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of
Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
Date. With respect to the Class X-1 and Class X-2 Certificates for any
Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class X-1 Pass-Through Rate or the Class X-2 Pass Through Rate, as applicable, for such Distribution Date, accrued on the Class X-1 Notional Amount or the Class X-2 Notional Amount, as
applicable, outstanding immediately prior to such Distribution Date.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

         "Additional Information":  As defined in Section 4.02(a).

         "Additional Trust Fund Expense": Any unanticipated expense within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(iii) experienced with respect to the Trust Fund and not otherwise included in the calculation of a
Realized Loss, that would result in the REMIC III

Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

         "Advance":  Any Delinquency Advance or Servicing Advance.

         "Advance Interest": Interest accrued on any Advance at the
Reimbursement Rate and payable to the Master Servicer, the Special Servicer, or the Trustee, as the case may be, all in accordance with Section 3.11(f) or
Section 4.03(e), as applicable.

         "Advance Interest Reconciliation Report": A report prepared by the
Master Servicer, detailing and reconciling on a loan by loan basis, all
Delinquency Advances, all Servicing Advances, all additional trust fund expenses, all interest on Advances and all default charges, penalty charges, late fees and default interest collected.

         "Adverse Grantor Trust Event":  As defined in Section 10.03(e).

         "Adverse REMIC Event":  As defined in Section 10.01(f).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

         "Agreement":  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Anticipated Repayment Date": With respect to any ARD Loan, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

         "Applicable State Law": For purposes of Article X, (a) the laws of the
State and City of New York, (b) the laws of the states in which the Corporate
Trust Office of the Trustee and the Primary Servicing Offices of the Master
Servicer and the Special Servicer are located, (c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser; or (ii) in accordance with Section 3.20(d), a limited appraisal and a summary report of the "market value" of the Mortgaged
Property conducted by the Special Servicer in the case of Required Appraisal
Loans with respective Stated Principal Balances as of the date of such appraisal of $2,000,000 or less prior to and as of the date of such desktop estimation.

         "Appraisal Reduction Amount": With respect to any Required Appraisal
Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master
Servicer or the Special Servicer, as the case may be, pursuant to this
Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated
Principal Balance (including, with respect to any Serviced Whole Loan, the
Stated Principal Balances of the applicable Mortgage Loan and each related
Serviced Companion Loan) of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date occurring on or prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee
in respect of such Required Appraisal Loan (and with respect to the Houston
Center Companion Loans, all related unreimbursed principal and interest advances, if any, made by any Houston Center Service Provider and of which the
Special Servicer has actual knowledge), together with all unpaid Advance
Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any
Escrow Payments, letters of credit or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) (x) the Appraised Value of the related Mortgaged Property or REO
Property, as applicable, as determined by such Appraisal referred to in the parenthetical above, minus any downward adjustment from time to time (as notified to the Master Servicer by the Special Servicer) which the Special
Servicer deems prudent based upon its review of such Appraisal and any information the Special Servicer deems appropriate relating to the valuation of the related Mortgaged Property or REO Property in accordance with the Servicing
Standard (but without implying any obligation to make such adjustments) and (y)
all escrows and reserves in respect of such Required Appraisal Loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such Required
Appraisal Loan), net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition or taken into account in determining such Appraised Value) that are prior to the lien of the Required
Appraisal Loan, which amount will be allocated pro rata to the Mortgage Loan and any related Serviced Companion Loan. Notwithstanding the foregoing, with respect to any Required Appraisal Loan, if an Appraisal is not obtained within 120 days following the earliest of the dates described in Section 3.20(d) (which, in the case of Section 3.20(d)(ii), shall be the date of the occurrence of an uncured delinquency in Monthly Payments), then until such Appraisal is obtained the
Appraisal Reduction Amount will equal 25% of the Stated Principal Balance
(including, with respect to any Serviced Whole Loan, the Stated Principal
Balances of the applicable Mortgage Loan and each related Serviced Companion
Loan) of the related Required Appraisal Loan, which amount will be allocated pro rata to the Mortgage Loan and the related Serviced Companion Loan; provided, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such
Required Appraisal Loan will be recalculated in accordance with this definition without regard to this sentence. With respect to the Strategic Hotel Portfolio
Mortgage Loan, the term "Appraisal Reduction Amount" has the meaning set forth in, and will be calculated by the GE 2004-C3 Master Servicer in accordance with, the GE 2004-C3 Pooling and Servicing Agreement.

         "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

         "ARD Loan": Any Mortgage Loan that is designated as such in the
Mortgage Loan Schedule.

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents, security deposits and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated
Maturity Date occurs (or in the case of a Late Due Date Mortgage Loan, before the Master Servicer Remittance Date occurring during the Collection Period in which such Stated Maturity Date occurs)) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Late Due Date Mortgage Loan, for any subsequent Due Date therefor which follows in the same month a Master Servicer
Remittance Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund), if no Monthly Payment (other than the related Balloon Payment)
is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for the Stated Maturity Date and each such subsequent Due Date equal to the Monthly Payment (exclusive of any
Excess Interest) that would have been due in respect of such Balloon Mortgage
Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which (or, in the case of a Late Due Date Mortgage Loan, for any Due Date therefor which follows in the same month a Master Servicer Remittance Date as of which) the related REO
Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly
Payment) exclusive of any Excess Interest that was due (or deemed due) in respect of the related Mortgage Loan for the last Due Date prior to its becoming an REO Loan.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Trust
Fund on deposit in the Certificate Account and the Distribution Account as of
the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances made by the Master Servicer or the Trustee for such Distribution Date pursuant to Section 4.03, (iii) the aggregate of any
Compensating Interest Payments made by the Master Servicer for such Distribution
Date pursuant to Section 3.20, (iv) in the case of the Final Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master Servicer, the
Majority Certificateholder of the Controlling Class, the Special Servicer or the
Depositor in connection with a purchase of all the

Mortgage Loans and any REO Properties pursuant to Section 9.01, (v) with respect to the Distribution Date occurring in March of each calendar year, the Withheld
Amounts with respect to the Interest Reserve Loans deposited in the Interest
Reserve Account by the Trustee in January and/or February of such calendar year in accordance with Section 3.04(e), (vi) with respect to any Late Due Date
Mortgage Loan having a Due Date on or prior to the Master Servicer Remittance
Date in the same calendar month as such Distribution Date, the Monthly Payment
(other than any Balloon Payment due on the Master Servicer Remittance Date,
unless such Balloon Payment was received prior to such Master Servicer
Remittance Date) received on or prior to such Due Date and (vii) with respect to the first Distribution Date, the Sand Creek Woods Apartments Mortgage Loan
Interest Deposit, net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly
Payments (except those referred to in clause (a)(vi) above) paid by the
Mortgagors that are due on a Due Date following the end of the related
Collection Period, (ii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii), inclusive, of
Section 3.05(a), (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii), inclusive, of
Section 3.05(b), (iv) Prepayment Premiums and any Excess Interest and (v) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, the Withheld
Amounts with respect to the Interest Reserve Loans deposited in the Interest
Reserve Account by the Trustee with respect to such Distribution Date in accordance with Section 3.04(e). Notwithstanding the investment of funds held in the Certificate Account or the Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         Notwithstanding the foregoing, any Monthly Payment (including the
Balloon Payment) on the Sand Creek Woods Apartments Mortgage Loan that is received on or prior to the related Due Date shall not be included in the
Available Distribution Amount for the Distribution Date occurring in the same calendar month of such Due Date, but instead shall be retained in the
Certificate Account and shall be included in the Available Distribution Amount for the Distribution Date occurring in the next calendar month.

         Notwithstanding the foregoing, with respect to the Hempstead Road
Apartments Mortgage Loan, if the related Balloon Payment is received on a Due
Date that is the Master Servicer Remittance Date, the Master Servicer shall remit out of its own funds to the Trustee (for deposit into the Distribution
Account), the Assumed Monthly Payment for such Due Date. Such payment shall be included in the Available Distribution Amount occurring in the same calendar month of such Due Date. The related Balloon Payment (net of reimbursement to the
Master Servicer for such Assumed Monthly Payment) shall be retained in the
Certificate Account and shall included in the Available Distribution Amount occurring in the next calendar month, together with a Compensating Interest
Payment to cover the related Balloon Payment Interest Shortfall.

         "B Note":  Each of the Strategic Hotel Portfolio B Notes.

                                       10

         "Balloon Mortgage Loan": Any Mortgage Loan or any Serviced Companion
Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its
Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such
Balloon Mortgage Loan.

         "Balloon Payment Interest Excess": With respect to any Balloon Mortgage
Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan)
as to which the Stated Maturity Date occurs in the same Collection Period as the prior Due Date for such Balloon Mortgage Loan, and as to which the related
Balloon Payment is paid during such Collection Period after such prior Due Date, the amount of interest (net of related Servicing Fees and, if applicable, Excess
Interest) accrued on such Balloon Mortgage Loan from such prior Due Date to, but not including, the date the related Balloon Payment is paid, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment on or before such Stated Maturity Date.

         "Balloon Payment Interest Shortfall": With respect to any Mortgage Loan that is a Balloon Mortgage Loan (other than a Late Due Date Mortgage Loan or a
Non-Serviced Mortgage Loan) as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, and as to which the related
Balloon Payment was made during the Collection Period in which such Stated
Maturity Date occurs, the amount of interest that would have accrued on such
Balloon Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity
Date to but not including the date that (but for the occurrence of such Stated
Maturity Date) would otherwise have been the next succeeding scheduled Due Date, to the extent not paid by the related Mortgagor. With respect to any Late Due
Date Mortgage Loan that is a Balloon Mortgage Loan as to which the related
Balloon Payment is paid during the Collection Period in which the related Stated
Maturity Date occurs, the amount of interest that would have accrued on such
Late Due Date Mortgage Loan at the related Net Mortgage Rate from such Stated
Maturity Date to the date that (but for the occurrence of such Stated Maturity
Date) would have been the Due Date in the next calendar month, to the extent not paid by the related Mortgagor.

         "Bloomberg":  As defined in Section 4.02(a).

         "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

         "Borrower Recoveries": With respect to any Mortgage Loan or Serviced
Whole Loan, amounts other than Monthly Payments, Balloon Payments or Late
Collections received from the related Mortgagor as reimbursement or recoveries of expenditures made by any of the Master Servicer, the Special Servicer or the
Trustee.

         "Breach":  As defined in Section 2.03(a).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the
Primary Servicing Offices of the

                                       11

Master Servicer and the Special Servicer and the city in which the Corporate
Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

         "Cash Collateral Account": With respect to any Mortgage Loan that has a
Lock-Box Account, any account or accounts created pursuant to the related
Mortgage Loan, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to each Mortgage Loan Seller's interest in the Mortgage Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not otherwise required to be paid to the applicable Mortgagor under the terms of the related
Mortgage Loan, the Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash
Collateral Account shall be an Eligible Account.

         "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the originator of such
Mortgage Loan and the related Mortgagor, pursuant to which the related Cash
Collateral Account, if any, may have been established.

         "CERCLA":  The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

         "Certificate":  Any one of the Depositor's  Mortgage  Pass-Through
Certificates,  Series 2004-C3,  as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

         "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Master Servicer, as custodian for the Holders of the Certificates, and for the Master Servicer, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         "Certificate Factor": With respect to any Class of REMIC III Regular
Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related
Class Principal Balance or the Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or the
Initial Class Notional Amount, as the case may be.

         "Certificate Notional Amount": With respect to any Class X-1 or Class
X-2 Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a)
the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X-1 or Class X-2 Certificates, as
applicable.

         "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books

                                       12

of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any
Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting
Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to
"Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the
Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register as of the related Record Date.

         "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                       13

         "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-AB Certificate": Any one of the Certificates with a "Class
A-AB" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-5 Certificate": Any one of the Certificates with a "Class A-5"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-J Certificate": Any one of the Certificates with a "Class A-J"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                       14

         "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

          "Class LA-1-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-1 Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-1 outstanding from time to time.

         "Class LA-1-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1 Pass-Through Rate.

         "Class LA-1-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-2-A outstanding from time to time.

         "Class LA-1-2-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-2-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

         "Class LA-1-2-A Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LA-1-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-A Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1-2-A Component Class X-2 Strip Rate for such
Distribution Date.

         "Class LA-1A-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-1 Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-1 outstanding from time to time.

                                       15

         "Class LA-1A-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1A Pass-Through Rate.

         "Class LA-1A-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-A outstanding from time to time.

         "Class LA-1A-2-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-A Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-A Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1A Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LA-1A-2-A Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-A Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-A Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-B outstanding from time to time.

         "Class LA-1A-2-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-B Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-B Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-1A-2-B Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-B Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-B Component Class X-2 Strip Rate for
such Distribution Date.

                                       16

         "Class LA-1A-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-C outstanding from time to time.

         "Class LA-1A-2-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-C Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-C Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1A Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LA-1A-2-C Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-C Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-C Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-D outstanding from time to time.

         "Class LA-1A-2-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-D Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-D Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-1A-2-D Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-D Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-D Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-E

                                       17

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-1A-2-E outstanding from time to time.

         "Class LA-1A-2-E Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-E Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-E Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1A Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LA-1A-2-E Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-E Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-E Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-F outstanding from time to time.

         "Class LA-1A-2-F Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-F Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-F Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-1A-2-F Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-F Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-F Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-G Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-G Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-G outstanding from time to time.

                                       18

         "Class LA-1A-2-G Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-G Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-G Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1A Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LA-1A-2-G Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-G Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-G Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-H Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-H Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-H outstanding from time to time.

         "Class LA-1A-2-H Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-H Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-H Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-1A-2-H Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-H Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-H Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-I Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-I Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-I outstanding from time to time.

         "Class LA-1A-2-I Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-I Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

                                       19

         "Class LA-1A-2-I Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1A Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LA-1A-2-I Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-I Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-I Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-J Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-J Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-J outstanding from time to time.

         "Class LA-1A-2-J Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-J Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-J Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-1A-2-J Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-J Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-J Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-K Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-K Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-K outstanding from time to time.

         "Class LA-1A-2-K Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-K Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-K Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such

                                       20

Distribution Date exceeds (ii) the Class A-1A Pass-Through Rate for such
Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-1A-2-K Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-K Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-K Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-L Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-L Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-L outstanding from time to time.

         "Class LA-1A-2-L Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-L Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-L Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the June 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-1A-2-L Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-L Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-L Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-1A-2-M Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-M Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-M outstanding from time to time.

         "Class LA-1A-2-M Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-M Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

         "Class LA-1A-2-M Component Class X-2 Strip Rate": With respect to (a)
any Distribution Date through and including the December 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1A Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

                                       21

         "Class LA-1A-2-M Component Rate": With respect to any Distribution
Date, the sum of the Class LA-1A-2-M Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-M Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LA-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-A outstanding from time to time.

         "Class LA-2-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-A Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

         "Class LA-2-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-A Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-B outstanding from time to time.

         "Class LA-2-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-B Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

         "Class LA-2-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-B Component Class X-2 Strip Rate for such Distribution
Date.

                                       22

         "Class LA-3-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-A outstanding from time to time.

         "Class LA-3-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-A Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

         "Class LA-3-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-3-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-A Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-3-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-B outstanding from time to time.

         "Class LA-3-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-B Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

         "Class LA-3-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-3-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-B Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-3-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-C

                                       23

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-3-C outstanding from time to time.

         "Class LA-3-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-C Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

         "Class LA-3-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-3-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-C Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-C Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-3-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-D outstanding from time to time.

         "Class LA-3-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-D Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

         "Class LA-3-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-3-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-D Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-D Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-3-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-E Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-E outstanding from time to time.

                                       24

         "Class LA-3-E Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-E Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

         "Class LA-3-E Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-3-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-E Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-E Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-A outstanding from time to time.

         "Class LA-4-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-A Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

         "Class LA-4-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-4-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-A Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-B outstanding from time to time.

         "Class LA-4-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-B Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

                                       25

         "Class LA-4-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-4-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-B Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-C outstanding from time to time.

         "Class LA-4-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-C Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

         "Class LA-4-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-4-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-C Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-C Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-D outstanding from time to time.

         "Class LA-4-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-D Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

         "Class LA-4-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date

                                       26

exceeds (ii) the Class A-4 Pass-Through Rate for such Distribution Date and (b)
any Distribution Date thereafter, zero.

         "Class LA-4-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-D Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-D Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-E Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-E outstanding from time to time.

         "Class LA-4-E Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-E Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

         "Class LA-4-E Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-4-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-E Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-E Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-F outstanding from time to time.

         "Class LA-4-F Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-F Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

         "Class LA-4-F Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       27

         "Class LA-4-F Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-F Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-F Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-4-G Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-G Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-G outstanding from time to time.

         "Class LA-4-G Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-G Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

         "Class LA-4-G Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-4-G Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-G Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-G Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-AB-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-AB-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-AB-A outstanding from time to time.

         "Class LA-AB-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-AB-A Component Class X-2 Strip Rate and the Class A-AB Pass-Through Rate for
such Distribution Date.

         "Class LA-AB-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-AB Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-AB-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-AB-A Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-AB-A Component Class X-2 Strip Rate for such
Distribution Date.

                                       28

         "Class LA-AB-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-AB-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-AB-B outstanding from time to time.

         "Class LA-AB-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-AB-B Component Class X-2 Strip Rate and the Class A-AB Pass-Through Rate for
such Distribution Date.

         "Class LA-AB-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-AB Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-AB-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-AB-B Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-AB-B Component Class X-2 Strip Rate for such
Distribution Date.

         "Class LA-AB-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-AB-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-AB-C outstanding from time to time.

         "Class LA-AB-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-AB-C Component Class X-2 Strip Rate and the Class A-AB Pass-Through Rate for
such Distribution Date.

         "Class LA-AB-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-AB Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-AB-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-AB-C Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-AB-C Component Class X-2 Strip Rate for such
Distribution Date.

         "Class LA-AB-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-AB-D

                                       29

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-AB-D outstanding from time to time.

         "Class LA-AB-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-AB-D Component Class X-2 Strip Rate and the Class A-AB Pass-Through Rate for
such Distribution Date.

         "Class LA-AB-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-AB Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-AB-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-AB-D Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-AB-D Component Class X-2 Strip Rate for such
Distribution Date.

         "Class LA-5-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-5-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-5-A outstanding from time to time.

         "Class LA-5-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-A Component Class X-2 Strip Rate and the Class A-5 Pass-Through Rate for
such Distribution Date.

         "Class LA-5-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-5 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-5-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-5-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-5-A Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-5-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-5-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-B outstanding from time to time.

                                       30

         "Class LA-5-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-5-B Component Class X-2 Strip Rate and the Class A-5 Pass-Through Rate for
such Distribution Date.

         "Class LA-5-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-5 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LA-5-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-5-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-5-B Component Class X-2 Strip Rate for such Distribution
Date.

         "Class LA-J Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-J Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LA-J outstanding from time to time.

         "Class LA-J Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-J
Component Class X-2 Strip Rate and the Class A-J Pass-Through Rate for such
Distribution Date.

         "Class LA-J Component Class X-2 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-J Pass-Through Rate for such Distribution Date.

         "Class LA-J Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LA-J Component Class X-1 Strip
Rate for such Distribution Date and the Class LA-J Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LB Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LB Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LB outstanding from time to time.

         "Class LB Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LB
Component Class X-2 Strip Rate and the Class B Pass-Through Rate for such
Distribution Date.

                                       31

         "Class LB Component Class X-2 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class B Pass-Through Rate for such Distribution Date.

         "Class LB Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LB Component Class X-1 Strip Rate
for such Distribution Date and the Class LB Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LC Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LC Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LC outstanding from time to time.

         "Class LC Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LC
Component Class X-2 Strip Rate and the Class C Pass-Through Rate for such
Distribution Date.

         "Class LC Component Class X-2 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class C Pass-Through Rate for such Distribution Date.

         "Class LC Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LC Component Class X-1 Strip Rate
for such Distribution Date and the Class LC Component Class X-2 Strip Rate for
such Distribution Date.

         "Class LD-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD-A outstanding from time to time.

         "Class LD-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD-A
Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such
Distribution Date.

         "Class LD-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       32

         "Class LD-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LD-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LD-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD-B outstanding from time to time.

         "Class LD-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD-B
Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such
Distribution Date.

         "Class LD-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LD-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LD-B Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LD-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD-C outstanding from time to time.

         "Class LD-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD-C
Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such
Distribution Date.

         "Class LD-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LD-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD-C Component Class X-1 Strip
Rate for such Distribution Date and the Class LD-C Component Class X-2 Strip
Rate for such Distribution Date.

                                       33

         "Class LD-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD-D Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD-D outstanding from time to time.

         "Class LD-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD-D
Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such
Distribution Date.

         "Class LD-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LD-D Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD-D Component Class X-1 Strip
Rate for such Distribution Date and the Class LD-D Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LE-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LE-A outstanding from time to time.

         "Class LE-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE-A
Component Class X-2 Strip Rate and the Class E Pass-Through Rate for such
Distribution Date.

         "Class LE-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class E Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LE-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LE-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LE-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LE-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE-B Component

                                       34

Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LE-B
outstanding from time to time.

         "Class LE-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE-B
Component Class X-2 Strip Rate and the Class E Pass-Through Rate for such
Distribution Date.

         "Class LE-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class E Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LE-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LE-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LE-B Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LF-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-A outstanding from time to time.

         "Class LF-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-A
Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

         "Class LF-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LF-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LF-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LF-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-B outstanding from time to time.

                                       35

         "Class LF-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-B
Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

         "Class LF-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LF-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LF-B Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LF-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-C outstanding from time to time.

         "Class LF-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-C
Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

         "Class LF-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LF-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-C Component Class X-1 Strip
Rate for such Distribution Date and the Class LF-C Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LG-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-A outstanding from time to time.

         "Class LG-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-A
Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

                                       36

         "Class LG-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero

         "Class LG-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LG-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LG-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-B outstanding from time to time.

         "Class LG-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-B
Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

         "Class LG-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LG-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LG-B Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LH-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-A outstanding from time to time.

         "Class LH-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-A
Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

         "Class LH-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds

                                       37

(ii) the Class H Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

         "Class LH-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LH-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LH-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-B outstanding from time to time.

         "Class LH-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-B
Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

         "Class LH-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LH-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LH-B Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LH-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-C outstanding from time to time.

         "Class LH-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-C
Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

         "Class LH-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       38

         "Class LH-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-C Component Class X-1 Strip
Rate for such Distribution Date and the Class LH-C Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LJ-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LJ-A outstanding from time to time.

         "Class LJ-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-A
Component Class X-2 Strip Rate and the Class J Pass-Through Rate for such
Distribution Date.

         "Class LJ-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class J Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LJ-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LJ-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LJ-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LK-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LK-A outstanding from time to time.

         "Class LK-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LK-A
Component Class X-2 Strip Rate and the Class K Pass-Through Rate for such
Distribution Date.

         "Class LK-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class K Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LK-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LK-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LK-A Component Class X-2 Strip
Rate for such Distribution Date.

                                       39

         "Class LK-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LK-B outstanding from time to time.

         "Class LK-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LK-B
Component Class X-2 Strip Rate and the Class K Pass-Through Rate for such
Distribution Date.

         "Class LK-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class K Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LK-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LK-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LK-B Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LL-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LL-A outstanding from time to time.

         "Class LL-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LL-A
Component Class X-2 Strip Rate and the Class L Pass-Through Rate for such
Distribution Date.

         "Class LL-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class L Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

         "Class LL-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LL-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LL-A Component Class X-2 Strip
Rate for such Distribution Date.

         "Class LM Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LM Component Rate and the

                                       40

Uncertificated Principal Balance of REMIC II Regular Interest LM outstanding from time to time.

         "Class LM Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class M Pass-Through Rate for such Distribution
Date.

         "Class LN Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LN Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LN outstanding from time to time.

         "Class LN Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class N Pass-Through Rate for such Distribution
Date.

         "Class LO Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LO Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LO outstanding from time to time.

         "Class LO Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class O Pass-Through Rate for such Distribution
Date.

         "Class LP Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LP Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LP outstanding from time to time.

         "Class LP Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class P Pass-Through Rate for such Distribution
Date.

         "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2
Notional Amount, as applicable.

                                       41

         "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination.
On each Distribution Date, the Class Principal Balance of each Class of the
Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

         "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing solely undivided beneficial interests in the
Excess Interest, if any, comprising the Grantor Trust Assets in the Grantor
Trust.

         "Class R-I Certificate": Any one of the Certificates with a "Class R-I"
designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

         "Class R-I Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-I Certificates on such date after all REMIC I Regular Interests have been paid in full.

         "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

         "Class R-II Distribution Amount": With respect to any Distribution
Date, any amounts available to be paid to the holders of the Class R-II
Certificates on such date after all REMIC II Regular Interests have been paid in full.

         "Class R-III Certificate": Any one of the Certificates with a "Class
R-III" designation on the face thereof, substantially in the form of Exhibit
A-26 attached hereto, and evidencing the sole Class of "residual interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class R-III Distribution Amount": With respect to any Distribution
Date, any amounts available to be paid to the holders of the Class R-III
Certificates on such date after all REMIC III for purposes of the REMIC
Provisions Regular Certificates have been paid in full.

         "Class X Certificate":  Any of the Class X-1 or the Class X-2
Certificates.

                                       42

         "Class X-1 Certificate": Any one of the Certificates with a "Class X-1"
designation on the face thereof, substantially in the form of Exhibit A-27, evidencing "regular interests" in REMIC III for purposes of the REMIC
Provisions.

         "Class X-2 Certificate": Any one of the Certificates with a "Class X-2"
designation on the face thereof, substantially in the form of Exhibit A-28, evidencing "regular interests" in REMIC III for purposes of the REMIC
Provisions.

         "Class X Component": Any of the sixty-one (61) components constituting
"regular interests" in REMIC III for purposes of the REMIC Provisions. Such components are identified as Class LA-1-1, LA-1-2-A, LA-1A-1, LA-1A-2-A,
LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H,
LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-3-A,
LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F,
LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A,
LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LH-C,
LJ-A, LK-A, LK-B, LL-A, LM, LN, LO and LP Components.

         "Class X-1 Component": As to the Class X-1 Certificates, any one of the
Class X Components applicable to such Class set forth under the definition of
"REMIC II Regular Interests."

         "Class X-1 Notional Amount": The aggregate notional principal amount on which the Class X-1 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated
Principal Balances of REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1A-1,
LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G,
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A,
LA-2-B, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D,
LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B,
LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B,
LH-A, LH-B, LH-C, LJ-A, LK-A, LK-B, LL-A, LM, LN, LO and LP.

         "Class X-1 Pass-Through Rate":  With respect to the Class X-1
Certificates,

         (i) for the initial Distribution Date, 0.060% per annum; and

         (ii) for any Distribution Date thereafter, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of (I) the products of (x) the Uncertificated Principal Balance of each REMIC II Regular Interest
LA-1-1, LA-1A-1, LM, LN, LO and LP immediately prior to such Distribution Date and (y) the related Component Rate for such Distribution Date and (II) the products of (x) the Uncertificated Principal Balance of each REMIC II Regular
Interest LA-1-2-A, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E,
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L,
LA-1A-2-M, LA-2-A, LA-2-B, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A,
LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C,
LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A,
LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A, LK-A, LK-B and LL-A, prior to such

                                       43

Distribution Date and (y) the related Component Class X-1 Strip Rate by (b)
the Class X-1 Notional Amount.

         "Class X-2 Component": As to the Class X-2 Certificates, any one of the
Class X Components applicable to such Class set forth under the definition of
"REMIC II Regular Interests."

         "Class X-2 Notional Amount": means, the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which:

         (i) as of any date of determination on or before the December 2005
Distribution Date, is equal to the then aggregate Uncertificated Principal
Balances of REMIC II Regular Interests LA-1-2-A, LA-1A-2-A, LA-1A-2-B,
LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I,
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-3-A, LA-3-B,
LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G,
LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B,
LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A,
LK-A, LK-B and LL-A;

         (ii) as of any date of determination after the December 2005
Distribution Date and on or before the June 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G,
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-B,
LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB,
LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A,
LH-B, LH-C, LJ-A, LK-A, LK-B and LL-A;

         (iii) as of any date of determination after the June 2006 Distribution
Date and on or before the December 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I,
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-3-B, LA-3-C, LA-3-D, LA-3-E,
LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B,
LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A,
LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A, LK-A, LK-B and LL-A;

         (iv) as of any date of determination after the December 2006
Distribution Date and on or before the June 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests (iii) as of any date of determination after the June 2006 Distribution
Date and on or before the December 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J,
LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C,
LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A,
LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C,
LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A and LK-B;

                                       44

         (v) as of any date of determination after the June 2007 Distribution
Date and on or before the December 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-1A-2-L, LA-1A-2-M, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB,
LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-B and
LH-C;

         (vi) as of any date of determination after the December 2007
Distribution Date and on or before the June 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-1A-2-L, LA-1A-2-M, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F,
LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A,
LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B and LH-C;

         (vii) as of any date of determination after the June 2008 Distribution
Date and on or before the December 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C,
LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A,
LF-B, LF-C and LG-B;

         (viii) as of any date of determination after the December 2008
Distribution Date and on or before the June 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D,
LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-B and LF-C;

         (ix) as of any date of determination after the June 2009 Distribution
Date and on or before the December 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-4-D, LA-4-E, LA-4-F,
LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A,
LD-B, LD-C, LD-D, LE-A, LE-B and LF-C;

         (x) as of any date of determination after the December 2009
Distribution Date and on or before the June 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-4-E, LA-4-F, LA-4-G,
LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D
and LE-B;

         (xi) as of any date of determination after the June 2010 Distribution
Date and on or before the December 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-4-F, LA-4-G, LA-AB-C, LA-AB-D, LA-5-A,
LA-5-B, LA-J, LB, LC, LD-B, LD-C and LD-D;

                                       45

         (xii) as of any date of determination after the December 2010
Distribution Date and on or before the June 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-2-L, LA-1A-2-M, LA-4-G, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC,
LD-C and LD-D;

         (xiii) as of any date of determination after the June 2011 Distribution
Date and on or before the December 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-M, LA-5-B, LA-J, LB, LC and LD-D;

         (xiv) with respect to any Distribution Date occurring after the
Distribution Date in December 2011, zero.

         "Class X-2 Pass-Through Rate":  With respect to the Class X-2
Certificates,

         (i) for the initial Distribution Date, 0.749% per annum;

         (ii) for any Distribution Date after the initial Distribution Date and on or prior to the December 2011 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of the products of
(I) the Uncertificated Principal Balance of each REMIC Regular II Interest
LA-1-2-A, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F,
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-2-A, LA-2-B, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C,
LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A,
LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C,
LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A, LK-A, LK-B and LL-A immediately prior to such Distribution Date and (II) the related Component Class X-2 Strip Rate for such Distribution Date by (b) the Class X-2 Notional Amount; and

         (iii)    for any Distribution Date occurring after the December 2011
Distribution Date, 0% per annum.

         "Closing Date":  December 21, 2004.

         "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as

                                       46

shall be selected by the Master Servicer and reasonably acceptable to the
Trustee, the Special Servicer and the Majority Certificateholder of the
Controlling Class.

         "CMSA Bond Level File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Collateral Summary File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Collateral Summary File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Financial File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Loan Modification and Corrected Mortgage Loan Report":
The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                       47

         "CMSA Loan Level Reserve/Letter of Credit Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/Letter of Credit Report"
available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Periodic Update File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Setup File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA NOI Adjustment Worksheet": The worksheet(s) substantially in the form of, and containing the information called for in, the downloadable form of the "Commercial NOI Adjustment Worksheet," "Multifamily NOI Adjustment
Worksheet," "Lodging NOI Adjustment Worksheet" and/or "Healthcare NOI Adjustment
Worksheet," as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Operating Statement Analysis Report": The report(s) substantially in the form of, and containing the information called for in, the downloadable form of the "Commercial Operating Statement Analysis Report," "Multifamily
Operating Statement Analysis Report," "Lodging Operating Statement Analysis
Report" and/or "Healthcare Operating Statement Analysis Report," as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Property File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                       48

         "CMSA REO Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA REO
Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Servicer Watch List": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Special Servicer Loan File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Website": The website of the CMSA located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collection Period": With respect to any Distribution Date and any
Mortgage Loan (other than a Late Due Date Mortgage Loan) or Serviced Whole Loan, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the
Cut-off Date for such Mortgage Loan or Serviced Whole Loan) and ending on and including the related Determination Date. With respect to any Distribution Date and any Mortgage Loan that is a Late Due Date Mortgage Loan, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Closing Date)
and ending on and including the related Master Servicer Remittance Date.

         "Collection Report": The monthly report to be prepared by the Master
Servicer and delivered to the Trustee and the Depositor pursuant to Section
4.02(b).

          "Commission":  The Securities and Exchange Commission.

         "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.20(f) to cover Prepayment Interest
Shortfalls and Extraordinary Prepayment Interest Shortfalls or Section 3.20(e)
to cover Balloon Payment Interest Shortfalls.

         "Component Class X-1 Strip Rate": As to each of the Class LA-1-1,
LA-1-2-A, LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E,
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L,
LA-1A-2-M, LA-2-A, LA-2-B, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A,
LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C,
LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A,
LF-B, LF-C, LG-A, LG-B, LH-A, LH-B,

                                       49

LH-C, LJ-A, LK-A, LK-B, LL-A, LM, LN, LO and LP Components, the Class LA-1-1
Component Class X-1 Strip Rate, the Class LA-1-2-A Component Class X-1 Strip
Rate, the Class LA-1A-1 Component Class X-1 Strip Rate, the Class LA-1A-2-A
Component Class X-1 Strip Rate, the Class LA-1A-2-B Component Class X-1 Strip
Rate, the Class LA-1A-2-C Component Class X-1 Strip Rate, the Class LA-1A-2-D
Component Class X-1 Strip Rate, the Class LA-1A-2-E Component Class X-1 Strip
Rate, the Class LA-1A-2-F Component Class X-1 Strip Rate, the Class LA-1A-2-G
Component Class X-1 Strip Rate, the Class LA-1A-2-H Component Class X-1 Strip
Rate, the Class LA-1A-2-I Component Class X-1 Strip Rate, the Class LA-1A-2-J
Component Class X-1 Strip Rate, the Class LA-1A-2-K Component Class X-1 Strip
Rate, the Class LA-1A-2-L Component Class X-1 Strip Rate, the Class LA-1A-2-M
Component Class X-1 Strip Rate, the Class LA-2-A Component Class X-1 Strip Rate,
the Class LA-2-B Component Class X-1 Strip Rate, the Class LA-3-A Component
Class X-1 Strip Rate, the Class LA-3-B Component Class X-1 Strip Rate, the Class
LA-3-C Component Class X-1 Strip Rate, the Class LA-3-D Component Class X-1
Strip Rate, the Class LA-3-E Component Class X-1 Strip Rate, the Class LA-4-A
Component Class X-1 Strip Rate, the Class LA-4-B Component Class X-1 Strip Rate,
the Class LA-4-C Component Class X-1 Strip Rate, the Class LA-4-D Component
Class X-1 Strip Rate, the Class LA-4-E Component Class X-1 Strip Rate, the Class
LA-4-F Component Class X-1 Strip Rate, the Class LA-4-G Component Class X-1
Strip Rate, the Class LA-AB-A Component Class X-1 Strip Rate, the Class LA-AB-B
Component Class X-1 Strip Rate, the Class LA-AB-C Component Class X-1 Strip
Rate, the Class LA-AB-D Component Class X-1 Strip Rate, the Class LA-5-A
Component Class X-1 Strip Rate, the Class LA-5-B Component Class X-1 Strip Rate,
the Class LA-J Component Class X-1 Strip Rate, the Class LB Component Class X-1
Strip Rate, the Class LC Component Class X-1 Strip Rate, the Class LD-A
Component Class X-1 Strip Rate, the Class LD-B Component Class X-1 Strip Rate,
the Class LD-C Component Class X-1 Strip Rate, the Class LD-D Component Class
X-1 Strip Rate, the Class LE-A Component Class X-1 Strip Rate, the Class LE-B
Component Class X-1 Strip Rate, the Class LF-A Component Class X-1 Strip Rate,
the Class LF-B Component Class X-1 Strip Rate, the Class LF-C Component Class
X-1 Strip Rate, the Class LG-A Component Class X-1 Strip Rate, the Class LG-B
Component Class X-1 Strip Rate, the Class LH-A Component Class X-1 Strip Rate,
the Class LH-B Component Class X-1 Strip Rate, the Class LH-C Component Class
X-1 Strip Rate, the Class LJ-A Component Class X-1 Strip Rate, the Class LK-A
Component Class X-1 Strip Rate, the Class LK-B Component Class X-1 Strip Rate,
the Class LL-A Component Class X-1 Strip Rate, the Class LM Component Class X-1
Strip Rate, the Class LN Component Class X-1 Strip Rate, the Class LO Component
Class X-1 Strip Rate, the Class LP Component Class X-1 Strip Rate, as
applicable.

         "Component Class X-2 Strip Rate": As to each of the Class LA-1-2-A,
LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F,
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-2-A, LA-2-B, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C,
LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A,
LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C,
LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A, LK-A, LK-B and LL-A Components, the Class
LA-1-2-A Component Class X-2 Strip Rate, the Class LA-1A-2-A Component Class X-2
Strip Rate, the Class LA-1A-2-B Component Class X-2 Strip Rate, the Class
LA-1A-2-C Component Class X-2 Strip Rate, the Class LA-1A-2-D Component Class
X-2 Strip Rate, the Class LA-1A-2-E Component Class X-2 Strip Rate, the Class
LA-1A-2-F Component Class X-2 Strip Rate, the Class LA-1A-2-G Component Class
X-2

                                       50

Strip Rate, the Class LA-1A-2-H Component Class X-2 Strip Rate, the Class
LA-1A-2-I Component Class X-2 Strip Rate, the Class LA-1A-2-J Component Class
X-2 Strip Rate, the Class LA-1A-2-K Component Class X-2 Strip Rate, the Class
LA-1A-2-L Component Class X-2 Strip Rate, the Class LA-1A-2-M Component Class
X-2 Strip Rate, the Class LA-2-A Component Class X-2 Strip Rate, the Class
LA-2-B Component Class X-2 Strip Rate, the Class LA-3-A Component Class X-2
Strip Rate, the Class LA-3-B Component Class X-2 Strip Rate, the Class LA-3-C
Component Class X-2 Strip Rate, the Class LA-3-D Component Class X-2 Strip Rate,
the Class LA-3-E Component Class X-2 Strip Rate, the Class LA-4-A Component
Class X-2 Strip Rate, the Class LA-4-B Component Class X-2 Strip Rate, the Class
LA-4-C Component Class X-2 Strip Rate, the Class LA-4-D Component Class X-2
Strip Rate, the Class LA-4-E Component Class X-2 Strip Rate, the Class LA-4-F
Component Class X-2 Strip Rate, the Class LA-4-G Component Class X-2 Strip Rate,
the Class LA-AB-A Component Class X-2 Strip Rate, the Class LA-AB-B Component
Class X-2 Strip Rate, the Class LA-AB-C Component Class X-2 Strip Rate, the
Class LA-AB-D Component Class X-2 Strip Rate, the Class LA-5-A Component Class
X-2 Strip Rate, the Class LA-5-B Component Class X-2 Strip Rate, the Class LA-J
Component Class X-2 Strip Rate, the Class LB Component Class X-2 Strip Rate, the
Class LC Component Class X-2 Strip Rate, the Class LD-A Component Class X-2
Strip Rate, the Class LD-B Component Class X-2 Strip Rate, the Class LD-C
Component Class X-2 Strip Rate, the Class LD-D Component Class X-2 Strip Rate,
the Class LE-A Component Class X-2 Strip Rate, the Class LE-B Component Class
X-2 Strip Rate, the Class LF-A Component Class X-2 Strip Rate, the Class LF-B
Component Class X-2 Strip Rate, the Class LF-C Component Class X-2 Strip Rate,
the Class LG-A Component Class X-2 Strip Rate, the Class LG-B Component Class
X-2 Strip Rate, the Class LH-A Component Class X-2 Strip Rate, the Class LH-B
Component Class X-2 Strip Rate, the Class LH-C Component Class X-2 Strip Rate,
the Class LJ-A Component Class X-2 Strip Rate, the Class LK-A Component Class
X-2 Strip Rate, the Class LK-B Component Class X-2 Strip Rate and the Class LL-A
Component Class X-2 Strip Rate, as applicable.

         "Component Rate": As to each of the Class X Components, the rate reflected in the definition for such component herein.

         "Controlling Class": As of any date of determination, the outstanding
Class of Principal Balance Certificates with the lowest Payment Priority (with the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5 Certificates being treated as a single class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial
Class Principal Balance thereof (or, if no Class of Principal Balance
Certificates outstanding has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Principal Balance Certificates with the lowest
Payment Priority). Initially, the Controlling Class will consist of the Class P
Certificates.

         "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) for certificate transfer purposes,
Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services (CMBS)--GMACCM Series 2004-C3 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust

                                       51

Services (CMBS)-GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
Certificates, Series 2004-C3.

         "Corrected Mortgage Loan": Any Mortgage Loan (including each
Cross-Collateralized Mortgage Loan relating to such Mortgage Loan, but excluding the Non-Serviced Mortgage Loans) or any Serviced Whole Loan, as the case may be, that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or
Serviced Whole Loan or a related Mortgaged Property becoming an REO Property).

         "Countrywide":  Countrywide Commercial Real Estate Finance, Inc. and
its successors and assigns.

         "Countrywide Mortgage Loan Purchase Agreement": With respect to the
Univision Tower Mortgage Loan, an agreement, dated as of December 21, 2004, between Countrywide, as seller, and MSMC, as purchaser, relating to the transfer of all of Countrywide's right, title and interest in and to the related Mortgage
Loan.

         "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

         "Credit Lease": With respect to a Credit Lease Loan, if any, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

         "Credit Lease Loan":  Any Mortgage Loan that is identified as a "Credit
Lease Loan" on the Mortgage Loan Schedule.

         "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

         "Current Principal Distribution Amount": With respect to any
Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following (without duplication and subject to adjustment in accordance with
Section 4.03(d)):

         (i) the principal portions of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any related REO Loans for their respective Due Dates occurring during the same calendar month as such
Distribution Date; plus

         (ii) all Principal Prepayments received on the Mortgage Loans during the related Collection Period; plus

         (iii) with respect to any Mortgage Loan that is a Balloon Mortgage Loan as to which the related Stated Maturity Date occurred or any ARD Loan as to which the related Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any Principal
Prepayment and any amount described in subsection (iv)

                                       52

below) that was made by or on behalf of the related Mortgagor during the related
Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; plus

         (iv) that portion of all Liquidation Proceeds (exclusive of any Excess
Liquidation Proceeds) and Insurance Proceeds received on or in respect of the
Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon
Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; plus

         (v) that portion of all Liquidation Proceeds (exclusive of any Excess
Liquidation Proceeds), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any
Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to same calendar month as such Distribution Date and not previously recovered.

         "Current Ratings Report": With respect to any Credit Lease Loan, a report or reports, dated as of a date no earlier than three Business Days prior to the related Determination Date, setting forth: (i) the publicly available corporate credit rating of Standard & Poor's for the Tenant and any Guarantor as
of that date, (ii) the publicly available corporate credit rating of Standard &
Poor's for such Tenant or Guarantor included in the Current Ratings Report for the immediately preceding Determination Date (except for the first Determination
Date), and (iii) whether such Tenant or Guarantor has been placed on credit watch by Standard & Poor's.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, any Mortgage Loan Seller or an Affiliate of
any of them. The Trustee shall act as the initial Custodian.

         "Cut-off Date": With respect to any Mortgage Loan or Serviced Companion
Loan, the Due Date for such Mortgage Loan or Serviced Companion Loan in December
2004.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan or
Serviced Companion Loan, the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                                       53

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) or any Serviced Whole Loan, for
any specified period, the debt service coverage ratio calculated in accordance with the applicable Servicer Report using the methodologies set forth in Exhibit
F.

         "Default Interest": With respect to any Mortgage Loan (or related REO
Loan) or any Serviced Companion Loan, any amounts collected thereon, other than interest at the Revised Rate accrued on any ARD Loan after its Anticipated
Repayment Date, late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage
Loan (or REO Loan) and any related Serviced Companion Loan, accrued at the related Mortgage Rate.

         "Defaulted Mortgage Loan": A Mortgage Loan or Serviced Companion Loan
that is delinquent in an amount equal to at least two Monthly Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

         "Defaulting Party":  As defined in Section 7.01(b).

         "Defeasance Collateral": Noncallable government obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United
States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents, but only if such obligations or assets constitute "government securities" under the defeasance rule of the REMIC
Provisions.

         "Defeasance Loan": Any Mortgage Loan that is designated as such on the
Mortgage Loan Schedule and any related Serviced Companion Loan.

         "Defeasance Option": The right of a Mortgagor, pursuant to the terms of the related Mortgage Note or related Mortgage Loan documents, to obtain a release of any portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of Defeasance Collateral.

         "Definitive Certificate":  As defined in Section 5.03(a).

         "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the
Trust pursuant to the terms hereof or as to which one or more Qualifying
Substitute Mortgage Loans are substituted.

         "Delinquency Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

         "Delinquency Advance Date":  The Business Day preceding each
Distribution Date.

         "Depositor":  GMAC Commercial Mortgage Securities, Inc. or its
successor in interest.

                                       54

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede &
Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs, or if such first day is not a Business Day, the Business Day immediately following.

         "Directing Certificateholder": With respect to any Serviced Companion
Loan, either the holder thereof or if such Serviced Companion Loan has been securitized, the controlling class of certificateholders of any securitization trust into which a Serviced Companion Loan is deposited, as such term (or term of similar import) is defined in the applicable Serviced Companion Loan
Securitization Agreement.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of
Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee)
shall not be considered to Directly Operate an REO Property solely because the
Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Code Section 162) or capital expenditures with respect to such
REO Property.

         "Discount Rate": With respect to each Mortgage Loan and each Serviced
Companion Loan, if applicable, as to which there has been a prepayment during a
Collection Period and for which a Prepayment Premium is collected, either: (a)
with respect to premiums, penalties or fees, the yield (compounded monthly) for
"This Week" as reported by the Federal Reserve Board in Federal Reserve
Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Anticipated Repayment Date, in the case of an ARD
Loan, or the Maturity Date, in the case of each other Mortgage Loan or Serviced
Companion Loan, of such Mortgage Loan or Serviced Companion Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the Maturity Date or Anticipated Repayment Date, as applicable, of the applicable Mortgage Loan or Serviced Companion Loan, then the
Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such
Maturity Date

                                       55

or Anticipated Repayment Date, as the case may be; or (b) with respect to yield maintenance charges, the rate specified in the related Mortgage Note.

         "Discount Rate Fraction": With respect to the distribution of any
Prepayment Premium received with respect to any Mortgage Loan to the Holders of any Class of Principal Balance Certificates on any Distribution Date, a fraction
(not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over
(y) the relevant Discount Rate.

         "Distributable Certificate Interest": With respect to any Class of
REMIC III Regular Certificates, for any Distribution Date, the Accrued
Certificate Interest in respect of such Class of Certificates for such
Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution
Date allocated to such Class of Certificates as set forth below. The Net
Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the REMIC III Regular
Certificates, pro rata, in accordance with the respective amounts of Accrued
Certificate Interest for such Classes of Certificates for such Distribution
Date.

         "Distribution Account": The segregated account(s) or subaccount(s)
created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as
Trustee, in trust for the registered holders of GMAC Commercial Mortgage
Securities, Inc., Mortgage Pass Through Certificates, Series 2004-C3." Any such account or subaccount shall be an Eligible Account.

         "Distribution Date": The 10th day of any month, or if such 10th day is not a Business Day, the Business Day immediately following, commencing in
January 2005.

         "Distribution Date Statement":  As defined in Section 4.02(a).

         "Document Defect":  As defined in Section 2.02(e).

         "Due Date": With respect to (i) any Mortgage Loan or Serviced Companion
Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly
Payment on such Mortgage Loan or Serviced Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Serviced Companion Loan had been scheduled to be first due.

         "Eligible Account": An account or subaccount that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least (x) "A-1" by Standard & Poor's and (y) "F-1" by
Fitch if the deposits are to be held in the account for 30 days or less, or (B)
long-term unsecured debt obligations are rated at least (x) "AA-" by Standard &
Poor's and (y) "AA-" by Fitch if the deposits are to be held in the account more than 30 days; (ii)

                                       56

maintained with PNC Bank, National Association so long as such bank's long term unsecured debt rating shall be at least "A" from Standard & Poor's and "A+" from
Fitch (if the deposits are to be held in the account for more than 30 days) or such bank's short term deposit or short term unsecured debt rating shall be at least "A-1" from Standard & Poor's and "F-1" from Fitch (if the deposits are to be held in the account for 30 days or less); (iii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Section 9.10(b) of Title 12 of the Code of Federal Regulations; or (iv) an
account or accounts of a depository institution acceptable to each Rating
Agency, as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Certificate Account or the
Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates or, in the case of an account that relates solely to a Serviced Companion Loan, any
Serviced Companion Loan Securities by such Rating Agency.

         "Emergency Advance": Any Servicing Advance that must be made within five Business Days by the Master Servicer (at the direction of the Special
Servicer) in order to avoid any material penalty, any material harm to a
Mortgaged Property or any other material adverse consequence to the Trust Fund.

         "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by
ASTM.

         "Environmental Policy": The Secured Creditor Impaired Property Policies
(Portfolio) issued by American International Group,Inc. with respect to the
Mortgaged Properties listed on Schedule II.

         "ERISA":  The Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

         "Event of Default":  One or more of the events described in Section
7.01(a).

         "Excess Interest": With respect to each ARD Loan, if any, interest accrued on such Mortgage Loan and allocable to the Excess Rate and, except to the extent limited by applicable law, interest accrued at the Revised Rate on any such accrued interest that is unpaid. The Excess Interest is an asset of the
Trust Fund which is a Grantor Trust Asset not held in REMIC I, REMIC II or REMIC
III.

         "Excess Liquidation Proceeds": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation
Expenses and Unliquidated Advances, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such
Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

                                       57

         "Excess Liquidation Proceeds Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(d)
in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank,
N.A., as Trustee, in trust for the registered holders of GMAC Commercial
Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series
2004-C3--Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

         "Excess Rate": With respect to each ARD Loan, if any, after the related
Anticipated Repayment Date, the excess of (A) the applicable Revised Rate over
(B) the applicable initial Mortgage Rate, each as set forth in the Mortgage Loan
Schedule.

         "Exchange Act":  The Securities Exchange Act of 1934, as amended.

         "Extraordinary Prepayment Interest Shortfall": With respect to any Late
Due Date Mortgage Loan that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any
Collection Period, which Principal Prepayment was applied to such Late Due Date
Mortgage Loan prior to such Mortgage Loan's Due Date in the next succeeding
Collection Period, the amount of interest that would have accrued at the related
Net Mortgage Rate on the amount of such Principal Prepayment from the date as of which such Principal Prepayment was received to but not including the Due Date of such Mortgage Loan in the next succeeding Collection Period, to the extent not collected from the related Mortgagor (without regard to any Prepayment
Premium or Excess Interest that may have been collected) and to the extent that any portion thereof does not represent a Balloon Payment Interest Shortfall.

         "FDIC":  Federal Deposit Insurance Corporation or any successor.

         "FHLMC":  Federal Home Loan Mortgage Corporation or any successor.

         "Final  Distribution  Date":  The final  Distribution  Date on which any  distributions  are to be made on the Certificates as contemplated by
Section 9.01.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a
Mortgage Loan or REO Property, as the case may be, that was purchased by a
Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase
Agreement, pursuant to Section 3.18 or pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

         "Fitch": Fitch, Inc. or its successor in interest. If no such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and
specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                                       58

         "Fitch's Approval":  As defined in Section 4.03(b).

         "Fixed Rate Mortgage Loan": A Mortgage Loan as to which the related
Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the
Mortgagor's or the mortgagee's option under the terms of the related Mortgage
Loan documents).

         "FNMA":  Federal National Mortgage Association or any successor thereto.

          "Form 10-K  Certification":  A  certification  described in
Section 8.14  hereof,  substantially in the form of Exhibit M-1 attached hereto.

         "GACC":  German American Capital Corporation or its successor in interest.

         "GE 2004-C3 Master Servicer": The "master servicer" under the GE
2004-C3 Pooling and Servicing Agreement, which as of the date hereof is GEMSA
Loan Services, L.P.

         "GE 2004-C3 Pooling and Servicing Agreement": The Pooling and Servicing
Agreement, dated as of July 1, 2004, among GE Commercial Mortgage Corporation, as depositor, GEMSA Loan Services, L.P., as master servicer, Lennar Partners,
Inc., as special servicer and Wells Fargo Bank, N.A., as trustee, as from time to time amended.

         "GE 2004-C3 Special Servicer": The "special servicer" under the GE
2004-C3 Pooling and Servicing Agreement, which as of the date hereof is Lennar
Partners, Inc.

         "GE 2004-C3 Trustee": The "trustee" under the GE 2004-C3 Pooling and
Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

         "GMACCM":  GMAC Commercial Mortgage Corporation or its successor in interest.

         "Grantor  Trust":  That certain  "grantor  trust"  (within the meaning of the Grantor Trust  Provisions),  the assets of which include the Grantor
Trust Assets.

         "Grantor Trust Assets":  Any Excess Interest.

         "Grantor Trust Provisions": Subpart E of Subchapter J and Section 7701
of the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

         "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

         "Group 1 Mortgage Loan":  Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group 1.

         "Group 2 Mortgage Loan":  Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group 2.

         "Guarantor":  The guarantor under any Guaranty with respect to any
Credit Lease.

                                       59

         "Guaranty": With respect to any Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Hempstead Road Apartments Mortgage Loan": The Mortgage Loan identified by control number 75 in the Mortgage Loan Schedule.

         "Houston Center Additional Review Period":  As defined in Section
3.30(e).

         "Houston Center Initial Review Period":  As defined in Section 3.30(e).

         "Houston Center Intercreditor Agreement": With respect to the Houston
Center Mortgage Loan and the Houston Center Companion Loans, that certain intercreditor agreement by and among the initial holder of the Houston Center
Mortgage Loan and the Houston Center Companion Loans, as from time to time amended.

         "Houston Center Companion Loan":  As defined in the Preliminary
Statement.

         "Houston Center Companion Loan Holder":  Any holder of a Houston Center
Companion Loan.

         "Houston Center Mortgage Loan":  As defined in the Preliminary
Statement.

         "Houston Center Service Providers": With respect to each Houston Center
Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of each Houston Center Companion
Loan pursuant to the related pooling and servicing agreement.

         "Houston Center Subsequent Special Servicer":  As defined in Section
3.30(e).

         "Houston Center Whole Loan":  As defined in the Preliminary Statement.

         "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, each Mortgage Loan
Seller, the Master Servicer, the Special Servicer, the Trustee, the Majority
Certificateholder of the Controlling Class, any holder of a B Note, any Serviced
Companion Loan Holder, any Non-Serviced Companion Loan Holder and any and all
Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, the Trustee, the Majority
Certificateholder of the Controlling Class, any holder of a B Note, any Serviced
Companion Loan Holder, any Non-Serviced

                                       60

Companion Loan Holder or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, any Mortgage Loan Seller, the Special
Servicer, the Trustee, the Majority Certificateholder of the Controlling Class
or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Majority
Certificateholder of the Controlling Class, any holder of a B Note, any Serviced
Companion Loan Holder, any Non-Serviced Companion Loan Holder or any Affiliate
thereof merely because such Person is the beneficial owner of 1% or less of any
Class of securities issued by the Depositor, the Master Servicer or any
Affiliate thereof, as the case may be.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any
Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the
Trust Fund or any Serviced Companion Loan Holder, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person;
provided, that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of
Section 860D(a) of the Code), or cause any income realized in respect of such
REO Property to fail to qualify as Rents from Real Property.

         "Initial Class Principal Balance": With respect to any Class of
Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement.

         "Initial  Class Notional  Amount":  The  Initial  Class X-1  Notional
Amount or the Initial  Class X-2  Notional  Amount,  as applicable.

         "Initial Class X-1 Notional Amount": With respect to the Class X-1
Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $1,251,090,921.

         "Initial Class X-2 Notional Amount": With respect to the Class X-2
Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $1,211,222,000.

         "Initial Resolution Period":  As defined in Section 2.03(a).

         "Insurance Policy": With respect to any Mortgage Loan or any Serviced
Whole Loan, any hazard insurance policy, flood insurance policy, title policy, credit lease enhancement insurance policy, residual value insurance policy or other insurance policy that is maintained

                                       61

from time to time in respect of such Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property or released to the Mortgagor, in either case, in accordance with the
Servicing Standard (including any amounts paid by the Master Servicer or Special
Servicer pursuant to Section 3.07) and applicable law.

         "Intercreditor Agreement": Any or all of the Houston Center
Intercreditor Agreement and/or the Strategic Hotel Portfolio Intercreditor
Agreements, as the context may require.

         "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as
Trustee, in trust for the registered holders of GMAC Commercial Mortgage
Securities, Inc., Mortgage Pass-Through Certificates, Series 2004-C3--Interest
Reserve Account." Any such account or subaccount shall be an Eligible Account.

         "Interest Reserve Loans":  Any Mortgage Loan bearing interest computed on an actual/360 basis.

         "Interested Person": The Depositor,  the Master Servicer,  the Special
Servicer,  any Holder of a Certificate or any Affiliate of any such Person.

         "Investment Account": Each of the Certificate Account, the Distribution
Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve
Account, the Special Reserve Account, each Serviced Whole Loan Custodial Account and any REO Account.

         "Investor Certification":  A certification in the form of Exhibit H-1 hereto.

         "Late Collections": With respect to any Mortgage Loan or the Serviced
Whole Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds, payments of Substitution
Shortfall Amounts, or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole
Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period (or, in the case of a
Late Due Date Mortgage Loan, on any Due Date prior to the date of receipt) and not previously recovered. With respect to any Distribution Date and any REO
Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO
Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under such predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a
Due Date in a previous Collection Period (or, in the case of a Late Due Date
Mortgage Loan, on any

                                       62

Due Date prior to the date of receipt) and not previously recovered. The term
"Late Collections" shall specifically exclude Penalty Charges.

         "Late Due Date Mortgage Loan": Each Mortgage Loan (or successor REO
Loan), having a Due Date which occurs after the Determination Date in the same calendar month as such Due Date.

         "Liquidation Event": With respect to any Mortgage Loan or Serviced
Companion Loan, any of the following events (as applicable): (i) such Mortgage
Loan or Serviced Companion Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan or Serviced Companion
Loan; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan
Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement;
(iv) such Mortgage Loan or Serviced Companion Loan is purchased pursuant to
Section 3.18; or (v) such Mortgage Loan is purchased pursuant to Section 9.01.
With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master
Servicer, the Majority Certificateholder of the Controlling Class, the Special
Servicer or the Depositor pursuant to Section 9.01.

         "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09, 3.18 or 3.19 or final payoff of a Corrected Mortgage Loan
(including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions, conveyance taxes, any
Liquidation Fee or Workout Fee associated with a final payoff of a Corrected
Mortgage Loan and any other unreimbursed Additional Trust Fund Expense associated with such Mortgage Loan).

         "Liquidation Fee": With respect to each Specially Serviced Mortgage
Loan or REO Property (subject to the limitations set forth in Section 3.11(c)), the fee designated as such and payable to the Special Servicer pursuant to
Section 3.11(c). With respect to each Mortgage Loan repurchased by the applicable Mortgage Loan Seller pursuant to Section 2.03(a), the fee designated as such and payable as part of the Purchase Price pursuant to such section.

         "Liquidation Fee Rate": With respect to each Specially Serviced
Mortgage Loan or REO Property (or Mortgage Loan subject to repurchase pursuant to Section 2.03(a)) as to which a Liquidation Fee is payable, 1.00%.

         "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and
REO Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted
Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a
Mortgage Loan or a Serviced Companion Loan pursuant to Section 3.18; (v) the purchase of a Mortgage Loan pursuant to an Intercreditor

                                       63

Agreement (without duplication of any amounts specified in clause (iv)); (vi)
the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section
6 of the related Mortgage Loan Purchase Agreement; (vii) the payment of any
Substitution Shortfall Amount by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (viii) the purchase of a Mortgage
Loan or REO Property pursuant to Section 9.01; or (ix) in the case of a
Non-Serviced Mortgage Loan, the purchase of such Non-Serviced Mortgage Loan by any Person entitled to purchase such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Companion Loan Securitization Agreement and/or the related
Intercreditor Agreement, to the extent of any portion of such amounts received by the Trust Fund as holder of the related Mortgage Loan pursuant to
Non-Serviced Companion Loan Securitization Agreement and/or the related
Intercreditor Agreement.

         "Loan Group": Either Loan Group 1 or Loan Group 2.

         "Loan Group Principal  Distribution Amount": The Loan Group 1 Principal
Distribution Amount and/or the Loan Group 2 Principal Distribution Amount, as
applicable.

         "Loan Group 1": Collectively, all of the Mortgage Loans that are Group
1 Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 1 is $899,649,028.

         "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

         "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

         "Loan Group 2": Collectively, all of the Mortgage Loans that are Group
2 Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 2 is $351,441,893.

         "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

         "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan or Serviced
Whole Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such
Mortgage Loan or Serviced Whole Loan, as the case may be, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

         "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage
Loan or Serviced Whole Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and

                                       64

Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

         "Lock-Box Agreement": With respect to any Mortgage Loan or Serviced
Whole Loan serviced hereunder, the lock-box agreement, if any, between the originator of such Mortgage Loan or Serviced Whole Loan and the Mortgagor, pursuant to which the related Lock-Box Account, if any, is to be established.

         "Loss Reimbursement Amount": With respect to any REMIC I Regular
Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding
Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to
REMIC II on the immediately preceding Distribution Date pursuant to Section
4.01(a) with respect to such REMIC I Regular Interest, plus (iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund
Expenses deemed allocated to) such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date.

         "MAI":  Member of Appraisal Institute.

         "Majority Certificateholder": With respect to any specified Class or
Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes.

         "Master Servicer":  GMACCM, or any successor master servicer appointed as herein provided.

         "Master Servicer Remittance Date":  The Business Day preceding each
Distribution Date.

         "Master Servicing Fee": With respect to any Distribution Date and each
Mortgage Loan, Serviced Companion Loan and REO Loan serviced hereunder, that portion of the Servicing Fee that has accrued at the Master Servicing Fee Rate.

         "Master Servicing Fee Rate": With respect to each Mortgage Loan (and related Serviced Companion Loan) and REO Loan serviced hereunder, the rate per annum set forth for such loan on Schedule VI hereto. The Master Servicing Fee
Rate is included in the Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan Schedule.

         "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the
Trust Fund therein or of any Certificateholder.

                                       65

         "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder;
provided, however, that the absence of, or a material and adverse irregularity on the face of, any of the following documents shall be presumed to be a
Material Document Defect: the original Mortgage Note (or a lost note affidavit and indemnity), an original or executed copy of the Mortgage, an original or copy of the required lender's title insurance policy (or in lieu thereof a marked-up title commitment marked as binding and countersigned by the title company or its authorized agent), the original or copy of any related letters of credit or a copy of any related Ground Lease from the Mortgage File.

         "Maturity Date": With respect to any Mortgage Loan or Serviced
Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this
Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan by reason of default thereunder,
(ii) any grace period permitted by the related Mortgage Note, (iii) any modification, waiver or amendment of such Mortgage Loan or Serviced Companion
Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.21 or (iv) in the case of any ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

         "Modified Mortgage Loan": Any Mortgage Loan or Serviced Companion Loan
as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

         (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly
Payments with respect to such Mortgage Loan or Serviced Companion Loan);

         (ii) except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

         (iii) in the good faith and reasonable judgment of the Special
Servicer, otherwise materially impairs the security for such Mortgage Loan or
Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

         "Monthly Additional Report on Recoveries and Reimbursements": With
respect to the one month period immediately prior to the related Determination
Date, a report in the form of Exhibit K attached hereto, and, upon its adoption by the CMSA, such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                       66

         "Monthly Payment": With respect to any Mortgage Loan or Serviced
Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Serviced Companion Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related
Mortgage Note(s) (as such may be modified at any time following the Closing
Date) and applicable law, without regard to the accrual of Excess Interest on or the application of any excess cash flow to pay principal on any ARD Loan.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest. If no such rating agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the
Depositor. Notice of such designation shall be given to the Trustee, the Master
Servicer and the Special Servicer and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Mortgage": With respect to any Mortgage Loan or Serviced Whole Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

         "Mortgage File": With respect to any Mortgage Loan or Serviced
Companion Loan, subject to Section 2.01(b), collectively the following documents:

         (1) (A) in the case of each Mortgage Loan, the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage
Pass-Through Certificates, Series 2004-C3, without recourse" and (B) in the case of each Serviced Companion Loan, a copy of the executed Mortgage Note for such
Serviced Companion Loan;

         (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon

         (3) the original or a copy of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none by the originator, either in blank or in favor of the
Trustee (in such capacity) and with respect to the Serviced Whole Loans, also to the Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders;

         (4) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Companion Loan, as the case may be, to the most recent assignee of record thereof prior to the
Trustee, if any, in each case with evidence of recording thereon;

         (5) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee

                                       67

of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage, referred to in clause (3) above and with respect to the Serviced Whole Loans, also to the
Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders;

         (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Companion Loan, as the case may be, to the most recent assignee of record thereof prior to the
Trustee, if any;

         (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (3) above and with respect to the Serviced Whole Loans, also to the
Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders;

         (8) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage,
Mortgage Note or any related security document have been modified or the
Mortgage Loan or Serviced Companion Loan, as the case may be, has been assumed;

         (9) the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the
Mortgage as a first lien on the Mortgaged Property;

         (10) the original or a copy of any guaranty of the obligations of the
Mortgagor under the Mortgage Loan which was in the possession of the Mortgage
Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Companion Loan, as the case may be, to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

         (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Companion Loan, as the case may be, (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged
Property (in each case with evidence of filing thereon) and which were in the possession of the applicable Mortgage Loan Seller (or its agent) at the time the
Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the applicable

                                       68

Mortgage Loan Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee (in such capacity);

         (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage,
Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

         (13) the related Ground Lease or a copy thereof, if any;

         (14) if the Mortgage Loan or Serviced Companion Loan is a Credit Lease
Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Mortgage Loan or Serviced Companion Loan, as the case may be, an original of the bond lease insurance policy, if any, obtained with respect to such Mortgage Loan or Serviced Companion Loan and an original of the residual value insurance policy, if any, obtained with respect to such
Mortgage Loan or Serviced Companion Loan;

         (15) the original or a copy of any lockbox agreement or deposit account or similar agreement;

         (16) the original or a copy of any Intercreditor Agreement or side letter with respect to the Mortgage Loan or Serviced Companion Loan;

         (17) the original or a copy of any Environmental Policy;

         (18) the original (if the original is not held by the Master Servicer)
or a copy of any letter of credit and any related transfer documents;

         (19)     for a hospitality property, copies of franchise agreements, if any, and franchisor comfort letters, if any;

         (20)     for the Strategic Hotel Portfolio Mortgage Loan, a copy of the executed  GE 2004-C3 Pooling and Servicing  Agreement; and

         (21) a checklist of documents included in the Mortgage File,

provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

         Notwithstanding the foregoing, with respect to the Strategic Hotel
Portfolio Mortgage Loan, "Mortgage File" shall mean the original Mortgage Note in the aggregate amount of $30,000,000 pertaining to the Strategic Hotel
Portfolio Mortgage Loan and copies of each other document contained in the mortgage file relating to the Strategic Hotel Portfolio Whole Loan held by the
GE 2004-C3 Trustee.

         "Mortgage Loan": Each of the mortgage loans or mortgage loan interests held by REMIC I, transferred and assigned to the Trustee pursuant to Section
2.01 and from time to time

                                       69

held in the Trust Fund (including, without limitation, all Replacement Mortgage
Loans, REO Loans and Specially Serviced Mortgage Loans). As used herein, unless specifically provided otherwise, the term "Mortgage Loan" includes: (i) the related Mortgage Note, Mortgage, participation certificate or agreement and/or other security documents contained in the related Mortgage File and (ii) the
Houston Center Mortgage Loan and the Strategic Hotel Portfolio Mortgage Loan
(which are part of the Trust Fund) but excludes the B Notes, the Non-Serviced
Companion Loans and the Serviced Companion Loans (which are not part of the
Trust Fund).

         "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan
Seller, each agreement between the Depositor and such Mortgage Loan Seller relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the
Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule I, which list sets forth the following information with respect to each
Mortgage Loan:

         (i) the control number, the loan number (if any) and name of the
Mortgaged Property;

         (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii) the Mortgage Rate in effect as of the Cut-off Date;

         (iv) the original principal balance;

         (v) the Cut-off Date Principal Balance;

         (vi) the (A) remaining term to stated maturity, (B) with respect to any
ARD Loan, the Anticipated Repayment Date and (C) Stated Maturity Date;

         (vii) the Due Date;

         (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

         (ix) [reserved];

         (x) whether such Mortgage Loan is an ARD Loan, a Credit Lease Loan, or a Defeasance Loan;

         (xi) in the case of a Credit Lease Loan, the identity of the Tenant and the Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

         (xii) the Servicing Fee Rate; and

                                       70

         (xiii) whether such Mortgage Loan (A) is covered by an Environmental
Policy, (B) is a Cross-Collateralized Mortgage Loan, (C) is subject to a Ground
Lease and (D) has a letter of credit as part of the related Mortgage File.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller":  Each of GMACCM, GACC and MSMC.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

         "Mortgage Pool": Collectively, all of the Mortgage Loans (including any
REO Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans).
As used herein, unless specifically provided otherwise, the term "Mortgage Pool"
includes the Houston Center Mortgage Loan and the Strategic Hotel Portfolio
Mortgage Loan, but excludes the B Notes, the Non-Serviced Companion Loans and the Serviced Companion Loans.

         "Mortgage Rate": With respect to: (i) any Mortgage Loan or Serviced
Companion Loan on or prior to its Maturity Date, the fixed or adjustable annualized rate (not including, in the case of any ARD Loan, any increase in the rate of interest to the Revised Rate) at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Serviced Companion Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law
(including, in the case of any Mortgage Loan providing for a fixed payment during any period of interest-only payments, the implied rate of interest); (ii)
any Mortgage Loan or Serviced Companion Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan or Serviced Companion Loan had remained outstanding.

         "Mortgaged Property": Individually and collectively, as the context may require, the real property interest (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a
Mortgage Loan and, if applicable, any related Serviced Companion Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require,
"Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "MSMC":  Morgan Stanley Mortgage Capital Inc. and its successors and assigns.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls with respect to the Mortgage Loans incurred in connection with the receipt of Principal Prepayments on the

                                       71

Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such
Distribution Date pursuant to Section 3.20(f) in connection with such Prepayment
Interest Shortfalls.

         "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 2.02(f) and Section 3.06.

         "Net Investment Loss": With respect to any Investment Account for any
Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section
2.02(f) and Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds; provided, Net Investment
Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and also as of a date no earlier than 60 days prior to the insolvency, and so long as such depository institution or trust company is not an Affiliate of the Person maintaining such Investment Account.

         "Net Mortgage Rate": With respect to any Mortgage Loan, any Serviced
Companion Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Servicing Fee
Rate (and, in the case of each Non-Serviced Mortgage Loan, the applicable servicing fee rate payable pursuant to the related Other Pooling and Servicing
Agreement), but, with respect to each Mortgage Loan for purposes of calculating the REMIC I Remittance Rate, the REMIC II Remittance Rate and Weighted Average
Net Mortgage Rate, determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master
Servicer or Special Servicer or resulting from (i) the bankruptcy, insolvency or similar proceeding involving the related Mortgagor or (ii) the increase in the interest rate attributable to the Revised Rate to any ARD Loan and, with respect to any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage Rate of such Mortgage
Loan for such purposes for any one-month preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate (and, in the case of the Non-Serviced Mortgage Loans, the applicable servicing fee rate payable pursuant to the related Other Pooling and Servicing Agreement)); provided, however, that with respect to the Interest
Reserve Loans, (i) the Net Mortgage Rate for the one-month period preceding the
Due Dates in (a) January of each calendar year that is not a leap year and (b)
February of each calendar year, will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Dates in March of each calendar year will be determined after taking into account the addition of the Withheld Amounts.

                                       72

         "Net Operating Income": With respect to any Mortgaged Property, for any specified period, the net operating income calculated in accordance with the
CMSA NOI Adjustment Worksheet using the methodologies set forth in Exhibit F.

         "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or
Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of
Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance, as
applicable, has determined that such Workout-Delayed Reimbursement Amounts, together with any accrued and unpaid interest thereon, will not be ultimately recoverable from Late Collections on or in respect of such related Mortgage Loan and/or REO Loan.

         "Nonrecoverable Delinquency Advance": Any Delinquency Advance
previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer, the Special Servicer or the
Trustee as applicable, will not be ultimately recoverable (together with Advance
Interest thereon) from Late Collections on or in respect of such Mortgage Loan or REO Loan (which shall be evidenced by an Officer's Certificate as provided by
Section 4.03(b)). Subject to Section 4.03(b), with respect to any Serviced
Companion Loan, any advance of principal and/or interest made or proposed to be made by the applicable Serviced Companion Loan Master Servicer or Serviced
Companion Loan Trustee on such Serviced Companion Loan which, in the judgment of the applicable Serviced Companion Loan Master Servicer or Serviced Companion
Loan Trustee, will not ultimately be recoverable (together with any interest thereon) from late payments, insurance proceeds, liquidation proceeds or any other recovery on or in respect of such Serviced Companion Loan in accordance with the related Serviced Companion Loan Securitization Agreement.

         "Nonrecoverable Servicing Advance": (i) Any Servicing Advance
previously made or proposed to be made in respect of a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or any Serviced Whole Loan or any REO Property
which, in the judgment of the Master Servicer, the Special Servicer or the
Trustee, as applicable, will not be ultimately recoverable (together with
Advance Interest thereon) from Late Collections on or in respect of such
Mortgage Loan, Serviced Whole Loan or REO Property, which shall be evidenced by an Officer's Certificate as provided by Section 3.11(h), and (ii) any Strategic
Hotel Portfolio Nonrecoverable Servicing Advance.

         "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X-1, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Residual
Certificate.

         "Non-Serviced Companion Loan":  Each of the Strategic Hotel Portfolio
Companion Loans.

         "Non-Serviced Companion Loan Holder":  Each of the Strategic Hotel
Portfolio Companion Loan Holders.

                                       73

         "Non-Serviced Companion Loan Master Servicer": With respect to any
Non-Serviced Companion Loan, the master servicer appointed and acting pursuant to the Non-Serviced Companion Loan Securitization Agreement, if any, related to such Non-Serviced Companion Loan.

         "Non-Serviced Companion Loan Securities": For so long as the
Non-Serviced Mortgage Loan related thereto or any successor REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Non-Serviced
Companion Loan. Any reference herein to a "series" of Non-Serviced Companion
Loan Securities shall refer to separate securitizations of one or more
Non-Serviced Companion Loans.

         "Non-Serviced Companion Loan Securitization Agreement": With respect to any Non-Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Non-Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

         "Non-Serviced Companion Loan Trustee": With respect to any Non-Serviced
Companion Loan, the trustee with respect to such Non-Serviced Companion Loan appointed and acting under the related Non-Serviced Companion Loan
Securitization Agreement, if any.

         "Non-Serviced Mortgage Loan":  The Strategic Hotel Portfolio Mortgage
Loan.

         "Non-Serviced Mortgage Loan Service Providers":  Each of the Strategic
Hotel Portfolio Service Providers.

         "Non-Serviced Whole Loan":  The Strategic Hotel Portfolio Whole Loan.

         "Non-Serviced Whole Loan Custodial Account": With respect to the
Non-Serviced Whole Loan, the account or accounts maintained by the related Other
Servicer pursuant to the Other Pooling and Servicing Agreement, as applicable, on behalf of the Certificateholders and the holders of the related Non-Serviced
Companion Loan Securities and/or Non-Serviced Companion Loan Holders.

         "Officer's Certificate": A certificate signed, as applicable, by a
Servicing Officer of the Master Servicer or the Special Servicer or by a
Responsible Officer of the Trustee.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the
Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or
REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master
Servicer and the Special Servicer.

         "Option":  As defined in Section 3.18.

         "Option Holder":  As defined in Section 3.18.

         "Option Notice":  As defined in Section 3.18.

                                       74

         "Option Purchase Price":  As defined in Section 3.18.

         "Other Depositor":  With respect to the Other Pooling and Servicing
Agreement, the related depositor thereunder.

         "Other Indemnified Parties":  As defined in Section 6.07.

         "Other Pooling and Servicing Agreement": The GE 2004-C3 Pooling and
Servicing Agreement, or a Serviced Companion Loan Securitization Agreement, as
applicable, each as from time to time amended, supplemented or modified.

         "Other Servicer": With respect to the Other Pooling and Servicing
Agreement, the related master servicer thereunder.

         "Other Special Servicer": With respect to the Other Pooling and
Servicing Agreement, the related special servicer thereunder.

         "Other Trust Fund": With respect to the Other Pooling and Servicing
Agreement, the related trust fund created thereunder.

         "Other Trustee":  With respect to the Other Pooling and Servicing
Agreement, the related trustee thereunder.

         "OTS":  The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof may have and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate":  With respect to:

         (i) the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5, Class A-J and Class B Certificates, the fixed rate per annum specified for such Class in the Preliminary Statement;

         (ii) the Class C, Class D, Class E, Class F and Class G Certificates,
for any Distribution Date, the lesser of the fixed rate per annum specified for such Class in the Preliminary Statement and the Weighted Average Net Mortgage
Rate for such Distribution Date; and

         (iii) the Class H Certificates, for any Distribution Date, the Weighted
Average Net Mortgage Rate;

         (iv) the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates, for any Distribution Date, the lesser of 4.724% and the Weighted
Average Net Mortgage Rate;

         (v) the Class X-1 Certificates, the Class X-1 Pass-Through Rate; and

         (vi) the Class X-2 Certificates, the Class X-2 Pass-Through Rate.

                                       75

         The Class Q Certificates and the Residual Certificates do not have a
Pass-Through Rate.

         "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution
Amount for any Distribution Date, as set forth in Section 4.01(c) hereof.

         "Penalty Charges": With respect to any Mortgage Loan or Serviced
Companion Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

         "Percentage Interest": With respect to any REMIC III Regular
Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal
Balance or the Certificate Notional Amount of such Certificate as of the Closing
Date, as specified on the face thereof, and the denominator of which is the
Initial Class Principal Balance or Initial Class Notional Amount of the relevant
Class. With respect to a Class Q Certificate or a Residual Certificate, the
percentage interest in distributions to be made with respect to the relevant
Class, as stated on the face of such Certificate.

         "Permitted Investments": Securities, instruments, or security entitlements with respect to one or more of the following:

         (1) obligations of or guaranteed as to principal and interest by the
United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (2) repurchase agreements on obligations specified in clause (i)
maturing not more than 30 days from the date of acquisition thereof; provided, that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

         (3) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided, that the short-term debt obligations of such depository institution or trust company at all times since the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

         (4) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating
Agency in its highest short-term rating available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;

                                       76

         (5) a money market fund (including those managed or advised by the
Trustee or its affiliates) rated by each Rating Agency (if so rated by such
Rating Agency) in its highest rating category and any other money market fund with respect to which a Rating Agency Confirmation has been received;

         (6) commercial paper of issuers rated by each Rating Agency in its highest short-term rating available; provided, that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

         (7) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency having a maturity of not more than 30 days;
provided, that the total amount of such investment does not exceed the greater of (A) 20% of the then outstanding principal balance of the Certificates, and
(B) the amount of monthly principal and interest payments (other than Balloon
Payments) payable on the Mortgage Loans during the preceding Collection Period;
provided, further, and notwithstanding the preceding proviso, that if all of the
Mortgage Loans are fully amortizing, then the amount of such investment shall not exceed the amount of monthly principal and interest payments (other than
Balloon Payments) payable on the Mortgage Loans during the preceding Collection
Period;

         (8) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency; and

         (9) other obligations or securities that are acceptable to each Rating
Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or Serviced Companion Loan Securities by each such
Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment (A) unless it has a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and its interest rate is tied to a single interest rate index plus a single fixed spread (if any) and moves proportionately with such index and (B) if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than 365 days from the date of acquisition thereof. References herein to the highest rating available on money market funds shall mean "AAAm" in the case of Standard & Poor's and "AAA" in the case of
Fitch, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean "A-1+" in the case of Standard & Poor's and "F-1+" in the case of Fitch.

         "Permitted Transferee": Any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all

                                       77

of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any electing large partnership under Section 775 of the Code and (vi) any other
Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of
Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms
"United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan":  As defined in Section 5.02(c)(i).

         "Post-Determination  Date Payment Report":  A report prepared by the
Master Servicer  showing all payments  received after the Determination Date.

         "Preliminary  Statement":  The introductory  section in this Agreement under the heading  "Preliminary  Statement" starting on page 1 hereof.

         "Prepayment Assumption": A CPR of 0% and an assumption that a Principal
Prepayment in full will be made on any ARD Loan on its Anticipated Repayment
Date, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II
Regular Interests and the Certificates for federal income tax purposes.

         "Prepayment Interest Excess": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan) or Serviced
Companion Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was received following the Due Date for such Mortgage Loan or Serviced Companion Loan, as the case may be, in such Collection Period, the amount of interest (net of related Servicing
Fees and, if applicable, Excess Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment Premium that may have been collected).

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan
(other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan) or,
solely for purposes of Section 4.02(a)(xx) or any Serviced Companion Loan that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period,

                                       78

which Principal Prepayment was received prior to the Due Date for such Mortgage
Loan or Serviced Companion Loan, as the case may be, in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to such Mortgage Loan or Serviced
Companion Loan to but not including such Due Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess
Interest that may have been collected).

         "Prepayment Premium": Any premium, penalty, yield maintenance charge or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage
Loan, Serviced Companion Loan or REO Loan.

         "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in
Pennsylvania, in the case of the Master Servicer, and California, in the case of the Special Servicer.

         "Principal Allocation Fraction":  With respect to:

         (i) Any Prepayment Premium collected from a Group 1 Mortgage Loan, any
Distribution Date and each of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G and Class H Certificates, a fraction, the numerator of which is the portion of the Principal Distribution Amount allocable to such Class of
Certificates for such Distribution Date and the denominator of which is the portion of the Principal Distribution Amount allocable to all such Class A-1,
Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates for such
Distribution Date; and

         (ii) Any Prepayment Premium collected from a Group 2 Mortgage Loan, any
Distribution Date and the Class A-1A Certificates, a fraction, the numerator of which is the portion of the Principal Distribution Amount allocable to the Class
A-1A Certificates for such Distribution Date and the denominator of which is the portion of the Principal Distribution Amount allocable to the Class A-1A
Certificates for such Distribution Date.

         "Principal Balance Certificate":  Any REMIC III Regular Certificate
other than a Class X-1 or Class X-2 Certificate.

         "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such
Distribution Date and (ii) if such Distribution Date is after the initial
Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal
Distribution Amount on the preceding Distribution Date; provided, that the
Principal Distribution Amount for any Distribution Date shall be increased or reduced, as applicable, in accordance with Section 4.03(d).

                                       79

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Privileged Person": The Depositor, the Master Servicer, the Special
Servicer, the Trustee, a Rating Agency, a designee of the Depositor, each
Serviced Companion Loan Holder and any Person who provides the Trustee with an
Investor Certification.

         "Proposed Plan":  As defined in Section 3.17(a)(iii).

         "Prospectus":  The Prospectus dated May 26, 2004, as supplemented by the Prospectus Supplement.

         "Prospectus  Supplement":  The Prospectus Supplement, dated December 7,
2004, relating to the offering of the Registered Certificates.

         "PTCE 95-60":  As defined in Section 5.02(c)(ii).

         "Purchase Price":  With respect to any Mortgage Loan, the Purchase
Price shall be equal to the following:

         (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

         (b) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due
Date in the Collection Period of purchase; plus

         (c) all related unreimbursed Servicing Advances; plus

         (d) all accrued and unpaid Advance Interest in respect of related
Advances; plus

         (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, (i) all expenses incurred or to be incurred by the Master Servicer, the Special
Servicer, the Depositor and the Trustee in respect of the Breach or Document
Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicing Fees, Advance Interest (to the extent, if any, not included in clause (d) above) in respect of related Advances and Additional
Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage Loan and, if the applicable Mortgage Loan
Seller repurchases such Mortgage Loan after more than 180 days following its receipt of written notice of a Material Breach, the applicable Mortgage Loan
Seller will also be required to pay a Liquidation Fee.

         With respect to the Strategic Hotel Portfolio Mortgage Loan, the
Purchase Price shall also include amounts received hereunder from the related
Strategic Hotel Portfolio Service Provider in connection with the purchase thereof by the holder of the Strategic Hotel Portfolio B Notes pursuant to the terms of the applicable Strategic Hotel Portfolio Intercreditor Agreement.

                                       80

         The Purchase Price for any Cross-Collateralized Mortgage Loan that is required to be repurchased pursuant to Section 2.03(a) as a result of a Breach or Document Defect shall include such additional amounts as are required to satisfy the "release price" requirements of the applicable Mortgage Loan documents. With respect to any REO Property, the amount calculated in accordance with the first sentence of this definition in respect of the related REO Loan.

         "Qualified Appraiser": In connection with the appraisal of any
Mortgaged Property or REO Property, an Independent MAI-designated appraiser or, if a MAI-designated appraiser is not reasonably available, a state certified appraiser, in each case, with at least five (5) years experience in appraising similar types of property.

         "Qualified Institutional Buyer": A "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Qualifying Substitute Mortgage Loan": In the case of a Deleted
Mortgage Loan, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly
Payment due in the month of substitution, not in excess of the Stated Principal
Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed
Mortgage Rate; (iv) is accruing interest on the same basis (for example, a
360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan;
(v) has a remaining term to stated maturity or Anticipated Repayment Date, in the case of any ARD Loan, not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value
Ratio not higher than that of the Deleted Mortgage Loan and a current
Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an Appraisal dated not more than twelve months prior to the date of substitution) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement, as of the date of substitution;
(viii) has an Environmental Assessment relating to the related Mortgaged
Property in its Servicing File; (ix) has a Debt Service Coverage Ratio equal to or greater than that of the Deleted Mortgage Loan; (x) has been approved by the
Majority Certificateholder of the Controlling Class (and the applicable Mortgage
Loan Seller shall pay the reasonable expenses of the due diligence (including reasonable legal fees) incurred by the Majority Certificateholder of the
Controlling Class in reviewing any proposed Qualifying Substitute Mortgage
Loan); (xi) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Qualifying Substitute Mortgage
Loan is a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; and (xii) with respect to a Group 2 Mortgage Loan, is of the same property type as such Group 2 Mortgage Loan; provided, that no
Qualifying Substitute Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date; provided, further, that no such Qualifying Substitute Mortgage Loan shall be substituted for a Deleted
Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage
Loans, then (a) the principal balance referred to in

                                       81

clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses (ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute
Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this
Agreement, the party effecting such substitution shall certify that such
Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

         "Rated Final Distribution Date": The Distribution Date in
December 2041.

         "Rating Agency": Each of Fitch and Standard & Poor's; provided, with respect to any Serviced Companion Loan that backs Serviced Companion Loan
Securities, Rating Agency shall include each rating agency then rating any related class of such Serviced Companion Loan Securities or their successors in interest.

         If a provision in this Agreement fails to specify a rating category for a particular Rating Agency then rating any Serviced Companion Loan Securities, then such provision, if then applicable to a Serviced Whole Loan, shall be construed to include the rating category of such Rating Agency that is equivalent to the lowest specified rating category of those Rating Agencies for which a category is specified in that provision.

         "Rating Agency Confirmation": With respect to any matter and any Rating
Agency, where required under this Agreement, confirmation in writing by such
Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of
Certificates or Serviced Companion Loan Securities, as applicable, then rated by such Rating Agency. For all purposes of this Agreement, the placement by a
Rating Agency of any Class of Certificates or Serviced Companion Loan
Securities, as applicable, on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates or Serviced
Companion Loan Securities, as applicable.

         "Realized Loss": With respect to each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO
Loan as to which a Final Recovery Determination has been made as to the related
REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Defaulted Mortgage Loan or REO Loan, as the case may be, as of the Due Date immediately preceding the date the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Defaulted Mortgage Loan or REO Loan, as the case may be (including all Special Servicing Fees, Workout
Fees or other fees, expenses or items with respect to such Defaulted Mortgage
Loan or REO Loan that caused Distributable Certificate Interest not to be paid in full in any prior Interest Accrual Period, but without taking into account the amounts described in clause (iv) of this sentence), at the related Mortgage
Rate to but not including the Due Date in the Collection Period (or, in the case of a Late Due Date Mortgage Loan, the Due Date in the Collection Period
immediately following the Collection Period) in which the Final Recovery
Determination was made, plus (iii) any related unreimbursed Servicing Advances and Delinquency Advances (to the extent not included in clause (ii) above) as of the commencement of the Collection Period in which the Final Recovery
Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect

                                       82

of such Defaulted Mortgage Loan or REO Loan, as the case may be, during the
Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses and compensation payable to the Master
Servicer, the Special Servicer or the Trustee paid therefrom).

         With respect to each Defaulted Mortgage Loan for which a Final Recovery
Determination has been made, to the extent not included in the previous paragraph, Realized Losses include Nonrecoverable Advances for such Mortgage
Loan (including interest on such Nonrecoverable Advances) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section
3.05(a) hereof.

         With respect to any Mortgage Loan or Serviced Whole Loan as to which any portion of the outstanding principal or accrued interest (other than Excess
Interest) owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of such principal or interest so forgiven.

         With respect to any Mortgage Loan or Serviced Whole Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or
Serviced Whole Loan granted or agreed to by the Master Servicer or Special
Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such
Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         "Record Date": With respect to any Distribution Date, the last Business
Day of the calendar month immediately preceding the month in which such
Distribution Date occurs.

         "Registered Certificates": The Class X-2, Class A-1, Class A-1A, Class
A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C
and Class D Certificates.

         "Reimbursement Rate": The rate per annum applicable to the accrual of
Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such
"prime rate" may change from time to time.

         "Related Borrower Group": Any of the groups of Mortgage Loans having the same or related Mortgagors as identified in Annex A to the Prospectus
Supplement under the column heading "Related Group."

         "Release Date":  As defined in Section 3.08(d).

         "Remaining Certificateholder": Any Holder (or Holders if they act in unanimity) holding 100% of the then outstanding Class J, Class K, Class L, Class
M, Class N, Class O, Class P and Class X Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the
Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates have been reduced to zero.

                                       83

         "REMIC":  A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date
(other than (a) Excess Interest, (b) any Special Reserve Account, (c) payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, (d) to the extent properly attributable to any
Serviced Companion Loan, all or any portion of the Serviced Whole Loan Custodial
Accounts or the Serviced Whole Loan REO Accounts, and (e) the Serviced Companion
Loan Distribution Accounts), together with the rights under all documents delivered or caused to be delivered under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loans by the Mortgage Loan Sellers; (ii) the
Certificateholders' interest in any REO Properties acquired in respect of the
Mortgage Loans; (iii) the Certificateholders' interest in such funds or assets
(other than Excess Interest) as from time to time are deposited in the
Distribution Account, the Certificate Account and the REO Account (if
established); (iv) the rights of the Depositor under Sections 2, 4(a) and 6 of each Mortgage Loan Purchase Agreement; and (v) the Sand Creek Woods Apartments
Mortgage Loan Interest Deposit.

         "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I.
Each REMIC I Regular Interest shall accrue interest at the related REMIC I
Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance (which shall equal the Cut-off Date Principal
Balance of the related Mortgage Loan). The designation for each REMIC I Regular
Interest shall be the control number for the initial related Mortgage Loan set forth in the Mortgage Loan Schedule. If a Replacement Mortgage Loan or Loans are
substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement
Mortgage Loan(s).

         "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be. If any
Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a
Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related
REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

         "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC II Distribution Amount":  As defined in Section 4.01(a).

                                       84

         "REMIC II Regular Interest": Any of the sixty-one (61) separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II and identified individually as
REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1A-1, LA-1A-2-A, LA-1A-2-B,
LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I,
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-3-A, LA-3-B,
LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G,
LA-AB-A, LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B,
LD-C, LD-D, LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A,
LK-A, LK-B, LL-A, LM, LN, LO and LP,. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         Each REMIC II Regular Interest corresponds to a Class of Principal
Balance Certificates and a Class X Component as follows:

        REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
    REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
-----------------------       ------------------------      ---------------------------   --------------------------

Class LA-1-1                    Class A-1                    Class LA-1-1 Component       --
Class LA-1-2-A                  Class A-1                    Class LA-1-2-A Component     Class LA-1-2-A Component
Class LA-1A-1                   Class A-1A                   Class LA-1A-1 Component      --
Class LA-1A-2-A                 Class A-1A                   Class LA-1A-2-A Component    Class LA-1A-2-A Component
Class LA-1A-2-B                 Class A-1A                   Class LA-1A-2-B Component    Class LA-1A-2-B Component
Class LA-1A-2-C                 Class A-1A                   Class LA-1A-2-C Component    Class LA-1A-2-C Component
Class LA-1A-2-D                 Class A-1A                   Class LA-1A-2-D Component    Class LA-1A-2-D Component
Class LA-1A-2-E                 Class A-1A                   Class LA-1A-2-E Component    Class LA-1A-2-E Component
Class LA-1A-2-F                 Class A-1A                   Class LA-1A-2-F Component    Class LA-1A-2-F Component
Class LA-1A-2-G                 Class A-1A                   Class LA-1A-2-G Component    Class LA-1A-2-G Component
Class LA-1A-2-H                 Class A-1A                   Class LA-1A-2-H Component    Class LA-1A-2-H Component
Class LA-1A-2-I                 Class A-1A                   Class LA-1A-2-I Component    Class LA-1A-2-I Component

                                       85

        REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
    REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
-----------------------       ------------------------      ---------------------------   --------------------------

Class LA-1A-2-J                 Class A-1A                   Class LA-1A-2-J Component    Class LA-1A-2-J Component
Class LA-1A-2-K                 Class A-1A                   Class LA-1A-2-K Component    Class LA-1A-2-K Component
Class LA-1A-2-L                 Class A-1A                   Class LA-1A-2-L Component    Class LA-1A-2-L Component
Class LA-1A-2-M                 Class A-1A                   Class LA-1A-2-M Component    Class LA-1A-2-M Component
Class LA-2-A                    Class A-2                    Class LA-2-A Component       Class LA-2-A Component
Class LA-2-B                    Class A-2                    Class LA-2-B Component       Class LA-2-B Component
Class LA-3-A                    Class A-3                    Class LA-3-A Component       Class LA-3-A Component
Class LA-3-B                    Class A-3                    Class LA-3-B Component       Class LA-3-B Component
Class LA-3-C                    Class A-3                    Class LA-3-C Component       Class LA-3-C Component
Class LA-3-D                    Class A-3                    Class LA-3-D Component       Class LA-3-D Component
Class LA-3-E                    Class A-3                    Class LA-3-E Component       Class LA-3-E Component
Class LA-4-A                    Class A-4                    Class LA-4-A Component       Class LA-4-A Component
Class LA-4-B                    Class A-4                    Class LA-4-B Component       Class LA-4-B Component
Class LA-4-C                    Class A-4                    Class LA-4-C Component       Class LA-4-C Component
Class LA-4-D                    Class A-4                    Class LA-4-D Component       Class LA-4-D Component
Class LA-4-E                    Class A-4                    Class LA-4-E Component       Class LA-4-E Component
Class LA-4-F                    Class A-4                    Class LA-4-F Component       Class LA-4-F Component
Class LA-4-G                    Class A-4                    Class LA-4-G Component       Class LA-4-G Component
Class LA-AB-A                   Class A-AB                   Class LA-AB-A Component      Class LA-AB-A Component
Class LA-AB-B                   Class A-AB                   Class LA-AB-B Component      Class LA-AB-B Component

                                       86

        REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
    REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
-----------------------       ------------------------      ---------------------------   --------------------------

Class LA-AB-C                   Class A-AB                   Class LA-AB-C Component      Class LA-AB-C Component
Class LA-AB-D                   Class A-AB                   Class LA-AB-D Component      Class LA-AB-D Component
Class LA-5-A                    Class A-5                    Class LA-5-A Component       Class LA-5-A Component
Class LA-5-B                    Class A-5                    Class LA-5-B Component       Class LA-5-B Component
Class LA-J                      Class A-J                    Class LA-J Component         Class LA-J Component
Class LB                        Class B                      Class LB Component           Class LB Component
Class LC                        Class C                      Class LC Component           Class LC Component
Class LD-A                      Class D                      Class LD-A Component         Class LD-A Component
Class LD-B                      Class D                      Class LD-B Component         Class LD-B Component
Class LD-C                      Class D                      Class LD-C Component         Class LD-C Component
Class LD-D                      Class D                      Class LD-D Component         Class LD-D Component
Class LE-A                      Class E                      Class LE-A Component         Class LE-A Component
Class LE-B                      Class E                      Class LE-B Component         Class LE-B Component
Class LF-A                      Class F                      Class LF-A Component         Class LF-A Component
Class LF-B                      Class F                      Class LF-B Component         Class LF-B Component
Class LF-C                      Class F                      Class LF-C Component         Class LF-C Component
Class LG-A                      Class G                      Class LG-A Component         Class LG-A Component
Class LG-B                      Class G                      Class LG-B Component         Class LG-B Component
Class LH-A                      Class H                      Class LH-A Component(1)(2)   Class LH-A Component
Class LH-B                      Class H                      Class LH-B Component         Class LH-B Component
Class LH-C                      Class H                      Class LH-C Component         Class LH-C Component

                                       87

        REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
    REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
-----------------------       ------------------------      ---------------------------   --------------------------

Class LJ-A                      Class J                      Class LJ-A Component         Class LJ-A Component
Class LK-A                      Class K                      Class LK-A Component         Class LK-A Component
Class LK-B                      Class K                      Class LK-B Component         Class LK-B Component
Class LL-A                      Class L                      Class LL-A Component         Class LL-A Component
Class LM                        Class M                      Class LM Component           --
Class LN                        Class N                      Class LN Component           --
Class LO                        Class O                      Class LO Component           --
Class LP                        Class P                      Class LP Component           --

         "REMIC II Remittance Rate": With respect to each REMIC II Regular
Interest, for any Distribution Date, the weighted average of the respective
REMIC I Remittance Rates for all REMIC I Regular Interests for such Distribution
Date (weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC I Regular Interests immediately prior to such Distribution
Date).

         "REMIC III":  The  segregated  pool of assets  consisting of all of the
REMIC II  Regular  Interests,  with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate": Any Certificate, other than a Class R-I or
Class R-II Certificate.

         "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (and, to the extent not inconsistent with such temporary and final regulations, proposed regulations)
and any published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

         (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO
Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such

                                       88

property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

         (ii) any amount received or accrued, directly or indirectly, from any
Person if the Trust Fund owns directly or indirectly (including by attribution)
a ten percent or greater interest in such Person determined in accordance with
Sections 856(d)(2)(B) and (d)(5) of the Code;

         (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

         (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of
Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

         (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

         "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial
Mortgage Corporation, as Special Servicer, in trust for registered holders of
GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates,
Series 2004-C3."

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.19.

         "REO Extension":  As defined in Section 3.16(a).

         "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan or Serviced Companion Loan, including, without limitation, with respect to the calculation of the Mortgage
Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Serviced
Companion Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor
Mortgage Loan or Serviced Companion Loan as of the date of the related REO
Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed
Monthly Payments and other amounts due and owing in respect of the predecessor
Mortgage Loan or Serviced Companion Loan as of the date of the related REO
Acquisition shall be deemed to continue to be due and owing in respect of an REO
Loan. In addition, Nonrecoverable Advances (including interest on such
Nonrecoverable Advances) with respect to such REO Loan that were

                                       89

reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 4.03 hereof, shall be deemed outstanding until recovered or until a Final Recovery
Determination is made. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master
Servicer, the Special Servicer or the Trustee for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer or the
Trustee for other related Servicing Advances as provided in this Agreement)
shall be treated as specified in Section 1.02(b) hereof. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in
respect of the predecessor Mortgage Loan or Serviced Companion Loan as of the
date of the related REO Acquisition, including, without limitation, any unreimbursed Advances, together with any Advance Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the
Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan. In addition, Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts with respect to such REO Loan, in each case, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount" shall be deemed outstanding until recovered.

         "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the
Certificateholders (and, in the case of the Mortgaged Property securing a
Serviced Whole Loan, for the benefit of the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (other than the Non-Serviced Mortgage Loans).

         "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

         "REO Tax":  As defined in Section 3.17(a)(i).

         "Replacement  Mortgage Loan":  Any Qualifying Substitute Mortgage Loan
that is substituted for one or more Deleted  Mortgage Loans.

         "Request for Release":  A release signed by a Servicing Officer, in the form of Exhibit D attached hereto.

         "Required Appraisal Loan":  As defined in Section 3.20(d).

         "Reserve Account":  The account or accounts created and maintained pursuant to Section 3.03(d).

         "Reserve Funds": With respect to any Mortgage Loan or Serviced Whole
Loan serviced hereunder, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for items

                                       90

such as repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

         "Residual Certificate":  Any Class R-I, Class R-II or Class R-III
Certificate.

         "Resolution Extension Period": With respect to any Mortgage Loan and any Material Document Defect or Material Breach which would require the related
Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan pursuant to the terms of the related Mortgage Loan Purchase Agreement:

         (i) with respect to a Material Breach or a Material Document Defect relating to any Mortgage Loan, the ninety (90) day period following the end of the applicable Initial Resolution Period;

         (ii) with respect to a Material Document Defect relating to any
Mortgage Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

         (iii) with respect to a Material Document Defect relating to any
Mortgage Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but is subject to a
Servicing Transfer Event during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

         (iv) with respect to a Material Document Defect relating to any
Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, thirty (30) days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the
Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such
Servicing Transfer Event will be deemed to have occurred during such Initial
Resolution Period and clause (iii) of this definition will be deemed to apply.

         "Responsible Officer": When used with respect to the initial Trustee, any officer of its Asset Backed Securities Trust Services Group with direct responsibility for the transaction contemplated by this Agreement and with respect to any successor Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

                                       91

        "Revised Rate": With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such
ARD Loan, as calculated and as set forth in the related Mortgage Note or
Mortgage.

         "Sand Creek Woods Apartments Mortgage Loan": The Mortgage Loan
identified by control number 41 on the Mortgage Loan Schedule.

         "Sand Creek Woods Apartments Mortgage Loan Interest Deposit": A cash deposit in the amount of $60,752.13, which amount shall be included as part of the assets of REMIC I. The Sand Creek Woods Apartments Mortgage Loan Interest
Deposit shall not be invested.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Mortgage Loan or Serviced
Whole Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Serviced Whole Loan.

         "Senior Certificate": Any Class X-1, Class X-2, Class A-1, Class A-1A,
Class A-2, Class A-3, Class A-4, Class A-AB or Class A-5 Certificate.

         "Serviced Companion Loan":  The Houston Center Companion Loans.

         "Serviced Companion Loan Distribution Account": With respect to any
Serviced Companion Loan, the account(s) or subaccount(s) created and maintained by the Serviced Whole Loan Paying Agent pursuant to Section 3.05(f) in trust for the related Serviced Companion Loan Holder, as applicable. Any such account or subaccount shall be an Eligible Account.

         "Serviced Companion Loan Holder":  Any Houston Center Companion Loan
Holder.

         "Serviced Companion Loan Master Servicer": With respect to any Serviced
Companion Loan, the master servicer appointed and acting pursuant to the
Serviced Companion Loan Securitization Agreement, if any, related to such
Serviced Companion Loan.

         "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more Serviced Companion Loans.

         "Serviced Companion Loan Securitization Agreement": With respect to any
Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

         "Serviced Companion Loan Trustee": With respect to any Serviced
Companion Loan, the trustee with respect to such Serviced Companion Loan appointed and acting under the related Serviced Companion Loan Securitization
Agreement, if any.

                                       92

         "Serviced Whole Loan": The Houston Center Whole Loan. For the avoidance of doubt, the use of the words "and" and "or" with respect to any Mortgage Loan and the related Serviced Whole Loan shall not be duplicative or exclusive, respectively.

         "Serviced Whole Loan Custodial Account": With respect to the Serviced
Whole Loan, the account or accounts maintained by the Master Servicer pursuant to Section 3.04(f) on behalf of the Certificateholders, and the related Serviced
Companion Loan Holders. Any such account or accounts shall be an Eligible
Account.

         "Serviced Whole Loan Holder Register":  As defined in Section 8.18.

         "Serviced Whole Loan Paying Agent": GMAC Commercial Mortgage
Corporation, in its capacity as the Serviced Whole Loan Paying Agent under this
Agreement, its successor in interest, or any successor Serviced Whole Loan
Paying Agent appointed as herein provided.

         "Serviced Whole Loan Remittance Amount": With respect to any Business
Day and the Houston Center Whole Loan, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Houston
Center Whole Loan and the related Mortgaged Property (if it becomes an REO
Property) that (A) were received by the Master Servicer as of the close of business on the immediately preceding Business Day and (B) are on deposit or are required to be on deposit in the related Serviced Whole Loan Custodial Account as of 3:00 p.m. (New York City time) on such Business Day, including any such payments and other collections transferred to such Serviced Whole Loan Custodial
Account from the related REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents
Monthly Payments that are due on a Due Date following the end of the related
Collection Period and/or any amount payable or reimbursable to any Person from the applicable Serviced Whole Loan Custodial Account pursuant to Section
3.05(e).

         "Serviced Whole Loan REO Account":  As defined in Section 3.16(b).

         "Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA
Historical Liquidation Report, the CMSA Loan Level Reserve/Letter of Credit
Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA
Special Servicer Loan File, the CMSA NOI Adjustment Worksheet, the CMSA
Comparative Financial Status Report, the CMSA Operating Statement Analysis
Report, the Advance Interest Reconciliation Report and the Monthly Additional
Report on Recoveries and Reimbursements.

         "Servicing Account":  The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (excluding the Non-Serviced Mortgage Loans) or a Serviced
Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master

                                       93

Servicer and/or the Special Servicer set forth in Section 3.03(c) and 3.09(c),
(ii) the preservation, restoration and protection of a Mortgaged Property
(excluding the Mortgaged Properties that secure the Non-Serviced Mortgage
Loans), (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds in
respect of any Mortgage Loan (excluding the Non-Serviced Mortgage Loans), any
Serviced Whole Loan or any REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and
(v) the operation, management, maintenance and liquidation of any REO Property.

         "Servicing Fee Rate": With respect to: (i) any Mortgage Loan (including any REO Loan), the percentage rate per annum set forth with respect to such
Mortgage Loan (including any REO Loan) on Schedule VI hereto; and (ii) each
Houston Center Companion Loan, 0.02% per annum.

         "Servicing Fees": With respect to any Distribution Date and each
Mortgage Loan, each Serviced Companion Loan and each REO Loan serviced hereunder, the fee payable to the Master Servicer pursuant to Section 3.11(a).

         "Servicing File": Any documents (including copies of any documents required to be part of the related Mortgage File), including but not limited to appraisals, environmental reports, engineering reports, property insurance information (including the Accord 27 certificate), property inspection reports, financial statements, escrow analyses, tax bills, financial information on the borrower, sponsor and guarantor, copies of the letters of credit and copies of environmental insurance policies and legal opinions delivered to the Master
Servicer or the Special Servicer and relating to the servicing of any Mortgage
Loan or Serviced Whole Loan; provided, that no information that is proprietary to the related Mortgage Loan Seller shall be considered part of the Servicing
File.

         "Servicing Officer": Any officer of the Master Servicer or the Special
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Whole Loans serviced hereunder, whose name and specimen signature appear on a list of servicing officers furnished by the
Master Servicer or the Special Servicer to the Trustee and the Depositor on the
Closing Date as such list may be amended from time to time thereafter.

         "Servicing Standard":  As defined in Section 3.01(a).

         "Servicing Transfer Event": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, the occurrence of any of the events described in clauses (1) through (8) of the definition of
"Specially Serviced Mortgage Loan."

         "Special Reserve Account": A segregated custodial account or accounts created and maintained pursuant to Section 2.02(f) by the Trustee or the Master
Servicer on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, in
trust for the registered holders of GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2004-C3." Any such account shall be an Eligible Account and shall be an "outside reserve fund" for purposes of the
REMIC Provisions, which is not held by REMIC I.

                                       94

         "Special Servicer": GMAC Commercial Mortgage Corporation, with respect to all Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the
Serviced Whole Loans, or any successor special servicer appointed as herein provided. In the event there is more than one Special Servicer administering
Specially Serviced Loans hereunder, each reference in this Agreement to the
"Special Servicer" shall be construed to apply to the Special Servicer then servicing that particular Mortgage Loan or Serviced Whole Loan.

         "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan (including any Serviced Whole Loan) and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section
3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan (including any Serviced Whole Loan) and REO Loan, 0.25% per annum.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan (including each related Cross-Collateralized Mortgage Loan, but excluding the Non-Serviced
Mortgage Loans) or Serviced Whole Loan, as to which any of the following events has occurred:

         (1) with respect to a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, if the
Mortgagor continues to make its Assumed Monthly Payment and diligently pursues a refinancing, a Servicing Transfer Event shall not occur with respect to such
Mortgage Loan or Serviced Whole Loan until 60 days following such default (or, if the Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Majority Certificateholder
of the Controlling Class, 120 days following such default); provided, further, pursuant to Section 3.21(a)(i), the Master Servicer, with the consent of the
Majority Certificateholder of the Controlling Class, and pursuant to Section
3.21(b), the Special Servicer, in the circumstances set forth therein, shall have the authority to extend the due date of the related Balloon Payment and in such case, a Servicing Transfer Event shall not occur with respect to such
Mortgage Loan; or

         (2) the related Mortgagor has failed to make when due any Monthly
Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

         (3) either the Master Servicer or, subject to the consent of the
Majority Certificateholder of the Controlling Class, the Special Servicer has
determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and either (i) the related Mortgagor has requested a material modification of the payment terms of the Mortgage Loan or
(ii) such default is likely to remain unremedied for at least 60 days, except as provided in clause (1) or clause (2) above; or

         (4) either the Master Servicer or, subject to the consent of the
Majority Certificateholder of the Controlling Class, the Special Servicer has
determined in its good faith and reasonable judgment that there shall have occurred a default, other than as described in clause (1) or (2) above, that materially impairs the value of the related Mortgaged Property as

                                       95

security for the Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the
Mortgage Loan or the Serviced Whole Loan (or, if no grace period is specified,
60 days); or

         (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (6) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (7) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

         (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property.

         A Mortgage Loan or Serviced Whole Loan will cease to be a Specially
Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such
Mortgage Loan or Serviced Whole Loan, when the related Mortgaged Property or
Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan or Serviced Whole Loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer
Event then exists with respect to the particular Mortgage Loan or Serviced Whole
Loan or any related Cross-Collateralized Mortgage Loan):

         (w) with respect to the circumstances described in clauses (1) and (2)
above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage
Loan or Serviced Whole Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21);

         (x) with respect to the circumstances described in clauses (3), (5),
(6) and (7) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

         (y) with respect to the circumstances described in clause (4) above, such default is cured; and

                                       96

         (z) with respect to the circumstances described in clause (8) above, such proceedings are terminated.

         "Specified Earnout Reserve Loan":  The Mortgage Loans identified on
Schedule V hereto.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special
Servicer and specific ratings of Standard & Poor's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Standard & Poor's Approval":  As defined in Section 4.03(b).

         "Startup Day":  With respect to each of REMIC I, REMIC II and
REMIC III, the day designated as such in Section 10.01(b).

         "Stated Maturity Date": With respect to any Mortgage Loan or Serviced
Companion Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing
Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or
Serviced Companion Loan granted or agreed to by the Master Servicer or Special
Servicer pursuant to Section 3.21 or, in the case of any ARD Loan, the
Anticipated Repayment Date for such Mortgage Loan or Serviced Companion Loan, as the case may be. For purposes of any distribution to Certificateholders, the
Stated Maturity Date for the Sand Creek Woods Apartments Mortgage Loan, the
Stated Maturity Date shall be the Due Date immediately following the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or
Special Servicer pursuant to Section 3.21.

         "Stated Principal Balance": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan (and any related
REO Loan), the Cut-off Date Principal Balance of such Mortgage Loan or Serviced
Companion Loan (or in the case of a Replacement Mortgage Loan, as of the related date of substitution), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or Delinquency Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan or Serviced Companion Loan (or related REO Loan)
that are (or, if they had not been applied to cover any Additional Trust Fund
Expense, would have been) distributed to Certificateholders or Serviced
Companion Loan Holders, respectively, on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or Serviced Companion Loan (or related REO Loan) during the related Collection
Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of

                                       97

any Mortgage Loan or Serviced Companion Loan or any REO Property, then the
"Stated Principal Balance" of such Mortgage Loan or Serviced Companion Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the
Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

         The Stated Principal Balance of the Strategic Hotel Portfolio Mortgage
Loan will be calculated in accordance with the definition of "Stated Principal
Balance" in the GE 2004-C3 Pooling and Servicing Agreement.

         "Strategic Hotel Portfolio B Notes":  As defined in the Preliminary
Statement.

         "Strategic Hotel Portfolio Companion Loan":  As defined in the
Preliminary Statement.

         "Strategic Hotel Portfolio Companion Loan Holder":  Any holder of a
Strategic Hotel Portfolio Companion Loan.

         "Strategic Hotel Portfolio A Notes Intercreditor Agreement": With
respect to the Strategic Hotel Portfolio Mortgage Loan and the Strategic Hotel
Portfolio Companion Loans, that certain intercreditor agreement, dated as of
July 23, 2004, by and among the initial holder of the Strategic Hotel Portfolio
Mortgage Loan and the Strategic Hotel Portfolio Companion Loans, as from time to time amended.

         "Strategic Hotel Portfolio Agreement Among Noteholders": With respect to the Strategic Hotel Portfolio Mortgage Loan, the Strategic Hotel Portfolio
Companion Loans and the Strategic Hotel Portfolio B Note, that certain agreement among note holders, dated as of July 23, 2004, by and among the initial holders of the Strategic Hotel Portfolio Pari Passu Loans and the Strategic Hotel
Portfolio B Notes, as amended from time to time in accordance with its terms.

         "Strategic Hotel Portfolio Intercreditor Agreements": Collectively, the
Strategic Hotel Portfolio Agreement Among Noteholders and the Strategic Hotel
Portfolio A Notes Intercreditor Agreement.

         "Strategic Hotel Portfolio Mortgage Loan":  As defined in the
Preliminary Statement.

         "Strategic Hotel Portfolio Nonrecoverable Servicing Advance": Any
"Nonrecoverable Servicing Advance" (as defined in the GE 2004-C3 Pooling and
Servicing Agreement) made with respect to the Strategic Hotel Portfolio Mortgage
Loan pursuant to and in accordance with the GE 2004-C3 Pooling and Servicing
Agreement.

         "Strategic Hotel Portfolio Rights":  As defined in Section 3.24(h).

         "Strategic Hotel Portfolio Service Providers": With respect to each
Strategic Hotel Portfolio Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

         "Strategic Hotel Portfolio Significant Servicing Matters":  As defined in Section 3.24(h).

                                       98

        "Strategic Hotel Portfolio Whole Loan":  As defined in the Preliminary
Statement.

        "Subordinated Certificate": Any Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P or Residual Certificate.

        "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement.

        "Sub-Servicer Backup Certification": A certification described in
Section 8.14 hereof, substantially in the form of Exhibit M-4 attached hereto.

        "Sub-Servicing Agreement": The written contract between the Master
Servicer and any Sub-Servicer relating to servicing and administration of
Mortgage Loans as provided in Section 3.23.

        "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the initial Stated
Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

        "Tax Returns": The federal income tax return on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or
Applicable State Law.

        "Tenant": With respect to any Credit Lease Loan, the lessee thereunder.

        "Transfer":  Any direct or indirect  transfer,  sale,  pledge, hypothecation,  or other form of  assignment  of any Ownership Interest in a
Certificate.

        "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

        "Transferee":  Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

        "Transferor":  Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

        "Trust Fund":  Collectively, the Excess Interest and all of the assets of REMIC I, REMIC II and REMIC III.

                                       99

        "Trustee":  Wells Fargo Bank,  N.A.,  in its capacity as Trustee  under this  Agreement,  its  successor  in interest,  or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to any Distribution Date and each Mortgage
Loan and REO Loan, an amount equal to the product of (a) the Trustee Fee Rate and (b) the aggregate Stated Principal Balance of such Mortgage Loan or REO Loan immediately following the prior Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest
Accrual Period and the denominator of which is 360.

         "Trustee Fee Rate":  0.0019%.  The Trustee Fee Rate is included in the
Servicing  Fee Rate set forth for each  Mortgage  Loan on the Mortgage Loan
Schedule.

         "UCC":  The Uniform Commercial Code of any applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of
Louisiana law.

         "Uncertificated Accrued Interest": With respect to any REMIC I Regular
Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC I
Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC
I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC II Regular
Interest for such Distribution Date, accrued on the Uncertificated Principal
Balance of such REMIC II Regular Interest outstanding immediately prior to such
Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I
Regular Interest or REMIC II Regular Interest for any Distribution Date shall be deemed to accrue during the applicable Interest Accrual Period.

         "Uncertificated Distributable Interest": With respect to any REMIC I
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest
in respect of such REMIC I Regular Interest for such Distribution Date, reduced
(to not less than zero) by the product of (i) any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued
Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC II
Regular Interest for such Distribution Date; reduced (to not less than zero) by
(b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if
any, for such Distribution Date allocated to such REMIC II Regular Interest which shall be allocated in the same manner as such Net Aggregate Prepayment
Interest Shortfall is allocated amongst the corresponding REMIC III Regular
Certificates.

                                      100

         "Uncertificated Principal Balance": The principal amount of any REMIC I
Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of
each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated
Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular
Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the
Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(b).

         "Underwriter":  Each of Morgan Stanley & Co.  Incorporated,
Deutsche Bank Securities Inc., GMAC Commercial Holding Capital Markets Corp. and
Goldman, Sachs & Co.

         "Uninsured Cause": Any cause of damage to property subject to a
Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

         "Union Station Mortgage Loan":  The Mortgage Loan identified by control number 2 in the Mortgage Loan Schedule.

         "United States Person": A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

         "Univision Tower Mortgage Loan":  The Mortgage Loan identified by control number 3 in the Mortgage Loan Schedule.

         "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a
Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a) but that has not been recovered from the related Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the
Advance was made.

         "USPAP":  The Uniform Standards of Professional Appraisal Practices.

                                      101

         "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 1%
of the Voting Rights shall be allocated among the Holders of the Class X-1 and
Class X-2 Certificates in proportion to the respective Class Notional Amounts of such Certificates and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. No
Voting Rights shall be allocated to the Holders of the Class Q Certificates.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

         "Weighted Average Net Mortgage Rate": With respect to any Distribution
Date, the REMIC II Remittance Rate for each REMIC II Regular Interest.

         "Withheld Amount": With respect to (a) each Interest Reserve Loan and
(b) each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the related Mortgage Rate (less any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the Due Date in the
month in which such Distribution Date occurs, to the extent that a Monthly
Payment or Delinquency Advance is made in respect thereof.

         "Workout": Any written modification, waiver, amendment, restructuring or workout of a Specially Serviced Mortgage Loan or a related Mortgage Note entered into with a Mortgagor in accordance with Section 3.09 hereof.

         "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage
Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected
Mortgage Loan, together with (to the extent accrued and unpaid) interest on such
Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents.

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

         "Workout Fee Rate":  With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

         Section 1.02 Certain Calculations.

                 (a) All amounts collected in respect of any group of related
Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors,
Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master
Servicer among such Mortgage Loans and, to the extent applicable, any related
Serviced Companion Loan in accordance with the express provisions of the related loan documents and the related

                                      102

Intercreditor Agreement and, in the absence of such express provisions, to such
Mortgage Loan and each related Serviced Companion Loan on a pro rata basis in accordance with the respective amounts then "due and owing" as to such Mortgage
Loan and related Serviced Companion Loan. All amounts collected in respect of any Mortgage Loan or Serviced Whole Loan (whether or not such Mortgage Loan or
Serviced Whole Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage
(including, without limitation, for principal and accrued and unpaid interest)
in accordance with the express provisions of the related Mortgage Note and
Mortgage and, if applicable, the related Intercreditor Agreement and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses, Additional Trust Fund Expenses,
Penalty Charges (but in the case of Penalty Charges, only to the extent all monies received on such Mortgage Loan or Serviced Whole Loan exceed all other amounts then due and owing under the Mortgage Note and Mortgage, including, without limitation, principal then due and owing and accrued and unpaid interest, but excluding, for the avoidance of doubt and for the purpose of this clause first, Liquidation Fees and Workout Fees) or other fees and expenses payable to the Master Servicer, the Special Servicer or the Trustee and
attributable to such Mortgage Loan or Serviced Whole Loan, as applicable;
second, as a recovery of Nonrecoverable Advances (including interest on such
Nonrecoverable Advances) that were reimbursed from collections on the Mortgage
Loans or Serviced Whole Loans and resulted in principal distributed to the
Certificateholders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such
Mortgage Loan and, if applicable, each related Serviced Companion Loan, to but not including, as appropriate, the date of receipt or, in the case of a full
Monthly Payment from any Mortgagor, the related Due Date; fourth, as a recovery of principal of such Mortgage Loan and, if applicable, each related Serviced
Companion Loan then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan or Serviced Companion Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such
Mortgage Loan or Serviced Companion Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any
Prepayment Premium then due and owing under such Mortgage Loan and, if applicable, each related Serviced Companion Loan; eighth, as a recovery of any
Penalty Charges then due and owing under such Mortgage Loan and, if applicable, each related Serviced Companion Loan; ninth, as a recovery of any other amounts
(other than Excess Interest) then due and owing under such Mortgage Loan and, if applicable, each related Serviced Companion Loan; tenth, as a recovery of any remaining principal of such Mortgage Loan and, if applicable, each related
Serviced Companion Loan to the extent of its entire remaining unpaid principal balance; and eleventh, if such Mortgage Loan or Serviced Whole Loan is an ARD
Loan, as a recovery of any Excess Interest then due and owing on such Mortgage
Loan and, if applicable, each related Serviced Companion Loan.

                 (b) Subject to any Intercreditor Agreement related to a
Serviced Whole Loan, collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be

                                      103

treated: first, as a recovery of any related unreimbursed Servicing Advances and unpaid or unreimbursed Additional Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer or the Trustee and
attributable to such REO Property or the related REO Loan; second, as a recovery of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, in that order (including interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts) with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans or Serviced Whole Loans, as applicable, and resulted in principal distributed to the Certificateholders or Serviced
Companion Loan Holders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest on the related REO Loan at the related
Mortgage Rate to but not including the Due Date in the month of receipt; fourth, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

                 (c) The applications of amounts received in respect of any
Mortgage Loan, Serviced Whole Loan or any REO Property pursuant to subsections
(a) and (b) of this Section 1.02 shall be determined by the Master Servicer in its good faith judgment.

                 (d) If an expense under this Agreement relates in the
reasonable judgment of the Master Servicer, the Special Servicer or the Trustee,
as applicable, primarily to the administration of the Trust Fund, any REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund"
or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any holder of a
Serviced Companion Loan and such holder of a Serviced Companion Loan shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                  CERTIFICATES

         Section 2.01 Establishment of Trust; Conveyance of Mortgage Loans.

                 (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the
Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under
(i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections
2, 4(a), 6 and 13 of each Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage
Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                                      104

                 (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, (i) each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned and (ii) MSMC pursuant to the related Mortgage Loan Purchase Agreement to deliver and deposit with the Master Servicer, on or before the Closing Date, the Sand Creek Woods
Apartments Mortgage Loan Interest Deposit. Further, each of the Mortgage Loan
Sellers pursuant to the applicable Mortgage Loan Purchase Agreement has agreed to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the
Mortgage Note, a copy of the Mortgage, a copy of any related Ground Leases, the copies of any related letters of credit (and any transfer or assignment documents) and the lender's title insurance policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) for each Mortgage Loan so assigned; provided, however, that if any Mortgage Loan Seller fails to deliver on or before the
Closing Date, with respect to any Mortgage Loan so assigned, a copy of the
Mortgage, a copy of any related Ground Lease, the copies of any related letters of credit or the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the Mortgage Loan
Seller delivers such document to the Trustee within 15 Business Days following the Closing Date. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the
Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage
Note, together with an affidavit certifying that the original thereof has been lost or destroyed (and including an indemnification provision). If the related
Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any
Mortgage Loan, any of the documents and/or instruments referred to in clauses
(2), (4), (11)(A) and (12) of the definition of "Mortgage File," with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related
Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage
File; provided, that a photocopy of such missing document or instrument (without evidence of recording or filing thereon, but certified (which certification may relate to multiple documents or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the
Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing,

                                      105

as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificate Owner holding a Certificate in the
Controlling Class that has provided a certification to the Trustee in the form attached hereto as Exhibit H-1. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided, that the related Mortgage
Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a pro forma policy or commitment for title insurance "marked-up" at the closing of such Mortgage Loan, marked as binding by the insurer or its agent, and the related Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related
Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage
Loan Seller or the Depositor to comply with the delivery requirements of the
Mortgage Loan Purchase Agreement and this Section 2.01(b).

         If any of the endorsements referred to in clause (1) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date)
completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity)
and in any event prior to releasing possession thereof. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (18)
of the definition of Mortgage File, the Master Servicer may hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Section 2.01(b) by delivering the original of such document to (x) the Master Servicer in the case of Mortgage
Loans sold or originated by GMACCM or its Affiliates or (y) the Trustee, in the
case of loans (other than Mortgage Loans originated by GMACCM or its Affiliates)
sold by GACC or MSMC, who will certify receipt of such document by the Closing
Date and send a copy of the applicable document to the other party, and the
Trustee shall appoint the Master Servicer as custodian with respect to any such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Master Servicer to draw on such letter of credit. In the event that the related transfer documents specified in clause (18) of the definition of Mortgage File are missing because the related assignment documents have not been completed, the applicable
Mortgage Loan Seller shall take all necessary steps to enable the Master
Servicer to

                                      106

draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the
Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

         Notwithstanding the above, the related Mortgage Loan Seller shall handle the processing of the assignment and transfer of the original letters of credit. The related Mortgage Loan Seller shall have up to forty-five (45) days following the Closing Date to complete such transfer; and provided, further, in the event the Master Servicer determines to make a draw under any letter of credit prior to the time it has been assigned and/or transferred to the Trustee on behalf of the Trust Fund or the Master Servicer, as applicable, then the related Mortgage Loan Seller agrees to cooperate with the Master Servicer in making any presentation and draw concerning such letter of credit, on behalf of the Trust Fund (and if necessary the related Mortgage Loan Seller shall make such draw in its own name pursuant to the written instructions of the Master
Servicer and deliver the proceeds to the Master Servicer on behalf of the Trust
Fund). In the event a draw is not honored or able to be processed as a result of the transfer process being incomplete, the related Mortgage Loan Seller shall be liable to the Trust Fund for all expenses, damages or losses, including, but not limited to reimbursement of interest charged by the Master Servicer for any
Advance made in lieu of such draw, up to an amount not to exceed the amount of such draw plus Advance Interest and related expenses resulting from the failure of the draw to occur.

                 (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of "Mortgage File" and each UCC-2 and UCC-3 referred to in clause
(11)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office or the Mortgage Loan
Seller to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the
Trustee or its designee following filing. Promptly following receipt, the
Trustee shall, at the request of the Master Servicer, deliver a copy of any such document or instrument to the Master Servicer. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan
Seller, pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

                 (d) All documents and records in the Depositor's or any
Mortgage Loan Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the Trustee in trust for the benefit of the Certificateholders and, with respect to each Serviced Companion Loan, the related Serviced Companion
Loan Holders. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this subsection (d) then the Sub-Servicer shall deliver copies thereof to the Master Servicer.

                 (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the

                                      107

Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

                 (f) [Reserved]

                 (g) The Trustee, by the execution and delivery of this
Agreement, hereby agrees to be bound to the terms of the Intercreditor
Agreements.

                 (h) Notwithstanding anything to the contrary contained in this
Section 2.01, with respect to the Univision Tower Mortgage Loan, references in this Section 2.01 to a Mortgage Loan Seller shall mean Countrywide and references to a Mortgage Loan Purchase Agreement shall mean the Countrywide
Mortgage Loan Purchase Agreement. The parties hereto acknowledge that with respect to the Univision Tower Mortgage Loan, Countrywide shall be required to comply with the delivery requirements set forth in this Section 2.01 and not
MSMC and any recourse with respect to the failure to comply with such requirements shall be against Countrywide and not MSMC.

         Section 2.02 Acceptance by Trustee.

                 (a) The Trustee, by the execution and delivery of this
Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this
Section 2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Exhibit
L-1, of the documents specified in clauses (1), (2), (9), (13) and (18) (other than the related transfer documents) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each
Mortgage Loan Purchase Agreement, if applicable, and of all other assets included in REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that the
Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage
File." In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the
Custodian and attached hereto as Exhibit L-1, as to each Mortgage Note, that it
(A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such
Mortgage Loan. To the extent that documents in the Mortgage File for the
Serviced Whole Loans relate to any Serviced Companion Loan, as applicable, the
Trustee shall also hold such documents in such Mortgage File in trust for the use and benefit of the related Serviced Companion Loan Holders.

         Further, the Trustee hereby certifies to each of the Depositor, the
Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the exception report, which is attached hereto as Exhibit L-1, without regard to the proviso in the definition of

                                      108

"Mortgage File," each of the original executed Mortgage Notes and endorsements as described in clause (1) of the definition of Mortgage File and the documents or instruments referred to in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File are in its possession; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage File";
provided, further, that with respect to clause (13) of the definition of
"Mortgage File," the Trustee certification shall relate only to copies of Ground
Leases if any, and, with respect to clause (18) of the definition of Mortgage
File, the Trustee's certification shall relate only to copies of any letter of credit and transfer documents, if any. With respect to the schedule of exceptions described in the preceding sentence, within fifteen (15) Business
Days of the Closing Date, with respect to the documents specified in clauses
(2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of "Mortgage File," the related
Mortgage Loan Seller shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (2)
resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in Section 2.01(b)). If such exception is not so cured, the related Mortgage Loan Seller shall either (x) repurchase the related
Mortgage Loan for the Purchase Price, (y) with respect to exceptions relating to clause (18) of the definition of "Mortgage File," deposit with the Master
Servicer an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage
Loan Seller may deliver to the Master Servicer, with a copy to the Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit)
which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (z)
with respect to any exceptions relating to clauses (2) and (9), deposit with the
Trustee an amount, to be held in trust in a Special Reserve Account, equal to
25% of the Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) and (z) shall be held by the
Trustee or the Master Servicer, as applicable, until the earlier of (i) the date on which the Master Servicer certifies to the Trustee and the Majority
Certificateholder of the Controlling Class that such exception has been cured
(or the Trustee certifies the same to the Majority Certificateholder of the
Controlling Class), at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller and (ii) thirty (30)
Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days, (A) in the case of clause
(y), the Master Servicer shall retain the funds or the letter of credit on deposit in the related Special Reserve Account until such exception is cured or the Mortgage Loan is repurchased for the Purchase Price, or (B) in the case of clause (z), the related Mortgage Loan Seller shall repurchase the related
Mortgage Loan in accordance with the terms and conditions of Section 2.03 or the related Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clause (y) or (z) shall be treated as an
"outside reserve fund" for purposes of the REMIC Provisions, and the related
Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

                                      109

                 (b) Within 60 days of the Closing Date, the Trustee or a
Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the
Depositor, the Master Servicer, the Special Servicer, each Certificateholder in the Controlling Class, each Mortgage Loan Seller and, upon request, any
Certificateholder that, as to each Mortgage Loan listed in the Mortgage Loan
Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification) (in electronic format if requested), (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18)
(in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage
Loan Seller has otherwise satisfied the delivery requirements in accordance with
Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed
(where appropriate) and (C) purport to relate to such Mortgage Loan; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of
Mortgage File. If the Trustee's certification pursuant to the preceding sentence includes an exception report, or if such certification indicates that any recording or filing required by Section 2.01(c) has not been completed with respect to a Mortgage Loan, the Trustee or a Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are eliminated and any such recording or filing has been completed, (ii) the date on which the affected Mortgage Loan has been removed from the Trust Fund, and (iii) the date which is two years after the Closing Date, and shall provide such updated exception report
(beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date such exceptions are cured, and following the date which is two years after the Closing Date) to each of the Depositor, the Master
Servicer, the Special Servicer, the Majority Certificateholder of the
Controlling Class and, upon request, any Certificateholder and, with respect to any Serviced Whole Loan, each related Serviced Companion Loan Holder. At any time after the date which is two years after the Closing Date, the Depositor, the Master Servicer, the Special Servicer, any Certificateholder and any
Serviced Companion Loan Holder may receive, upon request, an updated exception report (which may be in electronic format).

                 (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date;
and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the
Depositor, the Master Servicer, the Special Servicer, the Majority
Certificateholder of the Controlling Class and each Mortgage Loan Seller (and, with respect to each Serviced Companion Loan, the related Serviced Companion
Loan Holders) that, as to each Mortgage Loan listed on the Mortgage Loan
Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (1) through (5),
(9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC

                                      110

financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, clause (5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the Mortgage Loan Seller to be true and complete and (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan;
provided that the Trustee's certification with respect to the Non-Serviced
Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage File."

                 (d) It is acknowledged that neither the Trustee nor any
Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (6), (7), (8), (10), (14), (15), (16), (17) and
(19) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face. Further, with respect to the documents described in clause (11) of the definition of "Mortgage File," to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements and to the extent that the Trustee is preparing assignments for the applicable Mortgage
Loan Seller, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state, as referred to herein or on the face of such documents.

                 (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a
Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage
Loan Schedule, or to be defective on its face (each, a "Document Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto, the related Mortgage Loan Seller, and with respect to each Serviced Companion Loan, the related Serviced Companion
Loan Holders. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected
Mortgage Loan Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

                                      111

                 (f) The Master Servicer, or the Trustee, as applicable, may establish one or more Special Reserve Accounts, each of which shall be an
Eligible Account, and the Master Servicer, or the Trustee, as applicable, or its designee shall deposit any amount permitted to be deposited, pursuant to
Sections 2.02(a) or 2.03(a), in a Special Reserve Account within two (2)
Business Days of receipt. The related Mortgage Loan Seller may direct the Master
Servicer, or the Trustee, as applicable, to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted
Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Delinquency
Advance Date. The Master Servicer, or the Trustee, as applicable, shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted
Investments; provided, that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, the Master Servicer, or the
Trustee, as applicable, shall not invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller (which shall be taxable with respect thereto)
and shall be withdrawn by the Master Servicer, or the Trustee, as applicable, or its designee and remitted to the related Mortgage Loan Seller on each
Delinquency Advance Date (net of any losses incurred), and the related Mortgage
Loan Seller shall remit to the Master Servicer, or the Trustee, as applicable, from the related Mortgage Loan Seller's own funds for deposit into such Special
Reserve Account the amount of any Net Investment Loss (net of Net Investment
Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the
Master Servicer, or the Trustee, as applicable.

                 (g) Notwithstanding anything to the contrary contained in this
Section 2.02, with respect to the Univision Tower Mortgage Loan, references in this Section 2.02 to a Mortgage Loan Seller shall mean Countrywide and references to a Mortgage Loan Purchase Agreement shall mean the Countrywide
Mortgage Loan Purchase Agreement. The parties hereto acknowledge that with respect to the Univision Tower Mortgage Loan and any obligations set forth in this Section 2.02 with respect to such Mortgage Loan, Countrywide shall be required to comply with such obligations and not MSMC and any recourse with respect to the failure to comply with such requirements shall be against
Countrywide and not MSMC.

         Section 2.03 Mortgage Loan Sellers' Repurchase or Substitution of
Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and
Warranties.

                 (a) If the Trustee discovers or receives notice of a Document
Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 4(a) of each Mortgage Loan Purchase
Agreement (a "Breach"), and if such Document Defect or Breach is a Material
Document Defect or Material Breach, as the case may be, the Trustee shall give prompt written notice of such Material Document Defect, or Material Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer,
the Majority Certificateholder of the Controlling Class, the Rating Agencies and
the related Mortgage Loan Seller. The Special Servicer shall, and the Trustee and Master Servicer may (provided that, if the applicable Mortgage Loan Seller is an Affiliate of the Special Servicer, the Trustee shall pursue such action at the direction of the Majority

                                      112

Certificateholder of the Controlling Class), request in writing (with a copy to the other parties hereto, the Rating Agencies and the Majority Certificateholder
of the Controlling Class) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request, and the applicable
Mortgage Loan Seller shall, (i) cure such Material Document Defect or Material
Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the Purchase Price, (iii) within two years of the
Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected
Mortgage Loan and pay the Master Servicer for deposit into the Certificate
Account any Substitution Shortfall Amount in connection therewith, or (iv) at the sole discretion of the Majority Certificateholder of the Controlling Class
(so long as the Majority Certificateholder of the Controlling Class is not the
related Mortgage Loan Seller or an Affiliate thereof), provide to the Master
Servicer a letter of credit or deposit in a Special Reserve Account an amount equal to 25% of the Stated Principal Balance of any Mortgage Loan for which certain types of Material Document Defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for 18 months following the Closing Date as provided in Section 2.02(a); provided, however, that if such Material Document Defect or Material Breach is capable of being cured but not cured within such ninety (90) day period (the "Initial
Resolution Period"), such Material Document Defect or Material Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document
Defect or Material Breach within such ninety (90) day period, the applicable
Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional period equal to the applicable Resolution Extension Period (and shall give notice to the Trustee that it is using such additional period) to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage
Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan)
and (y) with respect to any such Material Document Defect, the applicable
Resolution Extension Period to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) or as described in clause (iv)
above, provide a letter of credit or deposit the requisite amount in the Special
Reserve Account; and provided, further, with respect to such Resolution
Extension Period, the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee setting forth the reasons such Material
Document Defect or Material Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan
Seller is pursuing in connection with such cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Material Document Defect or
Material Breach will be cured within the Resolution Extension Period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as
applicable, are to be wired. Any such repurchase or substitution of a Mortgage
Loan shall be on a whole loan, servicing released basis.

         Notwithstanding the foregoing, as set forth in each Mortgage Loan
Purchase Agreements, if (x) there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, clause 39 of Exhibit B to the related Mortgage Loan Purchase Agreement relating to fees and expenses payable by the Mortgagor associated with the exercise of a defeasance option, a waiver of a "due on sale" provision or a "due on encumbrance" provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan documents specifically prohibit the Master Servicer or
Special Servicer from requiring the

                                      113

related Mortgagor to pay such fees and expenses, then, upon notice by the Master
Servicer or Special Servicer, the related Mortgage Loan Seller shall transfer to the Certificate Account, within 90 days of such Mortgage Loan Seller's receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the related
Mortgage Loan Seller shall be deemed to have cured such Breach in all respects.
Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the related Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach. Notwithstanding the foregoing, Countrywide is liable for 100%
of such above referred amounts with respect to the Univision Mortgage Loan.

         As set forth in each Mortgage Loan Purchase Agreement, if a repurchase obligation arises for any Mortgage Loan, such obligation shall extend to, and the related Mortgage Loan Seller shall repurchase, any related
Cross-Collateralized Mortgage Loan; provided, that with respect to any Mortgage
Loan, the related Mortgage Loan Seller shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen all of the related Cross-Collateralized Mortgage Loans, if the Breach or Document Defect relates solely to one Mortgaged Property and if the affected
Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining
Mortgaged Property(ies) satisfies the requirements, if any, set forth in the
Mortgage(s) for the Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the
Majority Certificateholder of the Controlling Class (so long as the Majority
Certificateholder of the Controlling Class is not the related Mortgage Loan
Seller or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the related pool of Cross-Collateralized Mortgage Loans shall be reasonably acceptable and the released Mortgage Loan is released from the application of the cross-collateralization provisions; provided, however, that in connection with a partial release, the related Mortgage Loan Seller shall obtain an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to REMIC I, REMIC II or REMIC III, adversely affect REMIC status and, unless such party determines in its sole discretion to indemnify the Trust Fund on an after-tax basis with respect to any prohibited transaction; and provided further, that if (i) the
Debt Service Coverage Ratio of the remaining Mortgaged Properties is less than the Debt Service Coverage Ratio of all such Mortgaged Properties prior to the release, or (ii) the Loan-to-Value Ratio of the remaining Mortgaged Properties is greater than the Loan-to-Value Ratio of all such Mortgaged Properties prior to the release, Rating Agency Confirmation shall be required.

         As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee
shall direct the related Mortgage Loan Seller to deliver to the Trustee for such
Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master
Servicer), the related Mortgage File(s) with the related Mortgage Note(s)
endorsed as required by clause (1) of the definition of "Mortgage File." No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage
Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include

                                      114

the Monthly Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

         In any month in which the related Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage
Loans, the Master Servicer will determine the applicable Substitution Shortfall
Amount. The Trustee shall direct the related Mortgage Loan Seller to deposit cash equal to such amount into the Certificate Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s),
without any reimbursement thereof. The Trustee shall also direct the related
Mortgage Loan Seller to give written notice to the Trustee and the Master
Servicer of such deposit, accompanied by an Officer's Certificate as to the calculation of the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan(s); and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended
Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this
Agreement in all respects.

                 (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for the related Qualified Substitute Mortgage Loan(s) to the Master Servicer (in
the case of any such substitution), (i) the Trustee shall promptly execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Master
Servicer and the Special Servicer shall each tender promptly to the applicable
Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it, and the Master
Servicer and the Special Servicer shall release or cause to be released to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or Deleted Mortgage Loan; provided that any such tender by the Trustee shall be conditioned upon its receipt from the Master
Servicer or the Special Servicer of a Request for Release.

         Thereafter, the Trustee, the Master Servicer and the Special Servicer
shall have no further responsibility with regard to the related repurchased
Mortgage Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related
Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and

                                      115

are necessary to permit the Master Servicer to do so. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the
Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage
Loan.

                 (c) The provisions of this Article II provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, with respect to any Material Document Defect in a Mortgage
File or any Material Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of any Mortgage Loan Purchase
Agreement or any of the circumstances described in Section 6(b) of any Mortgage
Loan Purchase Agreement.

                 (d) The Trustee, with the cooperation of the Special Servicer
(in the case of Specially Serviced Mortgage Loans), shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under Section 6 of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the
Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement
Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller; second, pursuant to Section 3.05(a)(x)
out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(xi) out of general collections on the Mortgage Loans on deposit in the Certificate Account.
Notwithstanding the foregoing, Countrywide shall be liable for 100% of such amounts and MSMC shall not be liable for any of such amounts with respect to the
Univision Mortgage Loan.

                 (e) Subject to the applicable time periods for cure,
substitution, repurchase or other remedy provided in this Agreement, if the applicable Mortgage Loan Seller contests a repurchase claim for a Material
Breach or Material Document Defect and the Special Servicer determines that it is in the best interest of the Certificateholders to proceed with a liquidation or workout (any modification pursuant to which shall not constitute a defense against a repurchase) of a Mortgage Loan that is in default while pursuing a repurchase claim; provided, that any such action is consistent with the
Servicing Standard, the Mortgage Loan Seller will be liable for the difference between the aggregate of all Liquidation Proceeds, Insurance Proceeds, net REO
Revenues and all other amounts previously received from the liquidation or workout of, or otherwise in respect of, such Mortgage Loan and the Purchase
Price to the extent the repurchase claim is successful. Notwithstanding the foregoing, Countrywide shall be liable for 100% of such amounts and MSMC shall not be liable for any of such amounts with respect to the Univision Mortgage
Loan.

                 (f) Notwithstanding anything to the contrary contained in this
Section 2.03, with respect to the Univision Tower Mortgage Loan, references in this Section 2.03 to a Mortgage Loan Seller shall mean Countrywide and references to a Mortgage Loan Purchase Agreement shall mean the Countrywide
Mortgage Loan Purchase Agreement. The parties hereto acknowledge that with respect to the Univision Tower Mortgage Loan and any obligations set

                                      116

forth in this Section 2.03 with respect to such Mortgage Loan, Countrywide shall be required to comply with such obligations and not MSMC and any recourse with respect to the failure to comply with such requirements shall be against
Countrywide and not MSMC.

         Section 2.04 Issuance of Class R-I Certificates; Creation of REMIC I
Regular Interests.

         Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the
REMIC I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I
Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

         Section 2.05 Conveyance of REMIC I Regular Interests; Acceptance of
REMIC II by the Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the Class R-II Certificateholders and REMIC III as holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III as the holder of the REMIC II Regular Interests.

         Section 2.06 Issuance of Class R-II Certificates; Creation of REMIC II
Regular Interest.

         Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, at the direction of the Depositor, the
REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II
Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

         Section 2.07 Conveyance of REMIC II Regular Interests; Acceptance of
REMIC III by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular
Interests to the Trustee for the benefit of the REMIC III

                                      117

Certificateholders. The Trustee acknowledges the assignment to it of the REMIC
II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III
Certificateholders.

         Section 2.08 Issuance of REMIC III Certificates.

         Concurrently with the assignment to the Trustee of the REMIC II Regular
Interests, and in exchange therefor, at the direction of the Depositor, the
Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC
III Certificates, and all ownership interests of the respective Classes of REMIC
III Certificateholders in and to such distributions, shall be as set forth in this Agreement.

         Section 2.09 Assignment of Excess Interest; Issuance of the Class Q
Certificates.

         Concurrently with the assignment to the Trustee of the Excess Interest, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class Q Certificates evidencing the entire beneficial ownership of the portion of the Trust Fund consisting of
Excess Interest and the related portion of the Distribution Account, which portion shall be treated as a Grantor Trust Asset.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         Section 3.01 Servicing and Administration of the Mortgage Loans.

                 (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage
Loans) and the Serviced Whole Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and, with respect to the Serviced Whole Loans, on behalf of the Certificateholders and each related
Serviced Companion Loan Holder (as a collective whole) (as determined by the
Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this
Agreement and the terms of the related Mortgage Loans and Serviced Companion
Loan, respectively, and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer) or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(ii) with a view to the timely collection of all scheduled payments of principal
and

                                      118

interest under the Mortgage Loans and Serviced Whole Loans or, if a Mortgage
Loan or Serviced Whole Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) and, with respect to the Serviced Whole Loans, the maximization of the recovery on the Serviced Whole Loans, to the
Certificateholders and Serviced Companion Loan Holders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders or Serviced Companion Loan
Holders, as applicable, to be performed at the related Net Mortgage Rate); and
(iii) without regard to (A) any relationship that the Master Servicer or the
Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate, any Serviced Companion
Loan, any Serviced Companion Loan Security, any Non-Serviced Companion Loan or
any Non-Serviced Companion Loan Security by the Master Servicer or the Special
Servicer, as the case may be, or by any Affiliate thereof, (C) the Master
Servicer's obligation to make Advances, (D) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances, (E) the right of the
Master Servicer (or any Affiliate thereof) or the Special Servicer (or any
Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (F) the obligation of GMACCM to repurchase
Mortgage Loans pursuant to Section 6 of the GMACCM Mortgage Loan Purchase
Agreement (the conditions set forth in the immediately foregoing clauses (i),
(ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee, to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the
Certificateholders, the Serviced Companion Loan Holders and the Trustee or any
of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged
Property and related collateral; subject to Section 3.21, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, the Serviced Whole
Loans and the Mortgaged Properties. Each of the Master Servicer and the Special
Servicer is also authorized to approve a request by a Mortgagor under a Mortgage
Loan or Serviced Whole Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters; provided, that the Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment and in accordance with the Servicing Standard, that such approval will not affect the security for, or the timely and full collectibility of, the related Mortgage Loan or Serviced Whole Loan. Subject to Section 3.10,
the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder;
provided, however, that the Trustee shall not be held liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or willful misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; provided,

                                      119

further, that neither the Master Servicer nor the Special Servicer, without the written consent of the Trustee, shall initiate any action in the name of the
Trustee without indicating its representative capacity or take any action with the intent to, and which actually does, cause the Trustee to be registered to do business in any state.

                 (b) Subject to Section 3.01(a) and Section 3.24(f) (taking account of Section 3.24(g)), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.23, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

                 (c) The relationship of the Master Servicer and the Special
Servicer to the Trustee and, unless the same Person acts in multiple capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.
Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

                 (d) Subject to Section 3.01(a), each of the Master Servicer and
Special Servicer shall service and administer each Mortgage Loan that is a
Cross-Collateralized Mortgage Loan as a single Mortgage Loan in each case as and when it deems such treatment necessary and appropriate.

                 (e) The parties hereto acknowledge that the Houston Center
Whole Loan is subject to the terms and conditions of the Houston Center
Intercreditor Agreement. With respect to the Houston Center Whole Loan, the
Trustee, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the Houston Center Companion Loan
Holders under the Houston Center Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the Houston Center
Whole Loan in accordance with Section 3.2 of the Houston Center Intercreditor
Agreement. The Master Servicer shall comply with the applicable provisions of the Houston Center Intercreditor Agreement, and if the Houston Center Whole Loan
is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the Houston Center Intercreditor Agreement, including, in each case, the provisions of Sections 3.1 and 4.7 thereof.

                 (f) Notwithstanding the foregoing provisions of this Section
3.01, the Strategic Hotel Portfolio Mortgage Loan shall be serviced and administered by the GE 2004-C3 Master Servicer and the GE 2004-C3 Special
Servicer pursuant to the GE 2004-C3 Pooling and Servicing Agreement and the
Strategic Hotel Portfolio Intercreditor Agreements, except as otherwise specifically provided in this Agreement. If the Strategic Hotel Portfolio
Companion Loan and the Strategic Hotel Portfolio B Notes that are assets of the trust created by the GE 2004-C3 Pooling and Servicing Agreement and the related mortgaged property are removed from the mortgage loan pool created under the GE
2004-C3 Pooling and Servicing Agreement, the servicing of the Strategic Hotel
Portfolio Mortgage Loan shall be transferred, pursuant to the Strategic Hotel
Portfolio Intercreditor Agreements, and shall be serviced and administered by a successor servicing agreement, which, subject to the Strategic Hotel Portfolio
Intercreditor

                                      120

Agreements, shall have similar provisions to the GE 2004-C3 Pooling and
Servicing Agreement; provided that in such event Rating Agency Confirmation shall be obtained by the Master Servicer.

                 (g) Notwithstanding anything herein to the contrary, the
parties hereto acknowledge and agree that (i) the Special Servicer has no obligations or responsibilities hereunder with respect to the Non-Serviced
Mortgage Loan and (ii) the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the Non-Serviced
Mortgage Loan are limited by, and subject to, the terms of the related
Intercreditor Agreement and the rights of the related Other Servicer and the
Other Special Servicer under the related Other Pooling and Servicing Agreement.
The Trustee, solely in its capacity as Trustee on behalf of the Trust Fund and on behalf of the Certificateholders, hereby assumes the obligations of the holder of each Non-Serviced Mortgage Loan under the related Intercreditor
Agreement; provided that the Master Servicer, on behalf of the Trustee, will perform any applicable obligations set forth therein.

         Section 3.02 Collection of Mortgage Loan and Serviced Whole Loan
Payments.

                 (a) The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage
Loans (excluding the Non-Serviced Mortgage Loan) and the Serviced Whole Loan
serviced hereunder, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and conditions of the Mortgage Loans and
Serviced Whole Loan, follow such collection procedures as are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of the collectibility of the Mortgage Loans and Serviced Whole
Loan. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage
Loan or Serviced Whole Loan serviced hereunder (other than a Specially Serviced
Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty
Charge in connection with any delinquent payment on a Specially Serviced
Mortgage Loan.

                 (b) Promptly following the Closing Date, the Trustee shall send written notice to the GE 2004-C3 Trustee and the GE 2004-C3 Master Servicer
stating that, as of the Closing Date, the Trustee is the holder of the Strategic
Hotel Portfolio Mortgage Loan and directing the GE 2004-C3 Master Servicer to remit to the Master Servicer all amounts payable to, and directing the GE
2004-C3 Master Servicer to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Strategic Hotel Portfolio
Mortgage Loan under the GE 2004-C3 Pooling and Servicing Agreement and the
Strategic Hotel Portfolio Intercreditor Agreements. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the Strategic Hotel Portfolio Mortgage Loan and any
related Mortgaged Property or any related REO Property, except the Balloon
Payment due on the Strategic Hotel Portfolio Mortgage Loan, which shall be remitted directly to the Trustee.

                                      121

         Upon receipt by the Trustee of any such Balloon Payment described in the foregoing clause (b), the Master Servicer may withdraw from general collections on deposit in the Certificate Account amounts that would otherwise be payable to the Master Servicer and the Special Servicer from such Balloon
Payment pursuant to Section 3.05(a) had it been received by the Master Servicer or the Special Servicer. Such notice shall also provide contact information for the Trustee, the Master Servicer, the Special Servicer and the Majority
Certificateholder of the Controlling Class.

         Section 3.03 Collection of Taxes, Assessments and Similar Items;
Servicing Accounts and Reserve Accounts.

                 (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments with respect to the Mortgage Loans and Serviced Whole Loans serviced hereunder shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan. Servicing Accounts shall be Eligible Accounts.
Withdrawals of amounts so collected in respect of any Mortgage Loan or Serviced
Whole Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Trustee and the Master Servicer, in that order, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause
(i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related
Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer or
Special Servicer, as applicable); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or
(vi) clear and terminate the Servicing Account at the termination of this
Agreement in accordance with Section 9.01. As part of its servicing duties, the
Master Servicer and the Special Servicer shall pay or cause to be paid to the
Mortgagors earned interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan or Serviced
Whole Loan. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, REMIC III or the
Grantor Trust.

                 (b) Each of the Master Servicer (with respect to Mortgage Loans and the Serviced Whole Loan serviced hereunder other than Specially Serviced
Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced
Mortgage Loans) shall (i) maintain accurate records with respect to each related
Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) for Mortgage Loans and the Serviced
Whole Loan which require the related Mortgagor to escrow for the payment of such items, and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or the Serviced Whole Loan. To the extent that a Mortgage Loan or the Serviced Whole Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and

                                      122

similar items, the Master Servicer (or the Special Servicer with respect to the
Specially Serviced Mortgaged Loans) shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

                 (c) In accordance with the Servicing Standard, the Master
Servicer (at the direction of the Special Servicer in the case of Specially
Serviced Mortgage Loans) shall advance with respect to each Mortgaged Property relating to the Mortgage Loans and the Serviced Whole Loan serviced hereunder all such funds as are necessary for the purpose of effecting the payment of (i)
real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance
Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related
Mortgagor has failed to pay such item on a timely basis; provided, that the particular advance would not, if made, constitute a Nonrecoverable Servicing
Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section
3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, any Serviced Companion Loan, notwithstanding that the terms of such Mortgage Loans, Serviced Companion Loan so permit.

         The parties acknowledge that, pursuant to the Other Pooling and
Servicing Agreement, the GE 2004-C3 Master Servicer is obligated to make servicing advances with respect to the Mortgaged Properties related to the
Strategic Hotel Portfolio Mortgage Loan. The GE 2004-C3 Master Servicer or, to
the extent such party has made an advance, the trustee or fiscal agent or other
Persons making advances under the Other Pooling and Servicing Agreement, shall be entitled to reimbursement for any related Nonrecoverable Servicing Advances
(with any accrued and unpaid interest thereon provided for under the Other
Pooling and Servicing Agreement) in the manner set forth in such Other Pooling and Servicing Agreement and Sections 3.05(a)(vii) and (viii).

                 (d) The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all
Reserve Funds, if any, shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan (other than the
Non-Serviced Mortgage Loan) or Serviced Whole Loan. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note, Mortgage and any agreement governing the Reserve
Funds, all Reserve Accounts shall be Eligible Accounts. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors earned interest on funds in the Reserve Accounts

                                      123

maintained thereby, to the extent required by applicable law or the terms of the related Mortgage Loan. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or the Grantor
Trust.

         Section 3.04 Certificate Account, Distribution Account and Serviced
Whole Loan Custodial Accounts.

                 (a) The Master Servicer shall establish and maintain a
Certificate Account that shall be held in the name of the Master Servicer on behalf of the Certificateholders. The Master Servicer shall deposit or cause to be deposited into the Certificate Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the
Cut-off Date, which payments shall be held by the Mortgage Loan Seller as provided in the applicable Mortgage Loan Purchase Agreement), and payments
(other than Principal Prepayments) received by it on or prior to the Cut-off
Date but allocable to a period subsequent thereto:

                     (i) all payments on account of principal, including
Principal Prepayments, on the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan);

                     (ii) all payments on account of interest (including,
without limitation, Default Interest and Excess Interest), late payment charges and Prepayment Premiums on the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan);

                     (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account (other than the REO Accounts with respect to the Serviced Whole Loan) pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts held in any
Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related
Mortgage Loan documents or applicable law;

                     (iv) all Insurance Proceeds and Liquidation Proceeds
received in respect of any Mortgage Loan (other than the Mortgage Loans related to the Serviced Whole Loan) or any REO Property (other than REO Property related to the Serviced Whole Loan), other than Excess Liquidation Proceeds and
Liquidation Proceeds that are received in connection with a purchase of all the
Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 and that are to be deposited in the Serviced Whole Loan Custodial Account or the
Distribution Account pursuant to Section 9.01) and any Borrower Recoveries;

                     (v) any amounts required to be deposited by the Master
Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                     (vi) that portion of each Delinquency Advance on a Mortgage
Loan (other than the Mortgage Loan included in the Serviced Whole Loan) that represents (without duplication) the Servicing Fee and/or the Special Servicing
Fee;

                                      124

                     (vii) any amounts required to be deposited by the Master
Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy other than a Mortgaged Property securing the Serviced Whole Loan; and

                     (viii) any amounts required to be transferred to the
Certificate Account from the Serviced Whole Loan Custodial Account pursuant to
Section 3.05(e).

         The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of
Escrow Payments, Reserve Funds, charges for beneficiary statements or demands, assumption fees, amounts collected for checks returned for insufficient funds, ancillary fees and any other amounts that the Master Servicer and the Special
Servicer are entitled to as additional servicing compensation pursuant to
Section 3.11 need not be deposited by the Master Servicer in the Certificate
Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional servicing compensation in accordance with Section
3.11(d), assumption fees, modification fees, ancillary fees and other transaction fees due to and received by the Master Servicer that are properly payable to the Special Servicer in accordance with Section 3.11(d). The
Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced by the Master Servicer and the other accounts of the Master
Servicer.

         Upon receipt of any of the amounts described in clauses (i), (ii) and
(iv) above with respect to any Mortgage Loan which is not an REO Loan, the
Special Servicer shall promptly, but in no event later than two (2) Business
Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the
Special Servicer with respect to an REO Property shall be deposited by the
Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the
Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two (2) Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

         Funds in the Certificate Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give notice to the Trustee, the Special Servicer and the
Depositor of the location of the Certificate Account as of the Closing Date and
of the new location of the Certificate Account prior to any change thereof.

                                      125

                 (b) The Trustee shall establish and maintain the Distribution
Account in trust for the benefit of the Certificateholders. The Distribution
Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

         The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the
Distribution Account, that portion of the Available Distribution Amount
(calculated without regard to clauses (b)(iii) or (b)(iv) of the definition thereof) for the related Distribution Date then on deposit in the Certificate
Account and the Trustee Fee collected with respect to each Mortgage Loan.

         In addition, the Master Servicer shall, as and when required hereunder, deliver the following amounts to the Trustee for deposit in the Distribution
Account:

                     (i) any Delinquency Advances required to be made by the
Master Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Certificate Account);

                     (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.20;

                     (iii) any Liquidation Proceeds paid by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or
the Depositor in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Serviced Whole Loan Custodial
Account or the Certificate Account pursuant to Section 9.01); and

                     (iv) all amounts received from the GE 2004-C3 Master
Servicer, the GE 2004-C3 Special Servicer or the GE 2004-C3 Trustee pursuant to the GE 2004-C3 Pooling and Servicing Agreement and the Strategic Hotel Portfolio
Intercreditor Agreements on account of the Strategic Hotel Portfolio Mortgage
Loan.

                 (c) The Trustee shall, upon receipt, deposit in the
Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00
p.m. (New York City time) on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in the
Distribution Account, the Master Servicer shall not have delivered to the
Trustee for deposit in the Distribution Account the relevant portion of the
Available Distribution Amount, or any of the other amounts required to be deposited therein, then the Trustee shall provide notice of such failure to a
Servicing Officer of the Master Servicer by facsimile transmission sent to facsimile no. (215) 328-3478 (or such alternative number provided by the Master
Servicer to the Trustee in writing) and by telephone at telephone no. (215)
328-1258 (or such alternative number provided by the Master Servicer to the
Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New
York City time) on such day. To the extent the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to

                                      126

be delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the
Reimbursement Rate then in effect for the period from and including the Master
Servicer Remittance Date to and excluding the date such amounts are deposited.

                 (d) Funds in the Distribution Account may be invested by the
Trustee in Permitted Investments and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of
the location of the Distribution Account as of the Closing Date and of the new
location of the Distribution Account prior to any change thereof.

                 (e) The Trustee shall establish (upon an event occurring that generates Excess Liquidation Proceeds) and maintain the Excess Liquidation
Proceeds Reserve Account in trust for the benefit of the Certificateholders. The
Excess Liquidation Proceeds Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be
invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

         Upon the disposition of any REO Property in accordance with Section
3.19, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit such amount for deposit in the Excess Liquidation Proceeds Reserve Account.

                 (f) The Trustee shall establish and maintain the Interest
Reserve Account in trust for the benefit of the Certificateholders. The Interest
Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the
Interest Reserve Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

         On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Trustee shall calculate the Withheld Amount with respect to each
Interest Reserve Loan. On each such Master Servicer Remittance Date, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve
Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the
Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master
Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

                                      127

                 (g) With respect to the Serviced Whole Loan, the Master
Servicer shall maintain, or cause to be maintained, a Serviced Whole Loan
Custodial Account for the Serviced Whole Loan in which the Master Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on the Serviced
Whole Loan subsequent to the Cut-off Date (other than in respect of principal and interest on the Serviced Whole Loan due and payable on or before the Cut-off
Date, which payments shall be held in accordance with the related Intercreditor
Agreement), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                     (i) all payments on account of principal, including
Principal Prepayments, on the Serviced Whole Loan;

                     (ii) all payments on account of interest (including,
without limitation, Default Interest and Excess Interest), late payments charges and Prepayment Premiums on the Serviced Whole Loan;

                     (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account pursuant to Section 3.16(c)
and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund held in any Lock-Box Account or Cash Collateral
Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related loan documents or applicable law;

                     (iv) all Insurance Proceeds and Liquidation Proceeds
received in respect of the applicable Serviced Whole Loan or related REO
Property (other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO
Property in the Trust Fund pursuant to Section 9.01 and that are to be deposited in the Certificate Account or the Distribution Account pursuant to Section
9.01);

                     (v) any amounts required to be deposited by the Master
Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Serviced Whole Loan
Custodial Account;

                     (vi) that portion of each Delinquency Advance with respect to a Mortgage Loan included in the Serviced Whole Loan that represents (without duplication) the related Servicing Fee and/or Special Servicing Fee; and

                     (vii) any amount required to be deposited by the Master
Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy with respect to a Mortgage Loan included in the Serviced Whole Loan.

         The foregoing requirements for deposit into the Serviced Whole Loan
Custodial Account shall be exclusive; it being understood and agreed, that without limiting the generality of the foregoing, actual payments from the related Mortgagor in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension

                                      128

fees or amounts collected for checks returned for insufficient funds need not be deposited by the Master Servicer into the Serviced Whole Loan Custodial Account.
If the Master Servicer shall deposit in the Serviced Whole Loan Custodial
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. All assumption, extension and modification fees actually received from the related Mortgagor shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are properly payable to the Special
Servicer in accordance with Section 3.11(d) and any other terms hereof. The
Serviced Whole Loan Custodial Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Master Servicer;
provided, however, that the Serviced Whole Loan Custodial Account may be a sub-account of the Certificate Account.

         Upon receipt of any of the foregoing amounts described in clauses (i),
(ii) and (iv) above with respect to the related Serviced Whole Loan for so long as it is a Specially Serviced Mortgage Loan but is not an REO Loan, the Special
Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the
Special Servicer with respect to an REO Property related to the Serviced Whole
Loan shall initially be deposited by the Special Servicer into the Serviced
Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to this Section
3.04(g). With respect to any such amounts paid by check to the order of the
Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

         Funds in the Serviced Whole Loan Custodial Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The
Master Servicer shall give notice to the Trustee, the Special Servicer, the
Depositor and each related Serviced Companion Loan Holder of the location of the
Serviced Whole Loan Custodial Account as of the Closing Date and of the new
location of a Serviced Whole Loan Custodial Account prior to any change thereof.

         Section 3.05 Permitted Withdrawals From the Certificate Account, the
Distribution Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Reserve Account and Serviced Whole Loan Custodial Accounts;
Establishment of Serviced Companion Loan Distribution Accounts.

                 (a) The Master Servicer may, from time to time, make
withdrawals from the Certificate Account for any of the following purposes:

                     (i) to remit to the Trustee for deposit in the Distribution
Account, the amounts required to be remitted pursuant to the second paragraph of
Section 3.04(b) or that may be applied to make Delinquency Advances pursuant to
Section 4.03(a);

                     (ii) to pay itself unpaid Servicing Fees payable to itself earned thereby in respect of each Mortgage Loan (other than a Mortgage Loan included in the Serviced Whole

                                      129

Loan) and each REO Loan; provided, the Master Servicer's rights to payment pursuant to this clause (ii) shall be limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery or advance of interest thereon;

                     (iii) to pay to (A) the Special Servicer, out of general
collections on the Mortgage Loans and any REO Loans, earned and unpaid Special
Servicing Fees in respect of any Mortgage Loan (other than the Non-Serviced
Mortgage Loans) or Serviced Whole Loan that is a Specially Serviced Mortgage
Loan or REO Loan, but with respect to the Mortgage Loans related to the Serviced
Whole Loans, only to the extent that amounts on deposit in the related Serviced
Whole Loan Custodial Account are insufficient therefor, and (B) each Other
Special Servicer of a Non-Serviced Whole Loan, out of general collections on the
Mortgage Loans and any related REO Properties, the Trust's pro rata portion
(based on the related Non-Serviced Mortgage Loan's Stated Principal Balance) of
any earned and unpaid special servicing fees in respect of such Non-Serviced
Whole Loan, but only to the extent that amounts on deposit in the Non-Serviced
Whole Loan Custodial Account are insufficient therefor;

                     (iv) to pay to the Special Servicer earned and unpaid
Workout Fees and Liquidation Fees with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c), but with respect to the Mortgage Loans related to the Serviced Whole Loan, only to the extent that amounts on deposit in the Serviced Whole Loan Custodial Account are insufficient therefor;

                     (v) to reimburse the Trustee and itself, in that order, as applicable, for unreimbursed Delinquency Advances made thereby for Mortgage
Loans, the Master Servicer's or the Trustee's respective rights to be reimbursed pursuant to this clause (v) being limited to amounts received that represent
Late Collections of interest on and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout Fees); provided, however, that if such Delinquency
Advance becomes a Workout-Delayed Reimbursement Amount, then such Delinquency
Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of any of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii)
below;

                     (vi) to reimburse the Trustee and itself, in that order, as applicable, for unreimbursed Servicing Advances made thereby, the Master
Servicer's or the Trustee's respective rights to be reimbursed pursuant to this clause (vi) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan
or REO Property being limited to, as applicable, related payments, Liquidation
Proceeds, Insurance Proceeds and REO Revenues attributable to such Mortgage
Loan; provided, however, that if such Servicing Advance becomes a
Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of any of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

                     (vii) to reimburse:

                                      130

                           (A) the Trustee and itself, in that order, as
applicable, (x) first, out of the principal portion of general collections on the Mortgage Loans and related REO Properties and, to the extent such principal portion is insufficient, then out of general collections on the Mortgage Loans and related REO Properties, for Nonrecoverable Advances made thereby, but with respect to (1) Nonrecoverable Servicing Advances in respect of the Mortgage Loan related to the Serviced Whole Loan, only to the extent that the amount on deposit in the Serviced Whole Loan Custodial Account is insufficient therefor and (2) Nonrecoverable Delinquency Advances in respect of the Mortgage Loan related to the Serviced Whole Loan, only to the extent that amounts on deposit in the Serviced Whole Loan Custodial Account that are allocable to the Houston
Center Mortgage Loan are insufficient therefor, and (y) out of the principal portion of the general collections on any of the Mortgage Loans and REO
Properties, for Workout-Delayed Reimbursement Amounts made thereby, net of such amounts being reimbursed pursuant to clause (x) above; and

                           (B) each Other Servicer, Other Special Servicer and
Other Trustee, as applicable, related to the Strategic Hotel Portfolio Whole
Loan, out of general collections on the Mortgage Loans and REO Properties, and only to the extent that amounts on deposit in the related Non-Serviced Whole
Loan Custodial Account that are allocable to the Strategic Hotel Portfolio
Mortgage Loan are insufficient to otherwise make such reimbursement, for the
Trust's pro rata portion (based on the Stated Principal Balance of the Strategic
Hotel Portfolio Mortgage Loan) of (1) Strategic Hotel Portfolio Nonrecoverable
Servicing Advances previously made with respect to the Strategic Hotel Portfolio
Whole Loan and (2) any other amount otherwise specifically required, pursuant to the related Other Pooling and Servicing Agreement, to be reimbursed to such
Person out of the Non-Serviced Whole Loan Custodial Account, to the extent that such amount relates exclusively to the servicing of the Strategic Hotel
Portfolio Whole Loan and, if not so reimbursed out of the related Non-Serviced
Whole Loan Custodial Account, would be reimbursable by the related Other Trust
Fund from general collections;

                     (viii) to pay to:

                           (A) the Trustee and itself, in that order, as
applicable, any related Advance Interest accrued and payable on any unreimbursed
Advance (including any such Advance that constitutes a Workout-Delayed
Reimbursement Amount) in accordance with Section 3.11(f) and 4.03(e), first out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such
Advance was made and then, at or following such time as it reimburses the
Trustee and itself, in that order, as applicable, for such Advance pursuant to clause (v), (vi) or (vii)(A) above or Section 3.03, out of general collections on the Mortgage Loans and related REO Properties, but with respect to the
Mortgage Loans related to the Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor; and

                           (B) at such time as it reimburses the related Other
Servicer, Other Special Servicer or Other Trustee, as applicable, for any
Strategic Hotel Portfolio Nonrecoverable Servicing Advances made with respect to the Strategic Hotel Portfolio Whole Loan or the related REO Property pursuant to clause (vii)(B) above, to pay the Other Servicer, the Other Special Servicer and
the Other Trustee, as applicable, any interest accrued and payable

                                      131

thereon, but only to the extent that amounts on deposit in the related
Non-Serviced Whole Loan Custodial Account that are allocable to the Strategic
Hotel Portfolio Mortgage Loan are insufficient therefor;

                     (ix) to reimburse itself (if it is not the affected
Mortgage Loan Seller), the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Material Breach or Material Document Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under Section 6 of the related Mortgage
Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) or (e) of the definition of Purchase Price;

                     (x) in accordance with Section 2.03(d), to reimburse the
Trustee, out of general collections on the Mortgage Loans and related REO
Properties for any unreimbursed expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations under
Section 6(a) of the related Mortgage Loan Purchase Agreement, together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise, but in the case of the Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor;

                     (xi) to pay out of general collections on the Mortgage
Loans and related REO Properties, for costs and expenses incurred by the Trust
Fund with respect to the Mortgage Loans and related REO Properties pursuant to
Section 3.09(c) and to pay Liquidation Expenses out of related Liquidation
Proceeds pursuant to Section 3.09, except to the extent such amounts relate solely to the Serviced Whole Loan, in which case, such amounts will be reimbursed first from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e) and then out of general collections on the
Mortgage Loans;

                     (xii) to pay itself, as additional servicing compensation
in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account, any Lock Box Account and Cash Collateral Account as provided in Section 3.06(b)
(but only to the extent of the Net Investment Earnings with respect to the
Certificate Account, any Lock Box Account and Cash Collateral Account for any
Collection Period), (B) Prepayment Interest Excesses and Balloon Payment
Interest Excess received on the Mortgage Loans (other than a Mortgage Loan included in a Serviced Whole Loan) and (C) Penalty Charges received on Mortgage
Loans (other than a Mortgage Loan included in the Serviced Whole Loan) that are not Specially Serviced Mortgage Loans (but only to the extent not otherwise allocable to cover Advance Interest in respect of the related Mortgage Loan);

                     (xiii) to pay to the Special Servicer, as additional
servicing compensation, all Penalty Charges received on any Specially Serviced
Mortgage Loan (other than a Mortgage Loan included in the Serviced Whole Loan)
(but only to the extent not

                                      132

otherwise allocable to pay Advance Interest in respect of the related Specially
Serviced Mortgage Loan);

                     (xiv) to pay itself, the Special Servicer, the Depositor,
or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO
Properties, any amounts payable to any such Person pursuant to Section 6.03;

                     (xv) to pay, out of general collections on the Mortgage
Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this
Agreement, which amendment is in furtherance of the rights and interests of
Certificateholders, (D) the cost of obtaining the REO Extension contemplated by
Section 3.16(a), (E) the cost of recording this Agreement in accordance with
Section 11.02(a) and (F) the cost of a new Appraisal obtained pursuant to
Section 3.11(h) or Section 4.03(b);

                     (xvi) to pay itself, the Special Servicer, any Mortgage
Loan Seller, GMACCM or the Majority Certificateholder of the Controlling Class,
as the case may be, with respect to each Mortgage Loan (other than a Mortgage
Loan included in the Serviced Whole Loan), if any, previously purchased by such
Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase;

                     (xvii) to withdraw funds deposited into the Certificate
Account in error; and

                     (xviii) to clear and terminate the Certificate Account at
the termination of this Agreement pursuant to Section 9.01.

          For each Mortgage Loan, the Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and for each REO Loan, on a property-by-property basis) when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

          The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate
Account amounts permitted to be paid to it (or to such third party contractors)
therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer describing the item and amount to which the Special Servicer
(or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

                 (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (but not necessarily in the following order of priority):

                                      133

                     (i) to make distributions to Certificateholders on each
Distribution Date pursuant to Section 4.01 and to deposit the Withheld Amounts in the Interest Reserve Account pursuant to Section 3.04(d);

                     (ii) to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to the Distribution Account for any Collection Period);

                     (iii) to pay itself unpaid Trustee Fees pursuant to Section
8.05(a);

                     (iv) to pay itself or any of its directors, officers,
employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                     (v) to pay for (A) the cost of the Opinion of Counsel
contemplated by Section 11.01(a) or (c) in connection with any amendment to this
Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of the Opinion of
Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(e) or Section 10.03(f);

                     (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1)
none of the Trustee, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the Trustee for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.03(b) or Section 10.01(c);

                     (vii) to withdraw funds deposited into the Distribution
Account in error; and

                     (viii) to clear and terminate the Distribution Account at
the termination of this Agreement pursuant to Section 9.01.

                 (c) The Trustee may, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Interest Reserve
Account (but only to the extent of Net Investment Earnings with respect to the
Interest Reserve Account for any Collection Period).

                 (d) The Trustee shall, on any Distribution Date, make
withdrawals from the Excess Liquidation Proceeds Reserve Account to the extent required to make the distributions from the Excess Liquidation Proceeds Reserve
Account required by Section 4.01(c).

                 (e) The Master Servicer shall from time to time make
withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes, in each case, in

                                      134

accordance with the related Intercreditor Agreement (the order set forth below not constituting an order of priority for such withdrawals):

                     (i) to make remittances each Business Day, in accordance
with the applicable Intercreditor Agreement, in an aggregate amount of immediately available funds equal to the allocable portion of the Serviced Whole
Loan Remittance Amount, to (A) the Serviced Whole Loan Paying Agent (on behalf of the related Serviced Companion Loan Holders) and (B) to the Certificate
Account for the benefit of the Trust, in each case in accordance with the applicable Intercreditor Agreement; provided, that if the Master Servicer fails to remit any applicable Serviced Whole Loan Remittance Amount to the Serviced
Whole Loan Paying Agent on or prior to the first Business Day following receipt by the Master Servicer of any payments by the related Mortgagor, then the Master
Servicer shall also remit to the Serviced Whole Loan Paying Agent (on behalf of the related Serviced Companion Loan Holders) at the time such remittance is actually made, interest on such Serviced Whole Loan Remittance Amount at a rate per annum equal to the Reimbursement Rate;

                     (ii) (A) to pay itself unpaid Servicing Fees and the
Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout
Fees in respect of the applicable Serviced Whole Loan and related REO Loan, as applicable, the Master Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and
Workout Fees pursuant to this clause (ii)(A) with respect to the Serviced Whole
Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of the Serviced Whole Loan (whether in the form of related payments,
REO Revenues, Liquidation Proceeds or Insurance Proceeds), or such REO Loan
(whether in the form of REO Revenues, Liquidation Proceeds or Insurance
Proceeds), that, in the case of the Master Servicer, are allocable as recovery of interest thereon and (B) each month to the Special Servicer any unpaid
Special Servicing Fees, Liquidation Fees and Workout Fees in respect of the
Serviced Whole Loan or REO Loan, as applicable, remaining unpaid out of collections on the Serviced Whole Loan and related REO Property;

                     (iii) to reimburse itself and/or the Trustee for
unreimbursed Delinquency Advances with respect to the applicable Mortgage Loan and to reimburse the related Serviced Companion Loan Master Servicer, if any, and/or the related Serviced Companion Loan Trustee, if any, for any unreimbursed delinquency advances on a related Serviced Companion Loan (to the extent allocable thereto), the Master Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of the Mortgage Loan and any Serviced Companion Loan Master
Servicer's or any Serviced Companion Loan Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced
Whole Loan Custodial Account which represent Late Collections received in respect of the applicable Serviced Companion Loan (as allocable thereto pursuant to the related Mortgage Loan documents and the applicable Intercreditor
Agreement) during the applicable period;

                     (iv) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to the Serviced Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to the Serviced Whole Loan or related REO Property, the Master

                                      135

Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation
Proceeds, Insurance Proceeds and REO Revenues attributable to such Serviced
Whole Loan;

                     (v) (A) to reimburse itself, any Serviced Companion Loan
Master Servicer, the Trustee or the Serviced Companion Loan Trustee, as
applicable, on a pro rata basis as between the Mortgage Loan and each applicable
Serviced Companion Loan (in reverse of such order with respect to the Serviced
Whole Loan or related REO Property), out of collections on the Serviced Whole
Loan and REO Property for Nonrecoverable Advances previously made or (B) to pay itself or the Special Servicer out of collections on the Serviced Whole Loan and related REO Property, with respect to the applicable Mortgage Loan or REO
Property any related earned Servicing Fee, Special Servicing Fee, Liquidation
Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to the Serviced Whole Loan or related REO Property and the deposit into the applicable Serviced Whole Loan Custodial Account of all amounts received in connection therewith, provided that such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance,
Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as
applicable, shall be limited (except to the extent set forth in Section 3.05(a))
to amounts on deposit in the applicable Serviced Whole Loan Custodial Account that were received in respect of the applicable Mortgage Loan or Serviced
Companion Loan (as allocable thereto pursuant to the Mortgage Loan documents and the applicable Intercreditor Agreement) as to which such Nonrecoverable Advance,
Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as
applicable, relates;

                     (vi) at such time as it reimburses itself, any Serviced
Companion Loan Master Servicer, the Trustee or the Serviced Whole Loan Trustee,
as applicable, on a pro rata basis as between the Mortgage Loan and each applicable Serviced Companion Loan (in reverse of such order with respect to the
Serviced Whole Loan or related REO Property), for (A) any unreimbursed
Delinquency Advance with respect to the applicable Mortgage Loan or any unreimbursed advances of principal and/or interest with respect to the applicable Serviced Companion Loan pursuant to clause (iii) above, to pay itself, the Serviced Companion Loan Master Servicer, or the Trustee or the
Serviced Companion Loan Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(e) and Section 3.11(c), (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(e) and Section 3.11(c) or (C) any Nonrecoverable
Advances pursuant to clause (v) above, to pay itself, the Special Servicer and the Serviced Companion Loan Master Servicer, the Trustee or the Serviced
Companion Loan Trustee, as the case may be, any interest accrued and payable thereon;

                     (vii) to reimburse itself, the Special Servicer or the
Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Document Defect with respect to the applicable Mortgage Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan
Purchase Agreement (or, with respect to the Univision Tower Mortgage Loan, the repurchase obligation of Countrywide under Section 6 of the Countrywide Mortgage
Loan Purchase Agreement), including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause

                                      136

(vii) with respect to the Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clauses (d) or (e) of the definition of "Purchase
Price," and to reimburse the Master Servicer, the Special Servicer or the
Serviced Companion Loan Trustee for any similar unreimbursed expenses incurred in respect of a related Serviced Companion Loan;

                     (viii) in accordance with Section 2.03(e), to reimburse
itself, the Special Servicer or the Trustee, as the case may be, out of collections on the Serviced Whole Loan and related REO Property for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 6 of the applicable Mortgage Loan Purchase Agreement (or, with respect to the
Univision Tower Mortgage Loan, the obligations of Countrywide under Section 6 of the Countrywide Mortgage Loan Purchase Agreement) with respect to the related
Mortgage Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise and are allocable to the related
Mortgage Loan under the applicable Intercreditor Agreement, and to reimburse the
Master Servicer, the Special Servicer or any Serviced Companion Loan Trustee for
any similar unreimbursed expenses incurred under any Securitization Agreement in respect of a related Serviced Companion Loan;

                     (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.05(a)(xii);

                     (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts relating to the Serviced Whole Loan held in the related
Serviced Whole Loan Custodial Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such Serviced Whole
Loan Custodial Account for any Collection Period) and (2) Penalty Charges on the
Serviced Whole Loan (except if the Serviced Whole Loan is a Specially Serviced
Mortgage Loan), to be allocated as provided in the related Intercreditor
Agreement, but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the Serviced
Whole Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), Penalty Charges on the Serviced Whole Loan during the period it is a Specially Serviced Loan, to be allocated as provided in the related Intercreditor Agreement (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section
3.11);

                     (xi) to recoup any amounts deposited in such Serviced Whole
Loan Custodial Account in error;

                     (xii) to pay itself, the Special Servicer, the Depositor,
the Serviced Whole Loan Paying Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03 or Section 8.17(d)
to the extent that such amounts relate to the Serviced Whole Loan and, to the extent that such amounts do not relate to the Serviced Whole Loan or

                                      137

specifically to any other Mortgage Loan, the ratable portion of such amounts allocable to the Serviced Whole Loan;

                     (xiii) to pay for (A) the cost of any Opinion of Counsel
contemplated by Section 11.01(a) or Section 11.01(c) in connection with an amendment to this Agreement to the extent that such costs relate to the Serviced
Whole Loan and, to the extent that such costs do not relate to the Serviced
Whole Loan, the ratable portion of such amounts allocable to the Serviced Whole
Loan and (B) the cost of obtaining the REO Extension contemplated by Section
3.16(a), to the extent that such amounts relate to the Serviced Whole Loan;

                     (xiv) to pay out of collections on the Serviced Whole Loan and related REO Property any and all federal, state and local taxes imposed on the REMIC I, REMIC II, REMIC III, or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(h) and only to the extent that such amounts relate to the related Mortgage Loan or to any Serviced Companion Loan that is included in a REMIC;

                     (xv) to reimburse the Trustee and the Serviced Companion
Loan Trustee, if any, out of collections on the Serviced Whole Loan and REO
Property for expenses incurred by and reimbursable to it by the Trust Fund, and the trust fund, if any, relating to the Serviced Companion Loan Securities, respectively, to the extent that such amounts relate to the related Mortgage
Loan or Serviced Companion Loan and, to the extent that such amounts do not relate to the Serviced Whole Loan or specifically to any other Mortgage Loan, the ratable portion of such amounts allocable to the Serviced Whole Loan;

                     (xvi) to pay any Person with respect to the related
Mortgage Loan, if any, all amounts received thereon after the date of purchase of such Mortgage Loan relating to the period before the date of purchase;

                     (xvii) to remit to the Trustee for deposit in the Interest
Reserve Account the amounts with respect to the related Mortgage Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.04(e);

                     (xviii) to pay to the Master Servicer, the Special
Servicer, the Trustee, or the Depositor, as the case may be, to the extent that such amounts relate to the related Mortgage Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(e) and to pay to the Serviced Companion Loan Trustee or the
depositor under a related Companion Loan Securitization Agreement to the extent that such amounts related to the applicable Serviced Companion Loan, any amount specifically required to be paid to such Person under the Serviced Companion
Loan Securitization Agreement, it being acknowledged that this clause (xviii)
shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such costs do not relate to the applicable Serviced

                                      138

Whole Loan or specifically to any other Mortgage Loan, the ratable portion of such amounts allocable to the Serviced Whole Loan; and

                     (xix) to clear and terminate such Serviced Whole Loan
Custodial Account at the termination of this Agreement pursuant to Section 9.01.

         Any permitted withdrawals under this Section 3.05(e) with respect to reimbursement for advances or other amounts payable to the Serviced Companion
Loan Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Serviced Companion Loan
Trustee, if any. All withdrawals with respect to the Serviced Whole Loan shall be made first from the related Serviced Whole Loan Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Serviced Whole
Loan Paying Agent, the Trustee and any related Serviced Companion Loan Trustee from the applicable Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a
Responsible Officer of the Trustee, the Serviced Whole Loan Paying Agent or
Serviced Companion Loan Trustee, as the case may be, describing the item and amount to which the Special Servicer (or any such third party contractor) or the
Serviced Companion Loan Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Mortgage Loan, each related Serviced Companion Loan constituting a Serviced Whole Loan (and related REO Loan) on a loan-by-loan basis for the purpose of justifying any request for withdrawal from the related
Serviced Whole Loan Custodial Account.

         Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Serviced Whole Loan Custodial Account and remit to the holders of the related Serviced Companion Loan within one Business Day of receipt thereof, any amounts that represent Late Collections or Principal Prepayments on such
Serviced Companion Loan or any successor REO Loan with respect thereto, that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor
Agreement or this Agreement), to the extent such amount is not otherwise included in a normal monthly remittance to the holder of such Serviced Companion
Loan.

         In the event that the Master Servicer fails, as of 5:00 p.m. (New York
City time) on the date such remittance is required to be made, to remit to the
Trustee (in respect of the related Mortgage Loan) and the Serviced Whole Loan
Paying Agent (in respect of the Serviced Whole Loan) any amounts required to be so remitted hereunder by such date, the Master Servicer shall pay to the Trustee
(in respect of the Mortgage Loan) and the Serviced Whole Loan Paying Agent (in
respect of the Serviced Companion Loan), for the account of the Trustee (in respect of the Mortgage Loan) and the Serviced Whole Loan Paying Agent (in
respect of the Serviced Companion Loan), interest, calculated at the Prime Rate, on such amount(s) not timely remitted,

                                      139

from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee and the Serviced Whole
Loan Paying Agent.

                 (f) The Serviced Whole Loan Paying Agent shall establish and maintain a separate Serviced Companion Loan Distribution Account for the benefit of each Serviced Companion Loan Holder. Each Serviced Companion Loan
Distribution Account shall be maintained as an Eligible Account (or as a sub-account of an Eligible Account). Funds in the Serviced Companion Loan
Distribution Accounts may be invested in Permitted Investments for the account of the Serviced Whole Loan Paying Agent. All income and gain realized from the investment of funds deposited in such Serviced Companion Loan Distribution
Account shall be for the benefit of the Serviced Whole Loan Paying Agent;
provided that the Serviced Whole Loan Paying Agent shall be responsible for the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments. The Serviced Whole Loan Paying Agent shall give notice to the Master Servicer of the location of each Serviced Companion Loan
Distribution Account as of the Closing Date and of the new location of any
Serviced Companion Loan Distribution Account prior to any change thereof.

         The Master Servicer shall deliver to the Serviced Whole Loan Paying
Agent each month on or before the date set forth in Section 3.05(e)(i), for deposit in the applicable Serviced Companion Loan Distribution Account, that portion of the applicable Serviced Whole Loan Remittance Amount allocable to each applicable Serviced Companion Loan Holder then on deposit in the applicable
Serviced Whole Loan Custodial Account.

         No later than the Business Day following the receipt of such funds by the Master Servicer, the Serviced Whole Loan Paying Agent shall, based upon information provided to the Serviced Whole Loan Paying Agent by the Master
Servicer, remit to each Serviced Companion Loan Holder by wire transfer in immediately available funds to the account of such Serviced Companion Loan
Holder or an agent therefore appearing on the Serviced Whole Loan Holder
Register on the related date such amounts are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Serviced
Companion Loan Holder or its agent appearing on the Serviced Whole Loan Holder
Register) the portion of the applicable Serviced Whole Loan Remittance Amount allocable to such Serviced Companion Loan Holder.

                 (g) The Serviced Whole Loan Paying Agent shall, upon receipt, deposit in the applicable Serviced Companion Loan Distribution Account any and
all amounts received by the Serviced Whole Loan Paying Agent that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New
York City time) on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in such Serviced Companion
Loan Distribution Account (including such earlier dates as described in Section
3.05(f)), the Master Servicer shall not have delivered to the Serviced Whole
Loan Paying Agent for deposit in the applicable Serviced Companion Loan
Distribution Account any of the amounts required to be deposited therein, then the Serviced Whole Loan Paying Agent shall provide notice of such failure to a
Servicing Officer of the Master Servicer by facsimile transmission sent to facsimile no. (215)

                                      140

328-3478 (or such alternative number provided by the Master Servicer to the
Serviced Whole Loan Paying Agent in writing) and by telephone at telephone no.
(215) 328-1258 (or such alternative number provided by the Master Servicer to the Serviced Whole Loan Paying Agent in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If the Master Servicer and the Serviced Whole Loan Paying Agent are the same Person notwithstanding anything to the contrary in this Section 3.05(g), such Person shall not be required to establish a Serviced Companion Loan Distribution Account and deposit amounts therein and, instead, shall be permitted to make the distributions required by this Section 3.05(g) to the applicable Serviced Companion Loan
Holder directly from the related Serviced Whole Loan Custodial Account.

         Section 3.06 Investment of Funds in the Certificate Account, the
Distribution Account, the Excess Liquidation Proceeds Reserve Account, the
Interest Reserve Account, the REO Account and the Serviced Whole Loan Custodial
Accounts.

                 (a) (i) The Master Servicer may direct any depository
institution maintaining the Certificate Account, a Serviced Whole Loan Custodial
Account, any Lock-Box Account or any Cash Collateral Account to invest, (ii) the
Special Servicer may direct any depository institution maintaining the REO
Account to invest, or if it is a depository institution, may itself invest, and
(iii) the Trustee may direct the depository institution maintaining the
Distribution Account, the Excess Liquidation Proceeds Reserve Account or the
Interest Reserve Account to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

         The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Serviced Whole Loan Custodial Accounts, any
Lock-Box Account and any Cash Collateral Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account) on behalf of the
Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and
the Interest Reserve Account), shall (and Trustee hereby designates the Master
Servicer and the Special Servicer, as applicable, as the Person that shall): (i)
be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security." For purposes of this Section 3.06(a), the terms "entitlement holder," "security entitlement,"
"control," "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and
"control" of any Permitted Investment by the Master Servicer or the Special
Servicer shall constitute "control" by a Person designated by, and acting on behalf of the Trustee for purposes of Revised Article 8 (1994 Revision) of the
UCC.

                                      141

         In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer
(in the case of the Certificate Account, any Serviced Whole Loan Custodial
Account, any Lock-Box Account or any Cash Collateral Account), the Special
Servicer (in the case of the REO Account) and the Trustee (in the case of the
Distribution Account, the Excess Liquidation Proceeds Reserve Account and the
Interest Reserve Account) shall: (i) consistent with any notice required to be given thereunder, demand that payment be made on the last day such Permitted
Investment may otherwise mature hereunder in an amount equal to the lesser of
(A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the
Investment Account.

                 (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account or any Serviced Whole Loan Custodial
Account, and to the extent the Master Servicer directs the investment of funds in any Lock-Box Account or any Cash Collateral Account, interest and investment income realized on funds deposited in each such Investment Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the
Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a). Interest and investment income realized on funds deposited in the Distribution Account, the Excess Liquidation
Proceeds Reserve Account and the Interest Reserve Account, to the extent of Net
Investment Earnings, if any, with respect to such account for each Collection
Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or (c), as the case may be. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such
Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, any Serviced
Whole Loan Custodial Account, and to the extent the Master Servicer has discretion to direct the investment of funds in any Lock-Box Account or any Cash
Collateral Account for its sole and exclusive benefit, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net
Investment Loss, if any, with respect to such account for such Collection
Period. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve
Account or the Interest Reserve Account, the Trustee shall immediately deposit therein, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account. If any loss shall be incurred in respect of any Permitted Investment on deposit in the REO Account, the Special Servicer shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such
Collection Period.

                 (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted
Investment, or if a default occurs in any other performance required under any
Permitted Investment, the Trustee may and, subject to

                                      142

Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.07 Maintenance of Insurance Policies; Errors and Omissions
and Fidelity Coverage.

                 (a) Each of the Master Servicer (in the case of Mortgage Loans and the Serviced Whole Loan (other than Specially Serviced Mortgage Loans and
Non-Serviced Mortgage Loans)) and the Special Servicer (solely in the case of
Specially Serviced Mortgage Loans) shall use reasonable efforts to cause each
Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage (to the extent such insurance coverage is available at commercially reasonable terms as determined by the
Master Servicer or Special Servicer, as applicable, provided that any such determination that such insurance is not available at commercially reasonable terms shall be consented to by the Majority Certificateholder of the Controlling
Class); provided, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged
Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing
Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer
(at the direction of the Special Servicer in the case of a Specially Serviced
Mortgage Loan or REO Loan) shall (to the extent available at commercially reasonable terms as determined by the Master Servicer, which shall be entitled to rely on an opinion of counsel or insurance consultants in making such determination, provided that, subject to the Servicing Standard, such final determination shall be consented to by the Majority Certificateholder of the
Controlling Class) obtain such insurance (which may be through a master or single interest policy) and the cost (including any deductible relating to such insurance and any out of pocket cost incurred by the Master Servicer in obtaining advice of counsel or insurance consultants) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(e). If the Master Servicer or Special Servicer, as the case may be, determines in accordance with the preceding provisions of this paragraph that the applicable insurance is not available at commercially reasonable terms, the Master Servicer or the Special Servicer, as the case may be, shall notify the Majority
Certificateholder of the Controlling Class and the Rating Agencies of such determination. If at any time a Mortgaged Property related to a Mortgage Loan serviced hereunder is located in an area identified in the Flood Hazard Boundary
Map or Flood Insurance Rate Map issued by the Federal Emergency Management
Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer (or in the case of a Specially Serviced Mortgage
Loan, the Special Servicer) shall, if and to the extent that the Mortgage Loan or Serviced Whole Loan requires the Mortgagor or permits the mortgagee to require the Mortgagor to do so, use reasonable efforts to cause the related
Mortgagor to maintain a flood insurance policy meeting the requirements of the current guideline of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform
Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan or Serviced Whole

                                      143

Loan. With respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or the Serviced Whole Loan, if (i) the Mortgagor is required by the terms of the Mortgage Loan or Serviced Whole Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan or Serviced Whole Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or in the case of any Specially Serviced
Loan, the Special Servicer), shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (or in the case of any Specially Serviced Mortgage Loan, the Special Servicer) shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(e);
provided, that the Master Servicer or Special Servicer shall not be required to incur any such cost if such Advance would constitute a Nonrecoverable Servicing
Advance; provided, further, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or with respect to the Serviced Whole Loan, of the
Certificateholders and, to the extent applicable, any related Serviced Companion
Loan Holders), then the Master Servicer shall make such payment from amounts in the Certificate Account or, with respect to the Serviced Whole Loan, from the related Serviced Whole Loan Custodial Account. Subject to Section 3.17(a), the
Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property (to the extent available at commercially reasonable terms) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage or as is consistent with the Servicing Standard. All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of Mortgaged Properties) or the
Special Servicer (in the case of REO Properties) on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan or Serviced Whole Loan documents and the Servicing Standard) shall be deposited in (or remitted for deposit to) the
Certificate Account or, with respect to the Serviced Whole Loan, deposited in
(or remitted for deposit to) the related Serviced Whole Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(a) and Section 3.05(e), respectively, in the case of amounts received in respect of a Mortgage Loan or
Serviced Companion Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO
Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan or the
Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or the
Serviced Whole Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to Section 3.05(a) or Section 3.05(e), as applicable.

                 (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the
Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual

                                      144

policies otherwise required, the Master Servicer or the Special Servicer, as the
case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO
Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged
Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the
Certificate Account or, with respect to any Serviced Whole Loan, deposited in the related Serviced Whole Loan Custodial Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special
Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect to the Serviced Whole Loan and the related Serviced Companion Loan Holders), claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                     (ii) If the Master Servicer or the Special Servicer, as
applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special
Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged
Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall in the event that (x) there shall not have been maintained on the related
Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Certificate Account or, with respect to the
Serviced Whole Loan, deposit into the related Serviced Whole Loan Custodial
Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related
Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The
Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect the
Serviced Whole Loan, the related Serviced Companion Loan Holders), claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy.

                 (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees (and with respect to other persons acting on behalf of it, shall cause such persons to maintain such insurance) in connection with its activities under this Agreement and

                                      145

naming the Trustee as an additional insured or loss payee, as applicable. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master
Servicer or Special Servicer, as the case may be, if the Master Servicer or
Special Servicer, as the case may be, were servicing and administering the
Mortgage Loans, the Serviced Whole Loan and/or the REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or
the Special Servicer under a policy or bond obtained by an Affiliate of such
Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

                 (d) All insurance coverage required to be maintained by the
Master Servicer or Special Servicer, as applicable, under this Section 3.07 shall be obtained from Qualified Insurers having a claims paying ability rating
(or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of not less than (x) "A" by Standard & Poor's and (y) "A" by Fitch;
provided, however, that the requirements of clauses (x) or (y) shall not be applicable with respect to Standard & Poor's or Fitch, as applicable, if such
Rating Agency shall have confirmed in writing that an insurance company with a lower claims paying ability rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such
Rating Agency of any Class of Certificates or any related Serviced Companion
Loan Securities. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or
Special Servicer (or its immediate or remote parent) is rated at least "A" by
Standard & Poor's and "A" by Fitch, the Master Servicer or Special Servicer,
respectively, shall be allowed to provide self-insurance with respect to a fidelity bond and such errors and omissions policy. Coverage of the Master
Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(d) shall satisfy the requirements of this Section
3.07(d).

         Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements;
Subordinate Financing; Defeasance.

                 (a) As to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan) and each Serviced Companion Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                     (i) provides that such Mortgage Loan or Serviced Companion
Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

                     (ii) provides that such Mortgage Loan or Serviced Companion
Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, subject to Sections 3.08(c), 3.24 and 3.28, the Special Servicer, on
behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to
Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Companion Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or

                                      146

other transfer, in a manner consistent with the Servicing Standard. In the event that the Special Servicer intends or is required by, in accordance with the preceding sentence, the Mortgage Loan or Serviced Companion Loan documents or applicable law to permit the transfer of any Mortgaged Property, the Special
Servicer, if consistent with the Servicing Standard, may enter into an assumption and modification agreement with the Person to whom the related
Mortgaged Property has been or is intended to be conveyed or may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage
Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee and entering into such assumption and modification agreement will not be a significant modification of the Mortgage Loan or Serviced Companion Loan for purposes of the
REMIC Provisions). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee, with a copy to the Master Servicer, for inclusion in the related Mortgage File. Subject to
Section 3.21(a)(iv), if the Special Servicer intends or is required to permit the transfer of any Mortgaged Property and enter into an assumption agreement or a substitution of liability agreement, as the case may be, in accordance with the foregoing, the Special Servicer shall submit to (A) Standard & Poor's, in the case of any Mortgage Loan or any group of Cross-Collateralized Mortgage
Loans that has, or any Mortgage Loan that is part of a Related Borrower Group that has, an outstanding principal balance in excess of 5% of the then outstanding principal balance of the Mortgage Pool, (B) Fitch (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related
Borrower Group that is, one of the ten largest Mortgage Loan concentrations
(based on Stated Principal Balance) in the Mortgage Pool) and (C) if Moody's is
then rating any related Serviced Companion Loan Securities (so long as the related Houston Center Companion Loan (1) is one of the ten largest mortgage loan concentrations (based on Stated Principal Balance) in the related mortgage pool or (2) has an outstanding principal balance in excess of the lesser of (I)
$20,000,000 or (II) 5% of the then-outstanding principal balance of the related mortgage pool), a copy of such documentation and any information with respect to such action as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from
Standard & Poor's (in the case of any Mortgage Loan described in clause (A)
above), Fitch (in the case of any Mortgage Loan described in clause (B) above)
and Moody's (in the case of any Serviced Companion Loan described in clause (C)
above) prior to executing such assumption agreement or substitution of liability agreement.

                 (b) As to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Companion Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                     (i) provides that such Mortgage Loan or Serviced Companion
Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged
Property; or

                     (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged
Property,

                                      147

then, subject to Sections 3.08(c) and 3.28, the Special Servicer on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section
3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Companion Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard;
provided, however, that the Special Servicer shall not waive its right to exercise any such right when such right arises as a result of the imposition of a lien against a Mortgaged Property which lien secures additional indebtedness or a mechanic's or similar lien not permitted under the related Mortgage Loan documents unless the Special Servicer shall submit to (A) Standard & Poor's (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a
Related Borrower Group that (1) represents 2% or more of the Stated Principal
Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the
Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20 million, (3) is one of the ten largest Mortgage Loans based on
Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related Borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related Borrower, if any) that is less than 1.20x ), (B) Fitch (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a
Related Borrower Group that is, one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool) and (C)
if Moody's is then rating any related Serviced Companion Loan Securities (so long as the related Houston Center Companion Loan (1) is one of the ten largest mortgage loan concentrations (based on Stated Principal Balance) in the related mortgage pool or (2) has an outstanding principal balance in excess of the lesser of (I) $20,000,000 or (II) 5% of the then-outstanding principal balance of the related mortgage pool), a copy of the documentation under which any such lien would arise together with such other information with respect to such proposed waiver as the Special Servicer deems appropriate or as such Rating
Agency may reasonably request, and shall obtain Rating Agency Confirmation from
Standard & Poor's (in all cases) prior to waiving any such right, Fitch (in the case of any Mortgage Loan described in clause (B) above) and Moody's (in the case of any Serviced Companion Loan described in clause (C) above).

                 (c) Notwithstanding the foregoing, and subject to Section
3.08(g), the Master Servicer shall not waive any rights under a "due-on-sale" or
"due-on-encumbrance" clause with respect to any Mortgage Loan or Serviced
Companion Loan unless: (i) the Master Servicer shall have notified the Special
Servicer of such waiver; (ii) the Master Servicer shall have submitted the
Master Servicer's written recommendation and analysis to the Special Servicer;
(iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession or control of the Master Servicer that are reasonably requested by the Special Servicer; (iv) the Special Servicer shall have approved such waiver, notified the Majority Certificateholder of the
Controlling Class of the request for the waiver and of the Master Servicer's and its own approval and submitted to the Majority Certificateholder of the
Controlling Class each of the documents submitted to the Special Servicer by the
Master Servicer; and (v) the Majority Certificateholder of the Controlling Class
shall have informed the Special Servicer that it has approved such waiver;
provided, however, that the Special Servicer shall advise the Majority
Certificateholder of the Controlling Class of its approval (if any) of such waiver promptly upon (but in no case to exceed ten Business Days) its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; provided, further, that if the Majority

                                      148

Certificateholder of the Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Majority
Certificateholder of the Controlling Class may reasonably request, then the waiver shall be deemed approved. Neither the Master Servicer nor the Special
Servicer shall approve such waiver unless the Mortgagor shall agree to pay all fees and costs associated with such waiver (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class or the
related Mortgage Loan or Serviced Whole Loan documents specifically preclude this requirement).

                 (d) With respect to any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or Serviced Companion Loan which permits release of
Mortgaged Properties through a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage Loan documents, permit (or, if the terms of such Mortgage Loan or Serviced Companion
Loan permit the lender to require defeasance, the Master Servicer shall require)
the exercise of such Defeasance Option on any Due Date occurring more than two years after the Startup Day (the "Release Date"), subject to the following conditions:

                     (i) No event of default exists under the related Mortgage
Note;

                     (ii) The Mortgagor pays on such Release Date (A) all
interest accrued and unpaid on the Principal Balance of the Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under the Mortgage Note and (C) any costs and expenses incurred in connection with such release;

                     (iii) The Mortgagor has delivered Defeasance Collateral
providing payments on or prior to all successive scheduled payment dates from the Release Date to the related Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the applicable
Mortgage Loan or Serviced Companion Loan;

                     (iv) The Mortgagor shall have delivered a security
agreement granting the Trustee (on behalf of the Trust Fund and, with respect to any Serviced Companion Loan, the related Serviced Companion Loan Holders) a first priority security interest in the Defeasance Collateral;

                     (v) The Master Servicer shall have received an Opinion of
Counsel from the related Mortgagor (which shall be an expense of the related
Mortgagor) to the effect that the Trustee (on behalf of the Trust Fund and, with respect to any Serviced Companion Loan, the related Serviced Companion Loan
Holders) has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

                     (vi) The Master Servicer shall have obtained at the related
Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

                     (vii) The Master Servicer shall have obtained an Opinion of
Counsel from the related Mortgagor to the effect that such release will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the
Trust Fund under the REMIC Provisions;

                                      149

                     (viii) The related borrower shall have provided evidence to the Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates issued by the related REMIC with obligations that are not real estate mortgages;

                     (ix) If required by the terms of such Mortgage Loan, the
Master Servicer shall have received Rating Agency Confirmation from each of
Fitch and Standard & Poor's and any other Rating Agency then rating any related
Serviced Companion Loan Securities with respect to the exercise of such
Defeasance Option; provided, (A) that if the Master Servicer provides Standard &
Poor's with the written certification substantially in the form of Exhibit I attached hereto, the Master Servicer shall be required to have received such
Rating Agency Confirmation from Standard & Poor's only with respect to any
Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $5,000,000 or (2) 5% of the then outstanding principal balance of the
Mortgage Pool, (B) the Master Servicer shall be required to have received such
Rating Agency Confirmation from Fitch with respect to the exercise of such
Defeasance Option only in the case of any Mortgage Loan that is, or any Mortgage
Loan that is part of a Related Borrower Group that is, one of the ten largest
Mortgage Loan concentrations (based on Stated Principal Balance) in the Mortgage
Pool and (C) if Moody's is then rating any related Serviced Companion Loan
Securities, the Master Servicer shall be required to have received such Rating
Agency Confirmation from Moody's with respect to the exercise of such Defeasance
Option only as to any Mortgage Loan that (1) is one of the ten largest Mortgage
Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool or
(2) has an outstanding principal balance in excess of the lesser of (I)
$20,000,000 or (II) 5% of the then-outstanding principal balance of the Mortgage
Pool; and

                     (x) if the Defeasance Option is being exercised to release less than all of the Mortgaged Properties securing either a Cross-Collateralized
Mortgage Loan or a Mortgage Loan or Serviced Companion Loan secured by multiple
Mortgaged Properties, the related borrower shall have provided evidence satisfactory to both the Master Servicer and the Special Servicer that demonstrates compliance with any debt service coverage ratio, loan-to-value ratio or other financial tests or conditions specified in the applicable
Mortgage Loan or Serviced Companion Loan in connection with the exercise of such
Defeasance Option.

                 (e) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan or Serviced Companion Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                 (f) Except as otherwise permitted by Section 3.21, neither the
Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan or Serviced Companion Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

                 (g) In the event that the Master Servicer receives a request from any Mortgagor for consent to (i) the transfer of a Mortgaged Property or assumption of a Mortgage Loan or Serviced Companion Loan pursuant to Section
3.08(a) or (ii) the creation of an

                                      150

additional lien or encumbrance on a Mortgaged Property pursuant to Section
3.08(b), the Master Servicer shall notify the Special Servicer of such request and furnish to the Special Servicer any applicable transfer, assumption, encumbrance or related documentation which the Master Servicer has received in connection with such request.

         Section 3.09 Realization Upon Defaulted Mortgage Loans.

                     (a) The Master Servicer shall notify the Special Servicer
of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan
(other than a Non-Serviced Mortgage Loan) or any Serviced Companion Loan. The
Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special
Servicer's judgment, cure is likely, and take such other actions (including, without limitation, negotiating and accepting a discounted payoff of such
Mortgage Loan or Serviced Companion Loan) as are consistent with the Servicing
Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan or Serviced Companion Loan.
The foregoing is subject to the provision that, in any case in which a Mortgaged
Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in
Sections 3.05(a) and 3.05(e), as applicable. The Master Servicer shall advance all other costs and expenses incurred by the Special Servicer in any such proceedings, subject to its being entitled to reimbursement therefor as a
Servicing Advance as provided in Sections 3.05(a) and 3.05(e), and further subject to the Special Servicer being required to pay out of the related
Liquidation Proceeds any Liquidation Expenses incurred in respect of any
Mortgage Loan or Serviced Companion Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special
Servicer, on behalf of the Trust Fund, to make an offer on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in Section 3.19 and the results of any Appraisal obtained pursuant to this Agreement, all such offers to be made in a manner consistent with the Servicing Standard. If and when the
Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan), whether for purposes of bidding at foreclosure

                                      151

or otherwise, the Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and reimbursable as, an Additional
Trust Fund Expense).

                 (b) The Special Servicer shall not acquire any personal
property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan or Serviced Companion
Loan) unless either:

                     (i) such personal property is incident to real property
(within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
Servicer; or

                     (ii) the Special Servicer shall have obtained an Opinion of
Counsel (the cost of which may be withdrawn from the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable, pursuant to
Sections 3.05(a) and 3.05(e), as applicable) to the effect that the holding of such personal property by the Trust Fund will not (subject to Section 10.01(f))
cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                 (c) Notwithstanding the foregoing provisions of this Section
3.09, the Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any
Mortgaged Property, or take any other action with respect to any Mortgaged
Property, if, as a result of any such action, the Trustee, on behalf of the
Certificateholders or, with respect to any Serviced Whole Loan, on behalf of the
Certificateholders, the related Serviced Companion Loan Holders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an
Environmental Assessment in respect of such Mortgaged Property prepared within the twelve months preceding such determination by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such
Environmental Assessment, determines that:

                     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged
Property and taking such actions as are necessary to bring the Mortgaged
Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property is related to a
Serviced Whole Loan, to Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders) on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

                     (ii) there are no circumstances or conditions present at
the Mortgaged Property relating to the use, management or disposal of Hazardous
Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and

                                      152

taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged
Property is related to the Serviced Whole Loan, to Certificateholders and, to
the extent applicable, the related Serviced Companion Loan Holders) on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

         The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i)
and/or clause (ii) of the preceding sentence, may be withdrawn from the
Certificate Account or, with respect to the Serviced Whole Loan, from the related Serviced Whole Loan Custodial Account, by the Master Servicer at the
direction of the Special Servicer pursuant to Sections 3.05(a) and 3.05(e), as applicable; and if any such Environmental Assessment so warrants, the Special
Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as are consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

                 (d) If the environmental testing contemplated by subsection (c)
above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any
Mortgaged Property securing a Defaulted Mortgage Loan serviced hereunder, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, with respect to the Serviced Whole
Loan, in the best economic interest of the Trust Fund and the related Serviced
Companion Loan Holders (other than proceeding to acquire title to the Mortgaged
Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related
Mortgage.

                 (e) The Special Servicer shall provide the CMSA Special
Servicer Loan File monthly to the Master Servicer (who shall incorporate such file into the reports it submits to the Trustee, who shall, upon request, forward such reports to the Certificateholders and, with respect to the Serviced
Whole Loan, to the related Serviced Companion Loan Holders) regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan serviced hereunder as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged
Property.

                 (f) The Special Servicer shall report to the Internal Revenue
Service and to the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Master Servicer and the Trustee.

                 (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment in respect of a Mortgage Loan or
Serviced Companion Loan serviced hereunder if the state in which the Mortgaged
Property is located and the terms of the Mortgage Loan or Serviced Companion
Loan permit such an action.

                                      153

                 (h) The Special Servicer shall maintain accurate records of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO
Property serviced hereunder and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate delivered to the
Trustee no later than the 10th Business Day following such Final Recovery
Determination.

         Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

                 (a) Upon the payment in full of any Mortgage Loan or Serviced
Companion Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee (and, with respect to the Serviced Whole
Loan, the related Serviced Companion Loan Holders) and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a
Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, with respect to the Serviced Whole Loan, into the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), as applicable, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the
Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a
Serviced Companion Loan, the Trustee shall direct each related Serviced
Companion Loan Holder, as applicable, to release the Mortgage Note for such
Serviced Companion Loan) to the Master Servicer or the Special Servicer,
whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate
Account or, with respect to the Serviced Whole Loan, to the related Serviced
Whole Loan Custodial Account.

                 (b) From time to time as is appropriate for servicing or
foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Companion Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related
Custodian to deliver the Mortgage File or any document therein to the Master
Servicer or the Special Servicer, as the case may be. Upon return of such
Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan or Serviced Companion Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section
3.04(a) or, with respect to the Serviced Whole Loan, into the related Serviced
Whole Loan Custodial Account pursuant to Section 3.04(e), as applicable, have been or will be so deposited, or that such Mortgage Loan has become an REO
Property, the Request for Release shall be released by the Trustee to the Master
Servicer or the Special Servicer, as applicable.

                 (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the
Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings,

                                      154

requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                 (d) If from time to time with respect to any Non-Serviced
Mortgage Loan, pursuant to the terms of the related Intercreditor Agreement and the related Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the Non-Serviced Mortgage Loan, the related Non-Serviced
Mortgage Loan Servicer requests delivery to it of the original Mortgage Note for the Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the related Non-Serviced Mortgage Loan
Servicer or its designee. In connection with the release of the original
Mortgage Note for the related Non-Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall only be required to deliver such Mortgage
Note to the related Non-Serviced Mortgage Loan Servicer upon delivery to the
Trustee of a custodial agreement which shall evidence the holding by the related
Non-Serviced Mortgage Loan Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

         Section 3.11 Servicing Compensation; Nonrecoverable Servicing Advances.

                 (a) As compensation for its activities hereunder, the Master
Servicer shall be entitled to receive the Servicing Fee with respect to each
Mortgage Loan, Serviced Companion Loan and REO Loan. As to each Mortgage Loan,
Serviced Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the same basis and the same principal amount respecting which any related interest payment due on such Mortgage Loan or Serviced Companion Loan or deemed to be due on such REO
Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Serviced
Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Serviced
Companion Loan, REO Revenues allocable as interest on each REO Loan and the interest portion of Delinquency Advances on such Mortgage Loan, Serviced
Companion Loan and REO Loan. The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Serviced Companion Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation
Proceeds allocable as recoveries of interest, to the extent permitted by Section
3.05(a) or 3.05(e). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                 With respect to the Union Station Mortgage Loan, the Master
Servicer shall be entitled (in addition to its entitlement to the related Master
Servicing Fee) to retain each calendar

                                      155

month as servicing compensation an amount equal to 0.01% per annum of the outstanding principal balance thereof (as such balance is determined and calculated under the related Mortgage Loan Documents with respect to such additional servicing compensation) immediately before the Due Date occurring in such month (such rate to be determined in the same manner (other than the rate of the accrual) as the applicable Mortgage Rate is determined for such Mortgage
Loan), such additional compensation to be considered as if it were part of the
"Master Servicing Fee" for purposes of Section 3.20(f) and the definition of
"Compensating Interest Payments". In addition, the payments thereof that the related Mortgagor is required to make under Section 11.24 of the related loan agreement shall be construed to be part of the related scheduled payments of interest for purposes of the application of payments and proceeds and for purposes of the definition of Servicing Transfer Event.

                 (b) Additional servicing compensation in the form of assumption fees, modification fees, earnout fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar or ancillary fees (excluding any other amounts relating to Prepayment
Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced
Companion Loan that is not a Specially Serviced Mortgage Loan, is not required to be deposited in the Certificate Account or, with respect to any Serviced
Whole Loan, is not required to be deposited in the related Serviced Whole Loan
Custodial Account and, to the extent not required to be paid to the Special
Servicer pursuant to Section 3.11(d), may be retained by the Master Servicer.
The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) any Prepayment Interest Excesses, Balloon Payment Interest
Excesses, and further to the extent received on Mortgage Loans, any Serviced
Companion Loan other than Specially Serviced Mortgage Loans, any Penalty Charges not allocable to pay Advance Interest collected on the Mortgage Loans, such
Serviced Companion Loan; provided, with respect to the Houston Center Whole
Loan, Penalty Charges shall be allocated as provided in the related
Intercreditor Agreement; (ii) interest or other income earned on deposits in the
Investment Accounts (other than the REO Account), in accordance with Section
3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such Investment Account for each Collection Period); and (iii)
to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby. The Master
Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate
Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                 (c) As compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and each such REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same basis and the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is

                                      156

computed. The Special Servicing Fee with respect to each Specially Serviced
Mortgage Loan and each REO Loan shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof. As to each Specially Serviced
Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO
Properties on deposit in the Certificate Account pursuant to Section 3.05(a);
provided, with respect to the Serviced Whole Loan, earned but unpaid Special
Servicing Fees shall first be payable monthly out of general collections on the
Serviced Whole Loan or related REO Property on deposit in the related Serviced
Whole Loan Custodial Account pursuant to Section 3.05(e).

         As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee
Rate to, each collection of interest and principal received on such Corrected
Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout
Fee with respect to any Corrected Mortgage Loan will cease to be payable if a subsequent Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided, that a new Workout
Fee will become payable if and when such Mortgage Loan or Serviced Companion
Loan, as the case may be, again becomes a Corrected Mortgage Loan. If the
Special Servicer is terminated or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of
(i) any Mortgage Loan or Serviced Companion Loan that became a Corrected
Mortgage Loan during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) any Specially
Serviced Mortgage Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced
Companion Loan to be a Specially Serviced Mortgage Loan except that the requirement of three consecutive full and timely Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan has not yet been satisfied as of the date of such termination or resignation and such Mortgage Loan or
Serviced Companion Loan otherwise meets the requirements of a Corrected Mortgage
Loan, with the Workout Fee with respect to such Mortgage Loan or Serviced
Companion Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

         As further compensation for its activities hereunder, the Special
Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds; provided, no
Liquidation Fee shall be payable in connection with: (i) the purchase of any such Specially Serviced Mortgage Loan by the Majority Certificateholder of the
Controlling Class or a Mortgage Loan Seller (or an assignee of either such
Person) pursuant to Section 3.18 unless such Specially Serviced Mortgage Loan is sold to an assignee of the Majority Certificateholder of the Controlling Class
more than 90 days after the Majority Certificateholder of the Controlling Class
receives the Option Notice and that such assignment was for no material consideration or, with respect to the Houston Center Companion Loans, the
Houston Center Companion Loans are sold to an assignee of the Directing
Certificateholder more than 90 days after such Directing Certificateholder receives the Option Notice and that such assignment was for no material

                                      157

consideration; (ii) the purchase of any such Specially Serviced Mortgage Loan or
REO Property by the Master Servicer, the Majority Certificateholder of the
Controlling Class, the Special Servicer or the Depositor pursuant to Section
9.01; or (iii) the purchase of any Specially Serviced Mortgage Loan by a
Serviced Companion Loan Holder pursuant to the related Intercreditor Agreement unless otherwise specified in the related Intercreditor Agreement. As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee
Rate to, such full or discounted payoff and/or such Liquidation Proceeds. No
Liquidation Fee will be payable with respect to any Specially Serviced Mortgage
Loan solely by virtue of such Mortgage Loan or Serviced Companion Loan becoming a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no
Liquidation Fee will be payable from, or based upon the receipt of, Liquidation
Proceeds collected as a result of any purchase of a Specially Serviced Mortgage
Loan described in clause (ii) of the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any
Corrected Mortgage Loan, and the Special Servicer is properly entitled to a
Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

         Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan or Serviced Companion Loan shall not be paid from the same proceeds on or with respect to such Mortgage
Loan or Serviced Companion Loan.

         Subject to the Special Servicer's right to receive the Special
Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special
Servicer's responsibilities and obligations under this Agreement.

                 (d) Additional servicing compensation in the form of (i) all assumption fees, modification fees and earnout fees received on or with respect to Specially Serviced Mortgage Loans, (ii) fifty percent (50%) of all assumption fees, modification fees and earnout fees received on or with respect to any
Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion
Loan that is not a Specially Serviced Mortgage Loan and (iii) all extension or modification fees actually paid by the Mortgagor in accordance with Section
3.21(b) shall be promptly paid by the Master Servicer to the Special Servicer and shall not be required to be deposited in the Certificate Account pursuant to
Section 3.04(a) or, with respect to the Serviced Whole Loan, in the related
Serviced Whole Loan Custodial Account pursuant to Section 3.04(e). Additional servicing compensation in the form of assumption fees, earnout fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the
Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the REO Account, any Servicing Accounts and any Reserve Accounts
maintained thereby; and (ii) to the extent not required to be paid to the Master
Servicer as additional servicing compensation pursuant to Section 3.11(b), any
Penalty Charges (to the extent not allocable to pay Advance Interest) collected on the Specially Serviced Mortgage Loans and REO Loans; provided, with respect to the Houston Center Whole Loan, Penalty Charges shall be allocated as provided in the related Intercreditor Agreement. The Special Servicer shall be required to pay

                                      158

out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)) and, if and to the extent such expenses are not payable directly out of the Certificate Account, any
Serviced Whole Loan Custodial Account, the REO Account or any Serviced Whole
Loan REO Account, the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

                 (e) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not make such Servicing Advance within 15 days after such Advance is required to be made, the Trustee shall, to the extent a Responsible Officer of the Trustee has actual knowledge of such failure by the
Master Servicer to make such Advance (subject to Section 3.11(h) below), make such Advance.

                 (f) (i) With respect to each Mortgage Loan (other than a
Non-Serviced Mortgage Loan), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to such Mortgage Loan or related Mortgaged Property for so long as such
Servicing Advance is outstanding, payable, first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Servicing Advance was made and, then, once such Servicing Advance has been reimbursed pursuant to
Section 3.05, out of general collections on the Mortgage Loans and REO
Properties and (ii) with respect to the Serviced Whole Loan, the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement
Rate in effect from time to time, accrued on the amount of each Servicing
Advance made thereby with respect to the Serviced Whole Loan or related
Mortgaged Property for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on the Serviced Whole Loan or the related REO Loan, second, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of collections on the Serviced Whole Loan or related REO Property, and third, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage Loans and
REO Properties.

                 (g) [Reserved].

                 (h) Notwithstanding anything to the contrary set forth herein, but subject to Section 3.20(c), none of the Master Servicer, the Special
Servicer or the Trustee shall be required to make any Servicing Advance that it or the Special Servicer determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance (it being understood that, notwithstanding anything herein to the contrary, the Special Servicer shall have no right to make an affirmative determination that any Servicing Advance is, or would be, recoverable and, in the absence of any determination by the Special
Servicer that a Servicing Advance is, or would be, a Nonrecoverable Servicing
Advance, all determinations of recoverability shall remain with the Master
Servicer or the Trustee, as applicable); provided, however, that the Master
Servicer may make an Emergency Advance notwithstanding that, at the time such
Advance is made, the Master Servicer or Special Servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a Nonrecoverable Servicing Advance. Notwithstanding the previous sentence, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of any such amount is (i) necessary to

                                      159

preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Whole Loan, the related Serviced Companion Loan Holders, then the Master Servicer shall make such payment from amounts in the Certificate Account or the related Serviced
Whole Loan Custodial Account, as applicable. In addition, Nonrecoverable
Servicing Advances (including any Emergency Advances made pursuant to the proviso of the preceding sentence which are ultimately determined to be
Nonrecoverable Servicing Advances) shall be reimbursable pursuant to Section
3.05 out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer or the Trustee, as applicable, (i) that it has made a Nonrecoverable Servicing
Advance or (ii) that any proposed Servicing Advance, if made, would constitute a
Nonrecoverable Servicing Advance shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the
Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or
REO Property) a copy of an Appraisal of the related Mortgaged Property or REO
Property, as the case may be, if an Appraisal shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineering reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. In addition, any Person, in considering whether (i) any Servicing Advance is or (ii) any proposed
Servicing Advance, if made, would constitute, a Nonrecoverable Servicing
Advance, will be entitled to give due regard to the existence of any
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the
Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or
Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special
Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master
Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

                 (i) In determining the compensation of the Master Servicer or
Special Servicer, as applicable, with respect to Penalty Charges, on any
Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan or Serviced Companion Loan since the prior Distribution Date shall be applied to reimburse (i) the Master Servicer or the Trustee for interest on Advances with respect to such related Mortgage Loan or Serviced Companion Loan due with respect to such Distribution Date and (ii) the Trust Fund for any Advance
Interest or Additional Trust Fund Expenses (excluding any Special Servicing
Fees, Workout Fees and Liquidation Fees) with respect to the related Mortgage
Loan or Serviced Companion Loan incurred since the Closing Date and not previously reimbursed out of Penalty Charges, and any Penalty Charges

                                      160

remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master
Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan or Serviced Companion Loan without any such application. Notwithstanding the foregoing, Penalty Charges with respect to the Houston Center Whole Loan shall be allocated in accordance with the terms of the related Intercreditor Agreement.

         Section 3.12 Inspections; Collection of Financial Statements.

                 (a) The Master Servicer shall perform (or cause to be
performed) a physical inspection of each Mortgaged Property (other than
Mortgaged Properties securing Non-Serviced Mortgage Loans or Specially Serviced
Mortgage Loans) at such times and in such manner as are consistent with the
Servicing Standard, but in any event at least once every two years or, if the related Mortgage Loan has a current balance of greater than $2,000,000, at least once every year. The Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged
Property and specifying the existence of (i) any vacancy in the Mortgaged
Property evident from such inspection that the Master Servicer deems material,
(ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the
Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer, upon request, shall deliver to the Trustee a copy of each such written report.

                 (b) The Special Servicer shall perform (or cause to be
performed) a physical inspection of each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard. If any Mortgage Loan or
Serviced Companion Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged
Property constituting collateral for such Mortgage Loan or Serviced Companion
Loan. The Special Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged
Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer, upon request, shall deliver to the Trustee and the Master Servicer a copy of each such written report. The cost of any such inspection shall be an expense of the Trust Fund.

                 (c) The Master Servicer, in the case of any Mortgage Loan
(other than Non-Serviced Mortgage Loans or Specially Serviced Mortgage Loans),
Serviced Companion Loan, or the Special Servicer, in the case of Specially
Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor (other than a Mortgagor on any Credit Lease Loan) quarterly and annual operating statements and rent rolls of the related Mortgaged Property. In addition, the Special Servicer shall make reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO
Property. The Master Servicer and

                                      161

the Special Servicer, upon request, shall each deliver copies of the collected items to the other such party and the Trustee in each case within ten days of its receipt of such request.

         Section 3.13 Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer will deliver to the Trustee and the Serviced Whole Loan Paying Agent (who shall deliver to each
Serviced Companion Loan Holder), with a copy to the Depositor, on or before
March 15th of each year, beginning in 2006, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master
Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the
Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Trust Fund as a REMIC or of the
Grantor Trust as a "grantor trust" under the Grantor Trust Provisions from the
Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such
Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

         Section 3.14 Reports by Independent Public Accountants.

         On or before March 15th of each year, beginning in 2006, the Master
Servicer at its expense shall cause a firm of independent public accountants
(which may also render other services to the Master Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Serviced Whole Loan Paying Agent (who shall deliver to each Serviced Companion Loan Holder) and to the Depositor to the effect that (i)
it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master
Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified
Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by
Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

         The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies or if the
Special Servicer and the Master Servicer are not the same Person.

                                      162

         The Master Servicer and the Special Servicer, to the extent applicable, will use reasonable efforts to cause the accountants referred to above to cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the
Depositor's reporting requirements in respect of the Trust Fund pursuant to the
Exchange Act.

         Section 3.15 Access to Certain Information.

         Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, a holder of a Serviced Companion Loan
Security or any Serviced Companion Loan Holder, access to any documentation regarding the Mortgage Loans, the Serviced Companion Loans and the Trust Fund
within its control which may be required by this Agreement or by applicable law.
Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master
Servicer or the Special Servicer, as the case may be, designated by it;
provided, however, that the applicable Certificateholders, Serviced Companion
Loan Security holder or Serviced Companion Loan Holder, as the case may be, shall be required to pay any photocopying costs. The Master Servicer and the
Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license, contract or otherwise from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this
Agreement.

         Section 3.16 Title to REO Property; REO Account.

                 (a) If title to any REO Property is acquired, the deed or
certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders (and with respect to the Serviced Whole Loan, on behalf of the Certificateholders and, to the extent applicable, the related Serviced
Companion Loan Holders). The Special Servicer, on behalf of the Trust Fund (and with respect to the Serviced Whole Loan, on behalf of Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders), shall attempt to sell any REO Property prior to the close of the third taxable year of the Trust Fund following the taxable year in which ownership of such REO
Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the
Special Servicer either (i) is granted an extension of time (an "REO Extension")
by the Internal Revenue Service to sell such REO Property is acquired or (ii)
obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the
Special Servicer, to the effect that the holding by the Trust Fund of such REO
Property subsequent to the close of such period will not (subject to Section
10.01(f)) result in the imposition of taxes on "prohibited transactions" of
REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause
REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable state or local) income tax purposes) at any time that any
Certificates are outstanding or cause any REMIC that holds a Serviced Companion
Loan to fail to qualify as a REMIC. If

                                      163

the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special
Servicer shall sell such REO Property within such longer liquidation period as is permitted by such REO Extension or such Opinion of Counsel, as the case may
be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                 (b) The Special Servicer shall cause all funds collected and received in connection with any REO Property to be held separate and apart from its own funds and general assets. If any REO Acquisition shall occur, the
Special Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The
REO Account shall be an Eligible Account and may consist of one account for some or all of the REO Properties. If such REO Acquisition occurs with respect to the
Mortgaged Property securing the a Serviced Whole Loan, the Special Servicer shall establish an REO Account (which may be a subaccount of the REO Account)
solely with respect to such property (a "Serviced Whole Loan REO Account"), to be held for the benefit of the Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses
paid therefrom) and Insurance Proceeds received in respect of an REO Property.
The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to the REO Account for any Collection Period). The Special
Servicer shall give notice to the Trustee and the Master Servicer (and with respect to any Serviced Whole Loan REO Account, the related Serviced Companion
Loan Holders) of the location of any REO Account when first established and of the new location of such REO Account prior to any change thereof.

                 (c) The Special Servicer shall cause all funds necessary for the proper operation, management, maintenance, disposition and liquidation of any REO Property to be withdrawn from the REO Account, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one
Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer for deposit into the Certificate Account (or with respect to a Serviced Whole Loan, shall withdraw from the related Serviced Whole Loan REO Account, and remit to the
Master Servicer for deposit into the related Serviced Whole Loan Custodial
Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to Section 3.16(b) or this

                                      164

Section 3.16(c); provided, that the Special Servicer may retain in the REO
Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

                 (d) The Special Servicer shall keep and maintain separate
records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b)
or (c).

         Section 3.17 Management of REO Property; Independent Contractors.

                 (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

                     (i) None of the income from Directly Operating such
Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be
Directly Operated by the Special Servicer as REO Property;

                     (ii) Directly Operating such Mortgaged Property as an REO
Property could result in income from such property that would be subject to an
REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer or its designee may (provided that in the good faith and reasonable judgment of the
Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                     (iii) Directly Operating such property as REO Property
could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special
Servicer shall deliver to the Trustee, in writing, a proposed plan (the
"Proposed Plan") to manage such property as REO Property (such plan to be approved by the Majority Certificateholder of the Controlling Class pursuant to
Section 3.24(f) or, with respect to any Serviced Whole Loan, the related
Serviced Companion Loan Holders). Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the

                                      165

Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged
Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

         The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund and, with respect to any Serviced Whole Loan, the Trust Fund and the related Serviced Companion Loan Holders, with respect to such property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the
Trustee shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or any Serviced Companion Loan Holder or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund,
Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18 or 3.19.

                 (b) If title to any REO Property is acquired, the Special
Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders and with respect to the Serviced Whole Loan, the related Serviced Companion Loan Holders, solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt of any "income from non-permitted assets" within the meaning of Section
860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and, with respect to the Serviced Whole Loan, the Certificateholders and, to the extent applicable, any related Serviced
Companion Loan Holders, (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO
Account, to the extent of amounts on deposit therein with respect to each REO
Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

                     (i) all insurance premiums due and payable in respect of
such REO Property;

                                      166

                     (ii) all real estate taxes and assessments in respect of
such REO Property that may result in the imposition of a lien thereon;

                     (iii) any ground rents in respect of such REO Property; and

                     (iv) all costs and expenses necessary to maintain, lease
and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO
Property are insufficient for the purposes set forth in the prior sentence with respect to such REO Property, the Master Servicer (at the direction of the
Special Servicer) shall advance such amount as is necessary for such purposes
(which advances shall be Servicing Advances) unless (as evidenced by an
Officer's Certificate delivered to the Trustee) such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Master
Servicer (at the direction of the Special Servicer) shall make any such
Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

                 (c) The Special Servicer may contract with any Independent
Contractor for the operation and management of any REO Property; provided:

                     (i) the terms and conditions of any such contract may not
be inconsistent herewith and shall reflect an agreement reached at arm's length;

                     (ii) the fees of such Independent Contractor (which shall
be an expense of the Trust Fund paid by the Master Servicer at the direction of the Special Servicer) shall be reasonable and customary in light of the nature and locality of the REO Property;

                     (iii) any such contract shall require, or shall be
administered to require, that the Independent Contractor (A) pay, out of related
REO Revenues, all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and (B) remit all related REO Revenues (net of its fees and such costs and expenses) to the Special Servicer;

                     (iv) none of the provisions of this Section 3.17(c)
relating to any such contract or to actions taken through any such Independent
Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                     (v) the Special Servicer shall be obligated with respect
thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
Property.

The Special Servicer shall be entitled to enter into an agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                                      167

         Section 3.18 Sale of Defaulted Mortgage Loans.

                 (a) The parties hereto may sell or purchase, or permit the sale or purchase of, any Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.18, any applicable Intercreditor
Agreement, or as otherwise expressly provided in or contemplated by Sections
2.03(a) and 9.01.

                 (b) In the event that any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) becomes 60 days delinquent as to any Monthly Payment
(or if such Mortgage Loan is a Balloon Mortgage Loan and is delinquent as to its
Balloon Payment, only if such Mortgage Loan is also a Specially Serviced
Mortgage Loan), then the Special Servicer shall promptly so notify in writing
(an "Option Notice") the Master Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class and the applicable Mortgage Loan Seller, and with respect to the Serviced Whole Loan, each related Serviced Companion Loan Holder. Each of the Majority
Certificateholder of the Controlling Class and the applicable Mortgage Loan
Seller with respect to such Mortgage Loan (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price upon receipt of such Option Notice. The
Option is exercisable from that date until terminated pursuant to subsection (f)
below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option
(whether exercised by the original Holder thereof or by an assignee of such
Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a), this Section 3.18 or Section 9.01). Subject to subsection (e) below, any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within four (4) Business Days of such exercise. The other party eligible to hold the Option set forth above may at any time notify the Trustee in writing and the Trustee will notify the current
Option Holder of such party's desire to exercise the Option. If the Option
Holder (i) does not exercise the Option within the allotted time set forth herein for such Option Holder or (ii) surrenders its right to exercise the
Option, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the other party eligible to hold the Option of its rights thereunder. If any Option Holder assigns the Option to a third party pursuant to subsection (d) below, then it shall so notify the Trustee in writing
(and shall include in such notice the relevant contact information for such third party), and the Trustee shall promptly notify the other party eligible to hold the Option set forth above of its rights hereunder.

         Notwithstanding the foregoing paragraph, the Majority Certificateholder of the Controlling Class or its assignee shall have the exclusive right to exercise its Option prior to any exercise of the Option by the applicable
Mortgage Loan Seller or its assignee; provided, however, if the Option is not exercised by the Majority Certificateholder of the Controlling Class or its
assignee within 60 Business Days of the Option Notice then the applicable
Mortgage Loan Seller or its assignee shall have the exclusive right to exercise its Purchase Option, and the applicable Mortgage Loan Seller or its respective assignee may exercise such Option at any time during the 30 Business Day period immediately following the earlier of the expiration of such initial 60-day period or receipt by the applicable Mortgage Loan Seller of written notice from the

                                      168

Majority Certificateholder of the Controlling Class that it shall not exercise its Option during such initial 60-day period. Following the expiration of such
30 Business Day period, the Majority Certificateholder of the Controlling Class
shall again have the exclusive right to exercise or assign the Purchase Option.

         For the avoidance of doubt, it is understood that the recalculation of the Option Purchase Price pursuant to subsection 3.18(c) does not extend or reset the time within which any Option Holder has the right to exercise its
Option.

                 (c) The "Option Purchase Price" of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan shall be an amount equal to the fair market value of such Mortgage Loan or Serviced Companion Loan, as determined by the Special Servicer; provided, no Mortgage Loan Seller may exercise its Option at a price other than an amount equal to the Purchase Price of such Mortgage Loan without the consent of the Majority Certificateholder of the Controlling Class. Prior to the Special Servicer's determination of fair market value referred to above, the fair market value of such Mortgage Loan or
Serviced Companion Loan shall be deemed to be an amount equal to the Purchase
Price, including any Prepayment Premium or yield maintenance charge then payable upon the prepayment of such Mortgage Loan or Serviced Companion Loan. The
Special Servicer shall determine the fair market value of such Mortgage Loan or
Serviced Companion Loan, as applicable, as soon as reasonably practical upon the
Mortgage Loan becoming 60 days delinquent or delinquent in respect of its
Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the Mortgage Loan File and Servicing File relating to such Mortgage Loan), and the Special Servicer shall promptly notify the Option
Holder (and the Trustee, each of the other party set forth above that could become the Option Holder and, if applicable, the Serviced Companion Loan Holder)
of the applicable Option Purchase Price. The Special Servicer is required to recalculate the fair market value of the Mortgage Loan or Serviced Companion
Loan, as applicable, based upon a material change in circumstances or the receipt of new information; provided that the Special Servicer shall be required to recalculate the fair market value of the Mortgage Loan or Serviced Companion
Loan, as applicable, if the time between the date of last determination of the fair market value of the Mortgage Loan or Serviced Companion Loan, as applicable, and the date of the exercise of the Option has exceeded 60 days.
Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee, each of the other party set forth above that could become the Option Holder and, if applicable, the
Serviced Companion Loan Holder) of the revised applicable Option Purchase Price.
In determining fair market value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve (12) months; any views on fair market value expressed by investors in mortgage loans comparable to the Mortgage Loan or Serviced
Companion Loan, as applicable (provided that the Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the
Mortgage Loan or Serviced Companion Loan, as applicable; whether the Mortgage
Loan or Serviced Companion Loan, as applicable, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged
Property; the state of the local economy; the expected recoveries from the
Mortgage Loan or Serviced Companion Loan, as applicable, if the Special Servicer were to pursue a workout or foreclosure strategy instead of the

                                      169

Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.

                 (d) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the
Option. Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the
Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

                 (e) If the Majority Certificateholder of the Controlling Class,
the applicable Mortgage Loan Seller (if the Option Purchase Price is other than the Purchase Price), or an Affiliate of any of them elects to exercise the
Option, the Trustee shall be required to determine whether the Option Purchase
Price constitutes a fair price for the Mortgage Loan and, if applicable, each related Serviced Companion Loan as provided in subsection (k) below. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business
Days). In doing so, the Trustee may rely on the most recent Appraisal or the opinion of another expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with the requirements of this Agreement. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair market value taking into account the objections of the Trustee hereunder.

                 (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage
Loan has not yet occurred, shall terminate and be of no further force or effect)
if the Mortgage Loan is no longer delinquent as set forth above because (i) the
Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage
Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off) or (iv) the Mortgage Loan has been purchased by the applicable Mortgage
Loan Seller pursuant to Section 2.03 or by the Depositor or the Master Servicer
or otherwise pursuant to Section 9.01.

                 (g) Unless and until an Option Holder or other Person holding a purchase right and permitted to purchase in accordance with this Section 3.18 or otherwise exercises an Option or such purchase right, the Special Servicer shall continue to service and administer the Mortgage Loan (other than the
Non-Serviced Mortgage Loan) or the Serviced Whole Loan, as applicable, in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including Workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

                 (h) Subject to subsections (a) through (g) above, the Special
Servicer shall act on behalf of the Trust Fund and, with respect to the Serviced
Whole Loan, the Trust Fund and the related Serviced Companion Loan Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this

                                      170

Section 3.18, and the collection of all amounts payable in connection therewith.
In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account.
Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the
Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Holder with respect to the purchase price therefor accepted by the Special Servicer or the
Trustee.

                 (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event). The Option
Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Certificate Account and the Trustee, upon receipt of an
Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the
Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

                 (j) Subject to subsection (k) below, the Mortgage Loan related to the Serviced Whole Loan may be sold pursuant to an Option upon the exercise of such Option and delivery of written notice of the Option Purchase Price thereof, to any related Serviced Companion Loan Holder, as applicable.

                 (k) With respect to the Strategic Hotel Portfolio Mortgage
Loan, upon receipt of notice by the Master Servicer or the Trustee from the GE
2004-C3 Trustee that the Strategic Hotel Portfolio Whole Loan has become a
"Defaulted Mortgage Loan" (as defined in the GE 2004-C3 Pooling and Servicing
Agreement), which notice shall also set forth the fair market value of the
Strategic Hotel Portfolio Mortgage Loan, the Trustee shall give such notice to the Majority Certificateholder of the Controlling Class. The Majority
Certificateholder of the Controlling Class, upon receipt of such notice, shall have the right to purchase the Strategic Hotel Portfolio Mortgage Loan (but not
any Strategic Hotel Portfolio Companion Loans or Strategic Hotel Portfolio B
Notes) at the fair value price set forth in the notice. Such purchase option shall otherwise be on the same terms as the purchase option provided herein in this Section 3.18 except that such option shall terminate in accordance with the terms of the GE 2004-C3 Pooling and Servicing Agreement and shall be subject to the purchase option of the holders of the Strategic Hotel Portfolio B Notes as provided in the related Intercreditor Agreement.

                     (i) Notwithstanding anything herein to the contrary, with
respect to the Houston Center Whole Loan, this Agreement does not confer any
Option Holder the right to exercise any Option with respect to any Houston
Center Companion Loan.

                                      171

         Section 3.19 Sale of REO Property.

                 (a) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.19.

                 (b) The Special Servicer shall use reasonable efforts to
solicit offers for each REO Property on behalf of the Certificateholders (and with respect to the Serviced Whole Loan, the Certificateholders and, to the
extent applicable, any related Serviced Companion Loan Holders) in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the
Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Certificate Account, except that portion of any proceeds constituting Excess Liquidation Proceeds shall be deposited in the Excess
Liquidation Proceeds Reserve Account.

                 (c) The Special Servicer shall give the Trustee and the Master
Servicer (and with respect to the Serviced Whole Loan, the related Serviced
Companion Loan Holders) not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit an offer to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

                 (d) Whether any cash offer constitutes a fair price for any REO
Property for purposes of Section 3.19(b) shall be determined by the Special
Servicer, if the highest offeror is a Person other than the Special Servicer or an Affiliate of the Special Servicer, and by the Trustee, if the highest offeror is the Special Servicer or an Affiliate of the Special Servicer; provided, however, that no offer from the Special Servicer or an Affiliate of the Special
Servicer shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any such REO
Property, the Trustee shall be supplied with and shall rely on the most recent
Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser retained by the
Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account

                                      172

(in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from the Special Servicer or an Affiliate of the
Special Servicer constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or the Serviced Whole Loan, as applicable, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section
3.16(a). The Purchase Price (which, in connection with the administration of an
REO Property related to the Serviced Whole Loan, shall be construed and calculated as if the loans in such Serviced Whole Loan together constitute a single Mortgage Loan thereunder) for any REO Property shall in all cases be deemed a fair price.

                 (e) Subject to subsections (a) through (d) above, the Special
Servicer shall act on behalf of the Trust Fund (and with respect to the Serviced
Whole Loan, the related Serviced Companion Loan Holders) (in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the
Certificate Account or the applicable Serviced Whole Loan Custodial Account, as the case may be. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust
Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee
shall have any liability to any Certificateholder or Serviced Companion Loan
Holder with respect to the purchase price therefor accepted by the Special
Servicer or the Trustee.

                 (f) Any sale of any REO Property shall be for cash only
(unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event).

                 (g) Notwithstanding any of the foregoing paragraphs of this
Section 3.19, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the
Certificateholders and with respect to the Serviced Whole Loan, the related
Serviced Companion Loan Holders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, with respect to the
Serviced Whole Loan, in the best interests of the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

                                      173

         Section 3.20 Additional Obligations of the Master Servicer and the
Special Servicer.

                 (a) [Reserved].

                 (b) The Master Servicer and the Special Servicer, as
applicable, shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

                 (c) Subject to the following paragraph, the Master Servicer shall have the obligation to make any Servicing Advance that it is requested by the Special Servicer to make within five (5) days of the Master Servicer's receipt of a written request therefor, which request may be sent electronically.
The Special Servicer shall be relieved of any obligations with respect to an
Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

         Notwithstanding the foregoing provisions of this Section 3.20(c), the
Master Servicer shall not be required to make at the Special Servicer's direction any Servicing Advance, if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special
Servicer is directing the Master Servicer to make either (i) although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
or would be, if made, a Nonrecoverable Servicing Advance, or (ii) the making of such advance was or would be in violation of the Servicing Standard or the terms and conditions of this Agreement. The Master Servicer shall notify the Special
Servicer in writing of such determination. Such notice shall not obligate the
Special Servicer to make any such proposed Servicing Advance.

                 (d) Except as provided below, upon the earliest of (i) the date on which any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a
Serviced Companion Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Companion Loan (or the 150th day with respect to a Balloon Payment for which the Mortgagor has produced a written refinancing commitment pursuant to clause (1) of the definition of "Specially Serviced Mortgage Loan"), (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Companion Loan, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged Property securing any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or any Serviced Companion Loan becomes an REO
Property (each such Mortgage Loan or Serviced Companion Loan and any related REO
Loan, a "Required Appraisal Loan"), the Special Servicer, shall request and, within 30 days of the occurrence of such event (or such longer period as the
Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related
Mortgaged Property; provided, however, that such Appraisal shall not be

                                      174

required if an Appraisal of such Mortgaged Property had previously been obtained within the prior twelve months, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any such
Appraisal shall be covered by the Master Servicer and shall be reimbursable as a
Servicing Advance.

         With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event, or other event that would cause the loan to be a Required Appraisal Loan, has occurred), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by the Master Servicer, and reimbursable as, a
Servicing Advance by the Master Servicer). Based upon such Appraisal, the
Special Servicer shall determine and report to the Trustee the Appraisal
Reduction Amount, if any, with respect to such loan. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer (who shall review the calculations of the Special Servicer) and, with respect to any such
Appraisal related to the Serviced Whole Loan, to each related Serviced Companion
Loan Holder.

         Notwithstanding the foregoing, if a Required Appraisal Loan has a principal balance of less than $2,000,000, a desktop estimation of value by the
Special Servicer may be substituted for any Appraisal otherwise required pursuant to this Section 3.20(d); provided, that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an
Appraisal at the expense of the Trust Fund.

                 (e) The Master Servicer shall deliver to the Trustee for
deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon
Payments received in respect of the Mortgage Loans (other than a Non-Serviced
Mortgage Loan) during the most recently ended Collection Period.

                 (f) The Master Servicer shall deliver to the Trustee for
deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the sum of (A)
the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage
Loans (other than Late Due Date Mortgage Loans and Non-Serviced Mortgage Loans)
during the most recently ended Collection Period, and (ii) the aggregate Master
Servicing Fees received by the Master Servicer during such Collection Period and
(B) the aggregate of all Extraordinary Prepayment Interest Shortfalls, if any,
incurred in connection with Principal Prepayments received in respect of Late
Due Date Mortgage Loans during the most recently ended Collection Period.

                 (g) With respect to any ARD Loans, the Master Servicer shall apply all Monthly Payments and any other sums due, in accordance with the terms of the related ARD Loan.

                 (h) Subject to Section 3.21(a)(iv), with respect to any ARD
Loans, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant

                                      175

Monthly Payment, other than request for collection, until the maturity date of the related Mortgage Loan. The foregoing shall not limit the Master Servicer's and Special Servicer's obligation to establish or direct the related Mortgagor to establish a Lock-Box Account pursuant to Section 3.25.

                 (i) The Master Servicer shall be entitled to waive the
application of any provision in any ARD Loan that requires that the property manager of the related Mortgaged Property be discharged if such ARD Loan is not paid in full on its Anticipated Repayment Date.

                 (j) With respect to each Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or Serviced Companion Loan that upon the occurrence of certain events permits the Master Servicer to apply the proceeds of the release of any earnout reserve to the exercise of a Defeasance Option, the
Master Servicer shall only exercise such Defeasance Option in accordance with
Section 3.08 of this Agreement.

                 (k) To the extent consistent with the terms of the applicable
Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion
Loan, the Master Servicer shall exercise its option to apply any proceeds of the release of the related earnout reserve to prepayment or defeasance, as applicable, of such Mortgage Loan or Serviced Companion Loan.

                 (l) Upon the application of the proceeds of the release of any earnout reserve to the prepayment of the related Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or Serviced Companion Loan, the Master Servicer
shall calculate, based upon the Maturity Date, Mortgage Rate and remaining outstanding principal balance of such Mortgage Loan or Serviced Companion Loan, a revised schedule upon which the remaining amount of principal and interest due upon such Mortgage Loan or Serviced Companion Loan shall be amortized until its
Maturity Date. The Master Servicer shall deliver a copy of such revised amortization schedule to the related Mortgagor with an instruction to thereafter make Monthly Payments in accordance with the revised schedule.

                 (m) The Master Servicer shall provide written direction to each lessor under a Ground Lease requesting that upon any default by the lessee, notice thereof be provided to the Master Servicer to the extent required by the
Ground Lease.

                 (n) The Master Servicer and the Special Servicer shall take all such action as may be required to comply with the terms and conditions precedent to payment of claims under the Environmental Policy and in order to maintain, in full force and effect, such policy. Neither the Master Servicer nor the Special
Servicer shall agree to amend the Environmental Policy unless it shall have obtained Rating Agency Confirmation with respect to such amendment. In addition, the Master Servicer shall notify each Rating Agency of any claim under the
Environmental Policy.

                 (o) With respect to any fees payable to a Rating Agency in connection with an assumption, the Master Servicer or Special Servicer, as applicable, shall not approve any assumption without requiring the Mortgagor to pay any fees associated with any Rating Agency Confirmation, to the extent permitted or required under the applicable Mortgage Loan or Serviced Companion
Loan documents and otherwise consistent with the Servicing Standard.

                                      176

         Section 3.21 Modifications, Waivers, Amendments and Consents.

                 (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan or any Serviced Companion Loan it is
required to service and administer hereunder, without the consent of the
Trustee, any Certificateholder or holder of a Serviced Companion Loan, subject, however, to Sections 3.30 and each of the following limitations, conditions and restrictions:

                     (i) other than as provided in Sections 3.02 and 3.08, but
subject to Section 3.21(j), the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, any Mortgage
Loan or Serviced Companion Loan that would (A) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder,
(B) affect the obligation of the related Mortgagor to pay any Prepayment Premium or permit a Principal Prepayment during any period when the terms of the
Mortgage Loan or Serviced Companion Loan prohibit the making of Principal
Prepayments or (C) in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or Serviced Companion Loan or reduce the likelihood of timely payment of amounts due thereon; provided, the
Master Servicer, with the consent of the Majority Certificateholder of the
Controlling Class, shall have the authority to extend the due date of a Balloon
Payment for up to one year (but for no more than two such one-year extensions)
on any Mortgage Loan; provided, the Special Servicer (in such capacity) may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a)(i) with respect to, a
Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan or Serviced Companion Loan has occurred or a default in respect of payment on such Mortgage Loan or Serviced Companion Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, with respect to the Serviced Whole Loans, the Certificateholders and, to the
extent applicable, any related Serviced Companion Loan Holders on a present value basis, than would liquidation;

                     (ii) any such action taken by the Special Servicer shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

                     (iii) neither the Master Servicer nor the Special Servicer may extend the Stated Maturity Date of any Mortgage Loan or Serviced Companion
Loan beyond the date that is two years prior to the Rated Final Distribution
Date and, in the case of any Mortgage Loan or Serviced Companion Loan that is secured solely by a Ground Lease, the Master Servicer or the Special Servicer,
as the case may be, shall give due consideration to the remaining term of such
Ground Lease prior to extending the Stated Maturity Date of the Mortgage Loan or
Serviced Companion Loan;

                                      177

                     (iv) neither the Master Servicer nor the Special Servicer
shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) or Section 3.20(h)
with respect to, any Mortgage Loan or Serviced Companion Loan that would (A)
cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the
Code or (subject to Section 10.01(f)) result in the imposition of any tax on
"prohibited transactions" or "contributions" after the Startup Day of any such
REMIC under the REMIC Provisions or (B) cause any Mortgage Loan or Serviced
Companion Loan to cease to be a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special
Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer shall rely on opinions of counsel in making such decisions);

                     (v) neither the Master Servicer nor the Special Servicer
shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Companion Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment performed within the twelve months prior to such determination (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous
Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

                     (vi) neither the Master Servicer nor the Special Servicer
shall, with respect to a Mortgage Loan or Serviced Companion Loan, other than a
Specially Serviced Mortgage Loan release or substitute any collateral securing an outstanding Mortgage Loan or Serviced Companion Loan except as provided in
Sections 3.08 and 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special
Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan or Serviced Companion Loan in an amount at least equal to, or a delivery of substitute collateral with an Appraised Value at least equal to, the Appraised Value of the collateral to be released, (C) the remaining
Mortgaged Property and any substitute collateral is, in the Master Servicer's or
Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the Mortgage Loan or Serviced Companion Loan and (D) the
Master Servicer or Special Servicer, as applicable, has received Rating Agency
Confirmation with respect to such release or substitution; provided, that (x)
the limitations, conditions and restrictions set forth in clauses (i) through
(vi) above shall not apply to any modification of any term of any Mortgage Loan or Serviced Companion Loan or any other acts referenced in this Section 3.21(a)
that is required under the terms of such Mortgage Loan or Serviced Companion
Loan in effect on the Closing Date and that is solely within the control of the related Mortgagor,

                                      178

and (y) notwithstanding clauses (i) through (vi) above, neither the Master
Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the
Master Servicer nor the Special Servicer may extend the Maturity Date on any
Mortgage Loan or Serviced Companion Loan except pursuant to this Section 3.21(a)
or as otherwise required under the related loan documents;

                     (vii) the Master Servicer shall not consent to any
assumption of a Mortgage Loan or any Serviced Companion Loan or release of any earnout reserve amounts with respect to any Specified Earnout Reserve Loan unless the Special Servicer shall have approved such assumption or release in writing; and

                     (viii) the Master Servicer shall not consent to (A) any
waiver related to the conditions for release or reduction of reserves, (B) any waivers relating to the establishment of reserves, (C) waivers of any requirements regarding additional collateral or (D) waivers of any lock-box requirements, unless the Special Servicer has approved such waiver in writing.

                 (b) Notwithstanding anything to the contrary herein, but
subject to Section 3.21(a)(iii) and the Servicing Standard, following any extensions of the due date by the Master Servicer pursuant to subsection (a)(i)
above, the Special Servicer (and not the Master Servicer), with the consent of the Majority Certificateholder of the Controlling Class, may extend the due date of a Balloon Payment for an additional period not to exceed four years, provided that such extension would not cause an Adverse REMIC Event or an Adverse Grantor
Trust Event with respect to the Grantor Trust. In connection with such an extension of the due date approved by the Special Servicer in accordance with this subsection (b), the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special
Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

                 (c) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.21(a) is reasonably likely to produce a greater recovery to Certificateholders (and with respect to the Serviced Whole
Loan, the Certificateholders and, to the extent applicable, any related Serviced
Companion Loan Holders) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master Servicer or Special
Servicer and the Master Servicer or Special Servicer was not negligent in ascertaining the pertinent facts. The Master Servicer shall not have any liability to the Trust Fund, the Certificateholders or any other Person with respect to the Special Servicer's approval, disapproval or delay in processing any assumption, earnout release or reserve release as provided in Section
3.21(a)(vii) or (viii).

                 (d) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to any
Certificateholder, Serviced Companion Loan

                                      179

Holder, as applicable, be added to the unpaid principal balance of the related
Mortgage Loan or Serviced Companion Loan, notwithstanding that the terms of such
Mortgage Loan or Serviced Companion Loan or such modification, waiver or amendment so permit.

                 (e) The Master Servicer and, with respect to a Specially
Serviced Mortgage Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the
Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced
Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related
Mortgage Loan or Serviced Companion Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

                 (f) Except for waivers of Penalty Charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans or any
Serviced Companion Loan entered into pursuant to this Section 3.21 shall be in writing.

                 (g) Each of the Master Servicer and the Special Servicer shall notify the Trustee and each related Serviced Companion Loan Holder, if any, in writing, of any modification, waiver (other than a waiver of Penalty Charges) or amendment of any term of any Mortgage Loan (other than any Non-Serviced Mortgage
Loan, unless notified of any such amendment by the related Non-Serviced Mortgage
Loan Service Provider) or any Serviced Companion Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related
Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten
Business Days) following the execution thereof.

                 (h) The Master Servicer or Special Servicer, as applicable, shall not waive the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

                 (i) The failure of the Special Servicer to respond to the
Master Servicer within ten (10) Business Days (or such longer period as may be required or permitted with respect to any Serviced Whole Loan by the related
Intercreditor Agreement or this Agreement) of the Master Servicer's written request (such request to include sufficient information regarding the applicable
Mortgage Loan or Serviced Companion Loan and a written recommendation and rationale therefor with respect to such request) for any approval or consent required hereunder, shall be deemed to constitute a grant of such request for approval or consent.

                 (j) Notwithstanding the foregoing provisions of this Section
3.21, but subject to Sections 3.28 and 3.30, (i) any modifications, waivers or amendments to the Strategic Hotel Portfolio Mortgage Loan shall be subject to the conditions set forth in the GE 2004-C3 Pooling and Servicing Agreement and
(ii) the Master Servicer shall not agree to any material modification, material waiver or material amendment of any term of any other Mortgage Loan unless (A)
the Master Servicer shall have notified the Special Servicer of the request for the

                                      180

material modification and provided its written recommendation, analysis and any other related documents in the possession or control of the Master Servicer reasonably requested by the Special Servicer to the Special Servicer, (B) the
Special Servicer shall have approved such material modification, notified the
Majority Certificateholder of the Controlling Class of the request for such approval and of the Master Servicer's and its own approval of such material modification and shall have submitted to the Majority Certificateholder of the
Controlling Class each of the documents submitted to the Special Servicer by the
Master Servicer and (C) the Majority Certificateholder of the Controlling Class
shall have also approved such material modification; provided, however, that the
Special Servicer shall advise the Majority Certificateholder of the Controlling
Class of its approval (if any) of such material modification promptly upon (but in no case to exceed ten (10) Business Days (or such longer period as may be required or permitted with respect to the Serviced Whole Loan by the related
Intercreditor Agreement or this Agreement)) its receipt of such notice, recommendation, analysis and any reasonably requested documents from the Master
Servicer; provided, further, that if the Majority Certificateholder of the
Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Majority Certificateholder of the Controlling
Class may reasonably request, then the material modification shall be deemed approved. Unless required by the related Mortgage Loan documents or the
Servicing Standard, neither the Master Servicer nor Special Servicer shall approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Majority Certificateholder of the Controlling
Class).

         Section 3.22 Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

                 (a) Upon determining that a Servicing Transfer Event has
occurred with respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Companion Loan and if the Master Servicer is not also the
Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the
Mortgage Loan or Serviced Companion Loan and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Companion Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

         Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special
Servicer's obligation to service such Mortgage Loan or Serviced Companion Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage

                                      181

Loan or Serviced Companion Loan, shall terminate, and the obligations of the
Master Servicer to service and administer such Mortgage Loan or Serviced
Companion Loan in accordance with this Agreement shall resume.

         Notwithstanding other provisions in this Agreement to the contrary, the
Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided, that the Special Servicer shall establish procedures for the Master
Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced
Mortgage Loan and the related Mortgaged Property.

         The Master Servicer, upon the occurrence of a Servicing Transfer Event with respect to any Serviced Companion Loan, and the Special Servicer upon a determination that such Specially Serviced Mortgage Loan has become a Corrected
Mortgage Loan, shall promptly give written notice thereof to the related
Serviced Companion Loan Holders.

                 (b) In servicing any Specially Serviced Mortgage Loans, the
Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage
File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan or Serviced Companion Loan information, including correspondence with the related Mortgagor.

                 (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same
Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

         Section 3.23 Sub-Servicing Agreements.

                 (a) The Master Servicer and, with the consent of the Majority
Certificateholder of the Controlling Class, the Special Servicer may enter into
Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced
Companion Loans for which it is responsible hereunder, provided, that in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the
Special Servicer, as applicable, under Section 3.07 hereof; (ii) provides that if the Master Servicer or the Special Servicer, as applicable, shall for any reason no longer be the Master Servicer or the Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee, its designee or any successor Master
Servicer or successor Special Servicer, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as
applicable, under such agreement; (iii) except with respect to any Sub-Servicing
Agreement entered into by the Special Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same
Person) such agreement shall terminate with respect to any Mortgage Loan or
Serviced Companion Loan serviced thereunder

                                      182

at the time such Mortgage Loan or Serviced Companion Loan becomes a Specially
Serviced Mortgage Loan; (iv) requires that the Master Servicer or the Special
Servicer, as applicable, consent to any modification to the terms of a Mortgage
Loan or Serviced Companion Loan pursuant to Section 3.21; and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Termination penalties or fees incurred under any such Sub-Servicing Agreement shall not be an obligation of, or expense chargeable to, the Certificateholders or the Trust Fund. References
in this Agreement to actions taken or to be taken by the Master Servicer or the
Special Servicer, as applicable, include actions taken or to be taken by a
Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any
Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make
Servicing Advances and Delinquency Advances shall be deemed to have been advanced by the Master Servicer, out of its own funds and, accordingly, such
Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or Section 4.03(e), as applicable, such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree.
For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment.

                 (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                 (c) As part of its servicing activities hereunder, the Master
Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders and, with respect to the Serviced Whole Loan and the related Serviced Companion Loan Holders, shall (at no expense to the Trustee, the Certificateholders, the Serviced Companion Loan Holders and the Trust Fund)
monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of
Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard.

                 (d) In the event the Trustee, its designee or any successor
Master Servicer or successor Special Servicer, as applicable, assumes the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer,
as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                 (e) Notwithstanding any Sub-Servicing Agreement, the Master
Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to the Serviced
Whole Loan, the related Serviced Companion Loan Holders for the servicing and administration of the Mortgage Loans and the

                                      183

Serviced Whole Loan in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Serviced Whole Loan for
which it is responsible.

         Section 3.24 Designation of Special Servicer by the Majority
Certificateholder of the Controlling Class.

                 (a) Subject to the rights of the Serviced Companion Loan
Holders pursuant to the applicable Intercreditor Agreements, the Majority
Certificateholder of the Controlling Class, acting alone or jointly with certain
Serviced Companion Loan Holders in accordance with the related Intercreditor
Agreement, may at any time and from time to time replace any existing Special
Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer, including pursuant to Section 7.01. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to Rating Agency Confirmation. The
Trustee shall, promptly after receiving any such notice, so notify the Rating
Agencies, the Master Servicer and the Special Servicer. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the Certificates or, if applicable, Serviced Companion Loan Securities would be qualified (including by placement on "negative credit watch"), downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.24 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this
Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned or been replaced simultaneously with such designated Person becoming the Special
Servicer hereunder; provided, however, that (i) the resigning or replaced
Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation or replacement, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation or replacement. Such resigning or replaced
Special Servicer shall cooperate with the Trustee, the Master Servicer and the replacement Special Servicer in effecting the termination of the resigning or replaced Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the REO Account or delivered by the
Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The Majority
Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer other than in the case of a replacement due to the Special
Servicer being terminated for cause or as a result of an assignment pursuant to
Section 6.02(c).

                                      184

                 (b) The Majority Certificateholder of the Controlling Class and
any Person exercising similar rights under the Intercreditor Agreement related to the Serviced Whole Loan shall have no liability to the Trust, the
Certificateholders or any Serviced Companion Loan Holder for any action taken, or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment. Each Holder and Certificate Owner acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the
Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Intercreditor Agreement related to the Serviced Whole
Loan may have special relationships and interests that conflict with those of
Holders and Certificate Owners of one or more Classes of Certificates, that the
Majority Certificateholder of the Controlling Class and any Person exercising similar rights under the Intercreditor Agreement related to the Serviced Whole
Loan may act solely in the interests of the Holders and Certificate Owners of the Controlling Class, that the Majority Certificateholder of the Controlling
Class and any Person exercising similar rights under the Intercreditor Agreement related to the Serviced Whole Loan does not have any duties to the Holders and
Certificate Owners of any Class of Certificates other than the Controlling
Class, that the Majority Certificateholder of the Controlling Class and any
Person exercising similar rights under the Intercreditor Agreement related to the Serviced Whole Loan may take actions that favor interests of the Holders and
Certificate Owners of the Controlling Class over the interests of the Holders and Certificate Owners of one or more other Classes of Certificates, and that the Majority Certificateholder of the Controlling Class and any Person
exercising similar rights under Intercreditor Agreement related to the Serviced
Whole Loan shall have no liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Majority
Certificateholder of the Controlling Class and any Person exercising similar rights under the Intercreditor Agreement related to the Serviced Whole Loan or any director, officer, employee, agent or principal thereof for having so acted.

                 (c) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the
Controlling Class set forth above in this Section 3.24 may be exercised directly by the relevant Certificate Owners; provided, that the identity of such
Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

                 (d) The Majority Certificateholder of the Controlling Class and
the holder of a Serviced Companion Loan, "Directing Certificateholder" or
"Controlling Class Representative" or phrase of similar import (as defined in the Intercreditor Agreements) with respect to the Serviced Companion Loans shall be provided access on the website of the Master Servicer or the Trustee, as applicable, to all reports and notices required to be submitted to the Rating
Agencies by the terms hereof by any of the Trustee or the Master Servicer (or in lieu of providing such access the Master Servicer or the Trustee, as applicable, may provide copies (including electronic copies) of such reports and notices directly to the Majority Certificateholder of the Controlling Class). The
Special Servicer shall provide copies of any reports and notices it is required to send to the Majority Certificateholder of the Controlling Class directly to the Majority Certificateholder of the Controlling Class.

                 (e) Each of the Master Servicer and Special Servicer, as
appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Majority Certificateholder of the
Controlling Class (and, if applicable, with respect to a Serviced

                                      185

Companion Loan, the holder of a Serviced Companion Loan, a Directing
Certificateholder or "Controlling Class Representative" or phrase of similar import as defined in the applicable Intercreditor Agreement, regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer and the Majority
Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) shall reasonably agree (in each case except with respect to the Non-Serviced Mortgage
Loans, but subject to subsections (h) through (j) below), the performance of any
Mortgage Loan or Serviced Whole Loan that is delinquent, Specially Serviced
Mortgage Loans, Mortgage Loans, any Serviced Companion Loan on the CMSA Servicer
Watch List or Mortgage Loans or Serviced Whole Loans otherwise reasonably identified as exhibiting deteriorating performance. The Majority
Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the
Mortgage Loans or the Serviced Whole Loan it intends to discuss. As a condition to such disclosure, the Majority Certificateholder of the Controlling Class
(and, if applicable, with respect to a Serviced Companion Loan, the related
Directing Certificateholder) shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit H-2 and an Investor
Certification.

                 (f) Subject to Section 3.30, the Majority Certificateholder of
the Controlling Class shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an
Adverse REMIC Event and except as set forth in, and in any event subject to,
Section 3.24(g), neither the Master Servicer nor the Special Servicer will be permitted to take any of the following actions with respect to the Mortgage
Loans, the Serviced Whole Loan or the Mortgaged Properties related thereto as to which the Majority Certificateholder of the Controlling Class has objected in writing within five Business Days of being notified thereof and/or receipt of all reasonably requested documents in the Special Servicer's possession
(provided that if such written objection has not been received by the Special
Servicer within such five Business Day period, then the Majority
Certificateholder of the Controlling Class's approval will be deemed to have been given):

                     (i) any actual or proposed foreclosure upon or comparable
conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                     (ii) any modification or waiver of any term of the related
Mortgage Loan or Serviced Whole Loan documents of a Mortgage Loan or the
Serviced Whole Loan that relates to the Maturity Date, the Mortgage Rate, the
Stated Principal Balance, amortization term or payment frequency thereof or any provision requiring the payment of a Prepayment Premium;

                     (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to
Section 3.18);

                                      186

                     (iv) any determination to bring an REO Property into
compliance with applicable environmental laws or to otherwise address Hazardous
Materials located at an REO Property;

                     (v) any acceptance of substitute or additional collateral
for a Mortgage Loan or the Serviced Whole Loan unless required by the underlying
Mortgage Loan documents;

                     (vi) any waiver of a "due-on-sale" clause or
"due-on-encumbrance" clause;

                     (vii) any release of any performance or "earn-out"
reserves, escrows or letters of credit;

                     (viii) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan or the Serviced Whole Loan; and

                     (ix) any change in property manager or, with respect to a
hospitality loan, any change in franchise.

                 (g) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Majority
Certificateholder of the Controlling Class, the holder of a Serviced Companion
Loan, as contemplated by this Agreement or the related Intercreditor Agreement shall (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special
Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Mortgage
Loan or the Serviced Whole Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the
Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I, REMIC II or REMIC III or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special
Servicer, the Depositor, a Mortgage Loan Seller, the Trust Fund, the Trustee or
their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master
Servicer's responsibilities under this Agreement.

                 (h) Pursuant to the Strategic Hotel Portfolio Agreement Among
Noteholders, the holder of the Strategic Hotel Portfolio Mortgage Loan shall have certain consultation rights set forth in Section 20 of the Strategic Hotel
Portfolio Agreement Among Noteholders with respect to the actions (the
"Strategic Hotel Portfolio Significant Servicing Matters") proposed by the GE
2004-C3 Master Servicer or the GE 2004-C3 Special Servicer and certain other rights pursuant to the Strategic Hotel Portfolio Agreement Among Noteholders
(such rights, the "Strategic Hotel Portfolio Rights"). The Majority
Certificateholder of the Controlling Class shall have such Strategic Hotel
Portfolio Rights. Upon receipt of notice of any Strategic Hotel Portfolio
Significant Servicing Matters, the Trustee shall provide the Majority
Certificateholder of the Controlling Class with such notice within one Business
Day of receipt. The Majority

                                      187

Certificateholder of the Controlling Class shall follow the procedures set forth in the Strategic Hotel Portfolio Intercreditor Agreements with respect to the
Strategic Hotel Portfolio Rights.

         Section 3.25 Lock-Box Accounts and Servicing Accounts.

                 (a) With respect to each Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or the Serviced Whole Loan, the Master Servicer
shall administer each Lock-Box Account, Cash Collateral Account and Servicing
Account in accordance with the related Mortgage Loan, Serviced Whole Loan, Cash
Collateral Account Agreement or Lock-Box Agreement, if any.

                 (b) With respect to any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or the Serviced Whole Loan that provides that a
Lock-Box Account or Cash Collateral Account will be established upon the occurrence of certain events specified in such Mortgage Loan or the Serviced
Whole Loan, the Master Servicer (or, with respect to any Specially Serviced
Mortgage Loan, the Special Servicer) shall use reasonable efforts to establish or cause to be established such Lock-Box Account upon the occurrence of such events unless the Master Servicer (or the Special Servicer, as applicable)
determines, in accordance with the Servicing Standard, that such Lock-Box
Account should not be established. Notwithstanding the foregoing, the Master
Servicer (or the Special Servicer, as applicable) shall use reasonable efforts to establish or cause to be established a Lock-Box Account for any ARD Loan no later than its Anticipated Repayment Date.

         Section 3.26 Representations and Warranties of the Master Servicer and
the Special Servicer. GMACCM, in its capacity as Master Servicer and Special
Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Serviced Companion
Loan Holders and to the Depositor, as of the Closing Date, that:

                     (i) GMACCM is a corporation, duly organized, validly
existing and in good standing under the laws of the State of California, and
GMACCM is in compliance with the laws of each State in which any Mortgaged
Property is located to the extent necessary to perform its obligations under this Agreement.

                     (ii) The execution and delivery of this Agreement by
GMACCM, and the performance and compliance with the terms of this Agreement by
GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                     (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                     (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of

                                      188

GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                     (v) GMACCM is not in violation of, and its execution and
delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM.

                     (vi) No litigation is pending or, to the best of GMACCM's
knowledge, threatened against GMACCM the outcome of which, in GMACCM's good faith and reasonable judgment, could reasonably be expected to prohibit GMACCM from entering into this Agreement or materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

                     (vii) GMACCM has errors and omissions insurance coverage
which is in full force and effect and complies with the requirements of Section
3.07 hereof.

                     (viii) No consent, approval, authorization or order,
registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by GMACCM with this Agreement, or the consummation by GMACCM of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by GMACCM under this Agreement.

         The representations and warranties of GMACCM set forth in Section 3.26 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the
Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         Any successor of GMACCM shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section
3.26, subject to such appropriate modifications to the representation and warranty set forth in Section 3.26 to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         Section 3.27 Third-Party Beneficiaries.

                 (a) Each of the GE 2004-C3 Master Servicer, the GE 2004-C3
Special Servicer or the GE 2004-C3 Trustee is an intended third-party beneficiary under this Agreement

                                      189

with respect to any provisions herein relating to (1) the reimbursement of the
Trust's pro rata portion (based on the Strategic Hotel Portfolio Mortgage Loan's
Stated Principal Balance) of any Strategic Hotel Portfolio Nonrecoverable
Servicing Advances made by such Person or any other amount otherwise specifically required, pursuant to the GE 2004-C3 Pooling and Servicing
Agreement, to be reimbursed to such Person out of the related Non-Serviced Whole
Loan Custodial Account and, if not so reimbursed out of the related Non-Serviced
Whole Loan Custodial Account, would be reimbursable by the related Other Trust
Fund from general collections, in each case that relate directly to the servicing of the Strategic Hotel Portfolio Whole Loan, including any unpaid special servicing fees thereon, and that in the event that the funds received with respect to the Strategic Hotel Portfolio Mortgage Loan are insufficient to make such reimbursement payments, the Master Servicer will be required to reimburse the GE 2004-C3 Master Servicer, the GE 2004-C3 Special Servicer or the
GE 2004-C3 Trustee, as applicable, for the Trust's pro rata portion (based on the Stated Principal Balance of the Strategic Hotel Portfolio Mortgage Loan) out
of general collections on the Mortgage Loans on deposit in the Certificate
Account, (2) the Trust's pro rata portion (based on the Strategic Hotel
Portfolio Mortgage Loan's Stated Principal Balance) with respect to indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the GE 2004-C3
Pooling and Servicing Agreement and this Agreement that relate directly to its servicing of the Strategic Hotel Portfolio Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the GE 2004-C3
Master Servicer and the GE 2004-C3 Trustee of the deposit of the Strategic Hotel
Portfolio Mortgage Loan into the Trust as required under Section 3.02(b).

                 (b) Each of the Trustee and the Master Servicer acknowledge that the Houston Center Companion Loan Service Providers shall be third-party beneficiaries under this Agreement with respect to any provisions herein relating to (i) the reimbursement of any unreimbursed delinquency advances made with respect to the Houston Center Companion Loans and the coordination between the Master Servicer and the related master servicer under the related Serviced
Companion Loan Securitization Agreement as set forth in Section 4.03, (ii) the indemnification of each of the Houston Center Companion Loan Service Providers against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with their respective duties under the related Serviced
Companion Loan Securitization Agreement and this Agreement as relates to the
Houston Center Companion Loan, and (iii) the compensation to be paid to such
Houston Center Companion Loan Service Providers with respect to the Houston
Center Companion Loan.

         The parties hereby acknowledge that each holder of a Serviced Companion
Loan (and any Servicer, Special Servicer and trustee of any Serviced Companion
Loan Securitization Agreement) is a third party beneficiary hereof.

         Section 3.28 Certain Matters Relating to the Non-Serviced Whole Loan.

                 (a) In the event that any of the GE 2004-C3 Trustee, the GE
2004-C3 Master Servicer or the GE 2004-C3 Special Servicer shall be replaced in accordance with the terms of the GE 2004-C3 Pooling and Servicing Agreement, the
Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the GE 2004-C3 Trustee, the GE 2004-C3 Master Servicer or the GE
2004-C3 Special Servicer, as applicable.

                                      190

                 (b) The Master Servicer shall deliver, or cause to be
delivered, to the Trustee, promptly following receipt (or, if later, the date otherwise required to be delivered pursuant to Section 4.02(b)) from the GE
2004-C3 Master Servicer, the GE 2004-C3 Special Servicer and the GE 2004-C3
Trustee any servicing reports concerning the Strategic Hotel Portfolio Mortgage
Loan.

                 (c) Any matter relating to a Non-Serviced Mortgage Loan that requires delivery of a "Rating Agency Confirmation" under (and as defined in)
the related Other Pooling and Servicing Agreement) shall also require delivery of a Rating Agency Confirmation under this Agreement.

         Section 3.29 [Reserved].

         Section 3.30 Serviced Companion Loan Intercreditor Matters.

                 (a) Except for those duties to be performed by, and notices to be furnished by, the Trustee or the Serviced Whole Loan Paying Agent under this
Agreement in respect of any Serviced Companion Loan, the Master Servicer or the
Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Intercreditor Agreement.

                 (b) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the Mortgage Loan that relates to the Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement)
under such Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such
Mortgage Loan in its capacity as "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor
Agreement) (as a result of such purchase or repurchase), under the related
Intercreditor Agreement and, if applicable, in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related
Intercreditor Agreement) or a custodian appointed thereby for the benefit of the
"A1 Noteholder" (or such other defined term that describes the holder of such
Mortgage Loan under the related Intercreditor Agreement), as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered as directed by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement).

                 (c) If at any time neither any portion of the Mortgage Loan related to the Serviced Whole Loan nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the Serviced
Whole Loan or any REO Property, as applicable, has not been entered into, then, until such time as a separate servicing agreement is entered into, and notwithstanding that neither such Mortgage Loan nor any related REO Property is an asset of the Trust, the Trustee shall continue to hold the related Mortgage
File, and the

                                      191

Master Servicer and the Special Servicer shall continue to service and administer the Serviced Whole Loan and/or any REO Property, for the benefit of the holder of the applicable Mortgage Loan and the related Serviced Companion
Loan Holders, under this Agreement as if the Serviced Whole Loan or any REO
Property were the sole assets subject thereto, with any references herein to (i)
the Trust, (ii) the Trustee, (iii) the Certificates, (iv) the Certificateholders
(or any sub-group thereof) or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement).

                 (d) Subject to the terms of the applicable Intercreditor
Agreement, if pursuant to Section 2.03, Section 3.18 or Section 9.01, the
Mortgage Loan that relates to the Serviced Whole Loan is purchased or repurchased from the Trust Fund and the servicing and administration of the
Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement if so requested by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related
Intercreditor Agreement), the Master Servicer and the Special Servicer shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and the
Special Servicer, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Serviced Whole Loan and the related Mortgaged Property shall be the sole asset serviced and administered thereunder and the sole source of funds thereunder. Prior to the Serviced Whole Loan being serviced under any separate servicing agreement, the rating agencies then rating any Serviced Companion Loan
Securities shall have provided written confirmation to the related Serviced
Companion Loan Holders (at such Serviced Companion Loan Holders' expense) that the servicing of such Serviced Whole Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such rating agencies with respect to the related Class of Serviced Companion
Loan Securities.

                 (e) With respect to the Houston Center Whole Loan:

                     (i) upon the sale and transfer of a Houston Center
Companion Loan to a subsequent depositor for deposit into a subsequent trust, the Special Servicer shall be required to consult with the special servicer appointed under the Subsequent Pooling and Servicing Agreement (the "Houston
Center Subsequent Special Servicer") in respect thereof, and shall provide the
Houston Center Subsequent Special Servicer with an opportunity to review any proposed action to be taken in respect thereof;

                     (ii) the Houston Center Subsequent Special Servicer and the
Directing Certificateholder shall have such opportunity to consult with the
Special Servicer for a period from the date of receipt of the Special Servicer's written description of its proposed action through (but excluding) the fifteenth
Business Day following the date of receipt (the "Houston Center Initial Review
Period");

                     (iii) the Special Servicer shall implement its written
proposal if the Houston Center Subsequent Special Servicer (in consultation with the Directing Certificateholder) does not disapprove the proposed action within the Houston Center Initial

                                      192

Review Period, unless the Special Servicer has been directed to do otherwise by the Majority Certificateholder (in which event the Special Servicer shall advise the Houston Center Subsequent Special Servicer of such alternate course of action);

                     (iv) if the Houston Center Subsequent Special Servicer (in
consultation with the Directing Certificateholder) disagrees with any aspect of the written proposal and, after consultation with the Special Servicer during the Houston Center Initial Review Period, is unable to reach agreement on the proper course of action and notifies the Special Servicer of its disagreement in writing, then the Houston Center Subsequent Special Servicer shall be entitled to an additional period of fifteen Business Days (the "Houston Center Additional
Review Period") to continue its discussions with the Special Servicer and the
Majority Certificateholder;

                     (v) if the Houston Center Subsequent Special Servicer and
the Special Servicer agree on a revised course of action within the Houston
Center Initial Review Period or the Houston Center Additional Review Period,
then the Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action;

                     (vi) if the Houston Center Subsequent Special Servicer and
the Special Servicer are unable to agree on the appropriate course of action by the end of the Houston Center Additional Review Period, then the Special
Servicer shall decide, in accordance with the Servicing Standard, what course of action to follow; and

                     (vii) if the Special Servicer needs to take immediate
action and cannot wait until all review periods set forth above expire, the
Special Servicer shall decide in accordance with the Servicing Standard, what course of action to take.

                 (f) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the related Directing Certificateholder, related operating advisor or Other Special Servicer, as applicable, with respect to any Serviced Whole Loan shall (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i) require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's, as
applicable, obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions or (ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
                               AND RELATED MATTERS

         Section 4.01 Distributions.

                 (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                      193

                     (i) to pay interest to REMIC II in respect of the various
REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular
Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                     (ii) to pay principal to REMIC II in respect of the various
REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest for such Distribution
Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC
I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan, REO Loan or, if applicable, Replacement Mortgage Loan(s), as the case may be, that will be outstanding immediately following such Distribution Date; and

                     (iii) to reimburse REMIC II for any Realized Losses and
Additional Trust Fund Expenses previously deemed allocated to the various REMIC
I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

         On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such
Distribution Date to reimburse REMIC II for any Realized Losses and Additional
Trust Fund Expenses previously deemed allocated to the various REMIC I Regular
Interests and unreimbursed pursuant to Section 4.01(a)(iii), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

         On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-I Certificates, in accordance with Section 4.01(c), that portion, if any, of the Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(a) (such portion, the
"Class R-I Distribution Amount" for such Distribution Date).

         On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment
Premium was received.

         All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC
I Regular Interests pursuant to this Section 4.01(a) on any Distribution Date is hereinafter referred to as the "REMIC II Distribution Amount" for such date.

                 (b) On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount (other than any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account) for such date for the following purposes and in the following order of priority:

                                      194

                     (i) to pay interest to REMIC III in respect of all REMIC II
Regular Interests up to an amount equal to all Uncertificated Distributable
Interest in respect of such REMIC II Regular Interests for such Distribution
Date and, to the extent not previously deemed paid, for all prior Distribution
Dates with such payments allocated among the REMIC II Regular Interests such that remaining amounts, if any, of unpaid interest on each such REMIC II Regular
Interest will equate to the remaining unpaid accrued interest on the corresponding Class of Principal Balance Certificates or Class X Component
outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below;

                     (ii) to pay principal to REMIC III in respect of all REMIC
II Regular Interests apportioned as payment of Uncertificated Principal Balance among REMIC II Regular Interests such that the remaining Uncertificated
Principal Balance of each such class will equal the then outstanding Class
Principal Balance of the corresponding Principal Balance Certificates after all subsequent adjustments made on such Distribution Date under Section 4.01(c)
below (other than payments thereunder in reimbursement of any Realized Losses and Additional Trust Fund Expenses); provided, that (A) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1-1 and
LA-1-2-A, (I) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interests LA-1-1 and LA-1-2-A shall correspond with the outstanding
Class Principal Balance of the Class A-1 Certificates and (II) the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-A will only be reduced after the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1-1 has been reduced to zero; (B) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1A-1,
LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G,
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and LA-1A-2-M, (I) the
aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F,
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and LA-1A-2-M
shall correspond with the outstanding Class Principal Balance of the Class A-1A
Certificates and (II) the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-A will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-1 has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1A-2-B will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1A-2-A has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LA-1A-2-B has been reduced to zero, the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-1A-2-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-C
has been reduced to zero, the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-E will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-D has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1A-2-F will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1A-2-E has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-G will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LA-1A-2-F has been reduced to zero, the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-1A-2-H will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-G
has been reduced to zero, the Uncertificated Principal Balance of

                                      195

the REMIC II Regular Interest LA-1A-2-I will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-H has
been reduced to zero, the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-J will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-I has been reduced to zero; the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1A-2-K will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1A-2-J has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-L will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LA-1A-2-K has been reduced to zero and the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-1A-2-M will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-L
has been reduced to zero; (C) with respect to distributions of principal in respect of REMIC II Regular Interests LA-2-A and LA-2-B, (I) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-A and
LA-2-B shall correspond with the outstanding Class Principal Balance of the
Class A-2 Certificates and (II) the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-2-B will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-2-A has been reduced to zero; (D) with respect to distributions of principal in respect of REMIC II
Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E, (I) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LA-3-A,
LA-3-B, LA-3-C, LA-3-D and LA-3-E shall correspond with the outstanding Class
Principal Balance of the Class A-3 Certificates and (II) the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-3-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-3-A has been reduced to zero, the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-3-C will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-3-B has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-3-D will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-3-C has been reduced to zero and the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-3-E will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-3-D has been reduced to zero; (E) with respect to distributions of principal in respect of REMIC II Regular Interests LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F and LA-4-G, (I) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F and
LA-4-G shall correspond with the outstanding Class Principal Balance of the
Class A-4 Certificates and (II) the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-4-B will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-4-A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-4-C will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-4-B has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-4-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-4-C has been reduced to zero, the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-4-E will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-4-D has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-4-F will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-4-E has been reduced to zero and the Uncertificated
Principal Balance of the REMIC II Regular Interest

                                      196

LA-4-G will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-4-F has been reduced to zero; (F) with respect to distributions of principal in respect of REMIC II Regular Interests LA-AB-A,
LA-AB-B, LA-AB-C and LA-AB-D, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-AB-A, LA-AB-B, LA-AB-C and LA-AB-D shall correspond with the outstanding Class Principal Balance of the Class A-AB
Certificates and (II) the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-AB-B will only be reduced after the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-AB-A has been reduced to zero, the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-AB-C will only be reduced after the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-AB-B has been reduced to zero and the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-AB-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-AB-C has been reduced to zero; (G) with respect to distributions of principal in respect of REMIC II Regular Interests LA-5-A and LA-5-B, (I) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LA-5-A and
LA-5-B shall correspond with the outstanding Class Principal Balance of the
Class A-5 Certificates and (II) the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-5-B will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-5-A has been reduced to zero; (H) with respect to distributions of principal in respect of REMIC II
Regular Interests LD-A, LD-B, LD-C and LD-D, (I) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LD-A, LD-B, LD-C and LD-D
shall correspond with the outstanding Class Principal Balance of the Class D
Certificates and (II) the Uncertificated Principal Balance of the REMIC II
Regular Interest LD-B will only be reduced after the Uncertificated Principal
Balance of the REMIC II Regular Interest LD-A has been reduced to zero, the
Uncertificated Principal Balance of the REMIC II Regular Interest LD-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LD-B has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LD-D will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LD-C has been reduced to zero; (I) with respect to distributions of principal in respect of
REMIC II Regular Interests LE-A and LE-B, (I) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LE-A and LE-B shall correspond with the outstanding Class Principal Balance of the Class E
Certificates and (II) the Uncertificated Principal Balance of the REMIC II
Regular Interest LE-B will only be reduced after the Uncertificated Principal
Balance of the REMIC II Regular Interest LE-A has been reduced to zero; (J) with respect to distributions of principal in respect of REMIC II Regular Interests
LF-A, LF-B and LF-C, (I) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LF-A, LF-B and LF-C shall correspond with the outstanding Class Principal Balance of the Class F Certificates and (II) the
Uncertificated Principal Balance of the REMIC II Regular Interest LF-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LF-A has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LF-C will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LF-B has been reduced to zero; (K) with respect to distributions of principal in respect of
REMIC II Regular Interests LG-A and LG-B, (I) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LG-A and LG-B shall correspond with the outstanding Class Principal Balance of the Class G
Certificates and (II) the Uncertificated Principal Balance of the REMIC II
Regular Interest LG-B will only be reduced after the Uncertificated Principal

                                      197

Balance of the REMIC II Regular Interest LG-A has been reduced to zero; (L) with respect to distributions of principal in respect of REMIC II Regular Interests
LH-A, LH-B and LH-C, (I) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LH-A, LH-B and LH-C shall correspond with the outstanding Class Principal Balance of the Class H Certificates and (II) the
Uncertificated Principal Balance of the REMIC II Regular Interest LH-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LH-A has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LH-C will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LH-B has been reduced to zero; (M) with respect to distributions of principal in respect of
REMIC II Regular Interests LJ-A, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LJ-A shall correspond with the outstanding
Class Principal Balance of the Class J Certificates; (M) with respect to distributions of principal in respect of REMIC II Regular Interests LK-A and
LK-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LK-A and LK-B shall correspond with the outstanding Class Principal
Balance of the Class K Certificates and (II) the Uncertificated Principal
Balance of the REMIC II Regular Interest LK-B will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LK-A has been reduced to zero; and (N) with respect to distributions of principal in respect of REMIC II Regular Interests LL-A, the aggregate Uncertificated Principal
Balance of the REMIC II Regular Interests LL-A shall correspond with the outstanding Class Principal Balance of the Class L Certificates; and

                     (iii) to reimburse REMIC III for any Realized Losses and
Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular
Interests, apportioned among the REMIC II Regular Interests consistent with the reimbursement payments made on the corresponding Classes of Principal Balance
Certificates on such Distribution Date under Section 4.01(c) below; provided, that (A) with respect to REMIC II Regular Interests LA-1-1 and LA-1-2-A, any
Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-1-2-A and then to REMIC II
Regular Interest LA-1-1, (B) with respect to REMIC II Regular Interests LA-1A-1,
LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G,
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and LA-1A-2-M any Realized
Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to REMIC II Regular Interest LA-1A-2-M, then to REMIC II Regular Interest
LA-1A-2-L, then to REMIC II Regular Interest LA-1A-2-K, then to REMIC II Regular
Interest LA-1A-2-J, then to REMIC II Regular Interest LA-1A-2-I, then to REMIC
II Regular Interest LA-1A-2-H, then to REMIC II Regular Interest LA-1A-2-G, then to the REMIC II Regular Interest LA-1A-2-F, then to REMIC II Regular Interest
LA-1A-2-E, then to REMIC II Regular Interest LA-1A-2-D, then to REMIC II Regular
Interest LA-1A-2-C, then to REMIC II Regular Interest LA-1A-2-B, then to REMIC
II Regular Interest LA-1A-2-A and then to REMIC II Regular Interest LA-1A-1, (C)
with respect to REMIC II Regular Interests LA-2-A and LA-2-B any Realized Losses
and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-2-B and then to the REMIC II Regular Interest
LA-2-A, (D) with respect to REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C,
LA-3-D and LA-3-E any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-3-E, then to the REMIC II Regular Interest LA-3-D, then to the REMIC II Regular Interest
LA-3-C, then to the REMIC II Regular Interest LA-3-B and then to the REMIC II
Regular Interest LA-3-A, (E) with respect to REMIC II Regular Interests LA-4-A,
LA-4-B, LA-4-C,

                                      198

LA-4-D, LA-4-E and LA-4-F any Realized Losses and Additional Trust Fund Expenses
shall be allocated and reimbursed first to the REMIC II Regular Interest LA-4-F, then to the REMIC II Regular Interest LA-4-E, then to the REMIC II Regular
Interest LA-4-D, then to the REMIC II Regular Interest LA-4-C, then to the REMIC
II Regular Interest LA-4-B and then to the REMIC II Regular Interest LA-4-A, (F)
with respect to REMIC II Regular Interests LA-AB-A, LA-AB-B, LA-AB-C and LA-AB-D
any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-AB-D, then to the REMIC II
Regular Interest LA-AB-C, then to the REMIC II Regular Interest LA-AB-B and then to the REMIC II Regular Interest LA-AB-A, (G) with respect to REMIC II Regular
Interests LA-5-A and, LA-5-B any Realized Losses and Additional Trust Fund
Expenses shall be allocated and reimbursed first to the REMIC II Regular
Interest LA-5-B and then to the REMIC II Regular Interest LA-5-A, (H) with respect to REMIC II Regular Interests LD-A, LD-B, LD-C and LD-D any Realized
Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LD-D, then to the REMIC II Regular
Interest LD-C, then to the REMIC II Regular Interest LD-B and then to the REMIC
II Regular Interest LD-A, (I) with respect to REMIC II Regular Interests LE-A and LE-B, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LE-B and then to the REMIC II Regular Interest LE-A, (J) with respect to REMIC II Regular
Interests LF-A, LF-B and LF-C, any Realized Losses and Additional Trust Fund
Expenses shall be allocated and reimbursed first to the REMIC II Regular
Interest LF-C, then to the REMIC II Regular Interest LF-B and then to REMIC II
Regular Interest LF-A, (K) with respect to REMIC II Regular Interests LG-A and
LG-B, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LG-B and then to REMIC II
Regular Interest LG-A, (L) with respect to REMIC II Regular Interests LH-A, LH-B and LH-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LH-C, then to the REMIC II Regular Interest LH-B and then to REMIC II Regular Interest LH-A,
(M) with respect to REMIC II Regular Interests LJ-A, any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed to the REMIC II
Regular Interest LJ-A, (N) with respect to REMIC II Regular Interests LK-A and
LK-B, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LK-B and then to REMIC II
Regular Interest LK-A, and (O) with respect to REMIC II Regular Interests LL-A, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to the REMIC II Regular Interest LL-A.

         On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such
Distribution Date to reimburse REMIC III for any Realized Losses and Additional
Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests and unreimbursed pursuant to Section 4.01(b)(iii), consistent with the reimbursement payments made on the corresponding Classes of Principal Balance
Certificates on such Distribution Date under Section 4.01(c) below.

         On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-II Certificates, in accordance with Section 4.01(c), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the
"Class R-II Distribution Amount" for such Distribution Date).

                                      199

         On each Distribution Date, the Trustee shall be deemed to apply all amounts relating to Prepayment Premiums then on deposit in the Distribution
Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interests allocable among the REMIC II Regular Interests in an amount with respect to each
REMIC II Regular Interest equal to the amount allocable to the corresponding
Class of Principal Balance Certificates and Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c)
below.

                 (c) On each Distribution Date, following the deemed payments to
REMIC III in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(b), the Trustee shall withdraw from the Distribution Account the
Available Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

                     (i) to pay interest, concurrently: (A) pro rata, to the
Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5 Certificates, up to an amount equal to all Distributable Certificate
Interest for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB
and Class A-5 Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any, from the Loan Group 1
Available Distribution Amount; (B) to the Holders of the Class A-1A
Certificates, up to an amount equal to all Distributable Certificate Interest for the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any, from the Loan
Group 2 Available Distribution Amount; and (C) pro rata, to the holders of the
Class X-1 and Class X-2 Certificates, up to an amount equal to all Distributable
Certificate Interest for the Class X-1 and Class X-2 Certificates for such
Distribution Date, and to the extent not previously paid, for each prior
Distribution Date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of the foregoing, pro rata, to the Holders of the respective Classes of Senior Certificates, up to an amount equal to all
Distributable Certificate Interest for each such Class of Certificates for such
Distribution Date;

                     (ii) to pay principal, concurrently: (A)(1) first to the
Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1
Principal Distribution Amount and, after the Class Principal Balance of the
Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal
Distribution Amount remaining after payments to the Holders of the Class A-1A
Certificates have been made on such Distribution Date until the Class Principal
Balance of the Class A-AB Certificates has been reduced to the Class A-AB
Planned Principal Balance for such Distribution Date; (2) second to the Holders of the Class A-1 Certificates in an amount up to the Loan Group 1 Principal
Distribution Amount remaining after the above distributions to the Holders of the Class A-AB Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions on the Class A-AB
Certificates have been made on such Distribution Date until the Class Principal
Balance of the Class A-1 Certificates has been reduced to zero; (3) third to the
Holders of the Class A-2 Certificates in an amount up to the Loan Group 1
Principal Distribution Amount remaining after the above distributions to the
Holders of the Class A-AB and Class A-1 Certificates have been made on such
Distribution

                                      200

Date, and, after the Class Principal Balance of the Class A-1A Certificates has
been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the Holders of the Class A-AB and Class A-1 Certificates have been made on such
Distribution Date until the Class Principal Balance of the Class A-2
Certificates has been reduced to zero; (4) fourth to the Holders of the Class
A-3 Certificates in an amount up to the Loan Group 1 Principal Distribution
Amount remaining after the above distributions to the Holders of the Class A-AB,
Class A-1 and Class A-2 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the
Class A-AB, Class A-1 and Class A-2 Certificates have been made on such
Distribution Date until the Class Principal Balance of the Class A-3
Certificates has been reduced to zero; (5) fifth to the Holders of the Class A-4
Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after the above distributions to the Holders of the Class A-AB, Class
A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution
Date, and, after the Class Principal Balance of the Class A-1A Certificates has
been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date until the Class Principal Balance of the Class A-4
Certificates has been reduced to zero; (6) sixth to the Holders of the Class
A-AB Certificates in an amount up to the Loan Group 1 Principal Distribution
Amount remaining after the above distributions to the Holders of the Class A-AB
(in respect of the Class A-AB Planned Principal Balance), Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the
Class A-AB (in respect of the Class A-AB Planned Principal Balance), Class A-1,
Class A-2, Class A-3 and Class A-4 Certificates have been made on such
Distribution Date until the Class Principal Balance of the Class A-AB
Certificates has been reduced to zero and (7) seventh to the Holders of the
Class A-5 Certificates in an amount up to the Loan Group 1 Principal
Distribution Amount remaining after the above distributions to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been made on such Distribution Date and, after the Loan Group 2 Principal
Distribution Amount remaining after payments to the Holders of the A-1A and the above distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class
A-AB Certificates have been made on such Distribution Date until the Class
Principal Balance of the Class A-5 Certificates has been reduced to zero; and
(B) to the Holders of the Class A-1A Certificates in an amount up to the Loan
Group 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-1, Class A-2, and Class A-3, Class A-4, Class A-AB and Class A-5
Certificates have been reduced to zero, the Loan Group 1 Principal Distribution
Amount remaining after payments to the Holders of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB and Class A-5 Certificates have been made on such Distribution Date, in each case, until the Class Principal Balance of the
Class A-1A Certificates has been reduced to zero;

                     (iii) to reimburse the Holders of the respective Classes of
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
Certificates, up to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts

                                      201

of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                     (iv) to make payments on the Subordinated Certificates
pursuant to the following paragraph;

provided, that on each Distribution Date after the aggregate of the Class
Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates (other than the Class A-J
Certificates), up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates. References to "remaining Principal Distribution
Amount" shall be to the Principal Distribution Amount net of any distributions of principal made in respect thereof to the Holders of each Class of Class A
Certificates (other than the Class A-J Certificates) that, pursuant to clause
(ii) above, have a prior right to payment with respect thereto.

         On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                     (i) to pay interest to the Holders of the Class A-J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (ii) if the Class Principal Balances of the Class A
Certificates (other than the Class A-J Certificates) have been reduced to zero, to pay principal to the Holders of the Class A-J Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such
Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                     (iii) to reimburse the Holders of the Class A-J
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                     (iv) to pay interest to the Holders of the Class B
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (v) if the Class Principal Balances of the Class A
Certificates have been reduced to zero, to pay principal to the Holders of the
Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                     (vi) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously

                                      202

deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                     (vii) to pay interest to the Holders of the Class C
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (viii) if the Class Principal Balances of the Class A and
Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                     (ix) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                     (x) to pay interest to the Holders of the Class D
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xi) if the Class Principal Balances of the Class A, Class
B and Class C Certificates have been reduced to zero, to pay principal to the
Holders of the Class D Certificates, up to an amount equal to the lesser of (A)
the then outstanding Class Principal Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

                     (xii) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                     (xiii) to pay interest to the Holders of the Class E
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xiv) if the Class Principal Balances of the Class A, Class
B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of
Certificates and (B) the remaining Principal Distribution Amount for such
Distribution Date;

                     (xv) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                                      203

                     (xvi) to pay interest to the Holders of the Class F
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xvii) if the Class Principal Balances of the Class A,
Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such
Distribution Date;

                     (xviii) to reimburse the Holders of the Class F
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                     (xix) to pay interest to the Holders of the Class G
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xx) if the Class Principal Balances of the Class A, Class
B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such
Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                     (xxi) to reimburse the Holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                     (xxii) to pay interest to the Holders of the Class H
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxiii) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal
Balance of such Class of Certificates and (B) the remaining Principal
Distribution Amount for such Distribution Date;

                     (xxiv) to reimburse the Holders of the Class H
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                     (xxv) to pay interest to the Holders of the Class J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      204

                     (xxvi) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
have been reduced to zero, to pay principal to the Holders of the Class J
Certificates, up to an amount equal to the lesser of (A) the then outstanding
Class Principal Balance of such Class of Certificates and (B) the remaining
Principal Distribution Amount for such Distribution Date;

                     (xxvii) to reimburse the Holders of the Class J
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                     (xxviii) to pay interest to the Holders of the Class K
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxix) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
Certificates have been reduced to zero, to pay principal to the Holders of the
Class K Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class K Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                     (xxx) to reimburse the Holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously deemed allocated to such Class K Certificates and for which no reimbursement has previously been received;

                     (xxxi) to pay interest to the Holders of the Class L
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxxii) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class
K Certificates have been reduced to zero, to pay principal to the Holders of the
Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class L Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                     (xxxiii) to reimburse the Holders of the Class L
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class L Certificates and for which no reimbursement has previously been received;

                     (xxxiv) to pay interest to the Holders of the Class M
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxxv) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
and Class L Certificates have been reduced to zero, to pay principal to the
Holders of the Class M Certificates, up to an amount

                                      205

equal to the lesser of (A) the then outstanding Class Principal Balance of such
Class M Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                     (xxxvi) to reimburse the Holders of the Class M
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class M Certificates and for which no reimbursement has previously been received;

                     (xxxvii) to pay interest to the Holders of the Class N
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxxviii) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of
(A) the then outstanding Class Principal Balance of such Class N Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                     (xxxix) to reimburse the Holders of the Class N
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class N Certificates and for which no reimbursement has previously been received;

                     (xl) to pay interest to the Holders of the Class O
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xli) if the Class Principal Balances of the Class A, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class O Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                     (xlii) to reimburse the Holders of the Class O
Certificates, up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Class O Certificates and for which no reimbursement has previously been received;

                     (xliii) to pay interest to the Holders of the Class P
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xliv) if the Class Principal Balances of the Class A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal

                                      206

Balance of such Class P Certificates and (B) the remaining Principal
Distribution Amount for such Distribution Dates;

                     (xlv) to reimburse the Holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses,
if any, previously deemed allocated to such Class P Certificates and for which no reimbursement has previously been received;

                     (xlvi) to make payments to the Holders of the Class R-I
Certificates up to the amount of the Class R-I Distribution Amount for such
Distribution Date;

                     (xlvii) to make payments to the Holders of the Class R-II
Certificates up to the amount of the Class R-II Distribution Amount for such
Distribution Date; and

                     (xlviii) to pay to the Holders of the Class R-III
Certificates the balance, if any, of the Available Distribution Amount for such
Distribution Date;

provided, that on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx),
(xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and (xliv) above with respect to any Class of Principal Balance Certificates, will be so made to the
Holders thereof, up to an amount equal to the entire then outstanding Class
Principal Balance of such Class of Certificates. References to "remaining
Principal Distribution Amount" in any of clauses (ii), (v), (viii), (xi), (xiv),
(xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and
(xliv) above, in connection with the payments of principal to be made to the
Holders of any Class of Principal Balance Certificates, shall be to the
Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Principal
Balance Certificates that have a higher Payment Priority.

         On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, concurrently as follows:

                     (xlix) to the Holders of the Class A (other than the Class
A-1A), Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates up to an amount equal to, in the case of each such Class, the product of (a) such Prepayment Premiums from Loan Group 1, (b) the applicable
Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class;
and

                     (l) to the Holders of the Class A-1A Certificates up to an
amount equal to, in the case of each such Class, the product of (a) such
Prepayment Premiums from Loan Group 2, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class;

                     (li) then, (A) on each Distribution Date up through
December 2008, to the Holders of the Class X-1 and Class X-2 Certificates the
remaining amount of such Prepayment Premium based on an 80/20 ratio, respectively, and (B) after the Distribution Date in

                                      207

December 2008, to the Holders of the Class X-1 Certificates the remaining amount of such Prepayment Premium.

         All of the foregoing distributions to be made from the Distribution
Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section
4.01(b).

         On each Distribution Date, the Trustee shall withdraw from the
Distribution Account, as Grantor Trust Assets, any amounts that represent Excess
Interest actually collected on any ARD Loans and any related REO Loans during the related Collection Period and shall distribute with respect to their interests in the Grantor Trust, such amounts to the holders of the Class Q
Certificates.

         On each Distribution Date, the Trustee shall withdraw amounts from the
Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

                     (lii) first, to reimburse the Holders of the Principal
Balance Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses or Additional Trust Fund Expenses, if any,
previously deemed allocated to them and unreimbursed after application of the
Available Distribution Amount for such Distribution Date;

                     (liii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the
Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y)
the aggregate Certificate Principal Balance of the Principal Balance
Certificates as of such Distribution Date;

                     (liv) third, upon the reduction of the aggregate Class
Principal Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

                 (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided in the last paragraph of Section 4.01(c) or as provided below, all such distributions with respect to each Class on each Distribution
Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the
Certificate Registrar or

                                      208

such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

                 (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the
Certificate Registrar, the Depositor, the Master Servicer or the Special
Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                 (f) The rights of the Certificateholders to receive
distributions from the proceeds of the Trust Fund in respect of their
Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.
Distributions in reimbursement of Realized Losses and Additional Trust Fund
Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related
Class Principal Balance.

                 (g) Except as otherwise provided in Section 9.01, whenever the
Trustee expects that the final distribution with respect to any Class of
Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such
Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

                     (i) the Trustee expects that the final distribution with
respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the
Certificate Registrar or such other location therein specified, and

                     (ii) no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period for such Distribution Date.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates,

                                      209

shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section
4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such
Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

                 (h) Notwithstanding any other provision of this Agreement, the
Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the
Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. All amounts withheld shall be deemed to have been paid to such Certificateholders.

         Section 4.02 Statements to Certificateholders; Certain Reports by the
Master Servicer and the Special Servicer.

                 (a) Subject to Section 8.02(v), based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of
Certificates (and, in the case of a Class of Book-Entry Certificates, to each
Person that provides the Trustee with an Investor Certification), to the parties hereto and to the Rating Agencies written reports, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date
Statement"), setting forth, among other things, the following information:

                     (i) the amount of distributions, if any, made on such
Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

                     (ii) the amount of distributions, if any, made on such
Distribution Date to the Holders of each Class of REMIC III Regular Certificates and the Class Q Certificates allocable to (A) Distributable Certificate
Interest, (B) Prepayment Premiums and (C) Excess Interest;

                                      210

                     (iii) the amount of any distributions made on such
Distribution Date to the Holders of each Class of Residual Certificates;

                     (iv) the aggregate amount of outstanding Delinquency
Advances, with respect to the Mortgage Pool and with respect to each Loan Group, as of the related Determination Date;

                     (v) the aggregate amount of Servicing Fees retained by or
paid to the Master Servicer and the Special Servicer in respect of the related
Collection Period;

                     (vi) the aggregate Stated Principal Balance of the Mortgage
Pool and of each Loan Group immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of the Mortgage Pool
and of each Loan Group which remains outstanding immediately after such
Distribution Date;

                     (vii) the number, aggregate principal balance, weighted
average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans in the Mortgage Pool and with respect to each Loan
Group at the close of business on the related Determination Date;

                     (viii) as of the Determination Date, the number and
aggregate unpaid principal balance of Mortgage Loans in the Mortgage Pool (A)
delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or
(E) as to which foreclosure proceedings have been commenced;

                     (ix) with respect to the Mortgage Pool, the aggregate
Stated Principal Balance of Mortgage Loans as to which the related borrower is subject or is expected to be subject to a bankruptcy proceeding;

                     (x) with respect to any Mortgage Loan as to which the
related Mortgaged Property became an REO Property during the related Collection
Period, the Stated Principal Balance and unpaid principal balance of such
Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                     (xi) as to any Mortgage Loan repurchased or otherwise
liquidated or disposed of during the related Collection Period, the control number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution
Date;

                     (xii) with respect to any REO Property included in the
Trust Fund as of the close of business on the last day of the related Collection
Period, the control number of the related Mortgage Loan, the book value of such
REO Property and the amount of any income collected with respect to such REO
Property (net of related expenses) and other amounts, if any, received on such
REO Property during the related Collection Period and the portion thereof

                                      211

included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                     (xiii) with respect to any REO Property sold or otherwise
disposed of during the related Collection Period, the control number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection
Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds
Reserve Account for such Distribution Date;

                     (xiv) the Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates for such Distribution Date;

                     (xv) any unpaid Distributable Certificate Interest in
respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

                     (xvi) the Pass-Through Rate for each Class of REMIC III
Regular Certificates for such Distribution Date;

                     (xvii) the original Class Principal Balance or Class
Notional Amount as of the Closing Date and the Class Principal Balance or Class
Notional Amount, as the case may be, of each Class of REMIC III Regular
Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance or Class
Notional Amount, as the case may be, of each such Class due to Realized Losses and Additional Trust Fund Expenses;

                     (xviii) the Certificate Factor for each Class of REMIC III
Regular Certificates immediately following such Distribution Date;

                     (xix) the Principal Distribution Amount, the Loan Group 1
Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount
for such Distribution Date;

                     (xx) the aggregate amount of Principal Prepayments made
during the related Collection Period, and the aggregate amount of any Prepayment
Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

                     (xxi) the aggregate amount of Realized Losses and
Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                     (xxii) any Appraisal Reduction Amounts on a loan-by-loan
basis, and the total Appraisal Reduction Amounts, as of the related
Determination Date; and

                     (xxiii) such additional information as contemplated by
Exhibit G hereto.

                                      212

         In the case of information furnished pursuant to subclauses (i), (ii),
(iii) and (xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single
Certificate of a specified minimum denomination. The form of any Distribution
Date Statement may change over time.

         The Trustee shall make available each month to the general public the related Distribution Date Statement, the CMSA Bond Level File, the CMSA
Collateral Summary File and the CMSA Loan Setup File via its internet website which is initially located at "www.ctslink.com/cmbs." In addition, the Trustee shall make available each month, on a restricted basis, solely to each
Privileged Person, (i) the CMSA Loan Periodic Update File delivered for each
Distribution Date, the CMSA Property File, the CMSA Comparative Financial Status
Report, the CMSA Reconciliation of Funds Report and the CMSA Financial File,
(ii) the Servicer Reports, and (iii) as a convenience to such Privileged Persons
(and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement (which may also be made available to the general public). At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.
In connection with providing access to the Trustee's internet website, the
Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this
Agreement.

         The Trustee may provide such information through means other than (and in lieu of) its website; provided, that (i) GMACCM shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

         The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans, each Serviced Companion Loan at a website maintained by the Master Servicer.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time are in force.

         Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any
Holder of the Residual Certificates may reasonably request.

                                      213

         The specification of information to be furnished by the Trustee to the
Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to
Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to
Certificateholders, Certificate Owners, Directing Certificateholders and/or to
the public any other information (such other information, collectively,
"Additional Information") with respect to the Mortgage Loans, the Serviced Whole
Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time; provided, that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify
Certificateholders, Certificate Owners and Directing Certificateholder of the
availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated)
to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish
Additional Information to a Rating Agency in any instance, and to the
Certificateholders, Certificate Owners, Directing Certificateholders and/or the
public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the
Certificates or would be in the best interests of the Certificateholders or
Directing Certificateholder or is required by applicable law and, in the case of any Additional Information requested by a Certificate Owner or Certificateholder or Directing Certificateholder, such Certificate Owner or Certificateholder or
Directing Certificateholder has delivered an executed certificate in the form of
Exhibit H-1 hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the
Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled
(but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the
Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section 4.02 be made in writing.

         Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg"), Trepp LLC and
Intex Solutions LLC or such other vendor(s) chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a)
to the Certificateholders and Certificate Owners using a format and media mutually acceptable to the Trustee and such vendor.

                                      214

                 (b) No later than the Business Day prior to each Distribution
Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master
Servicer is not the Special Servicer, the Trustee shall deliver to the Special
Servicer) and the Serviced Whole Loan Paying Agent in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA REO Status
Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, (iv) a CMSA Historical Liquidation Report, (v) the CMSA Servicer Watch
List, (vi) the CMSA Financial File, (vi) the CMSA Property File, (viii) the CMSA
Comparative Financial Status Report and (ix) the Advance Interest Reconciliation
Report.

         No later than the Business Day prior to each Distribution Date, the
Master Servicer will deliver to the Trustee (by electronic means) the CMSA
Comparative Financial Status Report for each Mortgage Loan (other than any
Credit Lease Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the
Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii)
each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (iii) the "base year"
(representing the original analysis of information used as of the Cut-Off Date).

         No later than 12:00 noon (New York City time) on the second Business
Day prior to each Distribution Date, the Master Servicer will deliver to the
Trustee: (i) a CMSA Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans (including the Non-Serviced Mortgage Loans to the extent such information is received), the Serviced Whole Loans and the
Mortgaged Properties; provided, each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on
Recoveries and Reimbursements; provided further, that the Master Servicer shall not be responsible for the failure to properly prepare such report to the extent that such failure is the result of the Special Servicer's failure to provide information required to be provided by the Special Servicer hereunder; and (ii)
a single report (the "Collection Report") setting forth, among other things, the information specified in clauses (A) through (F) below (the amounts and allocations of payments, collections, fees and expenses with respect to
Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second
Business Day after the related Determination Date, in the form required by
Section 4.02(c) below):

                           (A) the aggregate amount that is to be transferred
from the Certificate Account to the Distribution Account in respect of such
Distribution Date that is allocable to principal on or in respect of the
Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal
Distribution Amount for the immediately succeeding Distribution Date;

                           (B) the aggregate amount that is to be transferred
from the Certificate Account to the Distribution Account in respect of such
Distribution Date that is allocable to (A) interest on or in respect of the
Mortgage Loans and any REO Loans, (B) Prepayment Premiums and (C) Excess
Interest;

                                      215

                           (C) the aggregate amount of any Delinquency Advances
made pursuant to Section 4.03 of this Agreement as of the end of the prior calendar month that were included in amounts deposited in the Distribution
Account;

                           (D) the information required to be included in the
Distribution Date Statement for the next succeeding Distribution Date and described in clauses (v) through (xiii) and (xix) through (xxiii) of the description of the Distribution Date Statement in Section 4.02(a);

                           (E) the control number and the unpaid principal
balance as of the close of business on such Determination Date of each Specially
Serviced Mortgage Loan and each other Defaulted Mortgage Loan; and

                           (F) such other information on a Mortgage
Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of
REO Property and the assumption of any Mortgage Loan).

         On the date on which the report described above is delivered to the
Trustee, the Master Servicer shall also deliver or cause to be delivered to the
Trustee (i) a report, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool any additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a), and
(ii) an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period. In addition, on such date, the Master Servicer shall also deliver or cause to be delivered to the
Serviced Whole Loan Paying Agent a report, in form reasonably acceptable to the
Serviced Whole Loan Paying Agent, containing the information necessary for the
Serviced Whole Loan Paying Agent to prepare the report specified in Section
4.05(a).

         In addition, the Master Servicer is also required to perform with respect to each Mortgaged Property (except any Mortgaged Property securing a
Non-Serviced Mortgage Loan or any Credit Lease Loan) and REO Property:

                     (ii) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended March 31, 2005, a
CMSA Operating Statement Analysis Report presenting the computation made in accordance with the methodology set forth in Exhibit F (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such
Mortgaged Property or REO Property as of the end of such calendar quarter. The
Master Servicer will deliver to the Trustee by electronic means the CMSA
Operating Statement Analysis Report upon request; and

                     (iii) Within 30 days after receipt by the Master Servicer
of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide

                                      216

and does provide, such information), presenting the computation made in accordance with the methodology described in Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master
Servicer in preparing the CMSA Comparative Financial Status Report above. The
Master Servicer will deliver to the Trustee by electronic means the CMSA NOI
Adjustment Worksheet upon request.

         Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the
Rating Agencies, and to each Person that provides the Trustee with an Investor
Certification a copy of the CMSA Operating Statement Analysis Report and CMSA
NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

         Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such
Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master
Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first
Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer
Remittance Date, the aggregate of deposits into and withdrawals from the
Certificate Account for each category of deposit specified in Section 3.04(a)
and each category of withdrawal specified in Section 3.05(a). The Master
Servicer shall also deliver to the Trustee, upon reasonable request of the
Trustee, any and all additional information relating to the Mortgage Pool in the possession of the Master Servicer (which information may be based in part upon reports delivered to the Master Servicer by the Special Servicer with respect to
Specially Serviced Mortgage Loans and REO Properties).

         With respect to any Mortgaged Property constituting collateral for a
Credit Lease Loan, not later than the third Business Day following each
Determination Date, the Master Servicer will deliver to the Trustee a Current
Ratings Report with respect to each Tenant and any Guarantor.

         The Master Servicer, on the first Business Day following each
Determination Date, shall forward to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the reports delivered by the Special Servicer pursuant to Section
4.02(c) below. Further, the Master Servicer shall cooperate with the Special
Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans and Serviced Whole
Loans serviced by the Master Servicer.

         The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master
Servicer having received from the Special Servicer (or, with respect to a
Non-Serviced Mortgage Loan, a related Non-Serviced Mortgage Loan Service
Provider) in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The
Master Servicer shall not be responsible for the accuracy or content of any report, document or information

                                      217

furnished by the Special Servicer (or, with respect to a Non-Serviced Mortgage
Loan, a related Non-Serviced Mortgage Loan Service Provider) to the Master
Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

                 (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially
Serviced Mortgage Loan and REO Property, the CMSA Special Servicer Loan File and
any other information the Master Servicer requires to meet its reporting obligations hereunder, including pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property.
The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage
Loans and the REO Properties.

         The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the
Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO
Properties. Additional information regarding the Specially Serviced Mortgage
Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special
Servicer by the Mortgagors or otherwise obtained, shall be delivered to the
Master Servicer, within ten days of receipt.

                 (d) The Master Servicer and the Special Servicer may make
available to Certificate Owners and Serviced Companion Loan Holders who have certified to the Master Servicer their beneficial ownership of any Certificate, or prospective Certificate Owners who provide appropriate confirmation that they are prospective Certificate Owners who intend to keep any information confidential, copies of any reports or files prepared by the Master Servicer or
Special Servicer, as applicable, pursuant to this Agreement.

                 (e) Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans and each Serviced Companion Loan available on any website that it has established.

                 (f) The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a
Certificate Owner or Directing Certificateholder which pertain to the performance and servicing of the Mortgage Loans, Serviced Companion Loans and/or
REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Certificate Owner or Directing Certificateholder enter into a confidentiality agreement with the Master Servicer or the Special
Servicer, as the case may be, in the form attached hereto as Exhibit H-2 and sign an Investor Certification in the form attached hereto as Exhibit H-1.
Neither the Master Servicer nor the Special Servicer shall provide any information or disclosures in violation of any applicable law, rule or regulation.

                 (g) The Master Servicer will deliver or cause to be delivered to the Trustee copies of all reports and other information received by the
Master Servicer from any Non-

                                      218

Serviced Mortgage Loan Service Provider. To the extent that any such information relates to aggregated or Mortgage Pool information, it shall be included in the
Master Servicer Reports provided under this Agreement, and to the extent such information relates solely to a Non-Serviced Mortgage Loan or the related
Mortgaged Property, it shall be forwarded separately.

         Section 4.03 Delinquency Advances.

                 (a) On each Delinquency Advance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of Delinquency Advances with respect to the
Mortgage Loans (including, without limitation, the Non-Serviced Mortgage Loans), if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account or, with respect to the Mortgage Loans related to the Serviced Whole Loan, the related Serviced Whole Loan Custodial
Account allocable to such Mortgage Loans, for future distribution to
Certificateholders in subsequent months in discharge of any such obligation to make Delinquency Advances, or (iii) make Delinquency Advances in the form of any combination of amounts specified in clauses (i) and (ii) aggregating the total amount of Delinquency Advances to be made; provided, that if Late Collections
(net of related Workout Fees) of the delinquent Monthly Payments for which
Delinquency Advances are to be made for the related Distribution Date, are on deposit in the Certificate Account or, if applicable, the amount allocable to a
Mortgage Loan in the related Serviced Whole Loan Custodial Account, and available to make such Advances, the Master Servicer shall utilize such Late
Collections to make such Advances pursuant to clause (ii) above. Any amounts held in the Certificate Account, or with respect to the Serviced Whole Loan, the related Serviced Whole Loan Custodial Account, for future distribution and so used to make Delinquency Advances shall be appropriately reflected in the Master
Servicer's records and replaced by the Master Servicer by deposit in the
Certificate Account or the related Serviced Whole Loan Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of
3:00 p.m. (New York City time) on any Master Servicer Remittance Date, the
Trustee shall not have received any Delinquency Advance required to be made by the Master Servicer pursuant to this Section 4.03(a) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency
Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to facsimile no.
(215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258
(Attention: Master Servicing Manager) (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by
11:00 a.m. (New York City time) on the Business Day immediately following such
Master Servicer Remittance Date, then the Trustee shall make the portion of such
Delinquency Advances that was required to be, but was not, made by the Master
Servicer pursuant to this Section 4.03(a). No Delinquency Advances shall be made by the Master Servicer or the Trustee with respect to any Serviced Companion
Loans or any other companion loans or subordinate notes.

                                      219

         With respect to Delinquency Advances relating to the Strategic Hotel
Portfolio Mortgage Loan and the Houston Center Mortgage Loan, the Master
Servicer shall comply with the notice provisions (relating to the Strategic
Hotel Portfolio Mortgage Loan and the Houston Center Mortgage Loan, as
applicable) set forth in Section 3.6 of the Strategic Hotel Portfolio A Notes
Intercreditor Agreement and Section 3.5.3 of the Houston Center Intercreditor
Agreement.

                 (b) The aggregate amount of Delinquency Advances to be made by the Master Servicer and, if applicable, the Trustee in respect of the Mortgage
Loans (including, without limitation, Assumed Monthly Payments for Balloon
Mortgage Loans (other than any Serviced Companion Loan) delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date
(including the Non-Serviced Mortgage Loans and any REO Loan related thereto)
shall equal, subject to subsection (c) below, the aggregate of all Monthly
Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder (and, with respect to the
Non-Serviced Mortgage Loans, net of all workout fees payable under the GE
2004-C3 Pooling and Servicing Agreement), that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the same month as such Distribution Date and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the later of the related Due Date or the last day of the related Collection Period.
Notwithstanding the foregoing, if (i) an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) that is a Required Appraisal Loan, or (ii) if the Master Servicer has been notified by the GE 2004-C3 Master Servicer that an Appraisal Reduction Amount exists with respect to the Strategic Hotel Portfolio Mortgage Loan and that the Strategic
Hotel Portfolio Mortgage Loan is a loan subject to an "Appraisal Reduction
Amount" under the GE 2004-C3 Pooling and Servicing Agreement, then, in the event of subsequent delinquencies thereon, the interest portion of the Delinquency
Advance in respect of such Required Appraisal Loan or Non-Serviced Mortgage
Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) by the product of (a) the amount of the interest portion of such Delinquency Advance for such Required Appraisal Loan or
Non-Serviced Mortgage Loan, as applicable, for such Distribution Date without regard to this sentence, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan or Non-Serviced Mortgage Loan, as applicable, immediately prior to such Distribution Date, net of the related Appraisal
Reduction Amount, if any, and the denominator of which is equal to the Stated
Principal Balance of such Required Appraisal Loan or Non-Serviced Mortgage Loan, as applicable, immediately prior to such Distribution Date.

         Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance. In addition, any Person, in considering whether (i) any Delinquency Advance is or (ii) any proposed
Delinquency Advance, if made, would constitute, a Nonrecoverable Delinquency
Advance, will be entitled to give due regard to the existence of any
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the
Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Delinquency

                                      220

Advance under consideration, but also as a potential source of recovery of such
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed.

         With respect to the Strategic Hotel Portfolio Mortgage Loan, the Master
Servicer shall make its determination that it has made a Delinquency Advance on such Mortgage Loan that is a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable
Delinquency Advance with respect to such Mortgage Loan in accordance with this
Section 4.03(b) independently of any determination made by the GE 2004-C3 Master
Servicer (or any master servicer with respect to a commercial mortgage securitization holding another Strategic Hotel Portfolio Companion Loan) under the GE 2004-C3 Pooling and Servicing Agreement (or any related Other Pooling and
Servicing Agreement with respect to a Strategic Hotel Portfolio Companion Loan)
in respect of the Strategic Hotel Portfolio Companion Loan. If the Master
Servicer determines that a proposed Delinquency Advance with respect to the
Strategic Hotel Portfolio Mortgage Loan, if made, or any outstanding Delinquency
Advance with respect to the Strategic Hotel Portfolio Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master
Servicer shall provide the GE 2004-C3 Servicer (and any master servicer with respect to a commercial mortgage securitization holding a Strategic Hotel
Portfolio Companion Loan) written notice of such determination within one
Business Day of the date of such determination (except to the extent that the
Master Servicer is also a master servicer with respect to any Strategic Hotel
Portfolio Companion Loan). If the Master Servicer receives written notice from the GE 2004-C3 Servicer (or any master servicer with respect to a commercial mortgage securitization holding a Strategic Hotel Portfolio Companion Loan) that it has determined, with respect to the Strategic Hotel Portfolio Companion Loan, that any proposed advance of principal and/or interest with respect to the related Strategic Hotel Portfolio Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the
Certificateholders and none of the Master Servicer or the Trustee shall make any additional Delinquency Advances with respect to the Strategic Hotel Portfolio
Mortgage Loan unless the Master Servicer has consulted with the other related master servicers and they agree that circumstances with respect to the Strategic
Hotel Portfolio Whole Loan have changed such that a proposed future Delinquency
Advance in respect of the Strategic Hotel Portfolio Mortgage Loan would not be a
Nonrecoverable Delinquency Advance; provided, however, that the determination of the GE 2004-C3 Master Servicer or a related Other Servicer with respect to the commercial mortgage securitizations that hold an Strategic Hotel Portfolio
Companion Loan shall not be binding on the Certificateholders in the event that such Other Master Servicer that made such determination is not approved as a master servicer by either of the Rating Agencies, and, in such event, the Master
Servicer or the Trustee, as applicable, shall make its own determination of recoverability. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future Delinquency Advance or outstanding Delinquency Advance would be, or is, as applicable, a Nonrecoverable Delinquency Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers, neither the Master
Servicer nor the Trustee shall make any additional Delinquency Advances with respect to the Strategic Hotel Portfolio Mortgage Loan until the Master Servicer has followed the process set forth in this paragraph.

                                      221

         With respect to the Houston Center Whole Loan, if any of the Master
Servicer or, if the Houston Center Companion Loan has been deposited into a securitization trust, the Other Servicer, determines that a proposed Delinquency
Advance, if made, or any outstanding Delinquency Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicer written notice of such determination within two Business Days after such determination was made. Once notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination from the Other Servicer, none of the Master Servicer or the Trustee, the Other Servicer or any other party to the Other Pooling and
Servicing Agreement shall make any further Delinquency Advances with respect to the Houston Center Mortgage Loan or the Houston Center Companion Loan, as
applicable, until the Master Servicer has consulted with the Other Servicer and they agree that circumstances with respect to the Houston Center Whole Loan have changed such that a proposed future Delinquency Advance would not be a
Nonrecoverable Advance.

         The Master Servicer shall be a master servicer that is approved by
Standard & Poor's ("Standard & Poor's Approval") and Fitch ("Fitch's Approval"),
so long as, in the case of each such Rating Agency, such Rating Agency is rating any Class of the Certificates. If the Trustee or the Master Servicer has
received notice from (x) Standard & Poor's or Fitch, that the Master Servicer no longer has Standard & Poor's Approval or Fitch's Approval, as applicable, or (y)
Standard & Poor's, Fitch, Moody's or DBRS, that any Other Master Servicer no longer has Standard & Poor's Approval, Fitch's Approval, Moody's Approval (as
defined in the related Intercreditor Agreement) or DBRS Approval (as defined in the related Intercreditor Agreement), as applicable (and only, in the case of each such Rating Agency, if such Rating Agency is then rating any class of certificates issued under the related Other Pooling and Servicing Agreement), then the Master Servicer or the Trustee, as applicable, shall promptly notify each Other Master Servicer and each Other Trustee of the same and neither the
Master Servicer (in the case of clause (x) above) nor any Other Master Servicer
(in the case of both clauses (x) and (y) above) shall be required to abide by the determination of the Master Servicer (in the case of clause (x) above) or the specified Other Master Servicer (in the case of clause (y) above) until an approved successor Master Servicer or Other Master Servicer has been appointed.
In the absence of such Standard & Poor's Approval, Fitch's Approval, Moody's
Approval or DBRS Approval, as applicable, neither the Master Servicer nor any
Other Master Servicer shall be required to abide by any determination of non-recoverability of any Other Master Servicer or the Master Servicer, as
applicable.

         Nonrecoverable Delinquency Advances shall be reimbursable pursuant to
Section 3.05 from the Principal Distribution Amount and out of general collections on the Mortgage Loans and REO Properties on deposit in the
Certificate Account to the extent provided in Section 3.05. The determination by the Master Servicer, the Special Servicer or the Trustee, that it has made a
Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance to be made by the Master Servicer, no less than two (2) Business Days prior to the related Delinquency Advance Date) by the
Master Servicer or the Special Servicer to the Trustee (or, if applicable, retained thereby), the Master Servicer (in the case of a determination by the
Special Servicer) and the Depositor, setting forth the basis for such determination, together with

                                      222

(i) in the case of a Non-Serviced Mortgage Loan, a copy of the nonrecoverability determination of the GE 2004-C3 Master Servicer, or (ii) otherwise (if such determination is prior to the liquidation of the related Mortgage Loan or REO
Property) a copy of an Appraisal of the related Mortgaged Property or REO
Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. In addition, any Person, in considering whether (i) any Delinquency Advance is or (ii) any proposed Delinquency Advance, if made, would constitute, a Nonrecoverable Delinquency Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the
Delinquency Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts
which are or may be being deferred or delayed. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the
Master Servicer, the Special Servicer and the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the
Master Servicer with respect to a particular Delinquency Advance.

         With respect to the Mortgage Loans related to the Serviced Whole Loan, the Master Servicer and the Special Servicer shall make any determination that the Master Servicer has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable
Delinquency Advance in accordance with this Section 4.03(b) and independently of any determination made by any servicer of any related Serviced Companion Loan pursuant to a Serviced Companion Loan Securitization Agreement.

         Following a securitization of any Serviced Companion Loan, the Master
Servicer shall be required to deliver to the master servicer of such Serviced
Companion Loan: (i) any loan-related information applicable to a determination that an Advance is or would be a Nonrecoverable Advance, in the form received, within two (2) Business Days of receipt, (ii) notice of any Advance it makes with respect to the related Mortgage Loan pursuant to this Agreement; and (iii)
notice of any determination that any Advance is a Nonrecoverable Advance within two (2) Business Days thereof.

         Notwithstanding anything herein to the contrary, the Special Servicer shall have no right to make an affirmative determination that any Delinquency
Advance is, or would be, recoverable and, in the absence of any determination by the Special Servicer that a Delinquency Advance is, or would be, a
Nonrecoverable Delinquency Advance, all determinations of recoverability shall remain with the Master Servicer or the Trustee, as applicable.

                 (c) The Master Servicer or the Trustee may, in its sole
discretion, defer recovery of any Nonrecoverable Advance; provided, no such deferral may exceed more than six (6) Distribution Dates without the consent of the Majority Certificateholder of the Controlling

                                      223

Class and in any event no more than twelve (12) Distribution Dates in the aggregate. If the Master Servicer or the Trustee as applicable determines, in its sole discretion, that its ability to fully recover the Nonrecoverable
Advances has been compromised, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable
Advances with Advance Interest. The Master Servicer's or the Trustee's agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the
Certificateholders. Nothing herein shall be deemed to create in the
Certificateholders a right to prior payment of distributions over the Master
Servicer's or the Trustee's right to reimbursement for Advances (deferred or otherwise). Deferred Advances shall continue to earn interest payable at the
Reimbursement Rate. In all events the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard.

                 (d) If the Master Servicer or the Trustee as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances or Workout-Delayed Reimbursement
Amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the
Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal
Distribution Amount, as applicable, for the Loan Group including the Mortgage
Loan with respect to which such Nonrecoverable Advance was made or such
Workout-Delayed Reimbursement Amount exists; second, out of the Principal
Distribution Amount for the other Loan Group; and third, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount, (ii) such Nonrecoverable Advance, Workout-Delayed Reimbursement Amount
and/or interest thereon is reimbursed out of the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable, as contemplated by the first or second clause of the immediately prior sentence, and (iii) such Nonrecoverable Advance or Workout-Delayed
Reimbursement Amount is subsequently recovered out of payments or other collections in respect of the related Mortgage Loan, then the Loan Group 1
Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount,
as applicable, for the Distribution Date that corresponds to the Collection
Period in which such recovery occurred shall be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A)
the amount of such recovery and (B) any previous unrecovered reduction in the
Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal
Distribution Amount, as applicable, for a prior Distribution Date pursuant to the first or second clause of the immediately prior sentence resulting from the reimbursement of such Nonrecoverable Advance, Workout-Delayed Reimbursement
Amount and/or interest thereon.

                 (e) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Delinquency Advance made thereby (out of its own funds) for so long as such Delinquency Advance is outstanding (or, if any
Delinquency Advance is required to be made in respect of a Monthly Payment on any Mortgage Loan prior to its Due Date or the end of the grace period for

                                      224

such Monthly Payment, for so long as such Delinquency Advance is outstanding following the later of (i) such Due Date and (ii) the end of such grace period), payable first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Delinquency Advance was made and, then, once such Delinquency
Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties pursuant to Section 3.05(a).

         Section 4.04 Allocation of Realized Losses and Additional Trust Fund
Expenses.

                 (a) On each Distribution Date, following the deemed
distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(a), the Uncertificated Principal Balance of each REMIC I Regular
Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any
Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise deemed to be
Nonrecoverable Advances) of the related Mortgage Loan or REO Loan or, if applicable, Replacement Mortgage Loan(s) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

                 (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II
Regular Interests LA-1-1, LA-1-2-A, LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C,
LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J,
LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-3-A, LA-3-B, LA-3-C, LA-3-D,
LA-3-E, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-4-G, LA-AB-A,
LA-AB-B, LA-AB-C, LA-AB-D, LA-5-A, LA-5-B, LA-J, LB, LC, LD-A, LD-B, LD-C, LD-D,
LE-A, LE-B, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LH-C, LJ-A, LK-A, LK-B,
LL-A, LM, LN, LO and LP exceeds (ii) an amount equal to the aggregate Stated
Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed
Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such
Workout-Delayed Reimbursement Amounts are not otherwise deemed to be
Nonrecoverable Advances) that will be outstanding immediately following such
Distribution Date. If such excess does exist, then the respective Uncertificated
Principal Balances of such REMIC II Regular Interests shall be reduced such that the Uncertificated Principal Balance of each REMIC II Regular Interest corresponds with the Certificate Principal Balance of the corresponding Class of
Principal Balance Certificates outstanding after the subsequent adjustments made on such Distribution Date under Section 4.04(c) below; provided, that (A) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-1-1, LA-1-2-A, LA-1-2-B and LA-1-2-C shall correspond with the Certificate
Principal Balance of the Class A-1 Certificates and the Uncertificated Principal
Balances of the REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B and
LA-1-2-C shall be reduced in that order (with REMIC II Regular Interest LA-1-1 being reduced first and REMIC II Regular Interest LA-1-2-C being reduced last),
(B) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-

                                      225

1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I,
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and LA-1A-2-M shall correspond with the
Certificate Principal Balance of the Class A-1A Certificates and the
Uncertificated Principal Balances of the REMIC II Regular Interests LA-1A-1,
LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G,
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and LA-1A-2-M shall be reduced in that order (with REMIC II Regular Interest LA-1A-1 being reduced first and REMIC II Regular Interest LA-1A-2-M being reduced last), (C) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F shall correspond with the
Certificate Principal Balance of the Class A-2 Certificates and the
Uncertificated Principal Balances of the REMIC II Regular Interests LA-2-A,
LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F shall be reduced in that order (with
REMIC II Regular Interest LA-2-A being reduced first and REMIC II Regular
Interest LA-2-F being reduced last), (D) the aggregate Uncertificated Principal
Balance of the REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and
LA-3-E shall correspond with the Certificate Principal Balance of the Class A-3
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LA-3-A, LA-3-B and LA-3-C, LA-3-D and LA-3-E shall be reduced in that order (with REMIC II Regular Interest LA-3-A being reduced first and REMIC II
Regular Interest LA-3-E being reduced last), (E) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LA-4-A and LA-4-B shall correspond with the Certificate Principal Balance of the Class A-4 Certificates
and the Uncertificated Principal Balances of the REMIC II Regular Interests
LA-4-A and LA-4-B shall be reduced in that order (with REMIC II Regular Interest
LA-4-A being reduced first and REMIC II Regular Interest LA-4-B being reduced last), (F) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interests LA-AB-A and LA-AB-B shall correspond with the Certificate
Principal Balance of the Class A-AB Certificates and the Uncertificated
Principal Balances of the REMIC II Regular Interests LA-AB-A and LA-AB-B shall be reduced in that order (with REMIC II Regular Interest LA-AB-A being reduced first and REMIC II Regular Interest LA-AB-B being reduced last), (G) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-5-A and LA-5-B shall correspond with the Certificate Principal Balance of the
Class A-5 Certificates and the Uncertificated Principal Balances of the REMIC II
Regular Interests LA-5-A and LA-5-B shall be reduced in that order (with REMIC
II Regular Interest LA-5-A being reduced first and REMIC II Regular Interest
LA-5-B being reduced last), (H) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-J-A and LA-J-B shall correspond with the
Certificate Principal Balance of the Class A-J Certificates and the
Uncertificated Principal Balances of the REMIC II Regular Interests LA-J-A and
LA-J-B shall be reduced in that order (with REMIC II Regular Interest LA-J-A being reduced first and REMIC II Regular Interest LA-J-B being reduced last),
(I) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LF-A, LF-B and LF-C shall correspond with the Certificate Principal
Balance of the Class F Certificates and the Uncertificated Principal Balances of
the REMIC II Regular Interests LF-A, LF-B and LF-C shall be reduced in that order (with REMIC II Regular Interest LF-A being reduced first and REMIC II
Regular Interest LF-C being reduced last), (J) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LG-A, LG-B, LG-C and LG-D
shall correspond with the Certificate Principal Balance of the Class G
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LG-A, LG-B, LG-C and LG-D shall be reduced in that order (with REMIC
II Regular Interest LG-A being reduced first and REMIC II Regular Interest LG-D being reduced last), (K)

                                      226

the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LH-A, LH-B and LH-C shall correspond with the Certificate Principal Balance of the Class H Certificates and the Uncertificated Principal Balances of the REMIC
II Regular Interests LH-A, LH-B and LH-C shall be reduced in that order (with
REMIC II Regular Interest LH-A being reduced first and REMIC II Regular Interest
LH-C being reduced last), (L) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LJ-A and LJ-B shall correspond with the
Certificate Principal Balance of the Class J Certificates and the Uncertificated
Principal Balances of the REMIC II Regular Interests LJ-A and LJ-B shall be reduced in that order (with REMIC II Regular Interest LJ-A being reduced first and REMIC II Regular Interest LJ-B being reduced last), (M) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LK-A and LK-B
shall correspond with the Certificate Principal Balance of the Class K
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LK-A and LK-B shall be reduced in that order (with REMIC II Regular
Interest LK-A being reduced first and REMIC II Regular Interest LK-B being reduced last), and (N) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LL-A shall correspond with the Certificate Principal
Balance of the Class L Certificates.

                 (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(c), the
Trustee shall determine the amount, if any, by which (i) the then aggregate
Certificate Principal Balance of the Principal Balance Certificates, exceeds
(ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section
3.05(a)(vii) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise deemed to be Nonrecoverable Advances) of the Mortgage Loans that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class
M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B, Class A-J Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class
Principal Balance being reduced to zero. Such reductions in the Class Principal
Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

         Section 4.05 Statements to Serviced Companion Loan Holders.

                 (a) With respect to the Serviced Whole Loan, to the extent the required information is provided to the Serviced Whole Loan Paying Agent in a timely manner by the Master Servicer (if the Serviced Whole Loan Paying Agent is
not also the Master Servicer) and the Special Servicer, the Serviced Whole Loan
Paying Agent shall prepare, or cause to be

                                      227

prepared, on an ongoing basis a statement setting forth, to the extent applicable to the Serviced Whole Loan:

                     (i) For each Serviced Companion Loan Holder, (A) the amount of the distribution from the related Serviced Whole Loan Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, Balloon Payments, Principal Prepayments made at the option of the Mortgagor or other Principal Prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related Mortgage Loan, the related Serviced Companion Loan;

                     (ii) For each Serviced Companion Loan Holder, the amount of the distribution from the related Serviced Whole Loan Custodial Account allocable to interest and the amount of Default Interest allocable to the related Mortgage Loan, the related Serviced Companion Loan;

                     (iii) If the distribution to a Serviced Companion Loan
Holder is less than the full amount that would be distributable to such Serviced
Companion Loan Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Mortgage
Loan, the related Serviced Companion Loan;

                     (iv) The principal balance of the related Mortgage Loan and the related Serviced Companion Loan after giving effect to the distribution of principal on such Distribution Date; and

                     (v) The amount of the servicing fees paid to the Master
Servicer and the Special Servicer with respect to such Distribution Date, showing separately the Special Servicing Fee, the Workout Fee and the
Liquidation Fee.

         Not later than each Distribution Date, the Serviced Whole Loan Paying
Agent shall make the foregoing statement available (i) to the Depositor, the
Rating Agencies, the Master Servicer and the Special Servicer by any electronic means agreed upon by the Serviced Whole Loan Paying Agent and the Person receiving such statement and (ii) to the Serviced Companion Loan Holders by electronic means.

         On the second Business Day after each Determination Date, the Special
Servicer shall forward to the Master Servicer for each Serviced Whole Loan that is a Specially Serviced Mortgage Loan, the CMSA Special Servicer Loan File and
any other information the Master Servicer requires to meet its reporting obligations hereunder to the extent such file or information relates to the related Serviced Whole Loan. The Master Servicer shall incorporate the CMSA
Special Servicer Loan File and any other information provided by the Special
Servicer into the reports it delivers to the Trustee and the Serviced Whole Loan
Paying Agent.

                 (b) With respect to the Serviced Whole Loan, to the extent such item is delivered to the Serviced Whole Loan Paying Agent (if the Serviced Whole
Loan Paying Agent is not also the Master Servicer and the Master Servicer is responsible hereunder for compiling such report), the Serviced Whole Loan Paying
Agent shall also make available to each Serviced

                                      228

Companion Loan Holder by electronic means (commencing on the date such item is delivered to the Serviced Whole Loan Paying Agent) the following reports (to the extent applicable to the Serviced Whole Loan): (i) the CMSA Financial File, CMSA
Loan Periodic Update File, CMSA Loan Set-Up File, CMSA Property File, CMSA
Comparative Financial Status Report, CMSA NOI Adjustment Worksheet, CMSA
Servicer Watch List and CMSA Operating Statement Analysis Report delivered to the Serviced Whole Loan Paying Agent pursuant to Section 4.02(b) and (ii) the
CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA
Historical Loan Modification and Corrected Mortgage Loan Report or CMSA REO
Status Report.

                 (c) The Serviced Whole Loan Paying Agent shall make available electronically to each Serviced Companion Loan Holder a copy of the Distribution
Date Statement required to be prepared pursuant to this Agreement.

                 (d) The Serviced Companion Loan Holders shall be entitled to receive, upon request, a copy of any notice or report required to be delivered
(upon request or otherwise) to the Trustee with respect to the related Mortgage
Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01 The Certificates.

                 (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-28. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Certificates, other than the
Class Q Certificates and the Residual Certificates, shall initially be held and transferred through the book-entry facilities of the Depository. The Class Q
Certificates and the Residual Certificates will be issued as Definitive
Certificates. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-AB, Class A-5, Class X-2, Class A-J, Class B, Class C
and Class D Certificates, $100,000 in the case of the Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates, and $1,000,000 in the case of the Class X-1 Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Class Q and the Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 20% in the related Class.

                 (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the

                                      229

following sentence, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such
Certificates or did not hold such positions at the date of such Certificates. No
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 5.02 Registration of Transfer and Exchange of Certificates.

                 (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Special Servicer, any
other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided, that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the
Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate
Registrar. The Depositor, the Master Servicer and the Special Servicer, shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the
Certificate Registrar as to the information set forth in the Certificate
Register.

                 (b) No transfer of any Non-Registered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the
Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto.

         Notwithstanding the foregoing, transfers of a beneficial interest in any Class (or portion thereof) of Non-Registered Certificates (other than the
Residual Certificates) in accordance with the rules and procedures of the
Depository applicable to transfers by its respective participants will be permitted if such transfer is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act.

                                      230

         None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any
Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate
Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                 (c) (i) No transfer of a Senior Certificate or a Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificate or
any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1)
such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, and at the time of such transfer, such
Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (as such term is defined in United States Department of Labor
Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                     (ii) No transfer of a Residual Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan. No transfer of a Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q
Certificate or any interest therein shall be made (A) to any Plan or (B) to any
Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan unless the prospective transferee of any such Certificate or any interest therein provides a certification of facts to the Depositor, the
Master Servicer and the Trustee substantially to the effect that (or, if such
Certificate is not in certificated form, will be deemed to represent that) the purchase of such Certificate by or on behalf of, or with "plan assets" of, such
Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met:
(1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1)
of Regulation D of the Securities Act, (2) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (3) the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of the acquisition of such
Certificates. Any purchaser of a Class J, Class K, Class L, Class M, Class N,
Class O, Class P or Class Q Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not a
Plan and is not purchasing such Certificates by or on behalf of,

                                      231

or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. The Trustee may require that any prospective transferee of a Certificate that is held as a
Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative have been satisfied. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership
Interests in any Certificates that are in the form of a Book-Entry Certificate.

                 (d) (i) Each Person who has or who acquires any Ownership
Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each
Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
Interest in a Residual Certificate shall be a Permitted Transferee and a United
States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the
Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any
Person that is not a Permitted Transferee, that for so long as it retains its
Ownership Interest in a Residual Certificate, it will endeavor to remain a
Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
Affidavit and Agreement by a proposed Transferee under clause (B) above, if the
Trustee has actual knowledge that the proposed Transferee is not a Permitted
Transferee or is not a United States

                                      232

Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
Interest in a Residual Certificate shall agree (1) to require a Transfer
Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2)
not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United
States Person.

                           (E) Each Person holding or acquiring an Ownership
Interest in a Residual Certificate, by purchasing an Ownership Interest in such
Certificate, agrees to give the Trustee written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
Interest in a Residual Certificate, if it is, or is holding an Ownership
Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                     (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d)
or if any Holder of a Residual Certificate shall lose its status as a Permitted
Transferee or a United States Person, then the last preceding Holder of such
Residual Certificate that was in compliance with the provisions of this Section
5.02(d) shall be restored, to the extent permitted by law, to all rights as
Holder thereof retroactive to the date of registration of such Transfer of such
Residual Certificate. None of the Trustee, the Master Servicer, the Special
Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such
Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
of a Residual Certificate in violation of the restrictions in this Section
5.02(d), or if any Holder of a Residual Certificate shall lose its status as a
Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual
Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the
Holder or any prior Holder of such Residual Certificate, to sell such Residual
Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such
Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such non-complying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                                      233

                     (iii) The Trustee shall make available to the Internal
Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a
Permitted Transferee, including the information described in Treasury
Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the
"excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The
Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

                     (iv)  The provisions of this Section 5.02(d) set forth
prior to this subsection (iv) may be modified, added to or eliminated; provided, that there shall have been delivered to the Trustee and the Depositor the following:

                           (A) written notification from each Rating Agency to
the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance
satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y)
be subject to an entity-level tax caused by the Transfer of any Residual
Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a
Permitted Transferee.

                 (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate
Registrar maintained for such purpose, the Trustee shall execute and the
Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same
Class of a like aggregate Percentage Interest.

                 (f) At the option of any Holder, its Certificates may be
exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

                 (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                                      234

                 (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

                 (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate
Registrar shall hold such canceled Certificates in accordance with its standard procedures.

                 (j) Upon request, the Certificate Registrar shall provide the
Master Servicer, the Special Servicer and the Depositor with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing January 1, 2005.

         Section 5.03 Book-Entry Certificates.

                 (a) Each Class of Certificates other than the Residual
Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection
(c) below, transfer of such Certificates may not be registered by the
Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with
Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) below shall not be entitled to definitive, fully registered Certificates
("Definitive Certificates") in respect of such Ownership Interests. The Trustee shall not have any responsibility to monitor or restrict the transfer of
Ownership Interests in any Book-Entry Certificate. All transfers by Certificate
Owners of their respective Ownership Interests in the Book-Entry Certificates
shall be made in accordance with the procedures established by the Depository
Participant or brokerage firm representing such Certificate Owner. Each
Depository Participant shall only transfer the Ownership Interests in the
Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                 (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

                 (c) If (i)(A) the Depositor advises the Trustee and the
Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities

                                      235

with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the
Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners
requesting the same. Upon surrender to the Certificate Registrar of the
Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable Definitive Certificates to the
Certificate Owners identified in such instructions. None of the Depositor, the
Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar
shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Registered Certificates held in book-entry form, the registered holders of such Definitive Certificates shall be recognized as
Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the
Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new
Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate
Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.05 Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                                      236

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

         Section 6.01 Liability of the Depositor, the Master Servicer and the
Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         Section 6.02 Merger, Consolidation or Conversion of the Depositor, the
Master Servicer and the Special Servicer; Assignment of Rights and Delegation of
Duties by the Master Servicer and the Special Servicer.

                 (a) Subject to subsection (b) below, the Depositor, the Master
Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans,
any Serviced Companion Loan and to perform its respective duties under this
Agreement.

                 (b) The Depositor, the Master Servicer and the Special Servicer
may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master
Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer,
shall be the successor of the Depositor, the Master Servicer and the Special
Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that (i) with respect to the
Master Servicer or the Special Servicer, such Person is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates or any applicable Serviced Companion Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

                 (c) Notwithstanding anything else in this Section 6.02 and
Section 6.04 to the contrary, the Master Servicer and the Special Servicer may assign all of its rights and delegate all of its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans, each Serviced Companion
Loan and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the
Master Servicer or the Special Servicer, as the case may be, under this
Agreement; provided, further, that such assignment or delegation will not result in the

                                      237

downgrade, qualification or withdrawal of the then-current ratings of the
Classes of Certificates or any Serviced Companion Loan Securities that have been rated (as evidenced by a Rating Agency Confirmation). In the case of any such assignment and delegation, the Master Servicer or the Special Servicer, as the
case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, the Master Servicer may, in its sole discretion, appoint Sub-Servicers in accordance with Section 3.23 hereof and each of the
Master Servicer and Special Servicer, in its sole discretion, may appoint independent contractors or agents to perform select duties thereof; provided, that neither the Master Servicer nor the Special Servicer shall be relieved from such duties solely by virtue of such appointment.

         Section 6.03 Limitation on Liability of the Depositor, the Master
Servicer, the Special Servicer and Others.

         None of the Depositor, the Master Servicer, the Special Servicer or any
of the directors, officers, employees or agents of the Depositor, the Master
Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the
Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the
Depositor, the Master Servicer or the Special Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such
Person's willful misfeasance, bad faith or negligence in the performance of such
Person's duties hereunder or by reason of such Person's negligent disregard of obligations and duties hereunder.

         In no event shall the Master Servicer or Special Servicer be liable for any determination made by the Majority Certificateholder of the Controlling
Class pursuant to paragraph (3) of the definition of Specially Serviced Mortgage
Loan.

         None of the Depositor, the Master Servicer or the Special Servicer
shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any ultimate expense or liability; provided, however, that the
Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any

                                      238

such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer
shall be entitled to be reimbursed therefor out of amounts attributable to the
Mortgage Loans on deposit in the Certificate Account as provided by Section
3.05(a); provided, however, that if such action, proceeding, hearing or examination relates to a Serviced Whole Loan, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial
Account and then shall be payable out of the Certificate Account if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to a Serviced Companion Loan. The fact that any related legal action was instituted by or against the holder of a Serviced Companion Loan shall not be conclusive evidence that such expenses, costs or liabilities are solely attributable thereto.

         Section 6.04 Depositor, Master Servicer and Special Servicer Not to
Resign.

         Subject to the provisions of Section 6.02, none of the Depositor, the
Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master
Servicer or the Special Servicer, as the case may be, in accordance with Section
7.02.

         Section 6.05 Rights of the Depositor in Respect of the Master Servicer
and the Special Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer
and is not obligated to supervise the performance of the Master Servicer or the
Special Servicer under this Agreement or otherwise.

         Section 6.06 [Reserved]

         Section 6.07 Certain Matters Relating to the Non-Serviced Mortgage
Loans.

         With respect to each Non-Serviced Mortgage Loan, each related Other
Servicer, Other Special Servicer, Other Depositor and Other Trustee, and any of
their respective directors,

                                      239

officers, employees or agents (collectively, the "Other Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to such
Non-Serviced Mortgage Loan under the related Other Pooling and Servicing
Agreement or this Agreement (but excluding any such losses allocable to the related Non-Serviced Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification will not extend to any losses, liabilities or expenses incurred by reason of any
Other Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations or duties under the related Other Pooling and Servicing Agreement.

                                  ARTICLE VII

                                     DEFAULT

         Section 7.01 Events of Default.

                 (a) "Event of Default," wherever used herein, means any one of the following events:

                     (i) (A) any failure by the Master Servicer to make a
required deposit, or the Special Servicer to remit to the Master Servicer for deposit, as applicable, to the Certificate Account or the Serviced Whole Loan
Custodial Account, or any failure by the Master Servicer to make a deposit to the applicable Serviced Whole Loan Custodial Account, in each case which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution
Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;
or

                     (ii) any failure by the Special Servicer to deposit into,
or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

                     (iii) any failure by the Master Servicer to timely make any
Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) fifteen (15) days following the date such Servicing Advance was first required to be made, and (B)
either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing
Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

                                      240

                     (iv) any failure on the part of the Master Servicer or the
Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special
Servicer contained in this Agreement which continues unremedied for a period of
30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
Servicer, as the case may be, by the Trustee or the Depositor, or to the Master
Servicer or the Special Servicer, as the case may be by the Holders of
Certificates entitled to not less than 25% of the Voting Rights or by any affected Serviced Companion Loan Holder; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or
Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 30 days; or

                     (v) any breach on the part of the Master Servicer or the
Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of
Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer by the
Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as
the case may be, by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

                     (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                     (vii) the Master Servicer or the Special Servicer shall
consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                     (viii) the Master Servicer or the Special Servicer shall
admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                     (ix) the Trustee shall have received written notice from
Fitch that the continuation of the Master Servicer or the Special Servicer in
such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

                                      241

                     (x) the Master Servicer or the Special Servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by Standard &
Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal and the
Master Servicer or the Special Servicer is not reinstated on such list within 30 days; or

                     (xi) with respect to any Serviced Companion Loan, the
Trustee shall have received written notice from any rating agency that rates any related Serviced Companion Loan Securities that the continuation of the Master
Servicer or the Special Servicer in such capacity for such Serviced Companion
Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to any such related Serviced Companion Loan
Securities and such notice is not withdrawn within 30 days (it being understood that the occurrence of any event described in this clause (xi) shall give rise to an Event of Default solely with respect to the Houston Center Whole Loan).

         Notwithstanding the foregoing, any failure to remit funds with respect to a Non-Serviced Mortgage Loan will only be an Event of Default of the Master
Servicer or the Special Servicer, as applicable, to the extent that such funds are received from the GE 2004-C3 Master Servicer.

                 (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of
Certificates entitled to at least 51% of the Voting Rights, or, to the extent that it is affected by such Event of Default, a holder of a Serviced Companion
Loan, the Trustee shall, terminate, by notice in writing to the Defaulting
Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans, the Serviced Whole Loan and the
proceeds thereof (other than any rights of the Defaulting Party as
Certificateholder and rights pursuant to Section 3.11 and Section 6.03). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the
Mortgage Loans or the Serviced Whole Loan or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Serviced Companion Loans
and related documents, or otherwise. The Master Servicer and the Special
Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or any other successor Master Servicer or Special Servicer with all documents and records requested by it to enable it to assume the Master Servicer's or Special
Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or any other successor Master Servicer or Special Servicer in effecting the termination of the Master

                                      242

Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two (2)
Business Days to the Trustee or any other successor Master Servicer or Special
Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Certificate Account, any Serviced Whole Loan Custodial Account, the
Distribution Account, any REO Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans, Serviced Companion Loans or any REO
Property; provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination.

                 (c) Notwithstanding Section 7.0l(b), if any Event of Default on
the part of the Master Servicer or the Special Servicer occurs that affects the
Houston Center Whole Loan or any Serviced Companion Loan Securities related to the Houston Center Companion Loans to the extent they are subsequently securitized pursuant to a Serviced Companion Loan Securitization Agreement, then the trustee appointed under the applicable Serviced Companion Loan
Securitization Agreement shall be entitled to direct the Trustee, and the
Trustee shall be entitled, to terminate all of the rights and obligations of the
Master Servicer or the Special Servicer, as applicable, under this Agreement, but solely to the extent such rights and obligations relate to the Houston
Center Whole Loan, and the Trustee shall appoint a replacement master servicer or special servicer, as applicable, selected by the trustee under the related
Serviced Companion Loan Securitization Agreement, but solely with respect to the
Houston Center Whole Loan, that meets the eligibility requirements of Section
7.02 and the eligibility requirements of any Serviced Companion Loan
Securitization Agreement; provided, with respect to termination of the defaulting Special Servicer, the Other Trustee shall only be entitled to direct the Trustee to terminate the defaulting Special Servicer if the Special Servicer has not already been terminated during the period that is thirty (30) days following any cure period that the defaulting Special Servicer may have under the terms of this Agreement. Any appointment of a replacement master servicer or special servicer in accordance with this Section 7.01(c) shall be subject to the receipt of a Rating Agency Confirmation.

         Section 7.02 Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master
Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special
Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency
Advances; provided, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer
                                      243

pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or Serviced Companion Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and
Special Servicing Fee and all funds relating to the Mortgage Loans, each
Serviced Companion Loan which the Master Servicer or the Special Servicer (other than any Workout Fees owed pursuant to Section 3.11(c)) would have been entitled to charge to the Certificate Account, any Serviced Whole Loan Custodial Account
or the Distribution Account if the Master Servicer or the Special Servicer had
continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the
Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if the Trustee is not approved as a master servicer or special servicer, as the case may be, by each Rating Agency rating the
Certificates or any Serviced Companion Loan Securities, promptly appoint any
FNMA or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each such Rating
Agency (as evidenced by Rating Agency Confirmation), as the successor to the
Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the
Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The
Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor servicer by the Trust within 60 days of the Trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the Trust Fund shall be deemed to be an Additional Trust Fund
Expense.

         Section 7.03 Notification to Certificateholders.

                 (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Serviced
Companion Loan Holder.

                 (b) Not later than the later of (i) 60 days after the
occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an

                                      244

event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders and to each Serviced Companion Loan
Holder and notice of such occurrence, unless such default shall have been cured.

         Section 7.04 Waiver of Events of Default.

         The Holders of Certificates representing at least 66-2/3% of the Voting
Rights allocated to the Classes of Certificates affected by any Event of Default may waive such Event of Default together with the required percentage (under the related Serviced Companion Loan Securitization Agreement) of holders of Serviced
Companion Loan Securities (if they are adversely affected by such Event of
Default); provided, however, that an Event of Default under clause (i) or (ii)
of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes, together with the holders of 100% of the voting rights of each affected series of Serviced Companion Loan Securities. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to the same Voting
Rights with respect to the matters described above as they would if any other
Person held such Certificates.

                                  ARTICLE VIII

                     CONCERNING THE TRUSTEE AND THE SERVICED
                             WHOLE LOAN PAYING AGENT

         Section 8.01 Duties of the Trustee.

                 (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                 (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

                                      245

                 (c) No provision of this Agreement shall be construed to
relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                     (i) Prior to the occurrence of an Event of Default, and
after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this
Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                     (ii) The Trustee shall not be personally liable for an
error of judgment made in good faith by a Responsible Officer or Responsible
Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (iii) The Trustee shall not be personally liable with
respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least
25% (or other percentage specified in this Agreement) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         Section 8.02 Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.01:

                 (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith and the expense of such consultation with counsel shall be reimbursable under Section
8.05(b) hereof;

                 (c) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this
Agreement, unless such Certificateholders shall have offered to the Trustee, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or

                                      246

otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the
Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the
Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                 (f) The Trustee may execute any of the trusts or powers
hereunder or perform any duties hereunder either directly or by or through agents, provided, that the Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

                 (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the
Corporate Trust Office, and such notice references the Certificates or this
Agreement; and

                 (h) The Trustee shall not be responsible for any act or
omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer, as the case may be) or of the
Depositor or any other person.

         Section 8.03 Trustee Not Liable for Validity or Sufficiency of
Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the
Trustee in Sections 2.02, 2.05, 2.07 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee shall not assume responsibility for their correctness. The
Trustee shall not make

                                      247

any representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust
Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the
Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the
Special Servicer, and accepted by the Trustee in good faith, pursuant to this
Agreement.

         Section 8.04 Trustee May Own Certificates.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee.

         Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

                 (a) Monthly, the Trustee shall be entitled to withdraw the
Trustee Fee from the Distribution Account pursuant to Section 3.05(b) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the
Trustee. On or prior to the Distribution Date in each month, the Trustee shall be entitled to withdraw and pay itself from amounts then on deposit in the
Distribution Account an amount equal to the then unpaid Trustee Fees.

                 (b) The Trustee and any director, officer, employee or agent of the Trustee, as applicable, shall be indemnified and held harmless by the Trust
Fund (to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, that none of the Trustee or any of the other above specified Persons, shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the
Trustee in the normal course of the Trustee's performing their routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv)
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the
Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                                      248

         Section 8.06 Eligibility Requirements for Trustee.

                 (a) The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United
States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated not less than "AA-" by
Standard & Poor's (or "A+" if the short-term unsecured debt rating of the
Trustee is at least "A-1" by Standard & Poor's) and "AA-" by Fitch (or "A+" if
the short-term unsecured debt rating of the Trustee is at least "F-1" by Fitch and the short-term unsecured debt obligations of the Trustee shall at all times be rated not less than "A-1" by Standard & Poor's or, in each case, such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by the applicable Rating Agency. In case at any time the
Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06(a), the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least
$100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them or the Trustee appoints a fiscal agent, and if in light of such agreement or such appointment, the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates or any Serviced Companion Loan Securities, then upon the execution and delivery of such agreement or the effectiveness of such appointment, the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating
Agencies to the Certificates or any Serviced Companion Loan Securities is
adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master
Servicer, the Special Servicer and their respective Affiliates.

                 (b) The Trustee shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the
Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         Section 8.07 Resignation and Removal of the Trustee.

                 (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, all Certificateholders and the Serviced
Companion Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the

                                      249

resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Non-Serviced
Mortgage Loan Service Providers, the Certificateholders and the Serviced
Companion Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicer, the Special Servicer, the Certificateholders and the Serviced
Companion Loan Holders by the Depositor.

                 (c) The Holders of Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Serviced Companion Loan Holders by the
Master Servicer.

                 (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08. Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of compensation and reimbursement for services rendered and expenses incurred
(including without limitation unreimbursed Advances and interest thereon made thereby) accrued or payable up to and including the effective date of such termination, at such times and from such sources as if the predecessor Trustee had not resigned or been removed.

         Section 8.08 Successor Trustee.

                 (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer
and

                                      250

the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                 (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                 (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of such appointment to the Depositor, the Certificateholders, the Non-Serviced Mortgage
Loan Service Providers and the Serviced Companion Loan Holders.

         Section 8.09 Merger or Consolidation of Trustee.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee shall be the successor of the
Trustee hereunder; provided, such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee.

                 (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the
Master Servicer and the Trustee may consider necessary or desirable. If the
Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the
Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of
Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                 (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be

                                      251

incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the
Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the
Trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                 (d) Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

         Section 8.11 Appointment of Custodians.

                 (a) The Trustee may, with the consent of the Master Servicer and the Majority Certificateholder of the Controlling Class, appoint one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall maintain and keep in full force and effect throughout the term of this Agreement a fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with its activities under this Agreement in the amount of coverage customary for custodians acting in such capacity, and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the
Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                 (b) Any Custodian appointed by the Trustee under this Agreement shall not assign any of its rights or delegate any of its duties under this
Agreement to any other Person

                                      252

without the prior written consent of the Depositor and the Majority
Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         Section 8.12 Access to Certain Information.

                 (a) On or prior to the date of the first sale of any
Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered
Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the
Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the
Master Servicer) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder, Certificate Owner or prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder, Certificate Owner or prospective transferee of a Non-Registered Certificate or interest therein, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all reports required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D)
all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared by the
Master Servicer or Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12, (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the
Master Servicer or Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged
Property and financial statements of the related Mortgagor collected by the
Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.12, (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective
Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the
Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.21 (but only for so long as the affected Mortgage Loan is part of the
Trust Fund), (I) copies of any Appraisals required or permitted to be performed pursuant to the terms of this Agreement and delivered to the Trustee, and (J)
any and all Officer's Certificates and other evidence delivered to or retained by the Trustee to support the Master Servicer's, Special Servicer's, Trustee's determination that any Advance was or, if made, would be a Nonrecoverable
Advance. Copies of any and all of the foregoing items will be available from the
Trustee upon written request; however, the Trustee shall be permitted to require from the

                                      253

requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of
Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such
Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All
Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(a), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(a).

                 (b) The Trustee shall provide or cause to be provided to the
Depositor, the Master Servicer, and the Special Servicer, and to the Office of
Thrift Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans, the Serviced Companion Loans and the
Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

         Section 8.13 Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer
and the Depositor, as of the Closing Date, that:

                     (i) The Trustee is a national banking association duly
organized, validly existing and in good standing under the laws of the United
States of America.

                     (ii) The execution and delivery of this Agreement by the
Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                     (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer and the Depositor,
constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other

                                      254

laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                     (iv) The Trustee is not in default with respect to any
order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which default, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

                     (v) No litigation is pending or, to the best of the
Trustee's knowledge, threatened against the Trustee which would prohibit the
Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                     (vi) No consent, approval, authorization or order of,
registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Trustee with this Agreement, or the consummation by the Trustee of any transaction contemplated hereby, other than
(1) such consents, approvals, authorization, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on performance by the Trustee under this Agreement.

         Section 8.14 Filings with the Securities and Exchange Commission.

                 (a) Each of the Trustee, the Master Servicer and the Special
Servicer shall reasonably cooperate with the Depositor in connection with the
Trust Fund's satisfying the reporting requirements under the Exchange Act. Based on information furnished to it by the Master Servicer and the Depositor (in an
80 column unformatted electronic format acceptable to the Trustee), the Trustee will prepare on behalf of the Trust Fund, Forms 8-K and 10-K customary for similar securities and any other such periodic reports required to be filed under the provisions of the Exchange Act, and the Rules and Regulations of the
Commission thereunder and file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor. Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission),
commencing in 2006, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Any Form
10-K filed with the Commission in connection with this Section 8.14 shall include a certification, signed by the senior officer of the Depositor, in the form attached as Exhibit M-1 hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with
Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. The Form 10-K Certification shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Depositor hereby grants to the

                                      255

Trustee a limited power of attorney to execute and file each such Form 10-K on behalf of the Depositor; provided that the Trustee shall not execute and file such Form 10-K without the consent of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the
Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the
Commission does not accept a Form 10-K Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the
Depositor shall sign such form. In connection with the Form 10-K Certification, the Trustee shall provide the Depositor with a back-up certification substantially in the form attached hereto as Exhibit M-2, and each of the Master
Servicer and the Special Servicer shall provide the Depositor with a back-up certification substantially in the form attached hereto as Exhibit M-3. Each such certification shall be delivered to the Depositor by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, with respect to each Houston Center Companion Loan subject to a
Serviced Companion Loan Securitization Agreement, on or before March 15th of each year with respect to which a Form 10-K is filed by the related Other
Trustee for such commercial mortgage securitization, the Master Servicer and the
Special Servicer, shall provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a certification substantially in the form attached hereto as Exhibit M-3 (which shall address the matters contained in such form, but solely with respect to the applicable Houston Center Companion Loan) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely. Such Form 10-K shall include as exhibits the Master
Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. In addition, the Master Servicer shall cause each sub-servicing agreement relating to the sub-servicing of a Mortgage Loan or Serviced Whole Loan to provide that no later than ten (10) days prior to the date on which the Trustee has indicated
its intention to file any Form 10-K with respect to the Trust, the related sub-servicer shall execute to each certifying party and certifying officer a certification (a "Sub-Servicer Backup Certification") substantially in the form attached hereto as Exhibit M-4. In addition, the sub-servicing agreement applicable to the Houston Center Whole Loan, if any, shall require the related sub-servicer to provide the depositor who signs the Sarbanes-Oxley certification pursuant to the related Serviced Companion Loan Securitization Agreement that governs the applicable Houston Center Companion Loan with a Sub-Servicer Backup
Certification upon which such person can rely and on the date set forth in the preceding sentence (but in the year in which the depositor who signs such
Sarbanes-Oxley certification pursuant to the related pooling and servicing agreement that governs the Houston Center Companion Loans signs such
Sarbanes-Oxley certification). If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with the
Exchange Act and the Rules and Regulations of the Commission, timely file a Form
15 Suspension Notification with respect to the Trust Fund.

                                      256

                 (b) Each of the Trustee, the Master Servicer and the Special
Servicer shall severally and not jointly indemnify and hold harmless the
Depositor and its officers, directors, employees, agents and Affiliates from and against any and all loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any breach of any obligations of the Trustee, the Master
Servicer or the Special Servicer, as applicable, under this Section 8.14 or the negligence, bad faith or willful misconduct of the Trustee, the Master Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this
Section 8.14 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master
Servicer's obligations under this Section 8.14 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii)
the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.14 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

                 (c) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer and Special Servicer a copy of any such executed report, statement or information.

                 (d) This Section 8.14 may be amended in accordance with this
Agreement without the consent of the Certificateholders.

         Section 8.15 [Reserved].

         Section 8.16 [Reserved].

         Section 8.17 Serviced Whole Loan Paying Agent.

                 (a) The Serviced Whole Loan Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

                 (b) No provision of this Agreement shall be construed to
relieve the Serviced Whole Loan Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Serviced Whole Loan Paying Agent shall be determined solely by the express provisions of this Agreement, the
Serviced Whole Loan Paying Agent shall not be liable except for the performance of such duties

                                      257

and obligations, no implied covenants or obligations shall be read into this
Agreement against the Serviced Whole Loan Paying Agent and, in the absence of bad faith on the part of the Serviced Whole Loan Paying Agent, the Serviced
Whole Loan Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Serviced Whole Loan Paying Agent by any Person and
which on their face do not contradict the requirements of this Agreement.

                 (c) [Reserved]

                 (d) The Serviced Whole Loan Paying Agent and any of its
directors, officers, employees or agents shall be indemnified and held harmless by the Serviced Companion Loan Holders, as applicable (to the extent the losses, liabilities, damages, claims and expenses related to a Serviced Companion Loan), to the extent of amounts in the related Serviced Whole Loan Custodial Account allocable to such Serviced Companion Loans against any and all losses, liabilities, damages or claims incurred in connection with any legal action relating to this Agreement or unanticipated "out-of-pocket" expenses (other than the expense of any employee's compensation and any expense allocable to the
Serviced Whole Loan Paying Agent's overhead, but including reasonable attorney's fees) arising in respect of this Agreement other than those resulting from the negligence, bad faith or intentional misconduct of the Serviced Whole Loan
Paying Agent.

                 (e) Any notice, certificate, certification or other information delivered or provided to the Trustee hereunder, to the extent such information is also required to be delivered or provided to the Serviced Whole Loan Paying
Agent hereunder, shall be deemed to also be delivered to the Serviced Whole Loan
Paying Agent at such time.

                 (f) This Section shall survive the termination of this
Agreement or the resignation or removal of the Serviced Whole Loan Paying Agent, as regards rights accrued prior to such resignation or removal.

         Section 8.18 Serviced Whole Loan Holder Register.

         The Serviced Whole Loan Paying Agent shall maintain a register (the
"Serviced Whole Loan Holder Register") on which it will record the names and addresses of the Serviced Companion Loan Holders and wire transfer instructions for such Serviced Companion Loan Holders from time to time, to the extent such information is provided in writing to it by such Serviced Companion Loan Holder.
Each Serviced Companion Loan Holder has agreed to inform the Serviced Whole Loan
Paying Agent of its name, address, taxpayer identification number and wiring instructions and of any transfer thereof (together with any instruments of transfer).

         In no event shall the Serviced Whole Loan Paying Agent be obligated to pay any party the amounts payable to a Serviced Companion Loan Holder hereunder other than the party listed as the applicable Serviced Companion Loan Holder on the Serviced Whole Loan Holder Register. In the event that a Serviced Companion
Loan Holder transfers the related Serviced Companion Loan without notice to the
Serviced Whole Loan Paying Agent, the Serviced Whole

                                      258

Loan Paying Agent shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

         The Serviced Whole Loan Paying Agent shall promptly provide the names and addresses of any Serviced Companion Loan Holder to any party hereto or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The
Serviced Whole Loan Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage
Loans.

                 (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as set forth herein) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan
Holders, if any, of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the Majority Certificateholder of
the Controlling Class, the Special Servicer or the Depositor pursuant to subsection (b), of all Mortgage Loans, each REO Loan related to the Mortgage
Loans and each REO Property remaining in REMIC I at a price (to be determined as of the end of the Collection Period for the anticipated Final Distribution Date)
equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in
REMIC I, plus (B) the fair market value, as determined by the Special Servicer, of each REO Property, if any, included in REMIC I; (C) with respect to an "REO
Loan" (as defined in the applicable Other Pooling and Servicing Agreement)
related to a Non-Serviced Mortgage Loan, the pro rata portion, if any, of the fair market value of the such Non-Serviced Mortgage Loan (based on an appraisal conducted by the related Other Special Servicer regarding the related property owned by the related Other Trustee on behalf of the owners thereof), based on the aggregate outstanding principal balances of such Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loans minus (D) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (ii) the exchange by the Remaining Certificateholder pursuant to subsection (f) below, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I;
provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                 (b) The Majority Certificateholder of the Controlling Class,
the Special Servicer and the Master Servicer or the Depositor each may, at its option, elect to purchase all of

                                      259

the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Majority Certificateholder of the
Controlling Class, the Special Servicer and the Master Servicer or the Depositor
may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the
Mortgage Loans and any REO Loans remaining in the Trust Fund at the time of such election is less than 1% of the aggregate Cut-off Date Principal Balance of the
Mortgage Loans set forth in the Preliminary Statement. Such option shall be exercisable by each such Person in the priority in which such Person is listed in the immediately foregoing sentence. In the event that the Majority
Certificateholder of the Controlling Class, the Special Servicer and the Master
Servicer or the Depositor purchases all of the Mortgage Loans and each REO
Property remaining in REMIC I in accordance with the preceding sentence, the
Majority Certificateholder of the Controlling Class, the Special Servicer, the
Master Servicer or the Depositor, as applicable, shall deposit in the
Distribution Account not later than the Master Servicer Remittance Date relating to the Final Distribution Date an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof that would be payable to any Person other than the Certificateholders pursuant to Section
3.05(a) or 3.05(e) if on deposit in the Certificate Account or the Serviced
Whole Loan Custodial Account, as applicable, which portion shall be deposited in the Certificate Account or the Serviced Whole Loan Custodial Account, as
applicable). In addition, the Master Servicer shall (i) transfer to the
Distribution Account all amounts required to be transferred thereto on such
Master Servicer Remittance Date from the Certificate Account pursuant to the second paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution.
Upon confirmation that such final transfers have been made, the Trustee shall release or cause to be released to the Majority Certificateholder of the
Controlling Class, the Special Servicer, the Master Servicer or the Depositor,
as applicable, the Mortgage Files for the remaining Mortgage Loans and any
Reserve Funds and Escrow Payments in any Reserve Accounts or Servicing Account,
as applicable, and shall execute all assignments, endorsements and other instruments furnished to it by the Majority Certificateholder of the Controlling
Class, the Special Servicer, the Master Servicer or the Depositor, as
applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I. All Servicing Files for the remaining
Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

                 (c) Notice of any termination shall be given promptly by the
Trustee by letter to Certificateholders and the Serviced Companion Loan Holders
and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with the Master Servicer's, the Majority Certificateholder of the Controlling
Class's or the Depositor's purchase of all of the Mortgage Loans and each REO
Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the
Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated.

                                      260

                 (d) Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class to which the Certificates so presented and surrendered belong. Amounts on deposit in the Distribution Account as of the Final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii) through (viii) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in
Section 4.01. Any funds in the Distribution Account not distributed on such
Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with the last paragraph of Section 4.01(g).

                 (e) For purposes of this Section 9.01, the Remaining
Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection (f) below, and then the Master Servicer, and then the
Depositor, in each of the last two cases, pursuant to subsection (b).

                 (f) Following the date on which the aggregate Certificate
Balance of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and
Class H Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X
Certificates, (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Remaining Certificateholder elects to exchange all of its
Certificates, including the Class X Certificates, (other than the Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining
Certificateholder, not later than the Final Distribution Date, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special
Servicer and the Trustee hereunder through the date of the liquidation of the
Trust Fund that may be withdrawn from the Certificate Account, but only to the extent that such amounts are not already on deposit in the Certificate Account.
Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates by the Remaining Certificateholder on the Final Distribution Date, the Trustee shall, upon receipt of a Request for
Release from the Master Servicer, release or cause to be released to the
Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer and the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns) shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the
Remaining Certificateholder shall be deemed to have purchased the assets of
REMIC I for an amount equal to the remaining

                                      261

Certificate Balance of its remaining Certificates (other than the Residual
Certificates), plus accrued and unpaid interest with respect thereto, and the
Trustee shall credit such amounts against amounts distributed in respect of such
Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

         Section 9.02 Additional Termination Requirements.

                 (a) In the event the Master Servicer, the Majority
Certificateholder of the Controlling Class, or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I, or the Remaining
Certificateholder exchanges all of its Certificates, as provided in Section
9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Majority Certificateholder of the Controlling Class,
the Special Servicer or the Depositor, or the Remaining Certificateholder, as
the case may be, obtains at its own expense and delivers to the Trustee an
Opinion of Counsel, addressed to the Depositor, the Master Servicer and the
Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or
REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or
REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                     (i) the Trustee shall specify the first day in the 90-day
liquidation period in a statement attached to the final Tax Return for each of
REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

                     (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Majority
Certificateholder of the Controlling Class, the Special Servicer or the
Depositor, as applicable, for cash; and

                     (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual
Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

                 (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of
REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                      262

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

         Section 10.01 REMIC Administration.

                 (a) The Trustee shall make an election to treat each of REMIC
I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular
Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of
Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are
hereby designated as the "regular interests" (within the meaning of Section
860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section
860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Certificates are
hereby designated as the "regular interests" (within the meaning of Section
860G(a)(1) of the Code) and the Class R-III Certificates will be the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The Master Servicer, the Special Servicer and the Trustee shall not (to the extent within the control of each) permit the creation of any
"interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC
II or REMIC III other than the Certificates.

                 (b) The Closing Date is hereby designated as the "startup day"
of each of REMIC I, REMIC II and REMIC III within the meaning of Section
860G(a)(9) of the Code.

                 (c) The Trustee, as agent for the tax matters person of each of
REMIC I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii)
represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section
3.05(a) unless such legal expenses and costs are incurred by reason of the
Trustee's willful misfeasance, bad faith or negligence or otherwise payable by the Trustee pursuant to Section 10.01(g)(i). In the case of each of REMIC I,
REMIC II and REMIC III, the Holder of Residual Certificates representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary
Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of such
REMIC. By its acceptance thereof, the Holder of Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

                                      263

                 (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to the Grantor Trust and each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                 (e) The Trustee shall provide (i) to any Transferor of a
Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a Permitted Transferee as provided in Section 5.02(d)(iii), (ii) to the
Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I,
REMIC II and REMIC III.

                 (f) The Trustee shall take such actions and shall cause each
REMIC created hereunder to take such actions as are reasonably within the
Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC
Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) adversely affect the status of
REMIC I, REMIC II or REMIC III as a REMIC or (ii) result (subject to the following sentence) in the imposition of a tax upon REMIC I, REMIC II or REMIC
III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC
Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of
REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the
Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder adversely affect such status or, unless the Master Servicer, the Trustee, or the
Special Servicer, as applicable (or other Person acceptable to the Trustee), determines that the monetary exposure to REMIC I, REMIC II and REMIC III is not material and in its sole discretion agrees to indemnify, to the extent reasonably acceptable to the Trustee, the Trust Fund against the imposition of such tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC
Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this
Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse
REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an
Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its

                                      264

control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

                 (g) In the event that any tax is imposed on "prohibited
transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2)
of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or
REMIC III as defined in Section 860G(c) of the Code, or on any contributions to
REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to
Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section
3.17(a)) against amounts on deposit in the Distribution Account as provided by
Section 3.05(b).

                 (h) The Trustee shall, for federal income tax purposes,
maintain books and records with respect to each of REMIC I, REMIC II and REMIC
III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                 (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                 (j) None of the Master Servicer, the Special Servicer or the
Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the
Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                 (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information
Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of
Collateralized Debt Obligations" for each of REMIC I, REMIC II and REMIC III.

                 (l) None of the Trustee, the Master Servicer, or the Special
Servicer shall sell, dispose of or substitute for any of the Mortgage Loans
(except in connection with (i) the default, imminent default or foreclosure of a
Mortgage Loan, including but not limited to, the acquisition or sale of a
Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by

                                      265

Section 2.03 or Section 3.18 of this Agreement) or acquire any assets for the
Trust Fund or sell or dispose of any investments in the Certificate Account, the
Distribution Account, any Serviced Whole Loan Custodial Account or the REO
Account for gain, or accept any contributions to the Trust Fund after the
Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or, (b) subject to Section
10.01(f), cause REMIC I, REMIC II or REMIC III to be subject to a tax on
"prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee
to Cooperate.

                 (a) The Depositor shall provide or cause to be provided to the
Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the
Certificates.

                 (b) The Master Servicer, the Special Servicer and the Depositor
shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

         Section 10.03 Grantor Trust Administration.

                 (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

                 (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(e) or (f)).

                 (c) The Trustee shall prepare, sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Trustee or its designee such information with respect to the Grantor
Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.03. Without limiting the generality of the foregoing, the Depositor, within ten days following the
Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the
Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.03 shall be subject to the condition that it receives from the Depositor such

                                      266

information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

                 (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

                 (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Master Servicer and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Trustee's, the Master Servicer's or the Special
Servicer's possession or control). None of the Trustee, Master Servicer, the
Special Servicer shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the
Grantor Trust Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Grantor Trust as a grantor trust under the
Grantor Trust Provisions (any such adverse effect on grantor trust status, an
"Adverse Grantor Trust Event"), unless the Trustee has obtained or received an
Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event.
None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the
Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. Notwithstanding any provision of this
Agreement to the contrary, the Grantor Trust Assets shall not be subject to any expenses, costs or other charges that are attributable to the assets or activities of REMIC I, REMIC II or REMIC III.

                 (f) If any tax is imposed on the Grantor Trust, such tax,
together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees) shall be charged to and paid by: (i)
the Special Servicer, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Special
Servicer of any of its obligations under Article III or this Section 10.03; (ii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Section
10.03; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.03; or (iv) the portion of the Trust Fund constituting the Grantor
Trust in all other instances.

                                      267

                 (g) The Trustee shall, for federal income tax purposes,
maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

                 (h) The Trustee shall respond to reasonable written requests for information in relation to income tax reporting by Certificateholders.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Amendment.

                 (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the
Serviced Companion Loan Holders:

                     (i) to cure any ambiguity,

                     (ii) to correct, modify or supplement any provisions herein which may be inconsistent with any other provisions herein or to correct any error,

                     (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of (A) REMIC I, REMIC II or REMIC III as a REMIC at all times that any
Certificate is outstanding or (B) any trust fund in which any Serviced Companion
Loan is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on
REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund; provided, that the Trustee has received an Opinion of
Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any related Serviced
Companion Loan Holder,

                     (iv) to change the timing and/or nature of deposits into
the Certificate Account or the Distribution Account or to change the name in which the Certificate Account is maintained; provided, that (A) the Delinquency
Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or any Serviced Companion Loan Holder and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or, if applicable, any class of Serviced Companion Loan Securities, as evidenced by a letter from each
Rating Agency to such effect,

                     (v) to modify, eliminate or add to the provisions of
Section 5.02(d) or any other provision hereof restricting transfer of the
Residual Certificates by virtue of their being the REMIC "residual interests";
provided, that such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a United States Person and a Permitted Transferee,

                                      268

                     (vi) to modify, eliminate or add any provision to this
Agreement to provide for a book-entry registration system for the Certificates,

                     (vii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or to modify, eliminate or add any provision to this Agreement to facilitate the servicing and administration of the any Non-Serviced Mortgage Loan or any Serviced Companion
Loan; provided, that any such amendment shall not, as evidenced by an Opinion of
Counsel, adversely affect in any material respect the interests of any
Certificateholder, any Serviced Companion Loan Holder,

                     (viii) to modify, eliminate or add to the provisions of
Section 8.14 as necessary from time to time to comply with the Exchange Act, the rules and regulations of the Commission, the Sarbanes-Oxley Act of 2002 or any
other applicable law, rule or regulation; or

                     (ix) to modify the provisions of Sections 3.05 and 3.20
(with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts) if (A) the Depositor, the Master Servicer, the Trustee
and the Majority Certificateholder of the Controlling Class determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) the Trustee has received an Opinion of Counsel pursuant to Section 11.01(c) and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect.

                 (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of
Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such
Class; provided, however, that no such amendment shall:

                     (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to any Serviced Companion Loan Holder, without the consent of such
Serviced Companion Loan Holder,

                     (ii) reduce the aforesaid percentage of Certificates of any
Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding, or

                     (iii) modify the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding and the Serviced
Companion Loan Holders.

                 (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an
Opinion of Counsel to the effect that (i) such amendment is permitted pursuant to the terms of this Agreement and (ii) such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the
Trustee or any other specified person in accordance with such amendment will not

                                      269

result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or cause any REMIC in which a Serviced Companion Loan is included to fail to qualify as a REMIC.

                 (d) Promptly after the execution of any such amendment, the
Trustee shall furnish a statement describing the amendment to each party hereto, each Certificateholder and each Serviced Companion Loan Holder.

                 (e) It shall not be necessary for the consent of
Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                 (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                 (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of
Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the
Certificate Account.

         Section 11.02 Recordation of Agreement; Counterparts.

                 (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, such direction to be given by the Trustee only upon the Trustee's receipt of an Opinion of Counsel to be obtained by the party requesting such recordation (the cost of which may be paid out of the Certificate Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                 (b) For the purpose of facilitating the recordation of this
Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03 Limitation on Rights of Certificateholders.

                 (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court

                                      270

for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the
Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any
Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                 (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than
25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of
Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 GOVERNING LAW.

         THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE
AND TO BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF
THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      271

         Section 11.05 Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to:

                 (a) in the case of the Depositor, 200 Witmer Road, Horsham,
Pennsylvania 19044, Attention: Structured Finance Manager, facsimile number:
(215) 328-1775;

                 (b) in the case of the Master Servicer and the Serviced Whole
Loan Paying Agent, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention:
Managing Director, Commercial Servicing Operations, facsimile number: (215)
328-3478 (with copies to General Counsel (facsimile number: (215) 328-3620));

                 (c) in the case of the Special Servicer, 550 California Street,
12th Floor, San Francisco, California 94104, telecopy number (415) 391-2949,
Attention: Henry Bieber (with a copy to General Counsel);

                 (d) in the case of the Trustee, the Corporate Trust Office;

                 (e) [Reserved].

                 (f) in the case of the Rating Agencies,

                     (i) Standard & Poor's Ratings Services, 55 Water Street,
New York, New York 10041, Attention: Commercial Mortgage Surveillance Manager,
facsimile number: (212) 438-2662; and

                     (ii) Fitch, Inc., One State Street Plaza, New York, New
York 10004, Attention: Commercial Mortgage Surveillance, 31st Floor, telecopy number (212) 635-0294;

                 (g) in the case of the Underwriters,

                     (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New
York, New York 10036, Attention: Andrew Berman, facsimile number: (212) 761-0747 with a copy to Michelle Wilke, Esq., Morgan Stanley Mortgage Capital Inc., 1221
Avenue of the Americas, 5th Floor, New York, New York 10020, facsimile number:
(212) 762-8831,

                     (ii) Deutsche Bank Securities Inc., 60 Wall Street, New
York, New York 10005, Attention: Lainie Kaye, facsimile number: (212) 797-4489,

                     (iii) GMAC Commercial Holding Capital Markets Corp., c/o
Newman Financial Services, 401 Manhattan Beach Boulevard, Suite B, Manhattan
Beach, California 90266, Attn: Structured Finance Group;

                     (iv) Goldman, Sachs & Co., 85 Broad Street, New York, New
York 10004, Attention: Rolf Edwards, telecopy number: (212) 346-3594;

                                      272

                     (v) in the case of the initial Majority Certificateholder
of the Controlling Class, Cadim TACH, Inc. c/o CDP Capital Real Estate Advisors,
CDP Capital Center, 1000 Jean-Paul-Rjopelle Place, Suite A-300, Montreal, Quebec
H2Z 2B6, Canada, Attention: Corporate Secretary, with a copy to CWCapital
Investments, LLC, 5000 Birch Street, East Wing, Suite 150, Newport Beach,
California 92660, Attention: Tom Nolan and CWCapital Investments, LLC, 5956
Sherry Lane, Suite 1201, Dallas, Texas, Attention: Nancy Bennett; and

                     (vi) in the case of the Mortgage Loan Sellers, the related addresses set forth in the applicable Mortgage Loan Purchase Agreement, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing.

         Any communication required or permitted to be delivered to a
Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the
Certificate Register. Any notice so mailed within the time prescribed in this
Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the
Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans (including all Replacement
Mortgage Loans), all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans, and
(ii) this Agreement shall constitute a security agreement under applicable law.
The Depositor shall file or cause to be filed, as a precautionary filing, a Form
UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the state of Delaware promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The

                                      273

Depositor shall cooperate in a reasonable manner with the Trustee and the Master
Servicer in preparing and filing such continuation statements. This Section
11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

         Section 11.08 No Partnership.

         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Master Servicer and the Special Servicer shall be rendered as independent contractors and not as agents for the Trust Fund or the Certificateholders.

         Section 11.09 Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and all such provisions shall inure to the benefit of the Certificateholders.
Each Serviced Companion Loan Holder and any designees thereof acting on behalf of or exercising the rights of such Serviced Companion Loan Holder shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         Section 11.10 Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11 Notices to the Rating Agencies.

                 (a) The Trustee shall use reasonable efforts promptly to
provide notice or a copy of the listed item to each Rating Agency with respect to each of the following of which it has actual knowledge:

                     (i) any material change or amendment to this Agreement;

                     (ii) the occurrence of any Event of Default that has not
been cured;

                     (iii) the resignation, termination or merger (with an
entity other than an Affiliate) of the Master Servicer, the Special Servicer or
the Trustee;

                     (iv) any change in the location of the Distribution
Account;

                     (v) a copy of the notice given pursuant to Section 2.03(a)
and the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; and

                     (vi) the final payment to any Class of Certificateholders.

                                      274

                 (b) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                     (i) each of its annual statements as to compliance
described in Section 3.13; and

                     (ii) each of its annual independent public accountants'
servicing reports described in Section 3.14.

                 (c) To the extent it is not already required to do so under
Section 4.02 hereof, the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

                 (d) Each of the Master Servicer, the Special Servicer and the
Trustee shall provide or make available such additional information to each
Rating Agency upon request is in its possession or reasonably available to it.

                                      275

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    GMAC COMMERCIAL MORTGAGE
                                    SECURITIES, INC., Depositor

                                    By:
                                       -----------------------------------------
                                    Name: David Lazarus
                                    Title: Vice President

                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION, Master Servicer and Serviced
                                    Whole Loan Paying Agent

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION, Special Servicer

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                      S-1

                                    WELLS FARGO BANK, N.A., Trustee

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                      S-2

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

         On the _____ day of December 2004, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Vice
President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  -------------------------------------
                                    Notary Public

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

         On the _____ day of December 2004, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Senior
Vice President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the
corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  -------------------------------------
                                    Notary Public

STATE OF   )
           ) ss.
COUNTY OF  )

         On the _____ day of [___] 2004, before me, a notary public in and for said State, personally appeared ________________ and _________________ known to me to be a ______________________ and a __________________, respectively, of
GMAC COMMERCIAL MORTGAGE CORPORATION, a company duly organized, validly existing and in good standing under the laws of __________________ that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  -------------------------------------
                                    Notary Public

STATE OF   )
           ) ss.
COUNTY OF  )

         On the _____ day of [___] 2004, before me, a notary public in and for said State, personally appeared ________________ known to me to be a
______________________ of WELL FARGO BANK, N.A., a national chartered bank duly organized, validly existing and in good standing under the laws of the United
States of America that executed the within instrument, and also known to me to be the person who executed it on behalf of such nationally chartered bank, and acknowledged to me that such nationally chartered bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  -------------------------------------
                                    Notary Public

                                                                                                            Schedule VI
                                                                                             Master Servicing Fee Rates
                                                                                                and Servicing Fee Rates
                                                                                                 for the Mortgage Loans

----------------------------------------------------------------------------------------------------------------------
                                                                                               MASTER
PROPERTY        CONTROL                                                                       SERVICING    SERVICING
NUMBER          NUMBER       LOAN ID          SELLER          PROJECT NAME                    FEE RATE     FEE RATE
----------------------------------------------------------------------------------------------------------------------

1               1.0          LL 2             MSMC            Houston Center                   0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
2               2.0          LL 1             MSMC            Union Station                    0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
3               3.0          04-17729         MSMC            Univision Tower                  0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
4               4.0          46953            GMACCM          Sawyer-Potomac Portfolio         0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
5               4.1          46953-1          GMACCM          Bedford Station                  0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
6               4.2          46953-2          GMACCM          Newbury Square                   0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
7               4.3          46953-3          GMACCM          Finchley Square                  0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
8               4.4          46953-4          GMACCM          Victoria Station                 0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
9               4.5          46953-5          GMACCM          Edmonton Station                 0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
10              4.6          46953-6          GMACCM          Eaton Square                     0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
11                           Various          GACC            Nashville Apartment Portfolio    0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
12              5.0          DBM21235         GACC            Altamont Pointe Apartments       0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
13              6.0          DBM21236         GACC            Rolling Hills Apartments         0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
14              7.0          DBM21234         GACC            White Oaks Apartments            0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
15              8.0          DBM21237         GACC            Berkeley Ridge Apartments        0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
16              9.0          DBM20153         GACC            Imperial Center Office           0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
17              10.0         DBM20393         GACC            Key Center                       0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
18              11.0         DBM20664         GACC            International Tower              0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
19              12.0         46164            GMACCM          Charleston Hotel Portfolio       0.0200       0.04090
----------------------------------------------------------------------------------------------------------------------
20              12.1         46164-1          GMACCM          Embassy Suites Hotel             0.0200       0.04090
----------------------------------------------------------------------------------------------------------------------
21              12.2         46164-2          GMACCM          Hampton Inn Hotel                0.0200       0.04090
----------------------------------------------------------------------------------------------------------------------
22              13.0         GA19785          GACC            Strategic Hotel Portfolio        0.0100       0.01190
----------------------------------------------------------------------------------------------------------------------
23              13.1         GA19785-1        GACC            Hyatt Regency New Orleans        0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
24              13.2         GA19785-3        GACC            Hyatt Regency La Jolla at        0.0100
                                                              Aventine                                      0.03190
----------------------------------------------------------------------------------------------------------------------
25              13.3         GA19785-2        GACC            Hyatt Regency Phoenix            0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
26              14.0         46064            GMACCM          5th and Jackson                  0.0200       0.04490
----------------------------------------------------------------------------------------------------------------------
27              15.0         03-15232         MSMC            Lake Pointe Shopping Center      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
28              16.0         DBM20569         GACC            227 Church Street                0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
29              17.0         46675            GMACCM          Ply Gem Industrial Portfolio     0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
30              17.1         46675-4          GMACCM          Great Lakes Window               0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
31              17.2         46675-6          GMACCM          MW Manufacturers, Inc.           0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
32              17.3         46675-7          GMACCM          Variform Industrial Building     0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
33              17.4         46675-1          GMACCM          Variform, Inc.                   0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
34              17.5         46675-5          GMACCM          Napco Building                   0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
35              17.6         46675-3          GMACCM          Kroy Building Products - York    0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
36              17.7         46675-2          GMACCM          Kroy Building Products -         0.0200       0.10190
                                                              Fair Bluff
----------------------------------------------------------------------------------------------------------------------
37              18.0         46375            GMACCM          Homewood Suites by Hilton        0.0200       0.06047
----------------------------------------------------------------------------------------------------------------------
38              19.0         DBM20639         GACC            Deerfield Luxury Townhomes       0.0100       0.06190
----------------------------------------------------------------------------------------------------------------------
39              20.0         45017            GMACCM          Bank of the West                 0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
40              21.0         45688            GMACCM          Westgate Square                  0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
41              22.0         46670            GMACCM          404 Rio Grande Apartments        0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
42              23.0         46498            GMACCM          Fairfield Lakes Apartments       0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
43              24.0         DBM20649         GACC            University Place Apartments      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
44              25.0         04-18184         MSMC            Huntington Town House            0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
45              26.0         04-16642         MSMC            USAirport Parking                0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
46              27.0         46070            GMACCM          Charlotte Portfolio              0.0200       0.06190
----------------------------------------------------------------------------------------------------------------------
47              27.1         46070-2          GMACCM          Emerald Bay                      0.0200       0.06190
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                               MASTER
PROPERTY        CONTROL                                                                       SERVICING    SERVICING
NUMBER          NUMBER       LOAN ID          SELLER          PROJECT NAME                    FEE RATE     FEE RATE
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
48              27.2         46070-3          GMACCM          Chateau Village                  0.0200       0.06190
----------------------------------------------------------------------------------------------------------------------
49              27.3         46070-1          GMACCM          The Highlands Apartments         0.0200       0.06190
----------------------------------------------------------------------------------------------------------------------
50              28.0         45589            GMACCM          Rosemar Multifamily Portfolio    0.0200       0.06490
----------------------------------------------------------------------------------------------------------------------
51              28.1         45589-4          GMACCM          The Arbors On Main               0.0200       0.06490
----------------------------------------------------------------------------------------------------------------------
52              28.2         45589-2          GMACCM          Gatehouse Apartments             0.0200       0.06490
----------------------------------------------------------------------------------------------------------------------
53              28.3         45589-1          GMACCM          Cooperstown Apartments           0.0200       0.06490
----------------------------------------------------------------------------------------------------------------------
54              28.4         45589-3          GMACCM          Berkshire II Apartments          0.0200       0.06490
----------------------------------------------------------------------------------------------------------------------
55              29.0         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio                                     0.03190
----------------------------------------------------------------------------------------------------------------------
56              29.1         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio - Verona                            0.03190
----------------------------------------------------------------------------------------------------------------------
57              29.2         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio - Chester Lynne                     0.03190
----------------------------------------------------------------------------------------------------------------------
58              29.3         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio - West Penn Suites                  0.03190
----------------------------------------------------------------------------------------------------------------------
59              29.4         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio - Royal Chester                     0.03190
----------------------------------------------------------------------------------------------------------------------
60              29.5         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio - Marlton Manor                     0.03190
----------------------------------------------------------------------------------------------------------------------
61              29.6         04-16812         MSMC            University City Apartment        0.0100
                                                              Portfolio - 241-43 South
                                                              47th Street                                   0.03190
----------------------------------------------------------------------------------------------------------------------
62              30.0         45581            GMACCM          Northgate Plaza                  0.0200       0.06590
----------------------------------------------------------------------------------------------------------------------
63              31.0         46440            GMACCM          Camelot Apartments               0.0200       0.05190
----------------------------------------------------------------------------------------------------------------------
64              32.0         45594            GMACCM          The Bellagio                     0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
65              33.0         45674            GMACCM          Anthem Office Building           0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
66              34.0         46373            GMACCM          Marriott West Des Moines         0.0200       0.06882
----------------------------------------------------------------------------------------------------------------------
67              35.0         46732            GMACCM          Orchard Acres Portfolio          0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
68              35.1         46732-1          GMACCM          Orchard Acres                    0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
69              35.2         46732-2          GMACCM          Renwood Apartments               0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
70              35.3         46732-3          GMACCM          Oakridge Apartments              0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
71              36.0         04-15973         MSMC            Xerox Centre                     0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
72              37.0         46489            GMACCM          Castle Industrial                0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
73              38.0         DBM20713         GACC            Weiner Multifamily Portfolio 9   0.0100
----------------------------------------------------------------------------------------------------------------------
74              38.1         DBM20713-1       GACC            902 44th Street                  0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
75              38.2         DBM20713-3       GACC            7209-7215 41st Avenue            0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
76              38.3         DBM20713-2       GACC            938 54th Street                  0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
77              39.0         45551            GMACCM          Marketplace at Hillsboro         0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
78              40.0         45184            GMACCM          Evergreen Plaza                  0.0200       0.07190
----------------------------------------------------------------------------------------------------------------------
79              41.0         LL 3             MSMC            Sand Creek Woods                 0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
80              42.0         DBM20222         GACC            Giant Plaza                      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
81              43.0         DBM20705         GACC            North Houston Medical Plaza      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
82              44.0         04-18235         MSMC            Foothills Vista Tech Center      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
83              45.0         04-17309         MSMC            Storage Etc.- Warner Center      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
84              46.0         46286            GMACCM          Mountain View Apartments         0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
85              47.0         DBM20736         GACC            Anaheim Hills Village            0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
86              48.0         44306            GMACCM          Windsor Square                   0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
87              49.0         45510            GMACCM          Woodcrest Shopping Center        0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
88              50.0         45781            GMACCM          Empire Commercial Center         0.0200       0.08190
----------------------------------------------------------------------------------------------------------------------
89              51.0         46357            GMACCM          Pinnacle Apartments              0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
90              52.0         46487            GMACCM          Residence Inn Raleigh            0.0200
                                                              Crabtree Valley                               0.08479
----------------------------------------------------------------------------------------------------------------------
91              53.0         46645            GMACCM          Geri-Towne Shopping Center       0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
92              54.0         46509            GMACCM          Retreat at Westpark              0.0200
                                                              Apartments                                    0.10190
----------------------------------------------------------------------------------------------------------------------
93              55.0         45647            GMACCM          Courtyard West Palm Beach        0.0200       0.08761
----------------------------------------------------------------------------------------------------------------------
94              56.0         DBM20706         GACC            Rivergate Apartments             0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                               MASTER
PROPERTY        CONTROL                                                                       SERVICING    SERVICING
NUMBER          NUMBER       LOAN ID          SELLER          PROJECT NAME                    FEE RATE     FEE RATE
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
95              57.0         46098            GMACCM          Cactus Crossing Shopping         0.0200
                                                              Center                                        0.10190
----------------------------------------------------------------------------------------------------------------------
96              58.0         46356            GMACCM          Barnes and Noble                 0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
97              59.0         46235            GMACCM          Seacoast Square                  0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
98              60.0         46163            GMACCM          Clinton Inn                      0.0200       0.09427
----------------------------------------------------------------------------------------------------------------------
99              61.0         46474            GMACCM          Pinto Lake Mobile Estates        0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
100             62.0         DBM20699         GACC            Towne Center Apartments          0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
101             63.0         45854            GMACCM          Tanglewood North Apartments      0.0200       0.05190
----------------------------------------------------------------------------------------------------------------------
102             64.0         46524            GMACCM          San Antonio Center               0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
103             65.0         04-16150         MSMC            Willamette Grove Apartments      0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
104             66.0         04-17544         MSMC            Buckingham Plaza                 0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
105             67.0         45869            GMACCM          Tanglewood Apartments            0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
106             68.0         45224            GMACCM          Bank of America Portfolio        0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
107             68.1         45224-2          GMACCM          Bank of America Building -       0.0200       0.12690
                                                              Georgetown
----------------------------------------------------------------------------------------------------------------------
108             68.2         45224-4          GMACCM          Bank of America Building -       0.0200       0.12690
                                                              Mineral Wells
----------------------------------------------------------------------------------------------------------------------
109             68.3         45224-3          GMACCM          Bank of America Building -       0.0200       0.12690
                                                              Henderson
----------------------------------------------------------------------------------------------------------------------
110             68.4         45224-1          GMACCM          Bank of America Building -       0.0200       0.12690
                                                              Clifton
----------------------------------------------------------------------------------------------------------------------
111             69.0         45600            GMACCM          1821 Portal Street               0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
112             70.0         DBM20620         GACC            Fairfield Inn by Marriott        0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
113             71.0         46585            GMACCM          Newport Beach Office             0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
114             72.0         44759            GMACCM          Columbus Gardens Apartments      0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
115             73.0         43348            GMACCM          Lafayette Plaza                  0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
116             74.0         03-15391         MSMC            Westlake Place                   0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
117             75.0         04-16298         MSMC            Hempstead Road Apartments        0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
118             76.0         45943            GMACCM          Trussville Plaza                 0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
119             77.0         45877            GMACCM          Voyagers Cove                    0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
120             78.0         04-17411         MSMC            Old Towne Square                 0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
121             79.0         DBM20579         GACC            Walgreens Richmond               0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
122             80.0         46316            GMACCM          Sierra Crossing                  0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
123             81.0         04-17588         MSMC            Black Mountain Apartments        0.0100
                                                              Phase II                                      0.03190
----------------------------------------------------------------------------------------------------------------------
124             82.0         45247            GMACCM          15th and Cherry Parking Lot      0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
125             83.0         45639            GMACCM          Walgreen's - Tulsa               0.0200       0.03190
----------------------------------------------------------------------------------------------------------------------
126             84.0         04-16667         MSMC            Dawson Street Apartments         0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
127             85.0         45533            GMACCM          Savannah Park Apartments         0.0200       0.12690
----------------------------------------------------------------------------------------------------------------------
128             86.0         46278            GMACCM          Encino Garden Apartments         0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
129             87.0         04-17728         MSMC            449 East Tioga Street            0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
130             88.0         46475            GMACCM          Tempe Commerce Auto Center       0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
131             89.0         04-17653         MSMC            Sun Valley Resort                0.0100       0.03190
----------------------------------------------------------------------------------------------------------------------
132             90.0         45360            GMACCM          Satter-Kanner Office             0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
133             91.0         46735            GMACCM          Massee Apartments                0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------
134             92.0         45702            GMACCM          North Pointe                     0.0200       0.10190
----------------------------------------------------------------------------------------------------------------------